As filed with the Securities and Exchange Commission on October 18, 2021

Registration Statement No. 333-256137

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

ON FORM S-1 TO

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AIRSPAN NETWORKS HOLDINGS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3663	85-2642786
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

777 Yamato Road, Suite 310

Boca Raton, Florida 33431

 (561) 893-8670

 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David Brant

Chief Financial Officer

777 Yamato Road, Suite 310

Boca Raton, Florida 33431

(561) 893-8670

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian R. Rosenau Clint Foss Dorsey & Whitney LLP 51 West 52nd Street New York, New York 10019 (212) 415-9200	Christopher J. Riley General Counsel Airspan Networks Holdings Inc. 777 Yamato Road, Suite 310 Boca Raton, Florida 33431 (561) 893-8670

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common stock, par value $0.0001 per share	9,000,000	N/A	N/A	N/A

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, there are also being registered an indeterminate number of additional shares that may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)	Not applicable. All registration fees payable in connection with the registration of these shares were paid in connection with the registration of an aggregate of 77,250,000 shares of common stock of the registrant pursuant to the registration statement on Form S-4 (File No. 333-256137) originally filed on May 14, 2021. Accordingly, no additional registration fee is required.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Airspan Networks Holdings Inc. (“Airspan”, the “registrant”, “we” or “our”) hereby amends its Registration Statement on Form S-4 (File No. 333-256137) (the “Form S-4”) by filing this Post–Effective Amendment No. 1 on Form S–1 to Form S-4 (this “Form S-1”) containing an updated prospectus relating to the offer and sale of 9,000,000 shares (the “Warrant Shares”) of the registrant’s common stock, par value $0.0001 per share, issuable upon the exercise of 9,000,000 outstanding Post-Combination Warrants (as defined below). The Warrant Shares were initially registered by the registrant on the Form S-4, which became effective on July 23, 2021, but will be subject to issuance pursuant to this Form S-1.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

SUBJECT TO COMPLETION, DATED OCTOBER 18, 2021

PRELIMINARY PROSPECTUS

9,000,000 Shares of Common Stock Underlying 9,000,000 Warrants

This prospectus relates to the issuance by Airspan Networks Holdings Inc. of up to an aggregate of 9,000,000 shares (the “Warrant Shares”) of our common stock, par value $0.0001 per share (“Common Stock”), issuable from time to time upon the exercise of 9,000,000 outstanding Post-Combination Warrants (as defined below), consisting of (i) 3,000,000 Post-Combination $12.50 Warrants (as defined below), (ii) 3,000,000 Post-Combination $15.00 Warrants (as defined below) and (iii) 3,000,000 Post-Combination $17.50 Warrants (as defined below), in each case, that were issued by us on August 13, 2021 (such date the “Closing Date”) as part of the consummation (the “Closing”) of a business combination transaction (which we refer to herein as the “Business Combination”) between Airspan (then known as New Beginnings Acquisition Corp.), Artemis Merger Sub Corp., a wholly-owned direct subsidiary of Airspan (“Merger Sub”), and Airspan Networks Inc. (“Legacy Airspan”). This prospectus also covers an indeterminate number of additional Warrant Shares that may be issuable by reason of the anti-dilution provisions regarding stock dividends, stock splits, or similar transactions contained in the warrant agreement (the “Warrant Agreement”) between Airspan and Continental Stock Transfer & Trust Company, as warrant agent and transfer agent (the “Warrant Agent”) governing the Post-Combination Warrants.

On May 14, 2021, we filed a registration statement on Form S-4, relating to the Business Combination, which registered, among other things, the issuance of 9,000,000 Post-Combination Warrants to Legacy Airspan securityholders. On August 13, 2021, in connection with the Closing of the Business Combination, we issued 9,000,000 Post-Combination Warrants to Legacy Airspan securityholders. As of the date of this prospectus, 9,000,000 Post-Combination Warrants issued pursuant to the Business Combination remain outstanding and are exercisable for 9,000,000 Warrant Shares.

Each $12.50 Post-Combination Warrant is exercisable at a price of $12.50 per Warrant Share, each $15.00 Post-Combination Warrant is exercisable at a price of $15.00 per Warrant Share and each $17.50 Post-Combination Warrant is exercisable at a price of $17.50 per Warrant Share, in each case, exercisable during the period commencing on the Closing Date and terminating on the earlier of August 13, 2023 and our earlier redemption, as further described below.

We will receive proceeds from the exercise of the Post-Combination Warrants to the extent such Post-Combination Warrants are exercised for cash.

We have paid all of the registration expenses incurred in connection with the registration of the issuance of the Warrant Shares. We will not pay any commissions, broker fees or other compensation in relation to the exercise of the Post-Combination Warrants or the solicitation of the exercise of the Post-Combination Warrants.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Common Stock, Public Warrants (as defined below), Post-Combination $12.50 Warrants, Post-Combination $15.00 Warrants and Post-Combination $17.50 Warrants are listed on the NYSE American LLC (“NYSE American”) under the symbols “MIMO”, “MIMO WS”, “MIMO WSA”, “MIMO WSB” and “MIMO WSC”, respectively. On October 15, 2021, the closing price of our Common Stock was $6.71 per share, the closing price of our Public Warrants was $0.72 per warrant, the closing price of our Post-Combination $12.50 Warrants was $32.47 per warrant, the closing price of our Post-Combination $15.00 Warrants was $13.16 per warrant and the closing price of our Post-Combination $17.50 Warrants was $28.73 per warrant.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in the Warrant Shares involves risks that are described in the “Risk Factors” section beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2021.

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FREQUENTLY USED TERMS

Unless the context otherwise requires, references in this prospectus to “Airspan”, the “Company”, “us”, “we”, “our” and any related terms prior to the Closing of the Business Combination are intended to mean Legacy Airspan and its consolidated subsidiaries, and after the Closing of the Business Combination, Airspan Networks Holdings Inc. and its consolidated subsidiaries. “New Beginnings” is intended to mean New Beginnings Acquisition Corp. (subsequently renamed Airspan Networks Holdings Inc.) prior to the Closing.

In addition, in this document, unless otherwise stated or the context otherwise requires, references to:

●	“2021 Plan” means the Airspan Networks Holdings Inc. 2021 Stock Incentive Plan, as such may have been amended, supplemented or modified from time to time;

●	“4G” means the fourth generation technology standard for broadband cellular networks;

●	“5G” means the fifth generation technology standard for broadband cellular networks;

●	“Board” are to our board of directors;

●	“Convertible Note Purchase Agreement” means the Senior Secured Convertible Note Purchase and Guarantee Agreement, dated as of July 30, 2021, by and among the Company, as issuer, Merger Sub, as guarantor, Fortress, as agent, collateral agent and trustee, and the Convertible Note Purchasers, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including, without limitation, pursuant to the Joinder Agreement;

●	“Convertible Note Purchasers” means FIP UST LP, Drawbridge Special Opportunities Fund LP, DBDB Funding LLC, Fortress Lending II Holdings L.P., FLF II Holdings Finance L.P., Fortress Lending Fund II MA-CRPTF LP, Fortress Lending I Holdings L.P. and FLF I Holdings Finance L.P.;

●	“Convertible Notes” means the senior secured convertible notes issued to the Convertible Note Purchasers on August 13, 2021, pursuant to the Convertible Note Purchase Agreement;

●	“Customer” means DISH Network Corporation, a Nevada corporation;

●	“Customer Agreement” means the Warrant, dated as of March 5, 2021, by and between Legacy Airspan and the Customer;

●	“Customer Warrants” means warrants issued under the Customer Agreement to purchase one share of our Common Stock per warrant, at an exercise price of $10.00;

●	“Fortress” means DBFIP ANI LLC, a Delaware limited liability company;

●	“Fortress Amendment” means the Waiver and Consent, Second Amendment, Restatement, Joinder and Omnibus Amendment to Credit Agreement and Other Loan Documents, dated as of August 13, 2021, among Legacy Airspan, as borrower, the Company, as joining guarantor and as holdings, the subsidiaries of the Company party to the Fortress Credit Agreement, as guarantors, the lenders party thereto and Fortress, as administrative agent and collateral agent;

●	“Fortress Credit Agreement” means the Credit Agreement, dated as of December 30, 2020, among Legacy Airspan, as borrower, certain subsidiaries of Legacy Airspan, as guarantors, the lenders from time to time party thereto and Fortress, as administrative agent and collateral agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including, without limitation, pursuant to the Fortress Amendment;

●	“Founder Shares” means the shares of Common Stock initially purchased by the Sponsor in a private placement in September 2020;

●	“IPO” or “Initial Public Offering” means New Beginnings’ initial public offering of units, consummated on November 3, 2020;

●	“Joinder Agreement” means the Joinder Agreement, dated as of August 13, 2021, by the Company and the guarantors party thereto to Fortress, in its capacities as administrative agent, collateral agent and trustee for the holders of the Convertible Notes;

●	“Key Airspan Stockholders” means Oak Investment Partners XI, Limited Partnership, Oak Investment Partners XIII, Limited Partnership, Qualcomm Incorporated and SoftBank Group Capital Limited;

●	“Legacy Airspan Accelerated Restricted Stock” means all outstanding shares of restricted Legacy Airspan Class B Common Stock immediately prior to the Closing granted under the Legacy Airspan Plan that were held by a person who was not a service provider to Legacy Airspan or any subsidiary of Legacy Airspan as of the date of the Business Combination Agreement;

●	“Legacy Airspan Capital Stock” means Legacy Airspan Common Stock, Legacy Airspan Class B Common Stock, Legacy Airspan Class C Common Stock and Legacy Airspan Preferred Stock;

●	“Legacy Airspan Class B Common Stock” means Legacy Airspan’s Class B Common Stock, with a par value of $0.0003 per share;

●	“Legacy Airspan Class C Common Stock” means Legacy Airspan’s Class C Common Stock, with a par value of $0.0003 per share;

●	“Legacy Airspan Common Stock” means Legacy Airspan’s Common Stock, with a par value of $0.0003 per share;

●	“Legacy Airspan Plan” means Legacy Airspan’s 2009 Omnibus Equity Compensation Plan, as such may have been amended, supplemented or modified from time to time;

●	“Legacy Airspan Preferred Stock” means Legacy Airspan’s Convertible Preferred Stock, with a par value of $0.0001 per share;

●	“Legacy Airspan Restricted Stock” means all outstanding shares of restricted Legacy Airspan Common Stock or Legacy Airspan Class B Common Stock, as applicable, immediately prior to the Closing granted under the Legacy Airspan Plan;

●	“Open RAN” means open radio access network;

●	“PIPE” means the sale of the PIPE Shares to the PIPE Investors, for a purchase price of $10.00 per share for an aggregate purchase price of $75 million, in a private placement immediately prior to Closing;

●	“PIPE Shares” means an aggregate of 7,500,000 shares of Common Stock issued to the PIPE Investors in the PIPE, for a purchase price of $10.00 per share;

●	“Private Placement Units” means the New Beginnings units purchased in a private placement in connection with the IPO;

●	“Private Placement Warrants” means the 545,000 warrants issued in a private placement in connection with the IPO which are exercisable to purchase a share of Common Stock at an exercise price of $11.50 per share;

●	“Post-Combination $12.50 Warrants” means warrants issued under the Post-Combination Warrant Agreement to purchase one share of our Common Stock per warrant, at an exercise price of $12.50;

●	“Post-Combination $15.00 Warrants” means warrants issued under the Post-Combination Warrant Agreement to purchase one share of our Common Stock per warrant, at an exercise price of $15.00;

●	“Post-Combination $17.50 Warrants” means warrants issued under the Post-Combination Warrant Agreement to purchase one share of our Common Stock per warrant, at an exercise price of $17.50;

●	“Post-Combination Warrant Agreement” means the warrant agreement entered into at Closing, in substantially the form attached to the Business Combination Agreement as Exhibit C;

●	“Post-Combination Warrants” means the Post-Combination $12.50 Warrants, Post-Combination $15.00 Warrants and Post-Combination $17.50 Warrants;

●	“Public Warrants” means the 11,500,000 warrants issued in connection with the IPO which are exercisable to purchase a share of Common Stock at an exercise price of $11.50 per share;

●	“Securities Act” means the U.S. Securities Act of 1933, as amended;

●	“Sponsor” means New Beginnings Sponsor, LLC, a Delaware limited liability company;

●	“Stockholder Support Agreement” means the Stockholder Support Agreement, dated as of March 8, 2021, by and among New Beginnings and the Key Airspan Stockholders;

●	“Stockholders Agreement” means the Stockholders Agreement entered into in connection with the Closing by New Beginnings, the Sponsor and certain Legacy Airspan stockholders;

●	“Trust Account” means the trust account that prior to the Closing held a portion of the proceeds of the IPO and the concurrent sale of the Private Placement Units; and

●	“Warrants” means the Public Warrants, the Private Placement Warrants, the Customer Warrants and the Post-Combination Warrants.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC relating to the issuance of up to an aggregate of 9,000,000 shares of our Common Stock that may be issued upon exercise of the Post-Combination Warrants.

A prospectus supplement or post-effective amendment may add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement, post-effective amendment or any related free writing prospectus. See “Where You Can Find More Information.”

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: we have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

This prospectus contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	the expected benefits of the Business Combination;

●	our expected financial and business performance;

●	changes in our strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans;

●	the implementation, market acceptance and success of our products;

●	demand for our products and the drivers of that demand;

●	our estimated total addressable market and other industry projections, and our projected market share;

●	competition in our industry, the advantages of our products and technology over competing products and technology existing in the market, and competitive factors including with respect to technological capabilities, cost and scalability;

●	our ability to scale in a cost-effective manner and maintain and expand our manufacturing relationships;

●	our ability to enter into production supply agreements with customers, the terms of those agreements, and customers’ utilization of our products and technology;

●	our expected reliance on tier 1 customers;

●	developments and projections relating to our competitors and industry, including with respect to investment in 5G networks;

●	our expectation that we will incur substantial expenses and continuing losses for the foreseeable future and that we will incur increased expenses as a public company;

●	the impact of health epidemics, including the COVID-19 pandemic, on our business and industry and the actions we may take in response thereto;

●	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”);

●	our future capital requirements and sources and uses of cash;

●	our ability to obtain funding for our operations;

●	our business, expansion plans and opportunities;

●	anticipated financial performance, including gross margin, and the expectation that our future results of operations will fluctuate on a quarterly basis for the foreseeable future;

●	expected capital expenditures, cost of revenue and other future expenses, and the sources of funds to satisfy our liquidity needs; and

●	the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the ability to maintain the listing of our securities on the NYSE American or any other exchange;

●	the price of our securities may be volatile due to a variety of factors, including changes in the industries in which we operate, variations in performance across competitors, changes in laws and regulations affecting our business and changes in our capital structure;

●	the risk of downturns and the possibility of rapid change in the highly competitive industry in which we operate;

●	the risk that we and our current and future collaborators are unable to successfully develop and commercialize our products or services, or experience significant delays in doing so;

●	the risk that we do not achieve or sustain profitability;

●	the risk that we will need to raise additional capital to execute our business plan, which may not be available on acceptable terms or at all;

●	the risk that we experience difficulties in managing our growth and expanding operations;

●	the risk that third-party suppliers and manufacturers are not able to fully and timely meet their obligations;

●	the risk of product liability or regulatory lawsuits or proceedings relating to our products and services;

●	the risk that we are unable to secure or protect our intellectual property; and

●	other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors.”

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that may be important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included elsewhere in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information” and the financial statements included elsewhere in this prospectus, and any accompanying prospectus supplement.

Overview

We are a U.S. headquartered, award-winning technical leader, in the 4G and 5G Radio Access Network (“RAN”) and broadband access solutions market. We offer a broad range of software defined radios, broadband access products and network management software to enable cost-effective deployment and efficient management of mobile, fixed and hybrid wireless networks. Our customers include leading mobile communications service providers (“CSPs”), large enterprises, military communications integrators and internet service providers (“ISPs”) working to deliver high-capability broadband access to numerous markets. Our mission is to disrupt and modernize network total cost of ownership (“TCO”) models. We aim to lower costs for customers throughout the product lifecycle, from procurement through commissioning and ongoing operating costs. We have been pioneering wireless technology for over 20 years and are distinguished by our deep customer relationships, innovative product design capabilities and expertise in solving technical challenges at the network edge, where a device or local network interfaces with the Internet or other networks.

In 4G mobile networks, we established ourselves as an expert in network densification by focusing on solving the problems associated with physically locating, installing and commissioning networks consisting of hundreds of thousands of small cells as an alternative and supplement to macro cell-based networks. Software-defined and cost-optimized radio platforms, self-organizing/optimization algorithms and minimum power consumption have been critical to our 4G business and are expected to be even more critical to the deployment and expansion of new 5G networks. As an early leader in 5G OPEN-RAN standards, we have worked to unbundle the monolithic network architectures previously dominated by large incumbent suppliers such as Huawei Technologies Co., Ltd. (“Huawei”), Telefonaktiebolaget LM Ericsson (“Ericsson”) and Nokia Corporation (“Nokia”). As a foundational member of the 5G ecosystem, we work closely with wireless operators, chipset suppliers and infrastructure vendors around the world on 5G developments, trials, pilots and initial 5G deployments.

We started our business in digital wireless access, primarily voice services, rapidly becoming a leader in high performance wireless data networks. Our acquisition of Mimosa Networks, Inc. (“Mimosa”) in 2018 strengthened our position in today’s rapidly expanding wireless broadband access market. Mimosa’s capabilities and innovation in wireless broadband point-to-point and point-to-multipoint networks strengthened our disruptive position in the mobile 4G/5G network densification space and expanded our existing North American presence with an engineering center in Silicon Valley. Mimosa’s channel-led sales strategy enhances the distribution of our existing products for specific vertical markets, such as private 4G and 5G and applications in citizens broadband radio service (“CBRS”).

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we are eligible for and intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including, but not limited to, (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

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We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of our Initial Public Offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) when we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common equity held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter; or (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of this extended transition period and, as a result, we may adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-public companies instead of the dates required for other public companies.

Summary Risk Factors

Our business is subject to numerous material and other risks that you should be aware of before making an investment decision. These risks are described more fully in the section entitled “Risk Factors.” The occurrence of one or more of the events or circumstances described in the section entitled “Risk Factors,” alone or in combination with other events or circumstances, may have a material adverse effect on our business, reputation, revenue, financial condition, results of operation and future prospects. These risks include, among others:

●	Risks related to our business and industry, including that:

●	We have incurred losses and may continue to incur substantial losses and negative operating cash flows and may not succeed in achieving or maintaining profitability in the future.

●	Any reduction in expenditures by communications service providers could have a negative impact on our results of operations.

●	The introduction of new products and technology, and in particular 5G products, and managing the transition from legacy products, is key to our success, and if we fail to predict and respond to emerging technological trends and network operators’ changing needs, we may be unable to remain competitive.

●	Competition from larger, better-capitalized or emerging competitors could result in price reductions, reduced gross margins and loss of or diminished growth of market share.

●	We currently depend on a few key customers for a substantial percentage of our sales. A loss of one or more of those customers could cause a significant decrease in our net revenue.

●	Many of our customers execute short-term purchase orders or contracts that allow our customers to terminate the agreement without significant penalties.

●	We are exposed to the credit risk of our channel partners, which could result in material losses.

●	Our sales cycle is typically long and unpredictable, making it difficult to accurately predict inventory requirements, forecast revenues and control expenses.

●	We make estimates relating to customer demand and errors in our estimates may have negative effects on our inventory levels, revenues and results of operations.

●	Since we incur most of our operating expenses and a portion of our cost of goods sold in foreign currencies, fluctuations in the values of foreign currencies could have a negative impact on our profitability.

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●	We rely on third-party manufacturers, which subjects us to risks of product delivery delays and reduced control over product costs and quality.

●	We must often establish and demonstrate the benefits of new and innovative offerings to customers, which may take time and significant efforts that may not ultimately prove successful.

●	Our ability to sell our products is highly dependent on the quality of our support and services offerings, and our failure to offer high-quality support and services could have a material adverse effect on our business, operating results and financial condition.

●	We may not be able to detect errors or defects in our solutions until after full deployment and product liability claims by customers could result in substantial costs.

●	A material defect in our products that either delays the commencement of services or affects customer networks could seriously harm our credibility and our business, and we may not have sufficient insurance to cover any potential liability.

●

A pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide, including the outbreak of the novel strain of coronavirus disease, COVID-19, could adversely affect our business.

●	We have substantial indebtedness and are highly leveraged, which could adversely affect our business.

●

We may need additional capital in future periods and our ability to access capital on acceptable terms could decrease significantly and may adversely affect our results of operations and/or business prospects.

●	We will have broad discretion over the use of proceeds from the exercise of our Warrants and options to purchase our Common Stock, and we may invest or spend the proceeds in ways with which investors do not agree and in ways that may not yield a return.

●	Risks related to our intellectual property, including that:

●

We may not have adequate protection for our intellectual property, which may make it easier for others to misappropriate our technology and enable our competitors to sell competing products at lower prices and harm our business.

●

Infringement claims are common in our industry and third parties, including competitors, have and could in the future assert infringement claims against us or our customers that we are obligated to indemnify.

●	We may be subject to damages resulting from claims that our employees or contractors have wrongfully used or disclosed alleged trade secrets of their former employees or other parties.

●	Risks related to laws and regulations, including that:

●	Changes in telecommunications regulation or delays in receiving licenses could adversely affect many of our customers and may lead to lower sales.

●	If we are not able to satisfy data protection, security, privacy and other government- and industry-specific requirements or regulations, our business, results of operations and financial condition could be harmed.

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●	Risks related to our Common Stock, including that:

●	If we do not meet the expectations of investors or securities analysts, the market price of our securities may decline.

●	We qualify as an “emerging growth company” as well as a “smaller reporting company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, it could make our securities less attractive to investors and may make it more difficult to compare our performance to the performance of other public companies.

Corporate Information

We were incorporated under the laws of the state of Delaware on August 20, 2020 under the name New Beginnings Acquisition Corp. Upon the Closing, we changed our name to Airspan Networks Holdings Inc. Our principal executive offices are located at 777 Yamato Road, Suite 310, Boca Raton, Florida 33431 and our telephone number is (561) 893-8670. Our main operations, manufacturing and product development centers are located in Santa Clara, California, Slough, United Kingdom, Airport City, Israel, Mumbai, India and Tokyo, Japan.  Our website address is www.airspan.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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THE OFFERING

This prospectus relates to the issuance by us of up to an aggregate of 9,000,000 shares of our Common Stock, consisting of (i) up to an aggregate of 3,000,000 shares of our Common Stock that may be issued upon exercise of the Post-Combination $12.50 Warrants, (ii) up to an aggregate of 3,000,000 shares of our Common Stock that may be issued upon exercise of the Post-Combination $15.00 Warrants and (iii) up to an aggregate of 3,000,000 shares of our Common Stock that may be issued upon exercise of the Post-Combination $17.50 Warrants.

Shares of Common Stock offered by us	Up to an aggregate of 9,000,000 shares of Common Stock that may be issued upon exercise of the Post-Combination Warrants.

Common Stock outstanding	72,024,437 shares of Common Stock as of October 18, 2021.

Use of proceeds	We will receive up to $135.0 million from the exercise of the Post-Combination Warrants, assuming the exercise in full of all of the Post-Combination Warrants for cash, but will not receive any proceeds from the sale of the underlying Warrant Shares. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of the Post-Combination Warrants for general corporate and working capital purposes. See “Use of Proceeds.”

Market for our Common Stock and Post-Combination Warrants	Our Common Stock, Post-Combination $12.50 Warrants, Post-Combination $15.00 Warrants and Post-Combination $17.50 Warrants are listed on the NYSE American under the symbols “MIMO”, “MIMO WSA”, “MIMO WSB” and “MIMO WSC”, respectively.

Risk factors	Any investment in the Common Stock offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” elsewhere in this prospectus.

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Unless we specifically state otherwise or the context otherwise requires, the information above is as of October 18, 2021, does not give effect to issuances of our Common Stock, warrants, options to purchase shares of common stock or restricted stock units (“RSUs”) covering shares of Common Stock after such date, or the exercise of warrants or options or the settlement of RSUs after such date and excludes:

●	5,815,796 shares of our Common Stock issuable upon the exercise of stock options outstanding as of October 18, 2021;

●	1,750,000 shares of our Common Stock subject to RSUs as of October 18, 2021; and

●	Up to 11,500,000 shares of our Common Stock issuable upon exercise of our Public Warrants;

●	Up to 545,000 shares of our Common Stock issuable upon exercise of our Private Placement Warrants;

●	Up to 4,680,500 shares of our Common Stock issuable upon conversion of our Convertible Notes; and

●	4,257,718 shares of our Common Stock reserved for issuance with respect to future grants under the 2021 Plan, as well as any shares of our Common Stock subject to outstanding awards under the Legacy Airspan Plan that are forfeited or reacquired by us due to termination or cancellation of such awards, which upon such forfeiture or reacquisition become available for grants under the 2021 Plan.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with the other information in this prospectus, including our consolidated financial statements and the related notes appearing at the end of this prospectus and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our securities. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on our business, reputation, revenue, financial condition, results of operations and future prospects, in which event the market price of our securities could decline, and you could lose part or all of your investment. Unless otherwise indicated, reference in this section and elsewhere in this prospectus to our business being adversely affected, negatively impacted or harmed will include an adverse effect on, or a negative impact or harm to, the business, reputation, financial condition, results of operations, revenue and our future prospects. The material and other risks and uncertainties summarized above and described below are not intended to be exhaustive and are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below. See the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Industry

We have incurred losses and may continue to incur substantial losses and negative operating cash flows and may not succeed in achieving or maintaining profitability in the future.

We have incurred net losses and negative cash flows since incorporation, and as of June 30, 2021, we had an accumulated deficit of $719.3 million. We anticipate that we will continue to experience negative cash flows and net losses at least through 2021. Our operating losses have been due in part to the commitment of significant resources to our research and development and sales and marketing departments as well as competitive pressures. We expect to continue to devote resources to these areas and, as a result, we will need to increase our quarterly revenues or further decrease our operating expenses to achieve and maintain profitability. We cannot be certain that we will achieve profitability. If we do achieve profitability, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis in the future. Continuous cash outflows can lead to the need for new financing, which may not be available on favorable terms, or at all.

Any reduction in expenditures by communications service providers could have a negative impact on our results of operations.

Our products are sold to telecommunications carriers, service providers and telecommunications network operators. A decline in our customers’ capital spending may reduce our sales, increase the need for inventory write-offs and increase our losses and our requirements for additional working capital, which may not be readily available to us. This could result in downward pressure on the price of our products, all of which would have a material adverse effect on our results of operations and stock price. Further, the number of carriers and service providers that are our potential customers may not grow or may decline as a result of, among other things, the substantial capital requirements needed to establish networks and the limited number of licenses granted in each country.

The introduction of new products and technology, and in particular 5G products, and managing the transition from legacy products, is key to our success, and if we fail to predict and respond to emerging technological trends and network operators’ changing needs, we may be unable to remain competitive.

The wireless broadband market is generally characterized by rapidly changing technology, changing needs of network operators, evolving regulations and industry standards and frequent introductions of new products and services. Currently, the race to introduce 5G products and technology is driving rapid changes in our industry. Historically, new product introductions have been a key driver of our revenue growth. To succeed, we must effectively anticipate and adapt in a timely manner to network operator requirements and continue to develop or acquire new products and features that meet market demands, technology trends and evolving regulatory requirements and industry standards. Our ability to keep pace with technological developments, such as 5G and long-term evolution (“LTE”), satisfy increasing network operator requirements, and achieve product acceptance depends upon our ability to enhance our current products and develop and introduce or otherwise acquire the rights to new products on a timely basis and at competitive prices. The process of developing new technology is complex and uncertain, and the development of new products and enhancements typically requires significant upfront investment and commitment of resources, which may not result in material improvements to existing products or result in marketable new products or cost savings or revenues for an extended period of time, if at all. We are currently investing in the development of products and technology for the 5G standard once it is generally adopted in our target markets. There can be no assurance we will successfully address the new 5G standard in a timely manner or that our products will achieve market acceptance. Network operators have delayed, and may in the future delay, purchases of our products while awaiting release of new products or product enhancements. In addition, the introduction of new or enhanced products requires that we carefully manage the transition from older products to minimize disruption in customer ordering practices. If we fail to anticipate industry trends and evolving regulations by developing or acquiring rights to new products or product enhancements and timely and effectively introducing such new products and enhancements, or network operators do not perceive our products to have compelling technological advantages, our business would be materially adversely affected.

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Competition from larger, better-capitalized or emerging competitors could result in price reductions, reduced gross margins and loss of or diminished growth of market share.

We compete in a rapidly evolving, highly competitive and fragmented market. We now compete with companies that are producing both mobile and fixed wireless communications systems, wired Digital Subscriber Loop (“DSL”), cable networks, fiber optic cable, certain satellite technologies and other new entrants to this industry, as well as traditional communications companies. General anticipated increases in capital spending on 5G applications may result in new competitors entering the markets in which we sell our products. Competitors vary in size and resources and in products and services offered. With respect to the wireless solutions for 4G and 5G networks we offer today, we believe we compete directly with Altiostar, Cambium, Casa, Ciena, Ericsson, Huawei, KMW, Mavenir, Nokia, Parallel Wireless, Samsung and Sercom, and with a number of smaller privately-held companies. In addition, some of the entities to which we currently sells our products may develop the capacity to manufacture their own products.

Many of our competitors are substantially larger than us and have significantly greater financial, sales and marketing, technical, manufacturing and other resources as well as more established distribution channels and greater name recognition. These competitors may be able to respond more rapidly to new or emerging technologies and changes in customer requirements than we can and can devote greater resources to attempting to influence the composition of future technological standards. They may also be able to devote greater resources to the development, promotion, sale and financing of their products than we can. Furthermore, some of our competitors have made or may make strategic acquisitions or establish cooperative relationships among themselves or with third parties to increase their ability to gain customer market share rapidly. These competitors may enter our existing or future markets with systems that may be less expensive, provide higher performance or contain additional features. In addition, large customers are sometimes reluctant to base an important line of business on equipment purchased from a smaller vendor such as us. In addition, both larger and smaller communications service providers may also decide to wait to see how a new technology develops before committing any significant resources to deploying equipment from a particular supplier. We believe this tendency to “wait and see” with respect to new technology affects the consumer market, resulting in increased customer caution on purchases of new technology.

We expect our competitors to continue to improve the performance of their current products and to introduce new products or new technologies that may supplant or provide lower-cost alternatives to our systems. This and other factors could result in lower revenues or a loss of market share, which could cause our stock price to fall.

We currently depend on a few key customers for a substantial percentage of our sales. A loss of one or more of those customers could cause a significant decrease in our net revenue.

We currently derive, and expect to continue to derive, a majority of our revenues from fewer than five customers.

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In 2020 and 2019, approximately 69% and 73%, respectively, of our revenues were derived from our top three customers by revenue. We believe that there are certain economies of scale inherent in our business. Accordingly, if we lose one or more significant customers and are unable to replace the revenue previously generated by those customers, our gross profit margins, profitability and efforts to preserve cash resources could be materially negatively affected.

The amount of revenue we derive from a specific customer is likely to vary from period to period, and a major customer in one period may not produce significant additional revenue in a subsequent period. We anticipate that our operating results will continue to depend on sales to a relatively small number of key customers in the foreseeable future. In general, our contracts with our larger customers often involve major deployments that require several months to fulfill, so our results may depend on the same major customers for consecutive quarters. We cannot assure you that, once a contract is fulfilled, the customer will purchase new products or services from us. We must, therefore, continually seek new customers in order to increase our revenue, and there can be no assurance that we will be successful in doing so.

Many of our customers execute short-term purchase orders or contracts that allow our customers to terminate the agreement without significant penalties.

Our contracts and purchase orders are separately negotiated with each of our customers and the terms vary widely. A majority of our customers execute only short-term purchase orders for a single system or a small number of systems at one time instead of long-term contracts for large-scale deployment of our systems. These contracts and purchase orders do not ensure that our customers will purchase any additional products beyond those specifically listed in the order.

Moreover, since we often believe that these purchase orders may represent the early portion of longer-term customer programs, we often expend significant financial, personnel and operational resources to fulfill these orders. If our customers fail to purchase additional products to fulfill their programs, we may be unable to recover the costs we incur and our margins could suffer.

In addition, our typical contracts are generally non-exclusive and contain provisions allowing our customers to terminate the agreement without significant penalties. Our contracts also may require certain shipment, delivery and installation commitments on our part. If we fail to meet these commitments, our customer contracts typically permit the customer to terminate the contract or impose monetary penalties on us.

We are exposed to the credit risk of our channel partners, which could result in material losses.

Our Mimosa products generate revenues through sales to our distributors. Distributors may not have the resources required to meet payment obligations, or may delay payments if their end customers are late making payments. Mimosa’s exposure to credit risks of its channel partners and their end customers may increase if such entities are adversely affected by global or regional economic conditions. Given the broad geographic coverage of Mimosa’s distributor relationships, Mimosa has in the past and may in the future experience difficulties surrounding the collection of payments. Any significant delay or default in the collection of Mimosa’s accounts receivable could result in the need for us to obtain working capital from other sources.

Our sales cycle is typically long and unpredictable, making it difficult to accurately predict inventory requirements, forecast revenues and control expenses.

Our sales cycle can range from three to 18 months and varies by customer. The length of the sales cycle with a particular customer may be influenced by a number of factors, including the commitment of significant cash and other resources associated with the purchase, lengthy testing and evaluations, and regulatory and licensing requirements on the part of the customer. In addition, the emerging and evolving nature of the communication access market may cause prospective customers to delay their purchase decisions as they evaluate new and/or competing technologies, or wait for new products or technologies to come to market. We expect that our sales cycles will continue to be long and unpredictable, and, as the average order size for our products increases, our customers’ processes for approving purchases may become more complex and lead to an even longer sales cycle. Accordingly, it is difficult for us to anticipate the quarter in which particular sales may occur, to determine product shipment schedules and to provide our manufacturers and suppliers with accurate lead-time to ensure that they have sufficient inventory on hand to meet our orders. Therefore, our sales cycle impairs our ability to recognize and forecast revenues and control expenses.

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We make estimates relating to customer demand and errors in our estimates may have negative effects on our inventory levels, revenues and results of operations.

We have historically been required to place firm orders or binding forecasts for products and components with our suppliers to ensure that we are able to meet our customers’ demands. These commitments to our suppliers may be placed up to six months prior to the anticipated delivery date based on our existing customer purchase commitments and our forecasts of future customer demand. Our sales process requires us to make multiple forecast assumptions relating to expected customer demand, each of which may introduce error into our estimates, causing excess inventory to accumulate or a lack of product supply when needed. If we overestimate customer demand, we may allocate resources to manufacturing products that we may not be able to sell when we expect or at all. As a result, we have sometimes had excess inventory, which has increased our net losses. Conversely, if we underestimate customer demand or if insufficient manufacturing capacity were available, we may lose revenue opportunities and market share and may damage our customer relationships.

Since we incur most of our operating expenses and a portion of our cost of goods sold in foreign currencies, fluctuations in the values of foreign currencies could have a negative impact on our profitability.

Although approximately 61% and 88% of our sales in 2020 and 2019, respectively, were denominated in U.S. dollars, and a significant portion of our cost of goods sold were denominated in U.S. dollars, we incur a large part of our operating expenses and a portion of our cost of goods in New Israeli Shekels and British pounds. In the years ended December 31, 2020 and 2019, approximately 38% and 35%, respectively, of our combined operating expenses and cost of goods sold were denominated in New Israeli Shekels. In the years ended December 31, 2020 and 2019, approximately 17% and 16%, respectively, of our combined operating expenses and cost of goods sold were denominated in British pounds. In addition, in the years ended December 31, 2020 and 2019, approximately 37% and 10%, respectively, of our revenues were denominated in Japanese yen. We expect these percentages to fluctuate over time. Fluctuations in the value of foreign currencies could have a negative impact on the profitability of our global operations and our business and our currency hedging activities may not limit these risks. The value of foreign currency fluctuations against the U.S. dollar may also affect the competitiveness of our pricing compared to local products because we typically bill in U.S. dollars.

We rely on third-party manufacturers, which subjects us to risk of product delivery delays and reduced control over product costs and quality.

We outsource the manufacturing of our products to third-party manufacturers. Purchases from these third-party manufacturers account for the most significant portion of our cost of revenues. Our reliance on third-party manufacturers reduces our control over the manufacturing process, including reduced control over quality, product costs and product supply and timing. From time to time, we have experienced and may in the future experience delays in shipments or issues concerning product quality from our third-party manufacturers. Such supply chain disruptions and delays have been exacerbated by the COVID-19 pandemic. If any of our third-party manufacturers suffer interruptions, delays or disruptions in supplying our products, including by reason of the COVID-19 pandemic, natural disasters, work stoppages or capacity constraints, our ability to ship products to distributors and network operators would be delayed. Additionally, if any of our third-party manufacturers experience quality control problems in their manufacturing operations and our products do not meet network operators’ requirements, we could be required to cover the repair or replacement of any defective products. These delays or product quality issues could have an immediate and material adverse effect on our ability to fulfill orders and could have a negative impact on our operating results. In addition, such delays or issues with product quality could harm our reputation and our relationship with our channel partners.

Our agreements do not typically obligate our third-party manufacturers to supply products to us in specific quantities or for an extended term, which could result in short notice to us of supply shortages and increases in the prices we are charged for manufacturing services. We believe that our orders may not represent a material portion of the total orders of our primary third-party manufacturers, and, as a result, fulfilling our orders may not be prioritized in the event they are constrained in their abilities or resources to fulfill all of their customer obligations in a timely manner. Although we provide demand forecasts to some of our third-party manufacturers, such forecasts are not generally binding and if we overestimate our requirements, some of our third-party manufacturers may assess charges, or we may have liabilities for excess inventory, each of which could negatively affect our gross margins. Conversely, because lead times for required materials and components vary significantly and depend on factors such as the specific supplier, contract terms and the demand for each component at a given time, if we underestimate our requirements, our third-party manufacturer may have inadequate materials and components required to produce our products. This could result in an interruption of the manufacturing of our products, delays in shipments and deferral or loss of revenues. For example, as a result of increased global demand for some components used in our products, particularly chipsets, some of our third-party manufacturers have experienced capacity shortages and have responded by allocating existing supply among their customers, including us. This capacity shortage coupled with an increase in demand for our affected products has resulted in supply shortages that have caused increased lead times for some of our products. We may suffer delays introducing new products to the market and in sales of existing products as a result of parts unavailability or shortages, resulting in loss or delay of revenue.

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If our third-party manufacturers experience financial, operational, manufacturing capacity or other difficulties, or experience shortages in required components, or if they are otherwise unable or unwilling to continue to manufacture our products in required volumes or at all, our supply may be disrupted, and we may be required to seek alternate manufacturers. It would be time-consuming and costly, and could be impracticable, to begin to use new manufacturers and such changes could cause significant interruptions in supply and could have an adverse impact on our ability to meet our scheduled product deliveries and may subsequently lead to the loss of sales, delayed revenues or an increase in our costs, which could materially and adversely affect our business and operating results.

We must often establish and demonstrate the benefits of new and innovative offerings to customers, which may take time and significant efforts that may not ultimately prove successful.

Many of our new and innovative products are complex and are focused on creating new revenue streams and/or new ways to create cost efficiencies. In many cases, it is necessary for us to educate existing and potential customers about the benefits and value of such new and innovative products, with no assurance that the customer will ultimately purchase them. The need to educate our customers increases the difficulty and time necessary to complete transactions, makes it more difficult to efficiently deploy limited resources, and creates risk that we will have invested in an opportunity that ultimately does not result in a sale. If we are unable to establish and demonstrate to customers the benefits and value of our new and innovative products and convert these efforts into sales, our business, results of operations, financial condition, cash flows and prospects will be adversely affected.

Our ability to sell our products is highly dependent on the quality of our support and services offerings, and our failure to offer high-quality support and services could have a material adverse effect on our business, operating results and financial condition.

Network operators rely on our products for critical applications and, as such, high-quality support is critical for the successful marketing and sale of our products. If we or our channel partners do not provide adequate support to network operators in deploying our products or in resolving post-deployment issues quickly, our reputation may be harmed and our ability to sell our products could be materially and adversely affected.

We may not be able to detect errors or defects in our solutions until after full deployment and product liability claims by customers could result in substantial costs.

Our solutions are sophisticated and are designed to be deployed in large and complex mobile networks that require a very high degree of reliability. Because of the nature of our solutions, they can only be fully tested when substantially deployed in very large networks with high volumes of subscriber traffic. Some of our customers have only recently begun to commercially deploy our solutions and they may discover errors or defects in the software or hardware, or the solutions may not operate as expected. Because we may not be able to detect these problems until full deployment, any errors or defects in our solutions could affect the functionality of the networks in which they are deployed, given the use of our solutions in business-critical applications. As a result, the time it may take us to rectify errors can be critical to our customers.

Because the networks into which wireless service providers deploy our solutions require a very high degree of reliability, the consequences of an adverse effect on their networks, including any type of communications outage, can be very significant and costly. If any network problems were caused, or perceived to be caused, by errors or defects in our solutions, our reputation and the reputation of our solutions could be significantly damaged with respect to that customer and other customers. Such problems could lead to a loss of that customer or other customers.

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If one of our solutions fails, we could also experience: payment of liquidated damages for performance failures; loss of, or delay in, revenue recognition; increased service, support, warranty, product replacement and product liability insurance costs, as well as a diversion of development resources; and costly and time-consuming legal actions by our customers, which could result in significant damages awards against us. Any of these events could have a material adverse impact on our business, results of operations, financial condition, cash flows and prospects.

Our international sales may be difficult and costly as a result of the political, economic and regulatory risks in those regions.

Sales to customers based outside the United States have historically accounted for a substantial portion of our revenues. In 2020 and 2019, our international sales (sales to customers located outside the United States which includes a small percentage of United States customers where the final destination of the equipment is outside of the United States) accounted for approximately 75% and 36%, respectively, of our total revenue. In many international markets, long-standing relationships between potential customers and their local suppliers and protective regulations, including local content requirements and type approvals, create barriers to entry. In addition, pursuing international opportunities may require significant investments for an extended period before returns on such investments, if any, are realized and such investments may result in expenses growing at a faster rate than revenues. The following risks inherent in international business could reduce the international demand for our products, decrease the prices at which we can sell our products internationally or disrupt our international operations, which could adversely affect our operations:

●	the imposition of tariffs, duties, price controls or other restrictions on foreign currencies or trade barriers imposed by foreign countries;

●	import or export controls, including licensing or product-certification requirements;

●	unexpected changes in government policies or regulatory requirements in the United States or by foreign governments and delays in receiving licenses to operate;

●	political instability and acts of war or terrorism;

●	economic instability, including the impact of economic recessions;

●	difficulty in staffing and managing geographically diverse operations, particularly during the current COVID-19 pandemic, including our reluctance to staff and manage foreign operations as a result of political unrest even though we have business opportunities in a country;

●	any limitation on our ability to enforce intellectual property rights or agreements in regions where the judicial legal systems may be less developed or less protective of intellectual property or contractual rights;

●	capital and exchange control programs;

●	challenges caused by distance, language and cultural differences;

●	fluctuations in currency exchange rates;

●	labor unrest;

●	restrictions on the repatriation of cash;

●	the nationalization of local industry; and

●	potentially adverse tax consequences.

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Our operations in Israel may be disrupted by political and military tensions in Israel and the Middle East.

We conduct various activities in Israel, including research and development; design; raw material procurement; and manufacturing and assembly through subcontractors based in Israel. Our operations could be negatively affected by the political and military tensions in Israel and the Middle East.

Israel has been involved in a number of armed conflicts with its neighbors since 1948 and a state of hostility, varying in degree and intensity, has led to security and economic problems in Israel. For more than two decades, a continuous armed conflict with the Palestinian Authority has been taking place. Conditions in Israel could, in the future, disrupt the development, manufacture and/or distribution of our products.

If we lose Eric Stonestrom, our President and Chief Executive Officer, or any of our other executive officers, we may encounter difficulty replacing their expertise, which could impair our ability to implement our business plan successfully.

We believe that our ability to implement our business strategy and our future success depends on the continued employment of our senior management team, in particular our president and chief executive officer, Eric Stonestrom. Our senior management team, who have extensive experience in our industry and are vital to maintaining some of our major customer relationships, may be difficult to replace. The loss of the technical knowledge and management and industry expertise of these key employees could make it difficult for us to execute our business plan effectively, could result in delays in new products being developed, could result in lost customers and could cause a diversion of resources while we seek replacements.

A material defect in our products that either delays the commencement of services or affects customer networks could seriously harm our credibility and our business, and we may not have sufficient insurance to cover any potential liability.

Wireless network products are highly complex and frequently contain undetected software or hardware errors when first introduced or as new versions are released. We have detected and are likely to continue to detect errors and product defects in connection with new product releases and product upgrades. In the past, some of our products have contained defects that delayed the commencement of service by our customers.

If our hardware or software contains undetected errors, we could experience:

●	delayed or lost revenues and reduced market share due to adverse customer reactions;

●	higher warranty costs and other costs and expenses due to the need to provide additional products and services to a customer at a reduced charge or at no charge;

●	claims for substantial damages against us, regardless of our responsibility for any failure, which may lead to increased insurance costs;

●	diversion of research and development resources to fix errors in the field;

●	negative publicity regarding us and our products, which could adversely affect our ability to attract new customers;

●	increased insurance costs; and

●	diversion of management and development time and resources.

Our general liability insurance coverage may not continue to be available on reasonable terms or in sufficient amounts to cover one or more large claims or our insurer may disclaim coverage as to any future claim. In addition, our products are often integrated with other network components. Incompatibilities between our products and these components could result in material harm to the service provider or its subscribers. These problems could adversely affect our cash position or our reputation and competitive position.

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A pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide, including the outbreak of the novel strain of coronavirus disease, COVID-19, could adversely affect our business.

If a pandemic, epidemic or outbreak of an infectious disease occurs in the United States or worldwide, our business may be adversely affected. COVID-19 has spread to throughout the world. Numerous government jurisdictions have imposed, and others in the future may impose, “shelter-in-place” orders, quarantines, executive orders and similar government orders and restrictions for their residents to control the spread of COVID-19. From time to time, beginning in the first quarter of 2020, governmental authorities in the locations where we and our clients operate issued “stay at home” orders limiting non-essential activities, travel and business operations. Such orders or restrictions have resulted in reduced operations at our headquarters, work stoppages, slowdowns and delays, travel restrictions and cancellation of events. In addition, the COVID-19 pandemic had a significant impact on our supply chains, adversely affecting product supply and delivery to our customers, in particular in the second and third quarter of 2020. Future pandemic induced lockdowns continue to be a risk to the supply chain. As a further consequence of the COVID-19 pandemic, component lead times are extending as demand exceeds supply on certain components, including semiconductors. This situation has caused us to extend our forecast horizon with our contract manufacturing partners and has increased the risk of supplier delays. Other disruptions or potential disruptions include the inability of our customers to receive hardware components and parts critical to the deployment of our solutions and to receive the delivery of such hardware on a timely basis, or at all; disruptions in our deployment schedules, diversion of or limitations on employee resources that would otherwise be focused on the operations of our business; delays in our ability to make sales or find new customers, business adjustments or disruptions of certain third parties with whom we conduct business may have a material and adverse effect on our business, operating results and financial condition.

The extent to which the COVID-19 pandemic impacts our business will depend on future developments, which are highly uncertain and cannot be predicted, including the severity and spread of COVID-19, particularly in light of new variants, and the actions to contain COVID-19 or treat its impact, among others. While the potential economic impact brought by, and the duration of, any pandemic, epidemic or outbreak of an infectious disease, including COVID-19, may be difficult to assess or predict, the widespread COVID-19 pandemic has resulted in, and may continue to result in, significant disruption of global financial markets and a reduction in our ability to access capital, which could adversely affect our liquidity. In addition, a recession or market correction resulting from the spread of an infectious disease, including COVID-19, could materially affect our business. Any such economic recession could have a material adverse effect on our long-term business. To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in these risk factors.

The mobile network industry investment levels fluctuate and are affected by many factors, including the economic environment and decisions made by wireless service providers and other customers regarding deployment of technology and their timing of purchases, and a downturn in investment levels could have a material adverse effect on our business, financial condition, results of operations and prospects.

The mobile network industry has experienced downturns in which wireless service providers and other customers substantially reduced their capital spending on new equipment. With the advent of 5G and the growth of private networks, we expect this market to grow in the coming years; however, the uncertainty surrounding global economic growth and the geopolitical situation may materially harm actual market conditions. Moreover, market conditions are subject to substantial fluctuation and could vary geographically and across technologies. Even if global conditions improve, conditions in the specific industry segments in which we participate may be weaker than in other segments. In that case, our revenue and operating results may be adversely affected.

If capital expenditures by wireless service providers and other customers are weaker than we anticipate, our revenues, operating results and profitability may be adversely affected. The level of demand from operators and other customers who buy our products and services can vary over short periods of time, including from month to month. Due to this uncertainty, accurately forecasting revenues, results, and cash flow remains difficult.

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Our business and prospects depend on the strength of our brand. Failure to maintain and enhance our brand would harm our ability to increase sales by expanding our network of channel partners as well as the number of network operators who purchase our products.

Maintaining and enhancing our brand is critical to expanding our base of channel partners and the number of network operators who purchase our products. Maintaining and enhancing our brand will depend largely on our ability to continue to develop products and solutions that provide the high quality at attractive economics sought by network operators. If we fail to promote, maintain and protect our brand successfully, our ability to sustain and expand our business and enter new markets will suffer. Our brand may be impaired by a number of factors, including product failure and counterfeiting. If we fail to maintain and enhance our brand, or if we need to incur unanticipated expenses to establish the brand in new markets, our operating results would be negatively affected.

We may not secure additional liquidity required to meet our obligations on a timely basis, to satisfy our debt covenants or to attain profitable operations.

The audit report and the notes that accompany our consolidated financial statements as of and for the year ended December 31, 2020, include an explanatory paragraph describing the existence of conditions that raise substantial doubt about our ability to continue as a going concern. See Note 1 to the audited financial statements of Legacy Airspan included in this prospectus for more information. We may need to secure additional liquidity in order to meet our obligations on a timely basis, to satisfy our debt covenants and, ultimately, to attain profitable operations. Such additional liquidity may not be available on terms that are acceptable to us, or at all.

We have substantial indebtedness and are highly leveraged, which could adversely affect our business.

We are highly leveraged with a significant amount of debt and we may continue to incur additional debt in the future. As of the Closing Date, we had approximately $45.6 million in indebtedness outstanding under the Fortress Credit Agreement at an average annualized interest cost of 10.4% at such date and $$50.0 million in indebtedness outstanding under the Convertible Notes with an interest rate equal to 7.0% per annum. Substantially all of our assets, including the capital stock of our subsidiaries, are pledged to secure our indebtedness under the Fortress Credit Agreement and the Convertible Notes. In addition, we had subordinated indebtedness aggregating $47.1 million as of the Closing Date. As a result of our indebtedness, we are required to make interest and principal payments on our borrowings that are significant in relation to our revenues and cash flows. These payments reduce our earnings and cash available for other potential business purposes. This leverage also exposes us to significant risk by limiting our flexibility in planning for, or reacting to, changes in our business (whether through competitive pressure or otherwise), our industry and the economy at large. Although our cash flows could decrease in these scenarios, our required payments in respect of indebtedness would not decrease. In addition, we are exposed to the risk of increased interest because certain of our borrowings, including borrowings under the Fortress Credit Agreement, are at variable rates of interest.

In addition, our ability to make payments on, or repay or refinance, such debt, and to fund our operating and capital expenditures, depends largely upon our future operating performance. Our future operating performance, to a certain extent, is subject to general economic, financial, competitive, regulatory and other factors that are beyond our control.

We may need additional capital in future periods and our ability to access capital on acceptable terms could decrease significantly and may adversely affect our results of operations and/or business prospects.

We recognize that our need for capital in future periods may increase due to a variety of factors, estimates and assumptions. If our projected demand for capital materially increases and our then current and/or projected cash resources have not increased a comparable amount, we may need to modify our existing business plan or seek new capital which may be available only on terms that may not be acceptable to us, especially in light of current adverse economic conditions. We have been and may in the future be compelled to adopt measures to conserve cash resources due to the lack of availability of capital. Such measures may adversely affect our results of operations and the short-term and/or long-term prospects for our business.

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We will have broad discretion over the use of proceeds from the exercise of our Warrants and options to purchase our Common Stock, and we may invest or spend the proceeds in ways with which investors do not agree and in ways that may not yield a return.

We will have broad discretion over the use of proceeds from exercises of our Warrants and options to purchase our Common Stock. Investors may not agree with our decisions, and our use of the proceeds may not yield a return on investment. We intend to use these net proceeds for general corporate and working capital purposes. Our use of these proceeds may differ substantially from our current plans. Our failure to apply the net proceeds from exercises of Warrants and options to purchase our Common Stock in an effective manner could impair our ability to pursue our growth strategy or require us to raise additional capital.

We may not have adequate protection for our intellectual property, which may make it easier for others to misappropriate our technology and enable our competitors to sell competing products at lower prices and harm our business.

Our success has historically relied in part on proprietary technology. We have used a combination of patent, copyright, trademark and trade secret laws and contractual restrictions on disclosure to protect our intellectual property rights associated with our products. Despite our efforts to protect our proprietary rights, we cannot be certain that the steps we have taken will prevent misappropriation of our technology, and we may not be able to detect unauthorized use or take appropriate steps to enforce our intellectual property rights. The laws of some foreign countries, particularly in Asia, do not protect our proprietary rights to the same extent as the laws of the United States and the United Kingdom, and we may encounter substantial infringement problems in those countries. In addition, we do not file for patent protection in every country where we conduct business. In some countries where we do file for patent protection, we may choose not to maintain patent protection. In addition, we may not file for or maintain patent protection in a country from which we derive significant revenue. In instances where we have licensed intellectual property from third parties, we may have limited rights to institute actions against third parties for infringement of the licensed intellectual property or to defend any suit that challenges the validity of the licensed intellectual property. If we fail to protect adequately our intellectual property rights, or fail to do so under applicable law, it would be easier for our competitors to copy our products and sell competing products at lower prices, which would harm our business.

Infringement claims are common in our industry and third parties, including competitors, have and could in the future assert infringement claims against us or our customers that we are obligated to indemnify.

Our industry is highly competitive and our technologies are complex. Companies file patent applications and obtain patents covering these technologies frequently and maintain programs to protect their intellectual property portfolios. In addition, patent holding companies (including “non-practicing entities”) regularly bring claims against telecommunication equipment companies, often attempting to extract royalty, licensing or other settlements.

Our solutions are technically complex and compete with the products and solutions of significantly larger companies. Our likelihood of being subject to infringement claims may increase as a result of our real or perceived success, as the number of competitors in our industry grows and as we add functionality to our solutions. We have previously received and may in the future receive communications from third parties alleging that we are or may be infringing their intellectual property rights. The visibility we receive from being a public company may result in a greater number of such allegations.

We have also agreed, and expect to continue to agree, to indemnify our customers for certain expenses or liabilities resulting from claimed infringement of intellectual property rights of third parties with respect to our solutions and software. We have received indemnity demands from customers in the past and may receive such other claims in the future. In the case of infringement claims against these customers, we could be required to indemnify them for losses resulting from such claims or to refund license fees they have paid to us. If a customer asserts a claim for indemnification against us, we could incur significant costs and reputational harm disputing it. If we do not succeed in disputing it, we could face substantial liability, particularly as these liabilities do not typically have caps or specific limits and our insurance coverage relating to any such liabilities generally would be very limited.

Regardless of the merit of third-party claims that we or our customers infringe their rights, these claims could be time consuming and costly to defend, divert management’s attention and resources, require us to make costly or difficult changes to our designs, cause us to cease producing, licensing or using software or solutions, require us to pay damages for past infringement, potentially including treble damages, or enter into royalty or licensing agreements, which may not be available on reasonable terms or at all, or any combination of, or all of, these actions.

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We may be subject to damages resulting from claims that our employees or contractors have wrongfully used or disclosed alleged trade secrets of their former employees or other parties.

We could be subject to claims that we, or our employees or contractors, have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of our competitors or other parties. Litigation may be necessary to defend against these claims. If we fail in defending against such claims, a court could order us to pay substantial damages and prohibit us from using technologies or features that are important to our products, if such technologies or features are found to incorporate or be derived from the trade secrets or other proprietary information of these parties. In addition, we may lose valuable intellectual property rights or personnel. A loss of key personnel or their work product could hamper or prevent our ability to develop, market and support potential products or enhancements, which could materially and adversely affect our business. Even if we are successful in defending against these claims, such litigation could result in substantial costs and be a distraction to management.

We use open source software in our products that may subject our firmware to general release or require us to re-engineer our products and the firmware contained therein, which may cause harm to our business.

We incorporate open source software into our products. Use and distribution of open source software may entail greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the software code. Some open source licenses contain requirements that we make available source code for modifications or derivative works we create based upon the open source software and that we license such modifications or derivative works under the terms of a particular open source license or other license granting third parties certain rights of further use. If we combine our proprietary firmware or other software with open source software in a certain manner, we could, under certain of the open source licenses, be required to release our proprietary source code publicly or license such source code on unfavorable terms or at no cost. Open source license terms relating to the disclosure of source code in modifications or derivative works to the open source software are often ambiguous and few if any courts in jurisdictions applicable to us have interpreted such terms. As a result, many of the risks associated with usage of open source software cannot be eliminated, and could, if not properly addressed, negatively affect our business.

If we were found to have inappropriately used open source software, we may be required to release our proprietary source code, re-engineer our firmware or other software, discontinue the sale of our products in the event re-engineering cannot be accomplished on a timely basis or take other remedial action that may divert resources away from our development efforts, any of which could adversely increase our expenses and delay our ability to release our products for sale. We could also be subject to similar conditions or restrictions should there be any changes in the licensing terms of the open source software incorporated into our products.

Changes in telecommunications regulation or delays in receiving licenses could adversely affect many of our customers and may lead to lower sales.

Many of our customers are subject to extensive regulation as communications service providers, including with respect to the availability of radio frequencies for two-way broadband communications. Each country has different regulations and regulatory processes for wireless communications equipment and for the uses of radio frequencies. Some of our products operate in license-exempt bands, while others operate in licensed bands in different jurisdictions. In addition, changes in laws or regulations that adversely affect existing and potential customers could lead them to delay, reduce or cancel expenditures on communications access systems, which actions would harm our business. In the past, anticipated customer orders have been postponed because of regulatory issues in various countries. The resolution of those issues can be lengthy and the outcome can be unpredictable. Some of the orders we receive from customers are contingent upon their receipt of licenses from regulators, the timing of which can often be uncertain. Depending on the jurisdiction, the receipt of licenses by our customers may occur, if at all, a year or more after they initially seek those licenses.

At present there are few laws or regulations that specifically address our business of providing communications access equipment. However, future regulation may include access or settlement charges or tariffs that could impose economic burdens on our customers and our company. We are unable to predict the impact, if any, that future legislation, judicial decisions or regulations in the countries in which we do business will have on our business, operating results and financial condition.

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If we were not able to satisfy data protection, security, privacy and other government- and industry-specific requirements or regulations, our business, results of operations and financial condition could be harmed.

Personal privacy, data protection, information security and telecommunications-related laws and regulations have been widely adopted in the United States, Europe and other jurisdictions where we offer our products. The regulatory frameworks for these matters, including privacy, data protection and information security matters, is rapidly evolving and is likely to remain uncertain for the foreseeable future. We expect that there will continue to be new proposed laws, regulations and industry standards concerning privacy, data protection, information security and telecommunications services in the United States, the European Union and other jurisdictions in which we operate or may operate, and we cannot yet determine the impact such future laws, regulations and standards may have on our business. For example, the European Commission adopted the General Data Protection Regulation (the “GDPR”), effective in May 2018, that supersedes prior EU data protection legislation, imposes more stringent EU data protection requirements and imposes greater penalties for noncompliance. Additionally, California enacted the California Consumer Privacy Act of 2018 (the “CCPA”), which took effect on January 1, 2020, and broadly defines personal information, gives California residents expanded privacy rights and protections and provides for civil penalties for violations. We understand that additional states as well as other countries around the world are also in the process of enacting or amending data protection, security, and privacy regulations. We also expect that existing laws, regulations and standards may be interpreted in new manners in the future. Future laws, regulations, standards and other obligations, and changes in the interpretation of existing laws, regulations, standards and other obligations could require us to modify our products, restrict our business operations, increase our costs and impair our ability to maintain and grow our channel partner base and increase our revenues. The cost of compliance with, and other burdens imposed by, the GDPR, CCPA and other new privacy laws may limit the use and adoption of our products and services and could have an adverse impact on our business, results of operations and financial condition.

Although we work to comply with applicable privacy and data security laws and regulations, industry standards, contractual obligations and other legal obligations, those laws, regulations, standards and obligations are evolving and may be modified, interpreted and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another. As such, we cannot assure ongoing compliance with all such laws, regulations, standards and obligations. Any failure or perceived failure by us to comply with applicable laws, regulations, standards or obligations, or any actual or suspected security incident, whether or not resulting in unauthorized access to, or acquisition, release or transfer of personally identifiable information or other data, may result in governmental enforcement actions and prosecutions, private litigation, fines and penalties or adverse publicity, and could cause channel partners to lose trust in us, which could have an adverse effect on our reputation and business.

Regulations affecting broadband infrastructure could damage demand for our products.

Laws and regulations governing the Internet are emerging but remain largely unsettled, even in the areas where there has been some legislative action. Regulations may focus on, among other things, assessing access or settlement charges, or imposing tariffs or regulations based on the characteristics and quality of products, either of which could restrict our business or increase our cost of doing business. Government regulatory policies are likely to continue to have a major impact on the pricing of existing and new network services and, therefore, are expected to affect demand for those services and the communications products, including our products, supporting those services. There will likely be future government regulatory policies relating to migration to the cloud as these technologies become more prevalent in the U.S. and globally.

Any changes to existing laws or the adoption of new regulations by federal or state regulatory authorities or any legal challenges to existing laws or regulations affecting Internet Protocol (“IP”) networks could materially adversely affect the market for our products. Moreover, customers may require us, or we may otherwise deem it necessary or advisable, to alter our products to address actual or anticipated changes in the regulatory environment. Our inability to alter our products or address any regulatory changes could have a material adverse effect on our business, financial condition, results of operations and prospects.

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We are subject to governmental export and import controls that could impair our ability to compete in international markets and subject us to liability if we are not in compliance with applicable laws.

Our technology and products are subject to export control and import laws and regulations, including the U.S. Export Administration Regulations, U.S. customs regulations, the economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Controls, and applicable U.K. export and import laws and regulations. Exports, re-exports and transfers of our products and technology must be made in compliance with these laws and regulations. U.S. and U.K. export control laws and economic sanctions include a prohibition on the shipment of certain products and technology to embargoed or sanctioned countries, governments and persons. We take precautions to prevent our products and technology from being shipped to, downloaded by or otherwise transferred to applicable sanctions targets, but our products could be shipped to those targets by our channel partners despite such precautions. If our products are shipped to or downloaded by sanctioned targets in the future in violation of applicable export laws, we could be subject to government investigations, penalties and reputational harm. Certain of our products incorporate encryption technology and may be exported, re-exported or transferred only with the required applicable export license from the U.S. or the U.K. or through an export license exception.

If we fail to comply with applicable export and import regulations, customs and trade regulations, and economic sanctions and other laws, we could be subject to substantial civil and criminal penalties, including fines and incarceration for responsible employees and managers, and the possible loss of export or import privileges as well as harm our reputation and indirectly have a material adverse effect on our business, operating results and financial condition. In addition, if our channel partners fail to comply with applicable export and import regulations, customs regulations, and economic and sanctions and other laws in connection with our products and technology, then we may also be adversely affected, through reputational harm and penalties. Obtaining the necessary export license for a particular sale may be time-consuming, may result in the delay or loss of sales opportunities and approval is not guaranteed.

Failure to comply with the U.S. Foreign Corrupt Practices Act (“FCPA”), the U.K. Bribery Act 2010 (“Bribery Act”) and similar laws associated with our activities outside the United States could subject us to penalties and other adverse consequences.

As a substantial portion of our revenue is, and we expect will continue to be, from jurisdictions outside of the United States, we face significant risks if we fail to comply with the FCPA, the Bribery Act and other laws that prohibit improper payments or offers of payment to governments and their officials and political parties by us and other business entities for the purpose of obtaining or retaining business. In many countries, particularly in countries with developing economies, some of which represent significant markets for us, it may be a local custom that businesses operating in such countries engage in business practices that are prohibited by the FCPA, the Bribery Act or other laws and regulations. Our management may not be effective at preventing all potential FCPA, Bribery Act or other violations. We also cannot guarantee the compliance by our channel partners, resellers, suppliers and agents with applicable U.S. laws, including the FCPA, the Bribery Act or other applicable non-U.S. laws. Therefore, there can be no assurance that none of our employees or agents will take actions in violation of applicable laws, for which we may be ultimately held responsible. As a result of our focus on managing our growth, our development of infrastructure designed to identify FCPA and Bribery Act matters and monitor compliance is at an early stage. Any violation of the FCPA or the Bribery Act could result in severe criminal or civil sanctions, which could have a material and adverse effect on our reputation, business, operating results and financial condition.

Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.

As of December 31, 2020, we had $182.5 million of U.S. federal and $98.4 million of state net operating loss carryforwards available to reduce future taxable income. Of the $182.5 million in U.S. federal operating loss carryforwards, $15.4 million will be carried forward indefinitely for U.S. federal tax purposes and $131.1 million will expire between 2021 and 2037. The $98.4 million in state operating loss carryforwards will expire between 2021 and 2039. It is possible that we will not generate taxable income in time to use these net operating loss carryforwards before their expiration or at all. In addition, the federal and state net operating loss carryforwards and certain tax credits may be subject to significant limitations under Section 382 and Section 383 of the Internal Revenue Code of 1986, as amended (the “Code”), respectively, and similar provisions of state law. Under those sections of the Code, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change attributes to offset its post-change income or tax may be limited. In general, an “ownership change” will occur if there is a cumulative change in our ownership by “5-percent shareholders” that exceeds 50 percentage points over a rolling three-year period. Similar rules may apply under state tax laws. To the extent we are not able to offset future taxable income with our net operating losses, our cash flows may be adversely affected.

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Risks Related to Being a Public Company

Our management team has had limited experience managing and operating a public company since the period when we were previously a public company, which ended in 2009.

Most of the members of our management team have had limited experience managing and operating a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies since the period when we were previously a public company, which ended in 2009. Our management team may not successfully or efficiently manage their new responsibilities. Our transition to being a public company subjects us to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company may require costs greater than expected. These factors could adversely affect our business, financial condition, and operating results.

Risk Related to Our Securities

If we do not meet the expectations of investors or securities analysts, the market price of our securities may decline.

If we do not meet the expectations of investors or securities analysts, the market price of our securities may decline. In addition, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. The trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities may include:

●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

●	changes in the market’s expectations about our operating results;

●	the success of competitors;

●	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning us or the wireless communications industry in general;

●	operating and share price performance of other companies that investors deem comparable to us;

●	our ability to market new and enhanced products and technologies on a timely basis;

●	changes in laws and regulations affecting our business;

●	our ability to meet compliance requirements;

●	commencement of, or involvement in, litigation involving us;

●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of our shares of Common Stock available for public sale;

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●	any major change in the Board or management;

●	sales of substantial amounts of our shares of Common Stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and the NYSE American in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to us could depress our share price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Our issuance of additional shares of Common Stock or securities convertible into or exercisable for our Common Stock may dilute your ownership of us and could adversely affect our stock price.

From time to time in the future, we may issue additional shares of our Common Stock or securities convertible into or exercisable for our Common Stock pursuant to a variety of transactions, including acquisitions. Additional shares of our Common Stock may also be issued upon exercise of outstanding stock options and warrants to purchase our Common Stock. The issuance by us of additional shares of our Common Stock or securities convertible into or exercisable for our Common Stock would dilute your ownership of us and the sale of a significant amount of such securities in the public market could adversely affect prevailing market prices of our Common Stock. Subject to the satisfaction of vesting conditions and the expiration of lock-up agreements, shares issuable upon exercise of options by persons other than by our affiliates will be available for resale immediately in the public market without restriction.

In the future, we may obtain financing or further increase our capital resources by issuing additional shares of our capital stock or offering debt or other equity securities, including senior or subordinated notes, debt securities convertible into equity, or shares of preferred stock. Issuing additional shares of our capital stock, other equity securities, or securities convertible into equity may dilute the economic and voting rights of our existing stockholders, reduce the market price of Common Stock, or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred stock, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our Common Stock. Our decision to issue securities in any future offering may depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing or nature of our future offerings. As a result, holders of our Common Stock bear the risk that our future offerings may reduce the market price of our Common Stock and dilute their percentage ownership.

There can be no assurance that we will be able to comply with the continued listing standards of the NYSE American.

If the NYSE American delists any of our securities from trading on its exchange for failure to meet the listing standards, we and our securityholders could face significant material adverse consequences including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that our Common Stock is a “penny stock” which will require brokers trading in our Common Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for shares of our Common Stock;

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●	a limited amount of analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

We qualify as an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make our securities less attractive to investors and may make it more difficult to compare our performance to the performance of other public companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we are eligible for and intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of our Common Stock that is held by non-affiliates exceeds $700.0 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock in the IPO. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period and, therefore, we may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Investors may find our Common Stock less attractive because we will rely on these exemptions, which may result in a less active trading market for the Common Stock and its price may be more volatile.

Our directors and officers may have interests that are different from the interests of our stockholders.

Our executive officers and directors may have financial or other interests that may be different from, or in addition to, the interests of our stockholders generally.

Our Second Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) contains anti-takeover provisions that could adversely affect the rights of our stockholders.

Our Certificate of Incorporation contains provisions to limit the ability of others to acquire control of us or cause us to engage in change-of-control transactions, including, among other things:

●	provisions that authorize our Board, without action by our stockholders, to issue preferred stock with preferential rights determined by our Board;

●	provisions that permit, subject to the special rights of preferred stockholders, only a majority of our Board, the chairperson of the Board or the chief executive officer to call stockholder meetings and therefore do not permit stockholders to call special meetings of the stockholders;

●	provisions limiting stockholders’ ability to act by written consent; and

●	a staggered Board whereby our directors are divided into three classes, with each class subject to retirement and re-election once every three years on a rotating basis.

These provisions could have the effect of depriving our stockholders of an opportunity to sell their Common Stock at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of us in a tender offer or similar transaction. With our staggered Board, at least two annual or special meetings of stockholders will generally be required in order to effect a change in a majority of our directors. Our staggered Board can discourage proxy contests for the election of our directors and purchases of substantial blocks of our shares by making it more difficult for a potential acquirer to gain control of our Board in a relatively short period of time.

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Our Certificate of Incorporation provides, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our Certificate of Incorporation requires, to the fullest extent permitted by law, that, unless we consent in writing to the selection of an alternative forum, (i) derivative actions brought in our name, (ii) actions asserting a claim of breach of fiduciary duty owed by any of our directors, officers or stockholders, (iii) actions asserting a claim pursuant to the Delaware General Corporation Law (the “DGCL”), the Certificate of Incorporation or our amended and restated bylaws (the “Bylaws”), or (iv) any actions asserting claims governed by the internal affairs doctrine, may be brought only in the Court of Chancery in the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware). Subject to the preceding sentence, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. However, such forum selection provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction.

The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provision contained in the Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition.

Additionally, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As noted above, the Certificate of Incorporation will provide that the federal district courts of the United States of America will have jurisdiction over any action arising under the Securities Act. Accordingly, there is uncertainty as to whether a court would enforce such provision. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and consented to the forum provisions in our Certificate of Incorporation.

We may be subject to securities litigation, which is expensive and could divert management attention.

Our share price may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities litigation, including class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on our business, financial condition, and results of operations. Any adverse determination in litigation could also subject us to significant liabilities.

Because we have no current plans to pay cash dividends on Common Stock for the foreseeable future, you may not receive any return on investment unless you sell Common Stock for a price greater than that which you paid for it.

We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in Common Stock unless you sell Common Stock for a price greater than that which you paid for it. See the section entitled “Market Information and Dividend Policy — Dividend Policy.”

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The Warrants are accounted for as liabilities and the changes in value of the Warrants could have a material effect on our financial results.

We account for the Warrants as derivative liabilities related to embedded features contained within them. Accounting Standards Codification (“ASC”) 815-40 provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly based on factors which are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize non-cash gains or losses on the Warrants each reporting period and that the amount of such gains or losses could be material.

General Risk Factors

Our business is subject to the risks of earthquakes, fires, floods and other natural catastrophic events, global pandemics and interruptions by man-made problems, such as terrorism. Material disruptions of our business or information systems resulting from these events could adversely affect our operating results.

A significant natural disaster, such as an earthquake, fire, flood, hurricane or significant power outage or other similar events, such as infectious disease outbreaks or pandemic events, including the ongoing COVID-19 pandemic, particularly in light of new variants, could have an adverse effect on our business and operating results. The ongoing COVID-19 pandemic may have the effect of heightening many of the other risks described in this “Risk Factors” section, such as the demand for our products, our ability to achieve or maintain profitability and our ability to raise additional capital in the future. Natural disasters, acts of terrorism or war could cause disruptions in our operations, our or our customers’ or channel partners’ businesses, our suppliers’ or the economy as a whole. We also rely on information technology systems to communicate among our workforce and with third parties. Any disruption to our communications, whether caused by a natural disaster or by manmade problems, such as power disruptions, could adversely affect our business. To the extent that any such disruptions result in delays or cancellations of orders or impede our suppliers’ ability to timely deliver product components, or the deployment of our products, our business, operating results and financial condition would be adversely affected.

Interruption or failure of our information technology and communications systems could impact our ability to effectively provide our products and services.

We utilize data connectivity to monitor performance and timely capture opportunities to enhance performance and functionality. The availability and effectiveness of our services depend on the continued operation of information technology and communications systems. Our systems will be vulnerable to damage or interruption from, among others, physical theft, fire, terrorist attacks, natural disasters, power loss, war, telecommunications failures, viruses, denial or degradation of service attacks, ransomware, social engineering schemes, insider theft or misuse or other attempts to harm our systems. We utilize reputable third-party service providers or vendors, and these providers could also be vulnerable to harms similar to those that could damage our systems, including sabotage and intentional acts of vandalism causing potential disruptions. Some of our systems are not fully redundant, and our disaster recovery planning cannot account for all eventualities. Any problems with our third-party providers could result in lengthy interruptions in our business. In addition, our services and functionality are highly technical and complex technology which may contain errors or vulnerabilities that could result in interruptions in our business or the failure of our systems.

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We are subject to cybersecurity risks to operational systems, security systems, infrastructure, integrated software in our 4G and 5G products and customer data processed by us or third-party vendors or suppliers and any material failure, weakness, interruption, cyber event, incident or breach of security could prevent us from effectively operating our business.

We are at risk for interruptions, outages and breaches of: operational systems, including business, financial, accounting, product development, data processing or production processes, owned by us or our third-party vendors or suppliers; facility security systems, owned by us or our third-party vendors or suppliers; in-product technology owned by us or our third-party vendors or suppliers; the integrated software in our products; or customer data that we process or our third-party vendors or suppliers process on our behalf. Such cyber incidents could materially disrupt operational systems; result in loss of intellectual property, trade secrets or other proprietary or competitively sensitive information; compromise certain information of customers, employees, suppliers, drivers or others; jeopardize the security of our facilities; or affect the performance of in-product technology and the integrated software in our products. A cyber incident could be caused by disasters, insiders (through inadvertence or with malicious intent) or malicious third parties (including nation-states or nation-state supported actors) using sophisticated, targeted methods to circumvent firewalls, encryption and other security defenses, including hacking, fraud, trickery or other forms of deception. The techniques used by cyber attackers change frequently and may be difficult to detect for long periods of time. Although we maintain information technology measures designed to protect ourselves against intellectual property theft, data breaches and other cyber incidents, such measures will require updates and improvements, and we cannot guarantee that such measures will be adequate to detect, prevent or mitigate cyber incidents. The implementation, maintenance, segregation and improvement of these systems requires significant management time, support and cost. Moreover, there are inherent risks associated with developing, improving, expanding and updating current systems, including the disruption of our data management, procurement, production execution, finance, supply chain and sales and service processes. These risks may affect our ability to manage our data and inventory, procure parts or supplies or produce, sell, deliver and service our products, adequately protect our intellectual property or achieve and maintain compliance with, or realize available benefits under, applicable laws, regulations and contracts. We cannot be sure that the systems upon which we rely, including those of our third-party vendors or suppliers, will be effectively implemented, maintained or expanded as planned. If we do not successfully implement, maintain or expand these systems as planned, our operations may be disrupted, our ability to accurately and timely report our financial results could be impaired, and deficiencies may arise in our internal control over financial reporting, which may impact our ability to certify our financial results.

Moreover, our proprietary information or intellectual property could be compromised or misappropriated and our reputation may be adversely affected. If these systems do not operate as we expect them to, we may be required to expend significant resources to make corrections or find alternative sources for performing these functions.

A significant cyber incident could harm our reputation, cause us to breach our contracts with other parties or subject us to regulatory actions or litigation, any of which could materially affect our business, prospects, financial condition and operating results. In addition, our insurance coverage for cyber-attacks may not be sufficient to cover all the losses we may experience as a result of a cyber-incident.

The requirements of being a public company may strain our resources and divert management’s attention.

We will incur significant costs associated with our public company corporate governance and reporting requirements. This may divert the attention of our management from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

We have identified a material weakness in our internal control over financial reporting and may identify additional material weaknesses in the future or fail to maintain an effective system of internal control over financial reporting, which may result in material misstatements of our consolidated financial statements or cause us to fail to meet our periodic reporting obligations.

As a private company, Legacy Airspan was not required to document and test its internal controls over financial reporting, nor was its management required to certify the effectiveness of its internal controls, and its auditors were not required to opine on the effectiveness of its internal control over financial reporting. Similarly, as a private company, Legacy Airspan was not subject to the SEC’s internal control reporting requirements. However, we are now subject to the requirement for management to certify the effectiveness of our internal controls and, in due course, the requirement with respect to auditor attestation on internal control effectiveness.

In connection with the audit of Legacy Airspan consolidated financial statements as of and for the years ended December 31, 2020 and 2019, Legacy Airspan and its independent registered public accounting firm identified a material weakness in its internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

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The material weakness that Legacy Airspan and its independent registered public accounting firm identified occurred because (i) it had inadequate processes and controls to ensure an appropriate level of precision related to its financial statement footnote disclosures, and (ii) it did not have sufficient resources with the adequate technical skills to meet the emerging needs of its financial reporting requirements.

Management, with oversight from the Audit Committee and the Board is in the process of implementing a remediation plan for this material weakness, including, among other things, hiring additional accounting personnel and implementing process level and management review controls to ensure financial statement disclosures are complete and accurate and to identify and address emerging risks. We can give no assurance that our efforts will remediate this deficiency in internal control over financial reporting or that additional material weaknesses in our internal control over financial reporting will not be identified in the future. Our failure to implement and maintain effective internal control over financial reporting could result in errors in our consolidated financial statements that could result in a restatement of our financial statements, may subject us to litigation and investigations, and could cause us to fail to meet our reporting obligations, any of which could diminish investor confidence in us, cause a decline in the price of our Common Stock and limit our ability to access capital markets.

If we fail to maintain effective internal control over financial reporting, the price of our Common Stock may be adversely affected.

We are required to establish and maintain appropriate internal control over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal control over financial reporting may identify weaknesses and conditions that need to be addressed in our internal control over financial reporting, or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, or disclosure of management’s assessment of our internal control over financial reporting, may have an adverse impact on the price of our Common Stock.

Our failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act could have a material adverse effect on our business, operating results and financial condition.

We are required under Section 404 of the Sarbanes-Oxley Act to provide management’s attestation on internal controls. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that are applicable under Section 404 of the Sarbanes-Oxley Act. If we are not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, we may not be able to assess whether our internal controls over financial reporting are effective or may result in a finding that there is a material weakness in our internal controls over financial reporting, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of our securities.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our securities adversely, the price and trading volume of our securities could decline.

The trading market for our securities will be influenced by the research and reports that industry or securities analysts may publish about us, our business, market or competitors. If any of the analysts who may cover us change their recommendation regarding our shares of Common Stock adversely, or provide more favorable relative recommendations about our competitors, the price of our shares of Common Stock would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on it, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.

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USE OF PROCEEDS

We will receive the proceeds from the exercise of the Post-Combination Warrants, to the extent such Post-Combination Warrants are exercised for cash, but not from the sale of the underlying Warrant Shares.

We would receive up to an aggregate of approximately $135.0 million from the exercise of the Post-Combination Warrants, assuming the exercise in full of all of the Post-Combination Warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such Post-Combination Warrants for general corporate and working capital purposes. We will have broad discretion over the use of proceeds from the exercise of the Post-Combination Warrants. There is no assurance that the holders of the Post-Combination Warrants will elect to exercise any or all of the Post-Combination Warrants. To the extent that the Post-Combination Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Post-Combination Warrants will decrease.

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PLAN OF DISTRIBUTION

This prospectus relates to up to 9,000,000 Warrant Shares issuable from time to time upon the exercise of 9,000,000 Post-Combination Warrants and such indeterminate number of additional Warrant Shares that may be issuable by reason of the anti-dilution provisions contained in the Warrant Agreement governing the Post-Combination Warrants.

Each $12.50 Warrant is exercisable at a price of $12.50 per Warrant Share, each $15.00 Warrant is exercisable at a price of $15.00 per Warrant Share and each $17.50 Warrant is exercisable at a price of $17.50 per Warrant Share, in each case, exercisable during the period commencing on the Closing and terminating on the earlier of August 13, 2023 and our earlier redemption, as further described below. The Warrant Shares offered and sold pursuant to this prospectus will be issued directly to the holders of Post-Combination Warrants upon payment of the exercise price therefore to us. We are required to pay all fees and expenses incident to the registration of the Warrant Shares to be offered and sold pursuant to this prospectus.

The Warrant Shares to which this prospectus relates will be sold directly by the Company to holders of Post-Combination Warrants on the exercise of such Post-Combination Warrants. No underwriters, dealers or agents will be involved in these sales. No underwriter, dealer or agent has been involved in the preparation of, or has performed any review of, this prospectus.

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MARKET INFORMATION AND DIVIDEND POLICY

Market Information

Our Common Stock, Post-Combination $12.50 Warrants, Post-Combination $15.00 Warrants and Post-Combination $17.50 Warrants are listed on the NYSE American under the symbols “MIMO”, “MIMO WSA”, “MIMO WSB” and “MIMO WSC”, respectively.

As of October 15, 2021, there were approximately 84 holders of record of our Common Stock, 79 holders of record of our Post-Combination $12.50 Warrants, 79 holders of record of our Post-Combination $15.00 Warrants and 79 holders of record of our Post-Combination $17.50 Warrants.

Dividend Policy

We currently intend to retain all available funds and any future earnings to fund the growth and development of our business. We have never declared or paid any cash dividends on our capital stock. We do not intend to pay cash dividends to our stockholders in the foreseeable future. Investors should not purchase our Common Stock with the expectation of receiving cash dividends.

Any future determination to declare dividends will be made at the discretion of our Board and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our Board may deem relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

At the Closing, we assumed the Legacy Airspan Plan and the options to purchase Legacy Airspan capital stock granted thereunder that were outstanding immediately prior to the Closing were converted into options to purchase an aggregate of 5,815,796 shares of Common Stock and the shares of Legacy Airspan Restricted Stock granted thereunder that were outstanding immediately prior to the Closing were converted into an aggregate of 345,471 shares of restricted Common Stock.

On August 11, 2021, at a special meeting in lieu of the 2021 annual meeting of stockholders of New Beginnings, the stockholders of New Beginnings considered and approved the 2021 Plan. The 2021 Plan authorizes the issuance of up to 6,007,718 shares of Common Stock, plus any shares of our Common Stock subject to outstanding awards under the Legacy Airspan Plan that are forfeited or reacquired by us due to termination or cancellation.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information will aid you in your analysis of the financial aspects of Legacy Airspan becoming a wholly-owned subsidiary of New Beginnings as a result of Merger Sub, a wholly-owned subsidiary of New Beginnings, merging with and into Legacy Airspan, and Legacy Airspan surviving the merger as a wholly-owned subsidiary of New Beginnings. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). We have elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

New Beginnings was a blank check company that was incorporated in Delaware on August 20, 2020, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

On November 3, 2020, New Beginnings consummated its IPO of 10,000,000 New Beginnings units at an offering price of $10.00 per unit, with each New Beginnings unit consisting of one share of Common Stock and one Public Warrant, resulting in gross proceeds of $100.0 million (before underwriting discounts and commissions and offering expenses).

Prior to the consummation of the IPO, the Sponsor subscribed for 2,156,250 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.012 per share. On October 20, 2020, New Beginnings effected a stock dividend resulting in the Sponsor holding an aggregate of 2,875,000 Founder Shares, representing an adjusted purchase price of approximately $0.009 per share. Simultaneously with the consummation of the IPO, New Beginnings sold 500,000 Private Placement Units in a private placement transaction at a purchase price of $10.00 per unit to the Sponsor. As a result of this transaction and after giving effect to the exercise of the underwriters’ over-allotment option discussed below, New Beginnings sold a total of 545,000 Private Placement Units to the Sponsor, resulting in gross proceeds to New Beginnings of approximately $5,450,000. Each Private Placement Unit sold in the private placement is identical to the New Beginnings units sold in the IPO, except that the Private Placement Warrants included in the Private Placement Units: (i) are not redeemable by us and (ii) may be exercised for cash or on a cashless basis, so long as they are held by the initial purchasers or any of their permitted transferees.

On November 9, 2020, the underwriters partially exercised the over-allotment option to purchase 1,000,000 additional New Beginnings units, and on November 12, 2020, the underwriters fully exercised the over-allotment option to purchase an additional 500,000 New Beginnings units, generating an aggregate of gross proceeds of $15,000,000.

Legacy Airspan is a U.S.-based 5G end-to-end, 4G, Open RAN and fixed wireless access hardware and software provider that held a product portfolio spanning 150 patents granted and 94 patents pending.

Legacy Airspan’s predecessor, Airspan Communications Corporation, was incorporated as a Delaware corporation on January 30, 1998. Airspan Networks Inc. was incorporated in 1999 as a Washington corporation and at that time acquired Airspan Communications Corporation by merger. In August 2010, Legacy Airspan reincorporated in Delaware.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021 assumes that the Business Combination occurred on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 present pro forma effect to the Business Combination as if it had been completed on January 1, 2020.

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The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what our financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting our future financial condition and results of operations. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of New Beginnings was derived from the unaudited and audited financial statements of New Beginnings as of and for the six months ended June 30, 2021 and for the period from August 20, 2020 (inception) to December 31, 2020 (as restated), included elsewhere in this prospectus. The historical financial information of Legacy Airspan was derived from the unaudited and audited financial statements of Legacy Airspan as of and for the six months ended June 30, 2021 and of the year ended December 31, 2020, which are included elsewhere in this prospectus. This information should be read together with New Beginnings’ and Legacy Airspan’s unaudited and audited financial statements and related notes which are included elsewhere in this prospectus, the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus and other financial information included elsewhere in this prospectus.

The Business Combination will be accounted for as a reverse recapitalization in accordance with United States generally accepted accounting principles (“GAAP”). Under this method of accounting, although New Beginnings acquired all of the outstanding equity interests of Legacy Airspan in the Business Combination, New Beginnings will be treated as the “acquired” company and Legacy Airspan will be treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Legacy Airspan issuing stock for the net assets of New Beginnings, accompanied by a recapitalization. The net assets of New Beginnings will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Legacy Airspan.

Legacy Airspan has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Legacy Airspan’s former stockholders have the greatest voting interest in us;

●	directors designated by Legacy Airspan initially represented seven of the eight Board seats following the Closing;

●	Legacy Airspan’s former stockholders will have the ability to control decisions regarding election and removal of our directors and officers;

●	Legacy Airspan comprises our ongoing operations;

●	Legacy Airspan’s relevant measures, such as assets, revenues, cash flows and earnings, are higher than New Beginnings’;

●	Legacy Airspan’s senior management is our senior management; and

●	we assumed a substantially similar name to Legacy Airspan and Legacy Airspan’s headquarters.

The unaudited pro forma condensed combined financial information has been prepared to give effect to the redemption for cash of 9,997,049 shares of Common Stock for an aggregate redemption payment of $100.97 million.

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Description of the Business Combination

Consideration

The aggregate consideration for the Business Combination was paid in the form of cash, shares of Common Stock, Post-Combination Warrants, restricted shares of Common Stock, restricted stock units underlying Common Stock (“RSUs”) and options to purchase Common Stock (“Options”).

The following summarizes the aggregated value of the consideration:

Common stock, restricted stock, warrants and stock options at Closing(1)	77,250,000
Post-Combination Warrants	(9,000,000)
Options	(7,135,353)
RSUs	(1,750,000)
Shares of Common Stock transferred at Closing	59,364,647
Value per share(2)	$10.00
Total share consideration	$593,646,470
Total cash consideration	$17,500,000

(1)	The number in the table above includes approximately 17,885,353 shares of Common Stock underlying Post-Combination Warrants, RSUs and Options that do not represent legally outstanding shares of Common Stock at Closing.

(2)	Share consideration is calculated using a $10.00 reference price. Actual total share consideration was dependent on the value of Common Stock at Closing.

Ownership

The following summarizes the pro forma Common Stock outstanding:

	Shares	%
Legacy Airspan Capital Stock	77,250,000
Post-Combination Warrants	(9,000,000)
Options	(7,135,353)
RSUs	(1,750,000)
Legacy Airspan – shares of Common Stock transferred at Closing(1)	59,364,647	82.8%
New Beginnings existing shares	1,502,951	2.1%
Shares held by Sponsor	3,295,000	4.6%
PIPE	7,500,000	10.5%
Pro Forma Common Stock outstanding at June 30, 2021	71,662,598	100%

(1)	The number of outstanding shares in the table above excludes approximately 17,885,353 shares of Common Stock underlying Post-Combination Warrants, RSUs and Options that do not represent legally outstanding shares of Common Stock at Closing.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 are based on the historical financial statements of New Beginnings (as restated) and Legacy Airspan. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2021
(in thousands)

	As of June 30, 2021
	Legacy Airspan (Historical)	New Beginnings (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Cash and cash equivalents	$12,208	$68	$75,000	(A)	$99,019
			$116,182	(B)
			$(5,626)	(C)
			$(27,830)	(F)
			$(18,513)	(G)
			$(100,970)	(H)
			$48,500	(J)
Prepaid assets	—	$283			$283
Restricted cash	$187	—			$187
Accounts receivable	$40,671	—			$40,671
Inventory	$13,048	—			$13,048
Prepaid expenses and other current assets	$9,062	—			$9,062
Total current assets	$75,176	$351	$86,743		$162,270
Cash and securities held in Trust Account	—	$116,182	$(116,182)	(B)	—
Property, plant and equipment, net	$6,425	—			$6,425
Goodwill	$13,641	—			$13,641
Intangible assets, net	$7,031	—			$7,031
Right-of-use lease assets, net	$7,750	—			$7,750
Other non-current assets	$3,781	—			$3,781
TOTAL ASSETS	$113,804	$116,533	$(29,439)		$200,898
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
Accounts payable	$17,890	$1,591	$(1,591)	(C)	$17,890
Due to related party	—	$10	$(10)	(C)	—
Deferred revenue	$4,729	—			$4,729
Other accrued expenses	$26,251	—			$26,251
Subordinated debt	$10,316	—			$10,316
Current portion of long-term debt	$288	—			$288
Total current liabilities	$59,474	$1,601	$(1,601)		$59,474
Warrant liability	—	$14,401			$14,401
Deferred underwriting discount	—	$4,025	$(4,025)	(C)	—
Subordinated term loan, long-term – related party	$36,325	—			$36,325
Senior term loan, long-term	$38,895	—			$38,895
Other long-term liabilities	$21,285	—	$(12,292)	(E)	$8,993
Convertible Notes	—	—	$48,500	(J)	$48,500
Warrant liability	—	—	$4,531	(E)	$4,531
Total liabilities	$155,979	20,027	$35,113		$211,119

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — Continued
AS OF JUNE 30, 2021
(in thousands)

	As of June 30, 2021
	Legacy Airspan (Historical)	New Beginnings (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Mezzanine equity
Convertible preferred stock	$364,128	—	$(364,128)	(E)	—

Common stock subject to possible redemption	—	$91,506	$(91,506)	(D)	—

Stockholders’ equity (deficit)
Common stock	—	$1	$1	(A)	$8
			$1	(D)
			$6	(E)
			$(1)	(H)
Additional paid-in capital	$312,989	$5,569	$74,999	(A)	$733,412
			$91,505	(D)
			$376,415	(E)
			$(21,994)	(F)
			$(570)	(I)
			$(4,532)	(E)
			$(100,969)	(H)
Accumulated deficit	$(719,292)	$(570)	$(18,513)	(G)	$(743,641)
			$570	(I)
			$(5,836)	(F)
Total stockholders’ equity (deficit)	$(406,303)	$5,000	$391,082		$(10,221)
TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)	$113,804	$116,533	$(29,439)		$200,898

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR SIX MONTHS ENDED JUNE 30, 2021
(in thousands, except share and per share data)

	For the Six Months Ended June 30, 2021		Transaction		For the Six Months Ended June 30, 2021
	Legacy Airspan (Historical)	New Beginnings (Historical)	Accounting Adjustments		Pro Forma Combined
Products and software licenses	$74,040	$—	$—		$74,040
Maintenance, warranty and services	$13,943	—	—		$13,943
Revenue	$87,983	—	—		$87,983
Products and software licenses	$45,615	—	—		$45,615
Maintenance, warranty and services	$2,196	—	—		$2,196
Total cost of revenue	$47,811	—	—		$47,811
Gross profit	$40,172	—	—		$40,172
Operating expenses:
Research and development	$29,898	—	—		$29,898
Sales and marketing	$14,842	—	—		$14,842
General and administrative	$8,900	—	—		$8,900
Amortization of intangibles	$598	—	—		$598
Formation and operating costs	—	$2,653	—		$2,653
Total operation expenses	$54,238	$2,653	—		$56,891
Loss from operations	$(14,066)	$(2,653)	—		$(16,719)
Interest expense, net	$(4,950)	$19	$(19)	(BB)	$(4,950)
Gain on extinguishment of debt	$2,096	—			$2,096
Other income (expense), net	$(6,880)	$(2,029)	$4,517	(AA)	$(6,270)
			$(1,878)	(CC)
Income (Loss) before income taxes	$(23,800)	$(4,663)	$2,620		$(25,843)
Income tax benefit (expense)	$(167)	—	—		$(167)
Net (loss) income	$(23,967)	$(4,663)	$2,620		$(26,010)

					Pro Forma Combined
Weighted average shares outstanding – common stock	669,839	5,246,865			71,662,598
Net loss per share – basic and diluted	$(35.78)	(0.89)	$		$(0.36)

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR YEAR ENDED DECEMBER 31, 2020
(in thousands, except share and per share data)

	For the Year Ended December 31, 2020		Transaction		For the Year Ended December 31, 2020
	Legacy Airspan (Historical)	New Beginnings (Historical, as restated)	Accounting Adjustments		Pro Forma Combined
Products and software licenses	$134,338	—	—		$134,338
Maintenance, warranty and services	$38,617	—	—		$38,617
Revenue	$172,955	—	—		$172,955
Products and software licenses	$84,375	—	—		$84,375
Maintenance, warranty and services	$4,477	—	—		$4,477
Total cost of revenue	$88,852	—	—		$88,852
Gross profit	$84,103	—	—		$84,103
Operating expenses:
Research and development	$52,858	—	—		$52,858
Sales and marketing	$28,738	—	—		$28,738
General and administrative	$16,555	$1,188	$37,026	(DD)	$60,605
			$5,836	(EE)
Amortization of intangibles	$1,733	—	—		$1,733
Loss on sale of assets	$22	—	—		$22
Total operation expenses	$99,906	$1,188	$42,862		$138,120
Loss from operations	$(15,803)	$(1,188)	$(42,862)		$(59,853)
Interest expense, net	$(6,422)	—	—		$(6,422)
Other income (expense), net	$(4,200)	$12	$(12)	(BB)	$(4,635)
			$3,322	(AA)
			$(3,757)	(CC)
Unrealized gain on change in fair value of warrants	—	5,268	—		5,268
Income (Loss) before income taxes	(26,425)	4,092	(43,309)		(65,652)
Income tax benefit (expense)	782	—	—		782
Net (loss) income	$(25,643)	$4,092	$(43,309)		$(64,859)

					Pro Forma Combined
Weighted average shares outstanding – common stock	669,534	4,646,706			71,662,598
Net loss per share – basic and diluted	$(38.30)	$0.88			$(0.82)

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP as Legacy Airspan has been determined to be the accounting acquirer, primarily due to the fact that Legacy Airspan stockholders will continue to control the Company. Under this method of accounting, although New Beginnings acquired all of the outstanding equity interests of Legacy Airspan in the Business Combination, New Beginnings will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Legacy Airspan issuing stock for the net assets of New Beginnings, accompanied by a recapitalization. The net assets of New Beginnings will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Legacy Airspan.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 assumes that the Business Combination and PIPE financing occurred on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 presents pro forma effect to the Business Combination and PIPE financing as if it had been completed on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

●	New Beginnings’ unaudited balance sheet as of June 30, 2021 and the related notes for the period ended June 30, 2021, included elsewhere in this prospectus; and

●	Airspan’s unaudited balance sheet as of June 30, 2021 and the related notes for the period ended June 30, 2021, included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

●	New Beginnings’ unaudited statement of operations for the six months ended June 30, 2021 and the related notes, included elsewhere in this prospectus; and

●	Airspan’s unaudited statement of operations for the six months ended June 30, 2021 and the related notes, included elsewhere in this prospectus.

The unaudited pro forma condensed combined financial information has been prepared to give effect to the redemption for cash of 9,997,049 shares of Common Stock for an aggregate redemption payment of $100.97 million.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that we believe are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. We believe that our assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

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The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of our future consolidated results of operations or financial position. They should be read in conjunction with the historical financial statements and notes thereto of New Beginnings (as restated) and Legacy Airspan.

2. Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on our financial statements. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are expected to have a continuing impact on our results.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). We have elected not to present Management’s Adjustments and are only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to transaction accounting adjustments that reflect the accounting for the transaction under GAAP. Legacy Airspan and New Beginnings have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of our shares outstanding, assuming the Business Combination occurred on January 1, 2020.

In addition, New Beginnings raised $50.0 million in additional funds through the issuance of the Convertible Notes issued in a private placement to the Convertible Note Purchasers substantially concurrent with the Closing. The purpose of the sale of the Convertible Notes was to raise additional capital for use in connection with the transactions contemplated by the Business Combination Agreement and to meet the minimum cash requirements provided in the Business Combination Agreement. The Convertible Notes bear interest at a rate equal to 7.0% per annum (the “Base Rate”), payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning on September 30, 2021. Under certain circumstances, a default interest is expected to apply following an event of default under the Convertible Notes at a per annum rate equal to the lower of (i) the Base Rate plus 3.75% and (ii) the maximum amount permitted by law. The Convertible Notes mature on December 30, 2024, unless earlier accelerated, converted, redeemed or repurchased. The Company is currently finalizing its accounting analysis of the Convertible Notes, and more specifically the analysis of the potential existence of embedded derivatives that should be bifurcated from the convertible debt. The potential effect of additional impacts, if any, aside from the interest, have currently been excluded from these unaudited pro forma condensed combined financial information. The Company expects to finalize its analysis and the accounting treatment of the Convertible Note by the issuance of the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2021.

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Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

(A)	Represents the gross proceeds from the private placement of 7,500,000 shares of Common Stock at $10.00 per share pursuant to the PIPE.

(B)	Reflects the reclassification of $116.2 million of cash and cash equivalents held in New Beginnings’ Trust Account at the balance sheet date that becomes available to fund the Business Combination.

(C)	Reflects the settlement of New Beginnings’ historical accrued liabilities that will be settled at the Closing of the Business Combination.

(D)	Reflects the reclassification of approximately $91.5 million of Common Stock subject to possible redemption to permanent equity.

(E)	Reflects the reclassification of Legacy Airspan Preferred Stock, warrants exercisable for Legacy Airspan Preferred Stock that convert into Common Stock, and Post-Combination Warrants exercisable for Common Stock at the Closing of the Business Combination.

(F)	Represents preliminary estimated transaction costs incurred as part of the Business Combination totaling $27.8 million, out of which approximately $5.836 million were not capitalized as of June 30, 2021. The $27.8 million preliminary estimated transaction costs consisting of (i) approximately $2.68 million of placement agent fees and related expenses payable to the placement agent upon the closing of the PIPE transaction, (ii) financial and transaction advisory fees of approximately $16.8 million payable upon consummation of the Business Combination and (iii) printing, legal, accounting and other fees of $8.26 million.

(G)	Represents the $17,500,000 of aggregate cash consideration to be paid to the participants in the Legacy Airspan management incentive plan upon the Closing of the Business Combination and $1.013 million of related employer costs.

(H)	Reflects the actual redemption of 9,997,049 shares of Common Stock for aggregate redemption payments of $100.97 million allocated to Common Stock and additional paid-in capital using the par value $0.0001 per share and a redemption price of $10.10 per share.

(I)	Reclassification of New Beginnings retained earnings.

(J)	Represent the aggregate cash consideration, net of transaction costs to be paid upon the issuance of the Convertible Notes.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 are as follows:

(AA)	Reflects the adjustments relating to the fair value measurement of warrants exercisable for Legacy Airspan Preferred Stock classified as a liability

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(BB)	Reflects elimination of interest income on the Trust Account.

(CC)	Reflects the adjustments relating to interest expenses with respect to the Convertible Notes

(DD)	Represents expense related to the $17,500,000 of aggregate cash consideration and RSUs with respect to 1,750,000 shares of Common Stock paid to the participants in Legacy Airspan’s management incentive plan upon the Closing of the Business Combination and total of $2.026 million of related employer costs

(EE)	Represents preliminary estimated transaction costs recognized as an expense as part of the Business Combination totaling $5.836 million.

4. Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related proposed equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. As 9,997,049 shares has been redeemed, this calculation is retroactively adjusted to eliminate the 9,997,049 redeemed shares for the entire period.

The unaudited pro forma condensed combined financial information has been prepared to give effect to the redemption for cash of 9,997,049 shares of Common Stock for the six months ended June 30, 2021 and the year ended December 31, 2020:

(in thousands, except share and per share data)	For six months ended June 30, 2021
Pro forma net loss	(26,010)
Weighted average shares outstanding of common stock	71,662,598
Net loss per share (basic and diluted)(1)	$(0.36)

(in thousands, except share and per share data)	For the year ended December 31, 2020
Pro forma net loss	(64,859)
Weighted average shares outstanding of common stock	71,662,598
Net loss per share (basic and diluted)(1)	$(0.91)

(1)	For the purposes of calculating diluted earnings per share, it was assumed that all outstanding Post-Combination Warrants and Warrants sold in the IPO and the private placement are exercised for Common Stock. However, since this results in anti-dilution, the effect of such exercise was not included in calculation of diluted loss per share.

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BUSINESS

Company Overview

We are a U.S. headquartered, award-winning technical leader, in the 4G and 5G Radio Access Network (“RAN”) and broadband access solutions market. We offer a broad range of software defined radios, broadband access products and network management software to enable cost-effective deployment and efficient management of mobile, fixed and hybrid wireless networks. Our customers include leading mobile communications service providers (“CSPs”), large enterprises, military communications integrators and internet service providers (“ISPs”) working to deliver high-capability broadband access to numerous markets. Our mission is to disrupt and modernize network total cost of ownership (“TCO”) models. We aim to lower costs for customers throughout the product lifecycle, from procurement through commissioning and ongoing operating costs. We have been pioneering wireless technology for over 20 years and are distinguished by our deep customer relationships, innovative product design capabilities and expertise in solving technical challenges at the network edge, where a device or local network interfaces with the Internet or other networks.

In 4G mobile networks, we established ourselves as an expert in network densification by focusing on solving the problems associated with physically locating, installing and commissioning networks consisting of hundreds of thousands of small cells as an alternative and supplement to macro cell-based networks. Software-defined and cost-optimized radio platforms, self-organizing/optimization algorithms and minimum power consumption have been critical to our 4G business and are expected to be even more critical to the deployment and expansion of new 5G networks. As an early leader in 5G OPEN-RAN standards, we have worked to unbundle the monolithic network architectures previously dominated by large incumbent suppliers such as Huawei Technologies Co., Ltd. (“Huawei”), Telefonaktiebolaget LM Ericsson (“Ericsson”) and Nokia Corporation (“Nokia”). As a foundational member of the 5G ecosystem, we work closely with wireless operators, chipset suppliers and infrastructure vendors around the world on 5G developments, trials, pilots and initial 5G deployments.

We started our business in digital wireless access, primarily voice services, rapidly becoming a leader in high performance wireless data networks. Our acquisition of Mimosa Networks in 2018 strengthened our position in today’s rapidly expanding wireless broadband access market. Mimosa’s capabilities and innovation in wireless broadband point-to-point and point-to-multipoint networks strengthened our disruptive position in the mobile 4G/5G network densification space and expanded our existing North American presence with an engineering center in Silicon Valley. Mimosa’s channel-led sales strategy enhances the distribution of our existing products for specific vertical markets, such as private 4G and 5G and applications in citizens broadband radio service (“CBRS”).

The Wireless Communications Industry

The wireless industry has evolved from Marconi’s 1897 18-mile communication to a tug boat to high speed mobile broadband. Launched in 2002, third generation (“3G”) cellular technology networks provided connectivity to access the World Wide Web from mobile devices and high-powered smart phones and apps began to change the way we live. Launched in 2010, higher speed 4G networks introduced the concept of mobile broadband, connected enterprise applications to cloud computing and began to modernize the way people communicate, interact and work. Presently, 5G networks, with up to 100 times the speed and as little as 10% of the latency (network edge turnaround time) of 4G networks, are expected to be foundational to the development and expansion of autonomous vehicles, telemedicine, live ultra-high definition video streaming, cloud gaming, edge computing and numerous industrial applications, such as augmented reality and robotics for smart manufacturing, supply chain automation and military and defense applications.

Over the next ten years, we believe that 5G networks will become increasingly common across much of the globe, an expansion that will require substantial investment from stakeholders. Operators will need to invest in spectrum rights, network equipment and deployment well in advance of realization of any increase in revenues from the new capabilities that 5G networks offer. Airspan is working with leading global service providers and enterprises in the mobile and fixed wireless access (“FWA”) ecosystems to develop, commercialize and accelerate the availability of Open Standard 5G solutions that enable cost-efficient initial deployment and then, based on such open standards, allow those networks to efficiently adapt and grow in response to the emerging applications that are expected to generate increased revenue streams to recoup such network investments.

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Business Strategy

Our mission is to disrupt and modernize network TCO models, providing innovative solutions that meet specific application requirements at the network edge. In support of this mission, we pursue a strategy focused on customer responsiveness, technology leadership and excellence in execution.

●	Industry Relationships. We have relationships with some of the world’s most innovative Tier-1 CSPs including SoftBank, Reliance Jio and Rakuten. We have helped specialized private network operators like GoGo (in-flight internet) and McLaren (automotive connectivity) to address the challenges associated with high speed cellular networks. We have worked closely with leading edge technology companies such as Qualcomm Incorporated and Quantenna Communications Inc. In partnership with these customers and suppliers, we have helped to address the challenges of next generation RAN deployments at scale, while building a portfolio of solutions to help innovators deploy novel and innovative networks, augmenting our technology portfolio, creating greater visibility into our end markets and informing our product development road map.

●	Technology Leadership. We have focused on software-defined RAN technology for over 20 years, while developing the skills and discipline needed to respond to near-term customer-driven opportunities without deviating from our long-term product roadmaps. We have learned how to rapidly incorporate the experiential learning represented by over one million deployed cells. That has resulted in a unified software code base and a finely tuned library of low cost and high-performance radio frequency (“RF”) subsystems across our company. Today, we employ over 400 engineers with deep expertise in 5G NR (“New Radio”), LTE, LTE-Advanced, orthogonal frequency division multiple access (“OFDMA”), Wi-Fi and VoIP, and are a leader in OPEN-RAN software with a track record of continuous innovation at the network edge. As of June 30, 2021, we held over 173 issued and 80 pending patents, including US patents and various foreign counterparts.

●	Excellence in Execution.

Speed - We develop innovative RAN solutions that address our customers’ specific deployment challenges at the network edge, by anticipating the challenge in our roadmap, rapid prioritization, unified software and hardware project teams and then by accessing a single code base and a proven library of RF subsystems.

Efficiency - Hardware production is 100% outsourced to world class manufacturing partners such as Foxconn in Vietnam and Cape in Malaysia and delivered by a third-party logistics network with worldwide reach.

Experience – Our management and engineering teams have worked together for over 20 years in a challenging international market on the kinds of opportunities and challenges our 5G customers are facing.

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Products

We offer a complete range of 4G and 5G network build and network densification products with an expansive portfolio of software and hardware tools for indoor and outdoor, compact femto, pico, micro and macro base stations, as well as an industry leading 802.11ac and 802.11ax fixed wireless access and backhaul solution portfolio for point-to-point and point-to-multipoint applications. Our solutions help network operators monetize the potential of 4G and 5G technologies and use cases and, in addition, allow enterprises to establish their own private networks especially in 5G, where dedicated spectrum has been allocated. The table below summarizes our product categories:

5G Product Family	Description
Air5G 5700	Outdoor Sub-6GHz Radio Unit (RU) supporting 32x32 massive MIMO array, Split 7.2x
Air5G 7200	Outdoor mmWave Macro RDU (Radio Unit (RU) and Distributed Unit (DU)) with an integrated 128x128 antenna array, Split 2
AirU / AirDU	Outdoor Sub-6GHz Macro Radio Unit (RU) and Macro RDU (Radio Unit (RU) and Distributed Unit (DU)) consists of 4x4 or 8x8 antennas, each transmit in high power (40W per channel), Split 7.2x or split 2
AirStrand	Outdoor Sub-6GHz dual sector strand-mounted full gNB with DOCSIS backhaul
AirSpeed	Outdoor Pico cell Sub-6GHz dual sector full gNB
AirVelocity 2700	Indoor Sub-6GHz Radio Unit (RU), with integrated or external antenna, Split 7.2x
AirVelocity 6200	Indoor mmWave RDU (Radio Unit (RU) and Distributed Unit (DU)) with an integrated 64x64 antenna array, Split 2
AirStar	Indoor Sub-6GHz dual sector (to cover both indoor and outdoor) full gNB

SW Product Family	Description
4G eNb SW	Full SW package including L1, L2 and L3 management and control needed to operate the eNb
5G RU SW	SW to operate the RU. In Split 7.2x consist of the L-PHY
5G DU SW	Includes the H-PHY and L2, running in the gNb or on a server
5G CU SW	Includes the L3, running in the gNb or on a server
5G ACP SW	The management SW controlling the system components (HW and SW)

4G Product Family	Description
AirHarmony	Outdoor Mini-Macro, 2x 20W Tx power
AirSpeed	Outdoor dual sector/carrier Pico cell up to 10W Tx power
AirStrand	Outdoor strand-mounted, with DOCSIS backhaul, Pico Cell
AirVelocity	Enterprise/Residential indoor Small Cell
AirUnity	Indoor small cell (dual sector) with integrated LTE relay backhaul
AirDensity	Indoor small cell (single sector) with integrated LTE relay backhaul

Point To Point (“PTP”) Product Family	Description
B series	High reliability PTP link supporting various bands and with various antenna options.
C series	Affordable integrated PTP and PTMP CPE device with flexible antenna connectivity for unlicensed frequency support.

Point to Multi Point (“PTMP”) Product Family	Description
A series	Access Point for urban/suburban MicroPoP PTMP and broadband deployments with flexible antenna connectivity for unlicensed frequency support. Supports C5x and C5c CPEs.

PTP/PTMP SW Product Family	Description
MMP	Full element management and monitoring software for PTP & PTMP devices, for on-premises hosting, private clouds and virtualization.
Mimosa Cloud	Cloud device monitoring software service for PTP & PTMP devices.
Install App	Android App software to assist with subscriber device and service installation and activation.

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Seasonality

We generally have lower sales in the first quarter of the calendar year than the final quarter of the preceding year.

Regulation

In addition to regulations of general application to global business, we are subject to a number of regulatory requirements specific to the wireless communications industry. Our products are subject to rules relating to radio frequency spectrum allocation and authorization of certain radio equipment promulgated by the Federal Communications Commission or the National Telecommunications and Information Administration.

The applicable regulatory agency in each jurisdiction adopts regulations to manage spectrum use, establishes and enforces priorities among competing uses, limits harmful radio frequency interference and promotes policy goals such as broadband deployment. These spectrum regulations regulate allocation, licensing and equipment authorizations. Since our customers purchase devices to operate in specific spectrum bands allocated by the regulatory authorities, our products must meet the technical requirements set forth for such spectrum allocation(s).

In some bands, the operator must seek prior regulatory authority to operate using specified frequencies, and the resulting spectrum license authorizes the licensee, for a limited term, to operate in a spectrum consistent with licensed technical parameters within a specified geographic area. We design and manufacture our products to comply with these technical parameters.

Our products generally are subject to compliance testing prior to approval, and, as a condition of authority in each jurisdiction, we must ensure that our products have the proper labels and documentation specifying such authority. We generally use telecommunications certification bodies to obtain certification for our devices in each jurisdiction in which we intend to market and sell our products.

Competition

We compete in two broad markets: mobile RAN equipment and services and wireless broadband access. We compete with large direct competitors in the RAN market such as Huawei, ZTE Corporation, Ericsson, Nokia and Samsung Group as well as smaller players such as Altiostar USA, Parallel Wireless Inc., Inseego Corp, KMW Co Ltd and Casa Systems, Inc. In the broadband market we have direct competitors as well as competing access technologies. The competing technologies include wireline DSL, fiber, cable and satellite. Direct wireless broadband competition includes Cambium Networks, Proxim Wireless Corporation, Ubiquiti Inc., Ruckus Networks and many other smaller companies. In addition, some of the entities to which we currently sell our products may develop the capacity to manufacture their own products.

When competing with the large incumbents for business in 4G networks, we rely on software centric small cell experience to provide densification solutions that fit under our larger end-to-end competitors’ macro cell architectures. Our 4G market has been limited to customers with severe capacity restrictions such as Sprint and Reliance that are difficult to address without massive densification. As 5G technology becomes more prevalent across the markets in which we operate, software and small cell-centric disaggregation of networks via O-RAN standards, instead of large macro-centric networks, allows us to take advantage of our competitive strengths, with increased access to CSPs utilizing 5G disaggregation to drive network buildout and to lower their overall operating costs. While we have an advantage within the O-RAN disaggregation market with both software modules and radio equipment based on our years of end-to-end RAN experience, we will have to continue innovation in access edge solutions, as software-only competitors such as Altiostar and Mavenir begin integration with commercial off-the-shelf radios and the larger incumbents such as Ericsson and Nokia invest time and resources into network disaggregation solutions.

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Competing Technologies

Today, broadband connections can be provided with or without voice services by a number of competing access technologies. While the communications transport network and Internet backbone are capable of transporting data at extremely high speeds, data can only be delivered from those parts of the network through the access portion to the end-user as fast as the end-user’s connection to the network will permit. Many traditional access connections that use copper wires are inadequate to address the rapidly expanding bandwidth requirements. To address these requirements, a number of alternative solutions have emerged. Below we have identified those solutions that we believe, for a variety of technological and economic reasons, compete most directly with the broadband wireless solutions we offer. Rural areas generally have fewer copper and wired infrastructures in existence. For this reason, we believe we have a particular competitive edge in rural and developing markets.

The performance and coverage area of our wireless systems are dependent on some factors that are outside our control, including features of the environment such as the amount of clutter (natural terrain features and man-made obstructions) and the available radio frequencies. Any inability to overcome these obstacles may make our technology less competitive in comparison with other technologies and make other technologies less expensive or more suitable. Our business may also compete in the future with products and services based on other wireless technologies and other technologies that have yet to be developed.

Wired Digital Subscriber Lines.  Broadband access is provided today by wired technologies using both copper and fiber. Copper is used most often in residential broadband access systems.

DSL technology improves the data transmission rate of existing copper networks. DSL transmission rates and service availability, however, are limited in all networks by both the quality of the available copper, which for many providers is a large percentage of their copper network, and by the maximum transmission distance (approximately five kilometers from the subscriber to the service provider’s switching equipment in many instances) of wired DSL technology. In many instances, a substantial portion of an operator’s copper network is unsuitable for DSL transmission.

Fiber technology allows an operator to deliver video, voice and data capabilities over an optical fiber medium that can deliver very high capacity to end-users. Because of the high costs associated with its deployment, fiber is used primarily for broadband access for businesses. It is most economically deployed in urban and suburban environments where business and residents create very high demand for services over broadband, and end-users can afford the relatively high tariffs charged by operators to provide fiber-based connectivity.

Cable Networks.  Two-way cable modems using coaxial cable enable data services to be delivered over a network originally designed to provide television service to residential subscribers. Coaxial cable has greater transmission capacity than copper wires, but is often costly to upgrade for two-way data services. The data rate available to each subscriber on a cable link decreases as the number of subscribers using the link increases. Cable coverage, which is not available in many countries, may limit the growth of this segment as a broadband access medium.

Satellite Networks.  For a variety of technological and economic reasons, satellite technologies have not presented the most direct competitive challenge to the fixed wireless access systems we offer. We believe that newer Low Earth Orbit (“LEO”) systems will eventually find a role in remote access but will be vulnerable to the spread of terrestrial broadband facilities driven in part by the need for very low latency, high speed backhaul for ubiquitous 5G networks.

Customers

Our customers are principally network operators, who provide their customers with fixed, nomadic and portable broadband solutions, as well as backhaul and bridging solutions and mobile access solutions.  Our customers today can generally be described as follows:

●	Fixed and mobile carriers looking to provide high speed triple-play broadband services to a wide customer base;

●	Energy, utility and enterprise and data centric carriers where high speed connectivity is required between locations with a variety of private networking capabilities;

●	Military, defense and public safety network operators providing wireless connectivity across a broad range of applications; and

●	Wireless ISPs that operate in areas where other carriers choose not to offer broadband access services.

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We began shipping our products in 1996. As of September 2021, we had shipped to over 1,000 customers in more than 100 countries.

Our contracts with our customers typically provide for delivery of products and services, including training, radio planning and maintenance we provide.  Our contracts sometimes include installation and commissioning, which are generally provided by subcontractors. In addition, we generally also agree to provide warranty for the equipment and software for a limited period of time.

Our contracts are generally non-exclusive and may contain provisions allowing our customers to terminate the agreement without significant penalties. Our contracts also may specify the achievement of shipment, delivery and service commitments. We are generally able to meet these commitments or negotiate extensions with our customers.

Our three largest customers have accounted for a substantial majority of our sales in three years ended December 31, 2020.  In 2018 and 2019 Sprint accounted for a majority of our revenues. In 2020, sales to Sprint declined, while sales to Reliance and Rakuten increased substantially. Our top three customers accounted for 69%, 73% and 91% of revenue in 2020, 2019 and 2018, respectively. See Note 2 of the notes to the audited financial statements of Legacy Airspan included in this prospectus.

Sales and Marketing

We sell our systems and solutions through our direct sales force and through independent agents, resellers and OEM partners. Our direct sales force targets network operators, ISPs and enterprises in both developed and developing markets. In certain markets, including those in which our Mimosa business operates, we also sell through independent agents, resellers, distributors and system integrators who target network operators and other customers. We also sell our products to OEMs who may sell our products under their names.

Our marketing efforts are focused on network operators and ISPs that provide voice and data or data-only communications services to their customers. Through our marketing activities we provide technical and strategic sales support including in-depth product presentations, network design and analysis, bid preparation, contract negotiation and support, technical manuals, sales tools, pricing, marketing communications, marketing research, trademark administration and other support functions.

A high level of ongoing service and support is critical to our objective of developing long-term customer relationships. To facilitate the deployment of our systems, we offer our customers a wide range of implementation and support services, including spectrum planning and optimization, post-sales support, training, a helpline and a variety of other support services.

Our subcontractors, who have the expertise and ability to professionally install our products, perform most major installations and commissioning. This enables us to efficiently manage fluctuations in the volume of installation work.

As of June 30, 2021, we had 222 full-time employees and contractors worldwide dedicated to sales, marketing and customer service.

Intellectual Property

We rely on a combination of patent, trademark, copyright and trade secret law and confidentiality or license agreements to protect our proprietary rights in products, services, know-how and information. Intellectual property laws afford limited protection. Certain rights held by us and our subsidiaries may provide us with competitive advantages, even though not all of these rights are protected under intellectual property laws. It may be possible for a third party to copy our products and services or otherwise obtain and use our proprietary information without our permission.

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Through the development of our products, we have generated a significant patent portfolio. As of June 30, 2021, our development efforts have resulted in over 173 separate patents granted (includes U.S. patents and various foreign counterparts), with a further 80 currently pending (includes U.S. patents and foreign counterparts) applications. To improve system performance and reduce costs, we have developed custom integrated circuits that incorporate much of our intellectual property as well as a large library of AI base software modules which are key elements of our wireless solutions.

United States patents are currently granted for a term of 20 years from the date a patent application is filed. Our U.S. patents have in the past given us competitive advantages in the marketplace, including a number of patents for wireless transmission techniques and antenna technologies with a particular emphasis on high speed mobility and power efficiency.

United States trademark registrations are for a term of ten years and are renewable every ten years as long as the trademarks are used in the regular course of trade. We register our trademarks in a number of other countries where we do business.

Manufacturing

We subcontract all of our manufacturing to third party subcontract manufacturing service providers. These providers offer full service manufacturing solutions, including assembly, integration, test, prototyping and new product introduction. The following is an overview of where our products are manufactured.

●	Our 4G and 5G product families are all currently produced with Foxconn in their Vietnam facilities.

●	Our Mimosa product range is currently produced in Malaysia with Cape Manufacturing (M) Sdn. Bhd. of the Cape Group of Companies.

●	We also contract with smaller contract manufacturers for early life prototyping and engineering samples.

Our agreements with our manufacturing subcontractors are non-exclusive and may be terminated by either party generally on six months’ notice without significant penalty. Other than component purchase liability as a consequence of authorized forecasts we provide, we do not have any agreements with our manufacturing subcontractors to purchase any minimum volumes. Our manufacturing support activities consist primarily of prototype development, new product introduction, materials planning and procurement, functional test support and quality control. All products are routed to customers via one of our third-party logistics partners.

Some of the key components of our products are purchased from single vendors for which alternative sources are generally not readily available in the short to medium term. If these vendors fail to supply us with components because they do not have them in stock when we need them, if they reduce or eliminate their manufacturing capacity for these components or if they enter into exclusive relationships with other parties which prevents them from selling to us, we could experience and have experienced significant delays in shipping our products while we seek other sources. The COVID-19 pandemic had a significant impact on our supply chains, adversely affecting product supply and delivery to our customers, in particular in the second and third quarter of 2020. Future pandemic induced lockdowns continue to be a risk to the supply chain. As a further consequence of the COVID-19 pandemic, component lead times are extending as demand exceeds supply on certain components, including semiconductors. This has caused us to extend our forecast horizon with our contract manufacturing partners and has increased the risk of supplier delays.

Human Capital Resources

Employee Overview

Our employees are instrumental in helping inspire us to achieve our goals. They bring a wide range of talents, experience and perspectives to drive our business. We are an equal opportunity employer, and it is our policy to make employment decisions and opportunities based on merit, qualifications, potential and competency.

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As of June 30, 2021, we had 728 full-time equivalent employees based primarily in the United Kingdom, India, Israel, Japan and the United States. We also engage numerous consultants and contractors to supplement our permanent workforce. We believe that we generally have good relationships with our employees. None of our employees are subject to a collective bargaining agreement or represented by a labor union, nor have we experienced any work stoppages.

Talent and Human Capital Management

We believe that human capital management is an important component to our continued growth and success, and is critical to our ability to attract, retain and develop talented and skilled employees.

Our human capital is governed by employment regulations in each country in which we operate. We monitor key employment activities, such as hiring, termination and pay practices to ensure compliance with established regulations across the world. Attracting, developing and retaining the best people globally is critical to our long-term success.

Diversity and Inclusion

We believe in attracting, developing and retaining diverse teams. We embrace diversity and inclusion and strive to provide an environment rich with diverse skills, backgrounds and perspectives.

Incentive Plans

The principal purposes of our incentive plans is to increase stockholder value by attracting, retaining and motivating high value personnel through the granting of equity and non-equity-based compensation awards. The incentive plans are designed to motivate individuals to perform to the best of their abilities to achieve our short and long term objectives.

Facilities

Our corporate headquarters are located in Boca Raton, Florida.  This office consists of approximately 5,400 square feet of space leased pursuant to a lease that will expire in 2024.

Our main operations and product development centers are located in: Slough, United Kingdom; Airport City, Israel; Mumbai, India; and Tokyo, Japan. In Slough, United Kingdom, we lease one facility of approximately 14,330 square feet pursuant to a lease that will expire in 2025. In Airport City, Israel, we lease one facility of approximately 49,213 square feet pursuant to a lease that will expire in 2024. In Mumbai, India, we lease one facility of approximately 5,513 square feet pursuant to a lease that will expire in 2026. In Tokyo, Japan, we lease one facility of approximately 1,940 square feet pursuant to a lease that will expire in 2022.

We believe that our facilities are adequate for our current needs.

Legal Proceedings

From time to time, we become involved in actions, claims, suits and other legal proceedings arising in the ordinary course of our business, including assertions by third parties relating to intellectual property infringement, breaches of contract or warranties or employment-related matters. See Note 13 of the notes to the audited financial statements of Legacy Airspan included in this prospectus for further information regarding legal proceedings.

Corporate Information

We were incorporated under the laws of the State of Delaware on August 20, 2020 under the name New Beginnings Acquisition Corp. Upon the Closing, we changed our name to Airspan Networks Holdings Inc. Our principal executive offices are located at 777 Yamato Road, Suite 310, Boca Raton, Florida 33431 and our telephone number is (561) 893-8670. Our main operations, manufacturing and product development centers are located in Santa Clara, California, Slough, United Kingdom, Airport City, Israel, Mumbai, India and Tokyo, Japan.  Our website address is www.airspan.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

You should read the following management’s discussion and analysis together with the audited and unaudited financial statements and related notes of New Beginnings and Legacy Airspan included elsewhere in this prospectus. This discussion contains forward-looking statements about our business, operations and industry that involve risks and uncertainties, such as statements regarding our plans, objectives, expectations and intentions. Our future results and financial condition may differ materially from those we currently anticipate as a result of the factors described in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We offer a complete range of 4G and 5G network build and network densification products with an expansive portfolio of software and hardware tools for indoor and outdoor, compact femto, pico, micro and macro base stations, as well as an industry leading 802.11ac and 802.11ax fixed wireless access and backhaul solution portfolio for point-to-point and point-to-multipoint applications. Our solutions help network operators monetize the potential of 4G and 5G technologies and use cases and, in addition, allow enterprises to establish their own private networks especially in 5G, where dedicated spectrum has been allocated. We have developed differentiated RAN software and hardware products to help operators get the maximum capacity and coverage in the following ways:

●	Very high performance wireless network technology for both access and backhaul components of the network.

●	Energy efficient and integrated form factors, enabling cost effective deployment of RAN technology that are able to avoid zoning and site acquisition constraints, which translate into a quicker time-to-market for its customers.

●	Easy to use, affordable and comprehensive core network elements to support 4G, 5G and fixed wireless services.

●	Sophisticated provisioning and orchestration software for both backhaul and RAN for 4G and 5G access and the core network that can also integrate a wide range of access.

●	Fully virtualized cloud native modular software and hardware solutions that adhere to open standards allowing its operator customers to fundamentally shift the dynamics of the value and supply chains of the wireless industry. This decreases vendor lock-in and as a result lowers total cost of ownership typical of traditional incumbent competitors.

The market for our wireless systems includes leading mobile CSPs, large enterprises, military communications integrators and ISPs. Our strategy applies the same network technology across all addressable sectors.

Our main operations are in: Slough, United Kingdom; Mumbai, India; Tokyo, Japan; Airport City, Israel; and Santa Clara, California, in addition to the corporate headquarters in Boca Raton, Florida.

The Business Combination

The Business Combination was consummated on August 13, 2021, pursuant to the terms of the Business Combination Agreement. Under the Business Combination Agreement, Merger Sub merged with and into Legacy Airspan and Legacy Airspan survived the Merger and became a wholly-owned subsidiary of New Beginnings. Thereafter, Merger Sub ceased to exist and New Beginnings was renamed Airspan Networks Holdings Inc.

In connection with the Business Combination, holders of 9,997,049 shares of Common Stock sold in the Initial Public Offering properly exercised their right to have such shares redeemed for a full pro rata portion of the Trust Account, which was approximately $10.10 per share, or an aggregate redemption payment of $100.97 million.

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As a result of the Business Combination, (i) 59,726,486 shares of Common Stock (including 345,471 shares of restricted Common Stock), 3,000,000 Post-Combination $12.50 Warrants, 3,000,000 Post-Combination $15.00 Warrants and 3,000,000 Post-Combination $17.50 Warrants were issued to Legacy Airspan stockholders, (ii) outstanding options to purchase Legacy Airspan Common Stock and Legacy Airspan Class B Common Stock were converted into options to purchase an aggregate of 5,815,796 shares of Common Stock, (iii) $17,500,000 in cash was paid and RSUs with respect to 1,750,000 shares of Common Stock were issued to the participants in Legacy Airspan’s management incentive plan and (iv) 4,257,718 shares of Common Stock were reserved for issuance in connection with future grants under the 2021 Plan.

In connection with the Business Combination, we also issued 7,500,000 shares of Common Stock to the PIPE Investors, at a price of $10.00 per share, for aggregate consideration of $75.0 million, and $50.0 million in aggregate principal amount of Convertible Notes to the Convertible Note Purchasers.

After giving effect to the transactions and redemptions described above, there were 72,024,437 shares of our Common Stock issued and outstanding immediately following the Closing. Our Common Stock, Public Warrants, Post-Combination $12.50 Warrants, Post-Combination $15.00 Warrants and Post-Combination $17.50 Warrants commenced trading on the NYSE American under the symbols “MIMO”, “MIMO WS”, “MIMO WSA”, “MIMO WSB” and “MIMO WSC”, respectively, on August 16, 2021.

Following the Closing, Legacy Airspan was deemed the accounting acquirer, and the Company is the successor SEC registrant, which means that Legacy Airspan’s financial statements for previous periods will be disclosed in our future periodic reports filed with the SEC.

Although the legal acquirer in the Business Combination Agreement was New Beginnings, for financial accounting and reporting purposes under GAAP, the Business Combination is accounted for as a reverse recapitalization. A reverse recapitalization does not result in a new basis of accounting, and the financial statements of the combined entity represent the continuation of the financial statements of Legacy Airspan in many respects. Under this method of accounting, New Beginnings will be treated as the acquired company for financial statement reporting purposes and the Business Combination will be treated as the equivalent of Legacy Airspan issuing stock for the net assets of New Beginnings, accompanied by a recapitalization. Accordingly, the consolidated assets, liabilities and results of operations of Legacy Airspan became the historical financial statements of the Company, and New Beginnings’ assets, liabilities and results of operations were consolidated with Legacy Airspan’s on August 13, 2021. The net assets of New Beginnings will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Legacy Airspan.

The most significant change in our future reported financial position and results as a result of the Business Combination is an increase in cash (as compared to Legacy Airspan’s balance sheet at June 30, 2021) of approximately $86.8 million and an increase of indebtedness (as compared to Legacy Airspan’s balance sheet at June 30, 2021) of $50.0 million as a result of the issuance of the Convertible Notes. Total non-recurring transaction costs are approximately $27.8 million. Our unaudited pro forma condensed combined financial information as of and for the six months ended June 30, 2021 is contained elsewhere in this prospectus. See “Unaudited Pro Forma Condensed Combined Financial Information.”

As a majority of Legacy Airspan’s current management team and business operations comprise our management and operations, we will need to implement procedures and processes to address public company regulatory requirements and customary practices. We expect we will incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

Convertible Notes

On July 30, 2021, we entered into the Convertible Note Purchase Agreement, pursuant to which, on August 13, 2021, we issued $50.0 million in aggregate principal amount of Convertible Notes to the Convertible Note Purchasers. The Convertible Notes bear interest at the Base Rate, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning on September 30, 2021. Under certain circumstances, a default interest will apply following an event of default under the Convertible Notes at a per annum rate equal to the lower of (i) the Base Rate plus 3.75% and (ii) the maximum amount permitted by law. The Convertible Notes will mature on December 30, 2024, unless earlier accelerated, converted, redeemed or repurchased.

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The Convertible Notes, together with all accrued but unpaid interest thereon, are convertible, in whole or in part, at any time prior to the payment in full of the principal amount thereof (together with all accrued but unpaid interest thereon), into shares of Common Stock at a conversion price equal to $12.50 per share. The conversion price with respect to the Convertible Notes is subject to adjustment to reflect stock splits and subdivisions, stock and other dividends and distributions, recapitalizations, reclassifications, combinations and other similar changes in capital structure. The conversion price with respect to the Convertible Notes is also subject to a broad-based weighted average anti-dilution adjustment in the event we issue, or are deemed to have issued, shares of Common Stock, other than certain excepted issuances, at a price below the conversion price then in effect.

COVID-19 Update

The spread of COVID-19, a novel strain of coronavirus, has and continues to alter the behavior of business and people in a manner that is having negative effects on local, regional and global economies. The COVID-19 pandemic continues to have an impact with short-term disruptions on our supply chains, as governments take robust actions to minimize the spread of localized COVID-19 outbreaks. For example, one of our key suppliers in Vietnam was forced to stop production for approximately three weeks in May 2021 and continues to operate with a reduced labor force. As a further consequence of the COVID-19 pandemic, component lead times have extended as demand outstrips supply on certain components, including semiconductors. These extended lead times have caused us to extend our forecast horizon with our contract manufacturing partners and has increased the risk of supply delays. We cannot at this time accurately predict what effects, or their extent, the coronavirus outbreak will have on the remainder of our 2021 operating results, due to uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak, the length of voluntary business closures and governmental actions taken in response to the outbreak. More generally, the widespread health crisis could continue to adversely affect the global economy, resulting in a prolonged economic downturn that could affect demand for our products and therefore impact our results.

Further quantification of these pandemic effects, to the extent relevant and material, are included in the discussion of results of operations below.

Mimosa Acquisition

On November 20, 2018, Legacy Airspan acquired 100% of Mimosa in exchange for consideration of approximately $22.7 million, net of $0.4 million cash acquired (“Mimosa Acquisition”). Approximately $16.2 million of the consideration was paid in cash which was primarily financed by Legacy Airspan through its credit facility, $6.7 million was in the form of 466,952 shares of Legacy Airspan Class B Common Stock and $0.2 million was in the form of replacement stock option awards granted to Mimosa employees. Mimosa’s outstanding term loan of $15 million was repaid at the acquisition closing. Legacy Airspan incurred transaction costs of approximately $1.6 million which were expensed during 2018.

Legacy Airspan was identified as the acquiring company for GAAP accounting purposes. Under the acquisition method of accounting, the purchase price for Mimosa was allocated to Mimosa’s net tangible and intangible assets based on their estimated fair values as of November 20, 2018, the date of the closing. In order to determine the fair values of certain tangible and intangible assets acquired, Legacy Airspan engaged a third-party independent valuation specialist. For all other assets acquired and liabilities assumed, the recorded fair value was determined by Legacy Airspan’s management and represents an estimate of the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.

How We Assess the Performance of Our Business

In assessing the performance of our business, we consider a variety of performance and financial measures. The key indicators of the financial condition and operating performance of our business are revenue, cost of revenue, research and development, sales and marketing, general and administrative, interest expense, income taxes and net income. To further help us assess our performance with these key indicators, we use Adjusted EBITDA as a non-GAAP financial measure. We believe Adjusted EBITDA provides useful information to investors and expanded insight to measure our revenue and cost performance as a supplement to our GAAP consolidated financial statements. See the “Adjusted EBITDA” sections below for a reconciliation to net income, the most directly comparable GAAP measure.

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Revenue

We derive the majority of our revenue from sales of our networking products, with the remaining revenue generated from software licenses and service fees relating to non-recurring engineering, product maintenance contracts and professional services for our products. We sell our products and services to end customers, distributors and resellers. Products and services may be sold separately or in bundled packages.

Our top three customers accounted for 69%, 73% and 91% of revenue in 2020, 2019 and 2018, respectively. For the year ended December 31, 2020, we had two customers whose revenue individually comprised approximately 36% and 24%, respectively, of the year’s total. For the years ended December 31, 2019 and 2018, we had one customer each year whose revenue was approximately 54% and 85%, respectively, of the year’s total.

Our sales outside the U.S. and Canada accounted for 75%, 36% and 13% of our total revenue in 2020, 2019 and 2018, respectively. The following table identifies the percentage of our revenue by customer geographic region in the periods identified.

	Percentage of Revenue
	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
Geographic Area	2021	2020	2021	2020	2020	2019	2018
United States	31%	32%	30%	32%	24%	63%	86%
Other North America and Canada	-%	2%	0%	1%	1%	1%	1%
North America and Canada	31%	34%	30%	33%	25%	64%	87%
India	21%	19%	15%	24%	24%	10%	3%
Japan	31%	37%	39%	28%	37%	10%	2%
Other Asia	3%	1%	3%	1%	1%	3%	3%
Asia	55%	57%	56%	53%	62%	23%	8%
Europe	7%	5%	5%	6%	5%	6%	4%
Africa and the Middle East	5%	4%	4%	5%	4%	4%	1%
Latin America and the Caribbean	2%	1%	5%	3%	4%	3%	0%
Total revenue	100%	100%	100%	100%	100%	100%	100%

Cost of Revenue

Cost of revenue consists of component and material costs, direct labor costs, warranty costs, royalties, overhead related to manufacture of our products and customer support costs. Our gross margin is affected by changes in our product mix both because our gross margin on software and services is higher than the gross margin on base station related equipment, and because our different product lines generate different margins. In addition, our gross margin is affected by changes in the average selling price of our systems and volume discounts granted to significant customers. We expect the average selling prices of our existing products to continue to decline and we intend to continue to implement product cost reductions and develop and introduce new products or product enhancements in an effort to maintain or increase our gross margins. Further, we may derive an increasing proportion of our revenue from the sale of our integrated systems through distribution channels. Revenue derived from these sales channels typically carries a lower gross margin than direct sales.

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Operating Expenses

Research and Development

Research and development expenses consist primarily of salaries and related costs for personnel and expenses for design, development, testing facilities and equipment depreciation. These expenses also include costs associated with product development efforts, including consulting fees and prototyping costs from initial product concept to manufacture and production as well as sub-contracted development work. We expect to continue to make substantial investments in research and development.

Sales and Marketing

Sales and marketing expenses consist of salaries and related costs for personnel, sales commissions, consulting and agent’s fees and expenses for advertising, travel, technical assistance, trade shows, and promotional and demonstration materials. We expect to continue to incur substantial expenditures related to sales and marketing activities.

General and Administrative

General and administrative expenses consist primarily of salaries and related expenses for our personnel, audit, professional and consulting fees and facilities costs.

Non-Operating Expenses

Interest Expense, Net

Interest expense consists primarily of interest associated with our senior secured credit facility, which consisted of a term loan and revolving credit facility, and two subordinated loan facilities. Interest on the term loan was determined based on the highest of the LIBOR Rate, commercial lending rate of the collateral agent and federal funds rate, plus an applicable margin. Interest on the revolving credit facility is based on the LIBOR Rate plus an applicable margin. On December 30, 2020 we amended and restated the terms of our credit facility with Fortress. (See Note 10 of the notes to Legacy Airspan’s consolidated audited financial statements included in this prospectus for further discussion on this agreement.)

Income Tax (Expense) Benefit

Our provision for income tax (expense) benefit includes the expected benefit of all deferred tax assets, including our net operating loss carryforwards. Our net operating loss carryforwards will begin to expire in 2025 and continue to expire through 2037. Our tax (expense) benefit has been impacted by non-deductible expenses, including equity compensation and research and development amortization.

Net Loss

Net loss is determined by subtracting operating and non-operating expenses from revenues.

Segments

Our business is organized around one reportable segment, the development and supply of broadband wireless products and technologies. This is based on the objectives of the business and how our chief operating decision maker, the President and Chief Executive Officer, monitors operating performance and allocates resources.

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Results of Operations

New Beginnings Acquisition Corp.

Prior to the consummation of the Business Combination, New Beginnings had not engaged in any operations or generated any revenues. New Beginnings’ only activities from August 20, 2020 (inception) through June 30, 2021 were organizational activities and those necessary to prepare for its Initial Public Offering, and, after the Initial Public Offering, identifying a target company for an initial business combination. New Beginnings generated non-operating income in the form of interest income on marketable securities held in the Trust Account. New Beginnings incurred expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the three months ended June 30, 2021, New Beginnings had net loss of $7,705,427, which consisted of operating costs of $2,071,796, unrealized loss on change in fair value of Warrants of $5,638,820, offset by interest income earned on investment held in the Trust Account of $5,189.

For the six months ended June 30, 2021, New Beginnings had net loss of $4,662,223, which consisted of operating costs of $2,652,960, unrealized loss on change in fair value of Warrants of $2,028,570, offset by interest income earned on investment held in the Trust Account of $19,307.

For the period ended December 31, 2020, New Beginnings had net income of $4,092,424, which consisted of interest income earned on marketable securities held in the Trust Account of $12,473 and unrealized gain of change in fair value of Warrants of $5,268,200, offset by operating costs of $215,159 and warrant issuance costs of $973,090.

Airspan Networks Inc.

The following table summarizes key components of our results of operations for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,		Years ended December 31,
(in thousands)	2021	2020	2021	2020	2020	2019	2018
Revenue	$42,048	$27,793	$87,983	$55,371	$172,955	$166,031	$210,751
Cost of revenue	22,820	13,086	47,811	25,932	(88,852)	(95,659)	(143,497)
Gross profit	19,228	14,707	40,172	29,439	84,103	70,372	67,254

Operating expenses:
Research and development	15,524	12,497	29,898	25,713	52,858	59,941	45,963
Sales and marketing	7,482	6,490	14,842	14,413	28,738	37,114	34,456
General and administrative	4,445	3,915	8,900	7,947	16,555	16,444	13,067
Amortization of intangibles	299	389	598	778	1,733	1,365	114
Loss on sale of assets	-	-	-	22	22	1,491	3,314
Total operating expenses	27,750	23,291	54,238	48,873	99,906	116,355	96,914

Loss from operations	(8,522)	(8,584)	(14,066)	(19,434)	(15,803)	(45,983)	(29,660)
Interest expense, net	(2,512)	(1,606)	(4,950)	(3,196)	(6,422)	(5,927)	(3,357)
Gain on extinguishment of debt	2,096	-	2,096	-
Other (expense) income, net	(1,388)	(770)	(6,880)	(1,240)	(4,200)	403	(2,527)

Loss before income taxes	(10,326)	(10,960)	(23,800)	(23,870)	(26,425)	(51,507)	(35,544)
Income tax benefit (expense)	(92)	(93)	(167)	(198)	782	(474)	252

Net loss	$(10,418)	$(11,053)	$(23,967)	$(24,068)	$(25,643)	$(51,981)	$(35,292)

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Year Ended December 31, 2020 Compared to the Year Ended December 31, 2019

Revenue

Revenue for the above periods is presented below:

	Year Ended December 31,
($ in thousands)	2020	% of Revenue	2019	% of Revenue
Revenue:
Products and software licenses	$134,338	78%	$127,624	77%
Maintenance, warranty and services	38,617	22%	38,407	23%
Total revenue	$172,955	100%	$166,031	100%

Revenue from products and software licenses of $134.3 million for the year ended December 31, 2020 increased by $6.7 million from $127.6 million for the year ended December 31, 2019. This increase was primarily due to a $70 million increase in sales of products to two customers in Asia, offset by a reduction in sales to North America customers of $63 million due to a decline in sales related to the winding down of an arrangement with Sprint under which they halted certain purchase orders due to merger negotiations between Sprint and T-Mobile.

Revenue from maintenance, warranty and services of $38.6 million for the year ended December 31, 2020 increased marginally by $0.2 million from $38.4 million for the year ended December 31, 2019.

Cost of Revenue

Cost of revenue for the above periods are presented below:

	Year Ended December 31,
($ in thousands)	2020	% of Revenue	2019	% of Revenue
Cost of Revenue:
Products and software licenses	$84,375	49%	$93,362	56%
Maintenance, warranty and services	4,477	3%	2,297	1%
Total cost of revenue	$88,852	51%	$95,659	58%

Cost of revenue from products and software licenses of $84.4 million for the year ended December 31, 2020 decreased by $9.0 million from $93.4 million for the year ended December 31, 2019. This decrease was primarily due to product mix, with a lower volume of sales of lower margin products in 2020 to North American customers, offset by the costs of sales to Asia-Pacific customers at higher margins.

Cost of revenue from maintenance, warranty and services of $4.5 million for the year ended December 31, 2020 increased by $2.2 million from $2.3 million for the year ended December 31, 2019. This increase was primarily due to increased reliance on outside contractors to provide engineering services.

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Operating Expenses

Operating expenses for the above periods are presented below:

	Year Ended December 31,
($ in thousands)	2020	% of Revenue	2019	% of Revenue
Operating expenses:
Research and development	$52,858	31%	$59,941	36%
Sales and marketing	28,738	17%	37,114	22%
General and administrative	16,555	10%	16,444	10%
Amortization of intangibles	1,733	1%	1,365	1%
Loss on sale of assets	22	0%	1,491	1%
Total operating expenses	$99,906	58%	$116,355	70%

Research and development — Research and development expenses were $52.9 million for the year ended December 31, 2020, a decrease of $7.0 million from $59.9 million for the year ended December 31, 2019. The decrease was primarily due to non-recurring software fees of approximately $7.0 million incurred in 2019.

Sales and marketing — Sales and marketing expenses were $28.7 million for the year ended December 31, 2020, a decrease of $8.4 million from $37.1 million for the year ended December 31, 2019.

The decrease was the result of:

●	$5.9 million — decrease attributable to the reduction in employee and contractor headcount costs as a part of a cost reduction strategy;

●	$2.5 million — decrease in employee travel expenses due to the COVID-19 pandemic; and

●	$1.0 million — decrease in marketing and other sales initiatives as a result of the COVID-19 pandemic.

These decreases were offset by a $1.0 million increase in agent commissions.

General and administrative — General and administrative expenses of $16.6 million for the year ended December 31, 2020 increased by $0.2 million from $16.4 million for the year ended December 31, 2019. The slight increase was primarily due to increased professional fees in 2020 related to legal and accounting fees in connection with a potential corporate transaction and financing and refinancing activities.

Amortization of intangibles — Amortization of intangibles of $1.7 million for the year ended December 31, 2020 increased marginally by $0.3 million from $1.4 million for the year ended December 31, 2019.

Non-Operating Expenses

Interest expense, net — Interest expense, net was $6.4 million for the year ended December 31, 2020, an increase of $0.5 million from $5.9 million for the year ended December 31, 2019. The increase was primarily due to higher interest rates in 2020 under the PWB Facility (as defined below).

Income tax benefit (expense) — Income tax benefit was $0.8 million for the year ended December 31, 2020, a change of $1.3 million from an income tax expense of $0.5 million for the year ended December 31, 2019. The increase in the income tax benefit was primarily due to $1.9 million U.K. research and development tax credits, which did not occur in 2019; offset by $0.5 million in income tax expense applicable to subsidiaries in other jurisdictions.

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Net Loss

We had net loss of $25.6 million for the year ended December 31, 2020, a change of $26.4 million compared to net loss of $52.0 million for the year ended December 31, 2019, primarily due to the increase in gross profit and the reduction in sales and marketing and research and development expenses later in the period.

Non-GAAP Financial Measures

Adjusted EBITDA is defined as net income before depreciation and amortization, interest expense, income taxes, and also adjusted to add back non-cash compensation costs, as these costs are not considered a part of our core business operations and are not an indicator of ongoing, future company performance. We use Adjusted EBITDA to evaluate our performance, both internally and as compared to our peers, because these measures exclude certain items that may not be indicative of our core operating results, as well as items that can vary widely among companies within our industry. For example, non-cash compensation costs can be subject to volatility from changes in the market price per share of our Common Stock or variations in the value and number of shares granted.

Adjusted EBITDA is one of the primary metrics used by management to evaluate the financial performance of our business because it excludes, among other things, the effects of certain transactions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the jurisdictions in which we operate and capital investments.

We present this non-GAAP financial measure because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Further, we believe it is helpful in highlighting trends in our operating results by focusing on our core operating results and is useful to evaluate our performance in conjunction with our GAAP financial measures. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income, net income or earnings per share, as a measure of operating performance, cash flows or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to GAAP measures.

In particular, Adjusted EBITDA is subject to certain limitations, including the following:

●	Adjusted EBITDA does not reflect interest expense, or the amounts necessary to service interest or principal payments under the Fortress Credit Agreement;

●	Adjusted EBITDA does not reflect income tax provision (benefit), and because the payment of taxes is part of our operations, tax provision is a necessary element of our costs and ability to operate;

●	Although depreciation and amortization are eliminated in the calculation of Adjusted EBITDA, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any costs of such replacements;

●	Adjusted EBITDA does not reflect the noncash component of share-based compensation;

●	Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters we consider not to be reflective, on a recurring basis, of our ongoing operations; and

●	Other companies in our industry may calculate Adjusted EBITDA or similarly titled measures differently than we do, limiting its usefulness as a comparative measure.

We adjust for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only as supplemental information.

Adjusted EBITDA

Adjusted EBITDA for the year ended December 31, 2020 was a loss of $9.4 million, representing an improvement of $31.4 million from a loss of $40.8 million for the year ended December 31, 2019. The increase in Adjusted EBITDA was primarily due to an increase in gross profit and the reduction in sales and marketing and research and development expenses later in the period.

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The following table presents the reconciliation of Net Loss, the most directly comparable GAAP measure, to Adjusted EBITDA:

	Year Ended December 31,
($ in thousands)	2020	2019
Net Loss	$(25,643)	$(51,981)

Adjusted for:
Interest expense	6,422	5,927
Income tax (benefit) expense	(782)	474
Depreciation and amortization	4,640	4,458
EBITDA	(15,363)	(41,122)
Share-based compensation expense	2,643	1,879
Change in fair value of warrant liability	3,322	(1,508)
Adjusted EBITDA	$(9,398)	$(40,751)

Year Ended December 31, 2019 Compared to the Year Ended December 31, 2018

Revenue

Revenues for the above periods are presented below:

	Year Ended December 31,
($ in thousands)	2019	% of Revenue	2018	% of Revenue
Revenue:
Products and software licenses	$127,624	77%	$187,511	89%
Maintenance, warranty and services	38,407	23%	23,240	11%
Total revenue	$166,031	100%	$210,751	100%

Revenue from products and software licenses of $127.6 million for the year ended December 31, 2019 decreased by $59.9 million from $187.5 million for the year ended December 31, 2018. This decrease was primarily due to a reduction of $97 million in revenue from Sprint, one of our key customers, which halted certain purchase orders during the merger negotiations between Sprint and T-Mobile. This decrease was offset by growth in revenue to other customers. Sales to Sprint have declined substantially as a percentage of revenues since 2018.

Revenue from maintenance, warranty and services of $38.4 million for the year ended December 31, 2019 increased by $15.2 million from $23.2 million for the year ended December 31, 2018. This increase of was primarily due to increased contracted maintenance and service revenue from Sprint and contracted engineering development for a North American private network.

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Cost of Revenue

Cost of revenue for the above periods are presented below:

	Year Ended December 31,
($ in thousands)	2019	% of Revenue	2018	% of Revenue
Cost of Revenue:
Products and software licenses	$93,362	56%	$141,574	67%
Maintenance, warranty and services	2,297	1%	1,923	1%
Total cost of revenue	$95,659	58%	$143,497	68%

Cost of revenue from products and software licenses of $93.4 million for the year ended December 31, 2019 decreased by $48.2 million from $141.6 million for the year ended December 31, 2018. This decrease was directly related to the reduction in revenue from Sprint in 2019 as explained above.

Cost of revenue from maintenance, warranty and services of $2.3 million for the year ended December 31, 2019 increased by $0.4 million from $1.9 million for the year ended December 31, 2018. This increase was primarily due to the increase in revenue.

Operating Expenses

Operating expenses for the above periods are presented below:

	Year Ended December 31,
($ in thousands)	2019	% of Revenue	2018	% of Revenue
Operating expenses:
Research and development	$59,941	36%	$45,963	22%
Sales and marketing	37,114	22%	34,456	16%
General and administrative	16,444	10%	13,067	6%
Amortization of intangibles	1,365	1%	114	0%
Loss on sale of assets	1,491	1%	3,314	2%
Total operating expenses	$116,355	70%	$96,914	46%

Research and development — Research and development expenses were $59.9 million for the year ended December 31, 2019, an increase of $13.9 million from $46.0 million for the year ended December 31, 2018. The increase was due to an increase in software fees of approximately $6.0 million incurred in 2019 and the full year impact of the acquisition of Mimosa in November 2018. The Mimosa Acquisition increased our headcount by 44 full-time equivalents which resulted in $7.1 million of additional employment expense in 2019 and allowed us to focus on wireless broadband point-to-point and point-to-point multipoint network products.

Sales and marketing — Sales and marketing expenses were $37.1 million for the year ended December 31, 2019, an increase of $2.6 million from $34.5 million for the year ended December 31, 2018. The increase was due to the full year impact of the Mimosa Acquisition in November 2018. The Mimosa Acquisition increased the headcount on our sales team by 24 full-time equivalents which resulted in $4.8 million of additional employment expense in 2019. In 2019, we reduced contractor expense by $1.1 million, bad debt expense by $0.8 million and travel by $0.6 million compared to 2018.

General and administrative — General and administrative expenses of $16.4 million for the year ended December 31, 2019 increased by $3.3 million from $13.1 million for the year ended December 31, 2018. The increase was primarily due to the full year impact of the Mimosa Acquisition in November 2018.

Amortization of intangibles — Amortization of intangibles of $1.4 million for the year ended December 31, 2019 increased by $1.3 million from $0.1 million for the year ended December 31, 2018. This increase was due to the acquisition of intangibles amounting to $10.8 million as part of the Mimosa Acquisition in November 2018. The increase is directly attributable to a full year of Mimosa operations in 2019.

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Non-Operating Expenses

Interest expense, net — Interest expense, net was $5.9 million for the year ended December 31, 2019, an increase of $2.5 million from $3.4 million for the year ended December 31, 2018. The increase was primarily due to higher average debt balances and higher interest rates under our PWB Facility.

Income tax (expense) benefit — Income tax expense was $0.5 million for the year ended December 31, 2019, a change of $0.8 million from an income tax benefit of $0.3 million for the year ended December 31, 2018.

This increase in the income tax expense was primarily due to:

●	$25.0 million — acquired net losses from the Mimosa Acquisition in 2018 that did not reoccur in 2019;

●	$0.7 million — U.K. research and development tax credits, which did not occur in 2019; and

●	$0.4 million — difference between U.S. rate and rates applicable to subsidiaries in other jurisdictions.

These increases were partially offset by:

●	$14.0 million — change in valuation allowance for tax benefits;

●	$5.4 million — non-recurring charge for tax rates changes outside of the United States;

●	$3.7 million — attributable to a larger taxable loss in 2019; and

●	$2.2 million — other items, such as nondeductible expenditures and expiry of foreign taxable losses.

Net Loss

We had a net loss of $52.0 million for the year ended December 31, 2019 compared to a net loss of $35.3 million for the year ended December 31, 2018, which resulted in a decrease of $16.7 million due primarily to the factors discussed above.

Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA (previously defined and used as described above) for the year ended December 31, 2019 was a loss of $40.8 million, representing an increase of $14.6 million from a loss of $26.2 million for the year ended December 31, 2018. The decrease in Adjusted EBITDA was primarily due to a decrease in revenues of $44.8 million and an increase in operating expenses of $19.5 million primarily due to costs related to the acquisition of Mimosa.

The following table presents the reconciliation of Net Loss, the most directly comparable GAAP measure, to Adjusted EBITDA:

	Year Ended December 31,
($ in thousands)	2019	2018
Net Loss	$(51,981)	$(35,292)

Adjusted for:
Interest expense	5,927	3,357
Income tax (benefit) expense	474	(252)
Depreciation and amortization	4,458	2,994
EBITDA	(41,122)	(29,193)
Share-based compensation expense	1,879	871
Change in fair value of warrant liability	(1,508)	2,159
Adjusted EBITDA	$(40,751)	$(26,163)

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Three Months Ended June 30, 2021 Compared to the Three Months Ended June 30, 2020

Revenues

Revenues for the above periods are presented below:

	Three Months Ended June 30,
($ in thousands)	2021	% of Revenue	2020	% of Revenue
Revenues:
Products and software licenses	$35,041	83.3%	$16,565	59.6%
Maintenance, warranty and services	7,007	16.7%	11,228	40.4%
Total revenues	$42,048	100%	$27,793	100%

Revenue from products and software licenses of $35.0 million for the three months ended June 30, 2021 increased by $18.4 million from $16.6 million for the three months ended June 30, 2020. This increase was primarily due to an increase in sales of products to one customer in Asia Pacific of $14.0 million and an increase in sales of fixed wireless access and CBRS products of $6.8 million, offset by slightly reduced revenue to other customers of $2.0 million.

Revenue from maintenance, warranty and services of $7.0 million for the three months ended June 30, 2021 decreased by $4.2 million from $11.2 million for the three months ended June 30, 2020. This decrease was primarily due to the termination of a maintenance agreement with a North American customer at the end of the first quarter of 2021 which generated revenue of $2.8 million in the three months ended June 30, 2020. Asia Pacific services decreased by $0.7 million and the rest of the world decreased by $0.7 million.

Cost of Revenues

Cost of revenues for the above periods are presented below:

	Three Months Ended June 30,
($ in thousands)	2021	% of Revenue	2020	% of Revenue
Cost of Revenues:
Products and software licenses	$21,727	51.7%	$11,846	42.6%
Maintenance, warranty and services	1,093	2.6%	1,240	4.5%
Total cost of revenues	$22,820	54.3%	$13,086	47.1%

Cost of revenues from products and software licenses of $21.7 million for the three months ended June 30, 2021 increased by $9.9 million from $11.8 million for the three months ended June 30, 2020. This increase was primarily due to revenue growth offset by indirect costs remaining flat for the three months ended June 30, 2021.

Cost of revenues from maintenance, warranty and services of $1.1 million for the three months ended June 30, 2021 decreased marginally by $0.1 million from $1.2 million for the three months ended June 30, 2020.

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Operating Expenses

Operating expenses for the above periods are presented below:

	Three Months Ended June 30,
($ in thousands)	2021	% of Revenue	2020	% of Revenue
Operating expenses:
Research and development	$15,524	36.9%	$12,497	45.0%
Sales and marketing	7,482	17.8%	6,490	23.4%
General and administrative	4,445	10.6%	3,915	14.1%
Amortization of intangibles	299	0.7%	389	1.4%
Total operating expenses	$27,750	66.0%	$23,291	83.8%

Research and development— Research and development expenses were $15.5 million for the three months ended June 30, 2021, an increase of $3.0 million from $12.5 million for the three months ended June 30, 2020. The increase was primarily due to increased headcount spend for additional employees primarily located in India of $2.1 million, and increased sub-contract development costs of $0.9 million.

Sales and marketing— Sales and marketing expenses were $7.5 million for the three months ended June 30, 2021, an increase of $1.0 million from $6.5 million for the three months ended June 30, 2020. The increase was the result of:

●	$1.1 million due to increased sales and marketing headcount; and

●	$0.1 million of increased travel expense.

These decreases were offset by:

●	$0.1 million decrease in facility costs; and

●	$0.1 million decrease in agent commissions.

General and administrative— General and administrative expenses of $4.4 million for the three months ended June 30, 2021 increased by $0.5 million from $3.9 million for the three months ended June 30, 2020. The increase was primarily due to an increase in other professional support services of $0.5 million, an increase in non-cash share-based compensation expense of $0.2 million and an increase in headcount costs of $0.1 million, offset by a decrease of $0.3 million in professional fees.

Amortization of intangibles— Amortization of intangibles of $0.3 million for the three months ended June 30, 2021 decreased marginally by $0.1 million from $0.4 million for the three months ended June 30, 2020.

Non-Operating Expenses

Interest expense, net— Interest expense, net was $2.5 million for the three months ended June 30, 2021, an increase of $0.9 million from $1.6 million for the three months ended June 30, 2020. The increase was primarily due to higher interest rates under the Fortress Credit Agreement, compared to the PWB Facility in place for the three months ended June 30, 2020.

Gain on extinguishment of debt – Gain on extinguishment of debt was $2.1 million for the three months ended June 30, 2021, an increase of $2.1 million from nil for the three months ended June 30, 2020. For the three and six months ended June 30, 2021, the Company recorded a gain on extinguishment of debt for a loan received under the Paycheck Protection Program (the “PPP Loan”) of $2.1 million and the accrued interest of $23 thousand, respectively for the PPP Loan.

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Other expense, net— Other expense, net was $1.4 million for the three months ended June 30, 2021, an increase of $0.6 million from $0.8 million for the three months ended June 30, 2020. The increase was primarily due to the $0.6 million revaluation related to Japanese yen volatility against the U.S. dollar, resulting in a loss on revaluation of Japanese yen denominated balances during the three months ended June 30, 2021.

Income tax expense— Income tax expense remained consistent at $0.1 million for the three months ended June 30, 2021 and 2020.

Net Loss

We had a net loss of $10.4 million for the three months ended June 30, 2021 compared to a net loss of $11.1 million for the three months ended June 30, 2020, a decrease of $0.7 million due to:

●	Increase in gross profit of $4.5 million; and

●	Increase in gain on extinguishment of debt of $2.1 million.

This increase was offset by:

●	Increase in operating expenses of $4.4 million;

●	Increase in interest costs of $0.9 million; and

●	Increase in other expense of $0.6 million.

Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA (previously defined and used as described above) for the three months ended June 30, 2021 was a loss of $5.4 million, representing an improvement of $1.7 million from a loss of $7.1 million for the three months ended June 30, 2020.

The following table presents the reconciliation of Net Loss, the most directly comparable GAAP measure, to Adjusted EBITDA:

	Three Months Ended June 30,
($ in thousands)	2021	2020
Net Loss	$(10,418)	$(11,053)

Adjusted for:
Interest expense, net	2,512	1,606
Income tax (benefit) expense	92	93
Depreciation and amortization	1,076	1,204
EBITDA	(6,738)	(8,150)
Share-based compensation expense	828	495
Change in fair value of warrant liability	545	534
Adjusted EBITDA	$(5,365)	$(7,121)

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Six Months Ended June 30, 2021 Compared to the Six Months Ended June 30, 2020

Revenues

Revenues for the above periods are presented below:

	Six Months Ended June 30,
($ in thousands)	2021	% of Revenue	2020	% of Revenue
Revenues:
Products and software licenses	$74,040	84.2%	$35,293	63.7%
Maintenance, warranty and services	13,943	15.8%	20,078	36.3%
Total revenues	$87,983	100%	$55,371	100%

Revenue from products and software licenses of $74.0 million for the six months ended June 30, 2021 increased by $38.7 million from $35.3 million for the six months ended June 30, 2020. This increase was primarily due to an increase in sales of products to two customers in Asia Pacific of $22.1 million and an increase in sales of fixed wireless access and CBRS products of $16.6 million.

Revenue from maintenance, warranty and services of $13.9 million for the six months ended June 30, 2021 decreased by $6.2 million from $20.1 million for the six months ended June 30, 2020. This decrease was primarily due to a software feature delivered to a U.S. customer in 2020 that did not reoccur in 2021 amounting to $1.9 million and the termination of a maintenance agreement with a North American customer at the end of the first quarter of 2021 that generated revenue of $2.8 million in the six months ended June 30, 2021. Asia Pacific services decreased by $0.7 million and the rest of the world decreased by $0.8 million.

Cost of Revenues

Cost of revenues for the above periods are presented below:

	Six Months Ended June 30,
($ in thousands)	2021	% of Revenue	2020	% of Revenue
Cost of Revenues:
Products and software licenses	$45,615	51.8%	$23,835	43.0%
Maintenance, warranty and services	2,196	2.5%	2,097	3.8%
Total cost of revenues	$47,811	54.3%	$25,932	46.8%

Cost of revenues from products and software licenses of $45.6 million for the six months ended June 30, 2021 increased by $21.8 million from $23.8 million for the six months ended June 30, 2020. This increase was primarily due to revenue growth and, to a lesser extent, lower indirect costs in the six months ended June 30, 2021.

Cost of revenues from maintenance, warranty and services of $2.2 million for the six months ended June 30, 2021 increased marginally from $2.1 million by $0.1 million for the six months ended June 30, 2020.

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Operating Expenses

Operating expenses for the above periods are presented below:

	Six Months Ended June 30,
($ in thousands)	2021	% of Revenue	2020	% of Revenue
Operating expenses:
Research and development	$29,898	34.0%	$25,713	46.4%
Sales and marketing	14,842	16.9%	14,413	26.0%
General and administrative	8,900	10.1%	7,947	14.4%
Amortization of intangibles	598	0.7%	778	1.4%
Loss on sale of assets	–	–%	22	0.0%
Total operating expenses	$54,238	61.6%	$48,873	88.3%

Research and development— Research and development expenses were $29.9 million for the six months ended June 30, 2021, an increase of $4.2 million from $25.7 million for the six months ended June 30, 2020. The increase was primarily due to increased headcount spend for additional employees primarily located in India of $3.5 million, an increase in sub-contract development costs of $0.5 million and an increase in other outside services and material and supplies of $0.4 million, offset by a reduction in travel costs of $0.2 million as a result of the pandemic.

Sales and marketing— Sales and marketing expenses were $14.8 million for the six months ended June 30, 2021, an increase of $0.4 million from $14.4 million for the six months ended June 30, 2020. The increase was the result of:

●	$0.2 million due to increased sales and marketing headcount; and

●	$0.6 million increase in agent commissions on increased revenue.

These increases were offset by:

●	$0.3 million of reduced travel expense due to the pandemic; and

●	$0.1 million decrease in product advertising and promotions.

General and administrative— General and administrative expenses of $8.9 million for the six months ended June 30, 2021 increased by $1.0 million from $7.9 million for the six months ended June 30, 2020. The increase was primarily due to an increase in other professional support services of $0.7 million, an increase in non-cash share-based compensation expense of $0.3 million and an increase in headcount costs of $0.2 million, offset by a decrease in facility costs of $0.2 million.

Amortization of intangibles— Amortization of intangibles of $0.6 million for the six months ended June 30, 2021 decreased marginally by $0.2 million from $0.8 million for the six months ended June 30, 2020.

Non-Operating Expenses

Interest expense, net— Interest expense, net was $4.9 million for the six months ended June 30, 2021, an increase of $1.7 million from $3.2 million for the six months ended June 30, 2020. The increase was primarily due to higher interest rates under the Fortress Credit Agreement entered into on December 30, 2020, compared to the PWB Facility in place for the six months ended June 30, 2020.

Gain on extinguishment of debt – Gain on extinguishment of debt was $2.1 million for the six months ended June 30, 2021, an increase of $2.1 million from nil for the six months ended June 30, 2020. For the six months ended June 30, 2021, the Company recorded a gain on extinguishment of debt for the PPP Loan of $2.1 million and the accrued interest of $23 thousand, respectively for the PPP Loan.

Operating expense, net— Other expense, net was $6.9 million for the six months ended June 30, 2021, an increase of $5.7 million from $1.2 million for the six months ended June 30, 2020. The increase was primarily due to the non-cash fair value adjustment of our warrant liabilities of $3.5 million and $2.2 million related to Japanese yen volatility against the U.S. dollar, resulting in a loss on revaluation of Japanese yen denominated balances during the six months ended June 30, 2020.

Income tax expense— Income tax expense remained consistent at $0.2 million for the six months ended June 30, 2021 and 2020.

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Net Loss

We had a net loss of $24.0 million for the six months ended June 30, 2021 compared to a net loss of $24.1 million for the six months ended June 30, 2020, a decrease of $0.1 million due to:

●	Increase in gross profit of $10.7 million; and

●	Increase in gain on extinguishment of debt of $2.1 million.

This increase was offset by:

●	Increase in operating expenses of $5.4 million;

●	Increase in interest costs of $1.8 million; and

●	Increase in other expense of $5.7 million.

Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA (previously defined and used as described above) for the six months ended June 30, 2021 was a loss of $10.7 million, representing an improvement of $5.6 million from a loss of $16.3 million for the six months ended June 30, 2020. The increase in Adjusted EBITDA was primarily due to an increase in revenues of $32.6 million, as well as increases in cost of revenue of $21.9 million and operating expenses of $5.4 million primarily due to the factors described above.

The following table presents the reconciliation of Net Loss, the most directly comparable GAAP measure, to Adjusted EBITDA:

	Six Months Ended June 30,
($ in thousands)	2021	2020
Net Loss	$(23,967)	$(24,068)

Adjusted for:
Interest expense, net	4,950	3,196
Income tax (benefit) expense	167	198
Depreciation and amortization	2,129	2,346
EBITDA	(16,721)	(18,328)
Share-based compensation expense	1,489	987
Change in fair value of warrant liability	4,517	1,064
Adjusted EBITDA	$(10,715)	$(16,277)

Liquidity and Capital Resources

To date, our principal sources of liquidity have been our cash and cash equivalents and cash generated from operations, proceeds from the issuance of long term debt, preferred and common stock, and the sale of certain receivables. Our capital requirements depend on a number of factors, including sales, the extent of our spending on research and development, expansion of sales and marketing activities and market adoption of our products and services.

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We had $75.2 million of current assets and $59.5 million of current liabilities at June 30, 2021. During the six months ended June 30, 2021, we used $3.8 million in cash flows from operating activities, primarily from the collection of our outstanding accounts receivables. We are investing heavily in 5G research and development and expect to use cash from operations during the remainder of 2021 to fund research and development activities. Cash on hand and the available borrowing capacity under the Fortress Credit Agreement may not allow us to meet our forecasted cash requirements.

Days sales outstanding (“DSO”) is a measurement of the time it takes to collect receivables. DSO is calculated by dividing accounts receivable, net as of the end of the quarter by the average daily revenue for the quarter. Average daily revenue for the quarter is calculated by dividing the quarterly revenue by ninety days. All customer accounts are actively managed, and no losses in excess of amounts reserved are currently expected. We are also actively evaluating the potential negative impact of COVID-19 on our customers’ ability to pay our accounts receivable. DSO can fluctuate due to the timing and nature of contracts, as well as the payment terms of individual customers. DSO was 87 days and 121 days at June 30, 2021 and 2020, respectively and 79 days, 103 days and 61 days at December 31, 2020, 2019 and 108, respectively. Notwithstanding the DSO of 79 days at December 31, 2020, our accounts receivable were $71.6 million due to high sales volumes in the fourth quarter of 2020. As at March 31, 2021, our accounts receivable were $32.4 million, following collections relating to sales made in the fourth quarter of 2020.

During the years ended December 31, 2020, 2019 and 2018, we sold certain accounts receivable balances related to one customer under that customer’s vendor financing program that had a carrying value of approximately $11.5 million, $73.0 million and $152.7 million, respectively. The vendor financing program allowed us to sell this customer’s approved receivables in advance of their 120-day contracted payment terms. We made use of this program to manage working capital. This vendor financing program was terminated by the customer in the second quarter of 2019, however the program contributed to the lower DSO for 2018.

During 2020, Legacy Airspan and four of our wholly owned subsidiaries had a loan facility with Pacific Western Bank and Ally Bank (“PWB”) under a Second Amended and Restated Loan and Security Agreement (the “PWB Facility”). Under the PWB Facility, Legacy Airspan could borrow up to $45 million, subject to compliance with certain covenants. (See Note 7 of the notes to the audited financial statements of Legacy Airspan included in this prospectus.) In addition to this PWB Facility, Legacy Airspan had an aggregate of $39.0 million of subordinated debt with two other lenders. (See Notes 8 and 9 of the notes to the audited financial statements of Legacy Airspan included in this prospectus.)

During 2020, Legacy Airspan entered into several amendments to the PWB Facility. These amendments modified the financial and funding covenants and extended the due date for the audited consolidated financial statements. The PWB Facility was extended to mature on December 31, 2020. On December 30, 2020, Fortress and certain other lenders purchased the outstanding indebtedness under the PWB Facility. Fortress replaced Pacific Western Bank as administrative agent and collateral agent under the facility. On the same date, Fortress, the other lenders party thereto, Legacy Airspan and certain of its subsidiaries modified the terms of such indebtedness by amending and restating the existing credit agreement, including an extension of the maturity date.

On August 6, 2015, Legacy Airspan issued Golden Wayford Limited a $10.0 million subordinated Convertible Note Promissory Note (the “Golden Wayford Note”) pursuant to the subordinated convertible purchase agreement, also dated August 6, 2015. The Golden Wayford Note, in the amount of $9.0 million plus interest, matured on June 30, 2020. We were not able to agree to an extended maturity date and the Golden Wayford Note remained outstanding as of December 31, 2020 and in default under the terms of the arrangement. We were granted a limited waiver under the Fortress Credit Agreement which waives each actual and prospective default and event of default existing under the Fortress Credit Agreement directly as a result of the non-payment of the Golden Wayford Note for so long as the Golden Wayford Note remains in effect. The waiver is limited to the actual and prospective defaults under the Fortress Credit Agreement as they existed on December 30, 2020 and not to any other change in facts or circumstances occurring after December 30, 2020. The waiver does not restrict Fortress from exercising any rights or remedies they may have with respect to any other default or event of default under the Fortress Credit Agreement or the related loan documents.

On December 30, 2020, Legacy Airspan and each of our subsidiaries (other than Dense Air Limited or any of its subsidiaries) as guarantors, entered into the Fortress Credit Agreement with Fortress. See “Certain Relationships and Related Person Transactions” and Note 10 of the notes to the consolidated audited financial statements of Legacy Airspan included in this prospectus for further discussion on this agreement.

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On August 13, 2021, we closed the Business Combination. In connection with the Closing, we issued 7,500,000 shares of Common Stock to the PIPE Investors, at a price of $10.00 per share, for aggregate consideration of $75.0 million, and $50.0 million in aggregate principal amount of Convertible Notes to the Convertible Note Purchasers.

As of the Closing Date, we had (i) approximately $120.6 million of cash and cash equivalents (which amount includes $18.5 million that has subsequently been paid or will be paid under Legacy Airspan’s management incentive plan as a result of the Closing), net of transaction costs relating to the Business Combination of approximately $27.8 million, (ii) approximately $45.6 million in indebtedness outstanding under the Fortress Credit Agreement, with an average annualized interest cost of 10.4% at such date, (iii) $50.0 million in indebtedness outstanding under the Convertible Notes, with an interest rate equal to 7.0% per annum, and (iv) subordinated indebtedness of approximately $47.1 million.

As of the date of this prospectus, we believe our existing cash resources are sufficient to fund the cash needs of our business for at least the next 12 months.

Cash Flows

The following table summarizes the changes to our cash flows for the periods presented:

	For the Six Months Ended June 30,		For the Year Ended December 31,
(in thousands)	2021	2020	2020	2019	2018
Statement of Cash Flows Data:
Net cash provided by (used in) operating activities	$(3,816)	$(15,829)	$(20,367)	$(28,230)	$(48,687)
Net cash used in investing activities	(3,123)	(404)	(2,226)	(2,673)	(2,753)
Net cash provided by financing activities	716	15,776	38,198	26,913	43,774
Increase (decrease) in cash and cash equivalents	(6,223)	(457)	15,605	(3,990)	(7,666)
Cash, cash equivalents and restricted cash, beginning of period	18,618	3,013	3,013	7,003	14,669
Cash, cash equivalents and restricted cash, end of period	$12,395	$2,556	$18,618	$3,013	$7,003

Operating Activities

Net cash used in operating activities was $3.8 million for the six months ended June 30, 2021, a decrease of $12.0 million from net cash used in operating activities of $15.8 million for the six months ended June 30, 2020. The decrease is a result of $15.8 million generated from working capital and a $0.3 million increase in non-cash adjustments, offset by $2.0 million from results of our operations.

Net cash used in operating activities was $20.4 million for the year ended December 31, 2020, a decrease of $7.8 million from $28.2 million for the year ended December 31, 2019. The decrease of $7.8 million is a result of $19.4 million related to changes in working capital, offset by $26.4 million of the results of our operations and a $0.8 million increase in share-based compensation.

Net cash used in operating activities was $28.2 million for the year ended December 31, 2019, a decrease of $20.5 million from $48.7 million for the year ended December 31, 2018. The decrease of $20.5 million was primarily as result of $35.3 million related to changes in working capital and a decrease in bad debt expense of $0.7 million, offset by $16.7 million of the results of our operations, a $1.5 million increase in depreciation and amortization and $1.0 million increase in share-based compensation.

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Investing Activities

Net cash used in investing activities was $3.1 million for the six months ended June 30, 2021, an increase of $2.7 million from $0.4 million for the six months ended June 30, 2020 due to higher purchases of property and equipment.

Net cash used in investing activities was $2.2 million for the year ended December 31, 2020, a decrease of $0.5 million from $2.7 million for the year ended December 31, 2019. This decrease in cash used was due to lower purchases of property and equipment.

Net cash used in investing activities was $2.7 million for the year ended December 31, 2019, a decrease of $0.1 million from $2.8 million for the year ended December 31, 2018. This decrease in cash used was primarily due to higher purchases of property and equipment during the year ended December 31, 2019 than in the year ended December 31, 2018, however, net cash used in investing activities during the year ended December 31, 2018 included a one-time a business acquisition.

Financing Activities

Net cash provided by financing activities was $0.7 million for the six months ended June 30, 2021. This included $0.5 million of net proceeds from the sale of Series H senior preferred stock, $0.1 million of proceeds from the issuance of Legacy Airspan Series H warrants and $0.1 of proceeds from the exercise of stock options.

Net cash provided by financing activities was $15.8 million for the six months ended June 30, 2020. This included $1.8 million of net borrowings under the line of credit, $2.1 million from borrowings under long-term debt and $11.9 million of net proceeds from the sale of Legacy Airspan Series G senior preferred stock.

Net cash provided by financing activities was $38.2 million for the year ended December 31, 2020. This included $32.1 million of proceeds from the sale of Legacy Airspan Series G and Series H senior preferred stock, $8.1 million of borrowings under the term loan and other long term debt, net of $2.0 million of repayments under the line of credit.

Net cash provided by financing activities was $26.9 million for the year ended December 31, 2019. This included $23.0 million of borrowings of subordinated convertible debt, $7.8 million of proceeds from the sale of Legacy Airspan Preferred Stock, net of $3.9 million of repayments under the line of credit.

Net cash provided by financing activities was $43.8 million for the year ended December 31, 2018. This included $34.9 million of proceeds from the sale of Legacy Airspan Preferred Stock, $9.3 million of net borrowings under the line of credit, net of $0.4 million of repayments of the subordinated convertible debt.

Contractual Obligations

The following table includes aggregated information about contractual obligations as of December 31, 2020 that are expected to affect our liquidity and cash flow in future periods is as follows:

(in thousands of U.S. dollars)	Total	Less than 1 year	1 to 3 years	3 to 5 years	More than 5 years
Long-term debt	$91,231	$10,363	$2,087	$78,781	$—
Operating lease obligations	9,086	2,695	4,114	2,277	—
Purchase obligations	55,600	55,600	—	—	—
	$155,917	$68,658	$6,201	$81,058	$—

Off-Balance Sheet Arrangements

We are not a party to any off-balance sheet arrangements, including guarantee contracts, retained or contingent interests, certain derivative instruments and variable interest entities that either have, or are reasonably likely to have, a current or future material effect on our consolidated financial statements.

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Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, we evaluate the effectiveness of our estimates and judgments, including those related to revenue recognition, allowance for doubtful accounts, intangible assets, net, impairment of long-lived assets, preferred stock warrants, share-based compensation and income taxes.

We base our estimates and judgments on historical experience and on various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and may change as future events occur.

We believe the following critical accounting policies are dependent on significant judgments and estimates used in the preparation of our consolidated financial statements.

Revenue recognition

We derive the majority of our revenue from sales of our networking products and software licenses, with the remaining revenue generated from service fees relating to maintenance contracts, professional services and training for our products. We sell our products and services to end customers, distributors and resellers. Products and services may be sold separately or in bundled packages.

A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. Certain of our contracts have multiple distinct performance obligations, as the promise to transfer individual goods or services is separately identifiable from other promises in the contracts and the customer can benefit from these individual goods or services either on their own or together with other resources that are readily available to the customer. For contracts with multiple performance obligations, we allocate the contract’s transaction price to each performance obligation based on its relative stand-alone selling price. The stand-alone selling prices are determined based on the prices at which we separately sell these products. For items that are not sold separately, we estimate the stand-alone selling prices using either an expected cost-plus margin or the adjusted market assessment approach depending on the nature of the specific performance obligation.

For all of our product sales, revenue is recognized when control of the product is transferred to the customer (i.e., when our performance obligation is satisfied), which typically occurs at shipment of the product. For product sales, we generally do not grant return privileges, except for defective products during the warranty period. Sales taxes collected from customers are excluded from revenues.

Revenue from non-recurring engineering is recognized at a point in time or over time depending on if the customer controls the asset being created or enhanced.

Revenue from professional service contracts primarily relates to training and other consulting arrangements performed by us for our customers. Revenues from professional services contracts provided on a time and materials basis are recognized when we have the right to invoice under the practical expedient as amounts correspond directly with the value of the services rendered to date.

Revenue from product maintenance contracts is recognized over time as our performance obligations are satisfied.

Revenue from software licenses is recognized when the software license is delivered to the customer. There are no further performance obligations once the software license is delivered to the customer.

Revenue related to shipping and handling activities is included in product revenues. Revenue related to the reimbursement of out-of-pocket costs are accounted for as variable consideration.

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Intangible Assets, Net

Intangible assets, net includes Goodwill and Other Intangible Assets. Goodwill and intangible assets result primarily from business combination acquisitions. Our intangible assets include internally developed technology, customer relationships, trademarks and non-compete agreements.

Goodwill

Goodwill results primarily from business combination acquisitions. Goodwill is recorded as the difference, if any, between the aggregate consideration paid for an acquisition and the fair value of the net tangible assets and other intangible assets acquired. Goodwill is not amortized, rather, an impairment test is conducted on an annual basis, or more frequently if indicators of impairment are present, which are determined through a qualitative assessment. A qualitative assessment includes consideration of the economic, industry and market conditions in addition to our overall financial performance and the financial performance of these assets. If our qualitative assessment does not conclude that it is more likely than not that the estimated fair value of the reporting unit is greater than the carrying value, we perform a quantitative analysis. In a quantitative test, the fair value of a reporting unit is determined based on a discounted cash flow analysis and further analyzed using other methods of valuation. A discounted cash flow analysis requires us to make various assumptions, including assumptions about future cash flows, growth rates and discount rates. The assumptions about future cash flows and growth rates are based on our long-term projections. Assumptions used in our impairment testing are consistent with our internal forecasts and operating plans. Our discount rate is based on our debt structure, adjusted for current market conditions. If the fair value of the reporting unit exceeds its carrying amount, there is no impairment. If not, we compare the fair value with its carrying amount. To the extent the carrying amount exceeds its fair value, an impairment charge of the reporting unit’s goodwill would be necessary. Our annual assessment date is December 31.

Other Intangible Assets

We have recorded other finite-lived intangible assets as a result of the Mimosa business combination. Our internally developed technology, customer relationships, trademarks and non-compete agreements are amortized utilizing an accelerated method over their estimated useful lives. When establishing useful lives, we consider the period and the pattern in which the economic benefits of the intangible asset are consumed or otherwise used up; or, if that pattern cannot be reliably determined, using a straight-line amortization method over a period that may be shorter than the ultimate life of such intangible asset. There is no residual value associated with our finite-lived intangible assets. We review our trade name assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable.

We review for impairment indicators of finite-lived intangibles and other long-lived assets as described below in “Impairment of long-lived assets.”

Impairment of long-lived assets

We review our long-lived assets for impairment when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. This review consists of a comparison of the carrying value of the asset with the asset’s expected future undiscounted cash flows. Estimates of expected future cash flows represent management’s best estimate based on reasonable and supportable assumptions and projections. If the expected undiscounted future cash flows exceed the carrying value of the asset, no impairment is recognized. If the carrying value of the asset exceeds the expected undiscounted future cash flows, impairment exists and is determined by the excess of the carrying value over the fair value of the asset. Any impairment provisions recognized are permanent and may not be restored in the future. No impairment of long-lived assets was recorded in 2020, 2019, or 2018, as a result of our assessments.

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Preferred Stock Warrants

We account for Legacy Airspan preferred stock warrants at their estimated fair value and record Legacy Airspan preferred stock warrants as long-term liabilities in accordance with ASC 480, Accounting for Redeemable Equity Instruments (“ASC 480”). We account for Legacy Airspan preferred stock warrants that have been earned (based on their respective performance criteria) and are exercisable into shares of Legacy Airspan’s convertible preferred stock as liabilities, and are included in Other Long-term Liabilities. All Legacy Airspan preferred stock warrants are measured and recognized at fair value at each balance sheet date. At the end of each reporting period, changes in fair value during the period are recognized as a component of net income. We continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the warrants and the completion of a liquidity event, at which time all convertible Legacy Airspan preferred stock warrants will be converted into warrants to purchase common stock and, accordingly, the liability will be reclassified to additional paid-in capital.

As of December 31, 2020, the Legacy Airspan Series D-1 and Series H warrants fair value were determined using a hybrid scenario approach, including a Monte Carlo simulation. Any significant adjustments to the unobservable inputs would have a direct impact on the fair value of the warrant liability.

As of December 31, 2019, the fair value of the Legacy Airspan Series D-1 Warrants were determined using a probability-weighted expected return method, which consisted of: (i) estimating the number of warrants to be earned based upon the likelihood of attaining each of the respective performance criteria; (ii) determining a relative fair value of the enterprise; and (iii) estimating the value per warrant based on a weighted allocation of each warrant (as converted) to the total common stock enterprise value. Any significant adjustments to the unobservable inputs would have a direct impact on the fair value of the warrant liability.

Share-based compensation

We apply ASC 718, Share-based Payments. ASC 718 requires awards classified as equity awards to be accounted for using the estimated grant date fair value. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the consolidated statement of operations over the requisite service periods. Share-based compensation expense recognized in the consolidated statement of operations includes compensation expense for share-based awards granted based on the estimated grant date fair value. Because share-based compensation expense is based on awards that are ultimately expected to vest, share-based compensation expense has been reduced to account for estimated forfeitures. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

We determine the fair value of stock options using the Black-Scholes option pricing model, which is impacted by the following assumptions:

●	Expected Term — Expected term is estimated based on our prior five years of historical data regarding expired, forfeited or if applicable, exercise behavior.

●	Expected Volatility — Since we have limited historical basis for determining our own volatility, the expected volatility assumption was based on the average historical volatility of a representative peer group, which includes consideration of the peer company’s industry, market capitalization, state of life cycle and capital structure.

●	Expected Dividend Yield — The dividend yield assumption is based on our history and our expectation of no dividend payouts.

●	Risk-Free Interest Rate — The risk-free interest rate assumption is based upon observed interest rates appropriate for an equivalent remaining term equal to the expected life of the award.

Common Stock Valuation:

As a company with no active public market for its common stock, Legacy Airspan’s board of directors periodically determined the fair value of Legacy Airspan’s common stock at various dates, with the assistance of management and an independent third-party valuation specialist. After considering all relevant factors, we determined that using a hybrid scenario-based method with probability weighted scenarios and a Monte Carlo simulation under the Option Pricing Model (“OPM”) was the most appropriate. We considered several scenarios in the assessment which included an initial public offering scenario and a transaction with a special purpose acquisition company. Application of the OPM involves the use of estimates and assumptions that are highly complex and subjective, such as those regarding our expected future revenue, expenses, and cash flows, discount rates, market multiples, the selection of comparable companies, and the probability of future events. Any significant adjustments to the unobservable inputs would have a direct impact on the fair value of the Legacy Airspan common stock.

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After the Closing, the Board will determine the fair value of Common Stock based on the closing price of Common Stock on or around the date of grant.

Income taxes

We account for income taxes in accordance with ASC 740, Accounting for Income Taxes, as clarified by ASC 740-10, Accounting for Uncertainty in Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, we consider tax regulations of the jurisdictions in which we operate, estimates of future taxable income and available tax planning strategies. If tax regulations, operating results or the ability to implement tax planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of ASC 740.

ASC 740-10 requires that we recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authorities. We do not have any other material uncertain tax positions. We recognize interest accrued related to unrecognized tax benefits, if any in interest expense and penalties in operating expenses.

Recent Accounting Pronouncements

In January 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2017-04 (amended by ASU 2019-10), “Intangibles — Goodwill and other (Topic 350):    Simplifying the Test for Goodwill Impairment” which simplifies the test for goodwill impairment by removing the second step of the test. There is a one-step qualitative test and does not amend the optional qualitative assessment of goodwill impairment. The new standard is effective January 1, 2021 and is not expected to have a material impact on our consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-15, “Intangibles — Goodwill and Other — Internal-Use Software (Subtopic 350-40):    Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract” which requires implementation costs incurred by customers in cloud computing arrangements to be deferred and recognized over the term of the arrangement, if those costs would be capitalized by the customers in a software licensing arrangement. The new standard is effective January 1, 2021 and is not expected to have a material impact on our consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, “Income taxes (Topic 740):    Simplifying the Accounting for Income Taxes” which simplifies the accounting for income taxes by removing certain exceptions to the general principles in Topic 740 and clarifies and amends the existing guidance. The new standard is effective January 1, 2021 and is not expected to have a material impact on our consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, “Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40)”. The ASU simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. The FASB reduced the number of accounting models for convertible debt and convertible preferred stock instruments and made certain disclosure amendments to improve the information provided to users. The new standard is effective January 1, 2022 (early adoption is permitted, but not earlier than January 1, 2021). The new standard is not expected to have a material impact on our consolidated financial statements.

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In March 2020, the FASB issued ASU No. 2020-04, “Reference Rate Reform (Topic 848):    Facilitation of the Effects of Reference Rate Reform on Financial Reporting” which provides optional expedient and exceptions for applying generally accepted accounting principles to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. In response to the concerns about structural risks of interbank offered rates and, particularly, the risk of cessation of the LIBOR, regulators in several jurisdictions around the world have undertaken reference rate reform initiatives to identify alternative reference rates that are more observable or transaction based and less susceptible to manipulation. This ASU provides companies with optional guidance to ease the potential accounting burden associated with transitioning away from reference rates that are expected to be discontinued. This new guidance may be adopted by us no later than December 1, 2022, with early adoption permitted. The potential adoption of this guidance is not expected to have a material impact on our consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13 (amended by ASU 2019-10), “Financial Instruments — Credit Losses (Topic 326):    Measurement of Credit Losses on Financial Instruments, regarding the measurement of credit losses for certain financial instruments” which replaces the incurred loss model with a current expected credit loss (“CECL”) model. The CECL model is based on historical experience, adjusted for current conditions and reasonable and supportable forecasts. We are required to adopt the new guidance on January 1, 2023. We are currently evaluating the impact this guidance will have on our consolidated financial statements.

Implications of Being an Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” as defined in Section 2(a)(19) of the Securities Act from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. We are an “emerging growth company” and have elected to take advantage of the benefits of this extended transition period.

We will use this extended transition period for complying with new or revised accounting standards that have different effective dates for public business entities and non-public business entities until the earlier of the date we are no longer an emerging growth company or affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. The extended transition period exemptions afforded by our emerging growth company status may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of this exemption because of the potential differences in accounting standards used.

We will remain an “emerging growth company” under the JOBS Act until the earliest of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of our Initial Public Offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) when we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of our common equity held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter; or (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

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QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Interest Rate Risk

Interest on the senior term loan under the Fortress Credit Agreement, commencing December 30, 2020, is determined by reference to either LIBOR or a “base rate”, in each case, plus an applicable margin, based on the respective level of our Net EBITDA Leverage Ratio.

The interest rate for Tranche 1 (the initial term loan) under the Fortress Credit Agreement is based on the level of our Net EBITDA Leverage Ratio. The initial applicable rate for Tranche 1 is set at Level V – which is the base rate plus 10.0% per annum, of which the margin cash component is 5.5% and the margin PIK component is 4.5%. With respect to Tranche 2, the relevant applicable rate is 5.0% and is payable monthly as interest paid in kind. (See Note 10 of the notes to the audited financial statements of Legacy Airspan included in this prospectus.)

Because interest expense is subject to fluctuation, if interest rates increase, our debt service obligations on such variable rate indebtedness would increase even though the amount borrowed remained the same. Accordingly, an increase in interest rates would adversely affect our profitability. Due to the economic effects of the COVID-19 pandemic, market interest rates have declined significantly, with the 30-day LIBOR rate decreasing to 0.15% as of December 31, 2020. We cannot predict, however, whether or for how long interest rates will remain at these low levels.

During 2018 through 2020, the interest rates charged under the PWB Facility ranged as follows:

●	revolving facility: from 5.5% to 7.0%;

●	term loan: from 7.75% to 8.75%; and

●	non-formula loan: from 6.0% to 8.75%.

Foreign Currency Exchange Rate Risk

The following table shows our revenue by currency as a percentage of our total revenue for the periods presented:

	Year Ended December 31,
	2020	2019	2018
U.S. dollars	60.9%	87.7%	99.7%
Japanese yen	37.0%	10.0%	0.3%
Other	2.1%	2.3%	—%
	100%	100%	100%

Total Japanese yen denominated sales for the periods presented were:

	Year Ended December 31,
	2020	2019	2018
Japanese yen	JPY6,800,804	JPY1,814,547	JPY64,486
Average exchange rate of $1 U.S. = JPY	106.404	109.052	110.556
U.S. dollar equivalent	$63,915	$16,639	$583
If the average exchange rates used had been higher or lower by 10% they would have decreased or increased the total Japanese yen denominated sale value by:	$5,811	$1,512	$53

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We expect the proportions of sales in Japanese yen to fluctuate over time although they were a small percentage of the total in all years. Our sensitivity analysis for changes in foreign currency exchange rates do not factor in changes in sales volumes.

Our operating results are affected by movements in foreign currency exchange rates against the U.S. dollar, particularly the U.K. pound sterling and Israeli shekel. This is because most of our operating expenses, which may fluctuate over time, are incurred in pounds sterling or Israeli shekels.

During 2020 and 2019, we paid operating expenses in local currency of approximately 13.4 million pounds sterling (approximately $17.2 million) and 16.5 pounds sterling (approximately $21.0 million), respectively. If during 2020 the average exchange rates had been higher or lower by 10%, the pound sterling denominated operating expenses would have decreased or increased by $1.6 million and $1.9 million, during the years ended December 31, 2020 and 2019, respectively. None of these expenses were hedged.

During 2020 and 2019, we paid operating expenses in local currency of approximately 139.7 million Israeli shekel (approximately $40.6 million) and 167.1 Israeli shekel (approximately $46.7 million), respectively. If during 2020 the average exchange rates had been higher or lower by 10%, the Israeli shekel denominated operating expenses would have decreased or increased by $3.7 million and $4.2 million, during the years ended December 31, 2020 and 2019, respectively. None of these expenses were hedged.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Airspan

Registration Rights and Lock-Up Agreement

On August 13, 2021, we entered into that certain Registration Rights and Lock-Up Agreement (the “Registration Rights and Lock-Up Agreement”) with certain stockholders of New Beginnings (the “Sponsor Holders”) and certain stockholders of Legacy Airspan (collectively with the Sponsor Holders, the “Holders”).

Pursuant to the terms of the Registration Rights and Lock-Up Agreement, we are obligated to file a shelf registration statement to register the resale of certain of our securities held by the Holders. In addition, subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Holders may demand at any time or from time to time, to sell all or any portion of their registrable securities in an underwritten offering pursuant to a shelf registration statement so long as (i) the total offering price is reasonably expected to exceed $50 million or (ii) if such requesting Holder reasonably expects to sell all of the registerable securities held by such Holder in such underwritten offering pursuant to a shelf registration statement, the total offering price is reasonably expected to exceed $10 million. The Registration Rights and Lock-Up Agreement will also provide the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Subject to certain exceptions, the Registration Rights and Lock-Up Agreement further provides for our securities held by Oak Investment Partners XI, Limited Partnership, Oak Investment Partners XIII, Limited Partnership, Qualcomm Incorporated and SoftBank Group Capital Limited (“SoftBank”) to be locked-up for a period of six months following the Closing, while the Founder Shares held by the Sponsor will be locked-up for a period of one year following the Closing, in each case subject to earlier release upon (i) the date on which the last reported sale price of our Common Stock equals or exceeds $12.50 per share for any 20 trading days within any 30-day trading period or (ii) the date on which we complete a liquidation, merger, capital stock exchange or other similar transaction after the Closing that results in all of our stockholders having the right to exchange their shares of our Common Stock for cash, securities or other property.

The Registration Rights and Lock-Up Agreement also provides that the Private Placement Warrants and shares of Common Stock underlying the Private Placement Units, along with any shares of Common Stock underlying the Private Placement Warrants, were locked-up for a period of 30 days following the Closing so long as such securities were held by the initial purchasers of the Private Placement Units or their permitted transferees.

Stockholders Agreement

On August 13, 2021, the Company, the Sponsor and certain stockholders of Legacy Airspan entered into the Stockholders Agreement, which provides, among other things, that, from and after the Closing and until such time as the Sponsor beneficially owns less than 1,535,000 shares of our Common Stock, the Sponsor will have the right to nominate a director (the “Sponsor Director”), who is initially Michael Liebowitz. The Stockholders Agreement also provides that for so long as the Sponsor Director is an independent director, the Sponsor Director will be appointed to, and serve on, the nominating and corporate governance committee of the Board (or, if there is no nominating and corporate governance committee of the Board, such other committee of the Board that is primarily responsible for nominating and corporate governance matters).

Amended Credit Agreement

At Closing, on August 13, 2021, the Company, Legacy Airspan and certain of its subsidiaries who are party to the Fortress Credit Agreement entered into the Fortress Amendment with Fortress to, among other things, add the Company as a guarantor, recognize and account for the Business Combination, recognize and account for the Convertible Notes and provide updated procedures for replacement of LIBOR. SoftBank has an indirect, non-controlling beneficial interest in Fortress, which is the agent and principal lender under the Fortress Credit Agreement. At September 30, 2021, there was approximately $45.8 million aggregate principal amount of indebtedness outstanding under the Fortress Credit Agreement, which is the largest aggregate principal amount outstanding during the period from January 1, 2020 until the date of this prospectus.

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The Fortress Credit Agreement has a maturity date of December 30, 2024. Under the Fortress Credit Agreement, the initial term loan (“Tranche 1”) total commitment of $34.0 million and a term loan (“PIK” or “Paid-in-Kind”) commitment of $10.0 million (“Tranche 2”) were both funded to Legacy Airspan on December 30, 2020. Under the terms of the Fortress Credit Agreement, we may expand the term loan commitment by $20.0 million, subject to the terms of the Fortress Credit Agreement. The Fortress Credit Agreement contains a prepayment premium of 5.0% if the prepayment occurs during the period from December 30, 2021 through December 29, 2022, and 3.0% if the prepayment occurs during the period from December 30, 2022 through December 29, 2023. The Fortress Credit Agreement also contains a prohibition on prepayment during the period from December 30, 2020 through December 29, 2021 and a related fee in the amount of the make-whole amount of interest that would have been payable had such prepayment not been made. The interest rates payable by us under the Fortress Credit Agreement are described in Note 10 of the notes to Legacy Airspan’s audited financial statements for the years ended December 31, 2020 and 2019 included elsewhere in this prospectus.

To secure its obligations under the Fortress Credit Agreement, Fortress was assigned PWB’s security interest under the PWB Facility and we granted Fortress, as security for the obligations, a security interest in (a) all of the real, personal and mixed property in which liens are granted or purported to be granted pursuant to any of the collateral documents as security for the obligations, (b) all products, proceeds, rents and profits of such property, (c) all of each loan party’s book and records and (d) all of the foregoing whether now owned or existing, in each case excluding certain excluded assets.

The Fortress Credit Agreement contains representations and warranties, events of default and affirmative and negative covenants, which include, among other things, certain restrictions on the ability to pay dividends, create liens, incur additional indebtedness, make investments, dispose of assets, consummate business combinations (except for permitted investments, as defined in the Fortress Credit Agreement), and make distributions. In addition, financial covenants apply, including, (a) minimum liquidity of $4.0 million as of December 31, 2020 and $5.0 million thereafter, (b) minimum last twelve-month revenue and (c) minimum last twelve-month EBITDA. Revenue and EBITDA financial covenants are tested quarterly.

The interest rate for Tranche 1 is based on the level of our Net EBITDA Leverage Ratio. The initial applicable rate for Tranche 1 is set at Level V (see table below). After the initial applicable rate period, the relevant rate is as follows for Tranche 1:

Level	Net EBITDA Leverage Ratio	Base Rate Loan	LIBOR Loan
Level I	Less than or equal to 2.00:1.00	The applicable rate is the Base Rate plus 6.00% per annum, of which the Margin Cash Component is 5.50% and the Margin PIK Component is 0.50%	The applicable rate is LIBOR plus 7.00% per annum, of which the Margin Cash Component is 5.50% and the Margin PIK Component is 1.50%
Level II	Less than or equal to 3.00:1.00 but greater than 2.00:1.00	The applicable rate is the Base Rate plus 7.00% per annum, of which the Margin Cash Component is 5.50% and the Margin PIK Component is 1.50%	The applicable rate is LIBOR plus 8.00% per annum, of which the Margin Cash Component is 5.50% and the Margin PIK Component is 2.50%
Level III	Less than or equal to 4.00:1.00 but greater than 3.00:1.00	The applicable rate is the Base Rate plus 8.00% per annum, of which the Margin Cash Component is 5.50% and the Margin PIK Component is 2.50%	The applicable rate is LIBOR plus 9.00% per annum, of which the Margin Cash Component is 5.50% and the Margin PIK Component is 3.50%
Level IV	Less than or equal to 5.00:1.00 but greater than 4.00:1.00	The applicable rate is the Base Rate plus 9.00% per annum, of which the Margin Cash Component is 5.50% and the Margin PIK Component is 3.50%	The applicable rate is LIBOR plus 10.00% per annum, of which the Margin Cash Component is 5.50% and the Margin PIK Component is 4.50%
Level V	Greater than 5.00:1.00	The applicable rate is the Base Rate plus 10.00% per annum, of which the Margin Cash Component is 5.50% and the Margin PIK Component is 4.50%	The applicable rate is LIBOR plus 11.00% per annum, of which the Margin Cash Component is 5.50% and the Margin PIK Component is 5.50%

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Interest with respect to Tranche 1 is payable monthly in accordance with the Cash Component/PIK Component split described in the foregoing table. With respect to Tranche 2, the relevant applicable rate is 5.0% and is payable monthly as interest paid in kind.

Convertible Notes

Immediately prior to Closing, on August 13, 2021, we issued $50,000,000 aggregate principal amount of Convertible Notes under the Convertible Note Purchase Agreement. At Closing, Legacy Airspan and certain of its subsidiaries who are party to the Fortress Credit Agreement entered into the Joinder Agreement to add Legacy Airspan and such subsidiaries as guarantors under the Convertible Note Purchase Agreement and to reaffirm the obligations and security intended to be granted thereby. SoftBank has an indirect, non-controlling beneficial interest in Fortress, which is the collateral agent and trustee under the Convertible Note Purchase Agreement and the Convertible Notes. SoftBank has an indirect, non-controlling beneficial interest in each Convertible Note Purchaser.

The Convertible Notes bear interest at the Base Rate, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning on September 30, 2021. Under certain circumstances, a default interest will apply following an event of default under the Convertible Notes at a per annum rate equal to the lower of (i) the Base Rate plus 3.75% and (ii) the maximum amount permitted by law. The Convertible Notes mature on December 30, 2024, unless earlier accelerated, converted, redeemed or repurchased. The Convertible Notes are secured by substantially all of our assets and a pledge of the capital stock of our subsidiaries.

Each Convertible Note, together with all accrued but unpaid interest thereon, are convertible, in whole or in part, at the option of the holder thereof, at any time prior to the payment in full of the principal amount thereof (together with all accrued but unpaid interest thereon), into shares of our Common Stock at a conversion price equal to $12.50 per share. The conversion price with respect to the Convertible Notes is subject to adjustment to reflect stock splits and subdivisions, stock and other dividends and distributions, recapitalizations, reclassifications, combinations and other similar changes in capital structure. The conversion price with respect to the Convertible Notes is subject to a broad-based weighted average anti-dilution adjustment in the event we issue, or are deemed to have issued, shares of our Common Stock, other than certain excepted issuances, at a price below the conversion price then in effect. Notwithstanding the above, the number of shares of our Common Stock that may be acquired by a holder upon any conversion of a Convertible Note will be limited to the extent necessary to insure that, following such conversion, the total number of shares of our Common Stock then beneficially owned by that holder and its affiliates and any other person whose beneficial ownership of our Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act does not exceed 4.999% of the total number of issued and outstanding shares of our Common Stock (including the shares of our Common Stock issuable upon such conversion).

Upon the occurrence of a change of control, or if our Common Stock or other securities into which the Convertible Notes are then convertible cease to be listed for trading on a U.S. national securities exchange, in each case, prior to the maturity date of the Convertible Notes, a holder of Convertible Notes will have the right, at its option, to require us to repurchase for cash all or a portion of the holder’s Convertible Notes at a repurchase price equal to the sum of (i) all of the principal to be repurchased, (ii) any accrued and unpaid interest thereon through the date of repurchase, and (iii) any applicable make-whole amount. In addition, a future voluntary prepayment of our senior secured debt under the Fortress Credit Agreement will grant a holder of Convertible Notes the right, at its option, to require us to repurchase for cash a proportionate amount of the holder’s Convertible Notes at a repurchase price equal to the sum of (a) the principal to be repurchased, (b) any accrued and unpaid interest thereon to the date of repurchase, and (c) any applicable make-whole amount. In the event certain other events occur or conditions exist, including the issuance of certain Indebtedness (as defined in the Convertible Note Purchase Agreement), certain asset dispositions, and certain issuances of equity, a holder of Convertible Notes will have the right, at its option, to require us to repurchase for cash a portion of the holder’s Convertible Notes at a repurchase price equal to the sum of (x) the principal to be repurchased, (y) any accrued and unpaid interest thereon to the date of repurchase, and (z) any applicable make-whole amount. In the event certain cash flow thresholds are exceeded or certain proceeds of condemnation or insurance are received and not reinvested, a holder of Convertible Notes will have the right, at its option, to require us to repurchase for cash a portion of the holder’s Convertible Notes at a repurchase price equal to the sum of (A) all of the principal to be repurchased, and (B) any accrued and unpaid interest thereon to or through, as applicable, the date of repurchase.

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The Convertible Notes will not be redeemable by us prior to the second anniversary of the issuance of the Convertible Notes. On or after such second anniversary, the Convertible Notes will be redeemable, in whole or in part, by us for cash, shares of our Common Stock or any combination thereof, at our option, if the last reported sale price of our Common Stock has been at least 130% of the conversion price then in effect for the 30 consecutive trading days ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption to the holders of Convertible Notes at a redemption price equal to (i) all of the principal to be redeemed, (ii) any accrued and unpaid interest thereon through the date of redemption, and (iii) any applicable make-whole amount.

The terms of the Convertible Notes and the Convertible Note Purchase Agreement contains representations and warranties, events of default and affirmative and negative covenants, which include, among other things, certain restrictions on the ability to pay dividends, create liens, incur additional indebtedness, make investments, dispose of assets, consummate business combinations (except for permitted investments, as defined in the Convertible Note Purchase Agreement), and make distributions. In addition, financial covenants apply, including, (a) minimum liquidity of $5.0 million, (b) minimum last twelve-month revenue and (c) minimum last twelve-month EBITDA and certain other expenses including non-cash stock compensation, non-recurring costs in connection with the loan and Convertible Notes documentation and the Business Combination, warrant liabilities, and other noncash amortization expenses, in each case, determined in accordance with GAAP. Revenue and EBITDA financial covenants are tested quarterly. The Convertible Notes are pari passu in right of payment and lien priority and are secured by a security interest in (a) all of the real, personal and mixed property in which liens are granted or purported to be granted pursuant to any of the collateral documents as security for the obligations (b) all products, proceeds, rents and profits of such property, (c) all of each loan party’s book and records and (d) all of the foregoing whether now owned or existing, in each case excluding certain excluded assets.

Indemnification Agreements

We have entered into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in the Certificate of Incorporation and our Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in the Certificate of Incorporation and our Bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Prior to the Closing, Legacy Airspan and New Beginnings had also entered into customary indemnification agreements with all of their respective directors and executive officers.

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Legacy Airspan

Investment Private Placement

Contemporaneously with the execution of the Business Combination Agreement, certain investors entered into certain subscription agreements in the PIPE, pursuant to which such investors agreed to subscribe for and purchase PIPE Shares at a purchase price of $10.00 per PIPE Share in a transaction to be consummated immediately prior to the consummation of the Business Combination. SoftBank and Oak Investment Partners (“Oak”), each of whom, at the time of the subscription agreements, beneficially owned more than 5% of the issued and outstanding Legacy Airspan Common Stock, on a fully-converted basis, agreed to invest in the PIPE. The investments in the PIPE closed on August 13, 2021. In addition, Bandel Carano, the general partner of Oak, and Scot Jarvis and Thomas Huseby, venture partners of Oak, were members of the Legacy Airspan board of directors prior to Closing and are current members of our Board.

Stockholder Support Agreement

Concurrently with the execution of the Business Combination Agreement, New Beginnings and the Key Airspan Stockholders entered into a Stockholder Support Agreement, pursuant to which such Key Airspan Stockholders agreed, among other things, to vote their shares of Legacy Airspan Common Stock, Legacy Airspan Class B Common Stock and voting Legacy Airspan Preferred Stock in favor of adopting the Business Combination Agreement and approving the Business Combination. The Key Airspan Stockholders include Oak, with whom our current Board members Bandel Carano, Scot Jarvis and Thomas Huseby are affiliated, and Qualcomm Incorporated (“Qualcomm”), with whom, Quinn Li, a former member of the Legacy Airspan board of directors, is affiliated. The Stockholder Support Agreement terminated at Closing.

Equity Financings

Series G Senior Preferred Stock Financing

From February 3, 2020 through July 22, 2020, Legacy Airspan sold an aggregate of 740,987 shares of its Series G Senior Preferred Stock at a purchase price of $61.50 per share for an aggregate purchase price of $45.6 million, in cash except that, in the case of Oak, the purchase price was paid by way of the exchange by Oak of $23.0 million aggregate principal amount of Legacy Airspan’s Subordinated Convertible Promissory Notes held by Oak, plus accrued but unpaid interest thereon for such of its Series G Senior Preferred Stock.

The following table summarizes purchases of Legacy Airspan’s Series G Senior Preferred Stock by related persons and their affiliated entities. None of Legacy Airspan’s executive officers purchased shares of its Series G Senior Preferred Stock.

Stockholder	Shares of Legacy Airspan Series G Senior Preferred Stock	Total Purchase Price
Oak Investment Partners XI, Limited Partnership(1)	285,339	$17,548,349
Oak Investment Partners XIII, Limited Partnership(1)	134,512	$8,272,488
Qualcomm Incorporated(2)	65,040	$3,999,960
Connis Point Partners, LLC(3)	4,065	$249,998
Fii USA Inc.(4)	113,821	$6,999,992

(1)	Bandel Carano, a member of Legacy Airspan’s board of directors at the time of the investment and a current member of our Board, is the general partner of Oak. Scot Jarvis and Thomas Huseby, members of Legacy Airspan’s board of directors at the time of the investment and current members of our Board, are venture partners in Oak.

(2)	Quinn Li, a member of Legacy Airspan’s board of directors at the time of the investment, is affiliated with Qualcomm.

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(3)	Scot Jarvis, a member of Legacy Airspan’s board of directors at the time of the investment and a current member of our Board is an affiliate of Connis Point Partners, LLC.

(4)	Fii USA Inc., is an affiliate of Foxconn Technology Group, a stockholder and business partner of ours.

Series H Senior Preferred Stock Financing

From December 14, 2020 to February 2, 2021, Legacy Airspan sold an aggregate of 181,294 shares of its Series H Senior Preferred Stock at a purchase price of $61.50 per share, for an aggregate purchase price of $11,149,581, pursuant to its Series H Senior Preferred Stock financing.

The following table summarizes purchases of Legacy Airspan’s Series H Senior Preferred Stock by related persons and their affiliated entities. None of Legacy Airspan’s executive officers purchased shares of its Series H Senior Preferred Stock.

Stockholder	Shares of Legacy Airspan Series H Senior Preferred Stock	Total Purchase Price
Oak Investment Partners XIII, Limited Partnership(1)	56,910	$3,499,965
Qualcomm Incorporated(2)	12,194	$749,931
Connis Point Partners, LLC(3)	4,066	$250,059
New Enterprise Associates 14, L.P.(4)	29,594	$1,820,031
NEA 15 Opportunity Fund, L.P.(4)	2,928	$180,072
SoftBank Group Capital Limited(5)	48,780	$2,999,970

(1)	Bandel Carano, a member of Legacy Airspan’s board of directors at the time of the investment and current member of our Board, is general partner of Oak. Scot Jarvis and Thomas Huseby, members of Legacy Airspan’s board of directors at the time of the investment and current members of our Board, are venture partners in Oak.

(2)	Quinn Li, a member of Legacy Airspan’s board of directors at the time of the investment, is affiliated with Qualcomm.

(3)	Scot Jarvis, a member of Legacy Airspan’s board of directors at the time of the investment and a current member of our Board is an affiliate of Connis Point Partners, LLC.

(4)	NEA is a former stockholder of Mimosa and, prior to the Closing, held 234,856 shares of Legacy Airspan’s Class B Common Stock.

(5)	SoftBank is our subordinated lender and has an indirect, non-controlling beneficial interest in Fortress, which is the agent and principal lender under the Fortress Credit Agreement and the collateral agent and trustee under the Convertible Note Purchase Agreement and the Convertible Notes, and also has an indirect, non-controlling beneficial interest in each Convertible Notes Purchaser.

SoftBank

On October 1, 2015, Legacy Airspan issued a warrant to SoftBank to purchase shares of Legacy Airspan’s Series D Preferred Stock, par value $0.0001 per share, which was amended by Amendment No. 1, dated February 3, 2016, Amendment No. 2, dated July 1, 2016 and Amendment No. 3, dated July 3, 2017 (the “SoftBank Warrant”). In connection with the Business Combination, on March 8, 2021, concurrently with the execution of the Business Combination Agreement, SoftBank and New Beginnings entered into the an irrevocable proxy agreement (the “Proxy Agreement”), pursuant to which, among other things, SoftBank granted to the proxyholder named therein an irrevocable proxy and power of attorney with respect to any shares of Common Stock held by SoftBank representing in excess of 9.90% of our voting power in any applicable vote, consent, election, waiver or other action of our stockholders (the “Subject Shares”). Pursuant to the Proxy Agreement the proxyholder named in the Proxy Agreement will vote the Subject Shares in the same manner and proportion as all other shares of stock entitled or eligible to vote on the applicable matter, excluding any shares of stock held by SoftBank and its affiliates. As consideration for, among other things, SoftBank’s cooperation with, participation in, and consent to the Business Combination and the entry into the Proxy Agreement, Legacy Airspan and SoftBank agreed to amend and restate the SoftBank Warrant to, among other things, (i) reduce the purchase price to $45.9875 per share and (ii) provide for the automatic net exercise of the warrant upon the completion of the Business Combination.

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As further described above under “Certain Relationships and Related Person Transactions — Airspan — Amended Credit Agreement” and “Certain Relationships and Related Person Transactions — Airspan — Convertible Notes,” SoftBank has an indirect, non-controlling beneficial interest in Fortress, which is the agent and principal lender under the Fortress Credit Agreement and the collateral agent and trustee under the Convertible Note Purchase Agreement and the Convertible Notes, and also has an indirect, non-controlling beneficial interest in each Convertible Notes Purchaser.

SoftBank is a subordinated lender to Legacy Airspan under the term loan agreement, dated February 9, 2016, as amended by amendments thereto, including Amendment No. 5 thereto dated as of December 30, 2020 (the “SoftBank Working Capital Agreement”). At June 30, 2021, there was approximately $36.3 million aggregate principal amount of indebtedness outstanding under the SoftBank Working Capital Agreement. The SoftBank Working Capital Agreement bears interest at a rate of 9% per annum. Since January 1, 2020, we have paid no principal and have accrued, but not yet paid any interest, under the SoftBank Working Capital Agreement.

We derived approximately $0.8 million in revenue from sales of products and services to SoftBank from January 1, 2020 through June 30, 2021. Additionally, we derived approximately $3.8 million in revenue from sales of products and services to Dense Air Limited between January 1, 2020 and June 30, 2021. Dense Air Limited is controlled by SoftBank.

Pendrell Corporation (“Pendrell”)

Pendrell is a lender under the Fortress Credit Agreement and through affiliates, prior to Closing, held warrants to purchase an aggregate of 8,130 shares of Legacy Airspan’s Series H Senior Preferred Stock at a price of $61.50 per share expiring on December 30, 2025. Prior to the Closing, Pendrell also owned an aggregate of 16,260 shares of Legacy Airspan’s Series H Senior Preferred Stock.

Reliance Jio Infocomm USA Inc. (“Reliance”)

We are a supplier of products to Reliance. Reliance has accounted for approximately $54.3 million of our revenues between January 1, 2020 through June 30, 2021. Prior to the Closing, Reliance held an aggregate of 162,602 shares of Legacy Airspan’s Series D Preferred Stock.

Mr. Mathew Oommen, our director, is affiliated with Reliance.

Foxconn Technology Group (“Foxconn”)

Foxconn is our principal manufacturing supplier and has extensive commercial relationships with our company. In the period from January 1, 2020 to June 30, 2021, we have paid Foxconn approximately $64.6 million. Prior to Closing, Foxconn affiliated entities held an aggregate of 96,699 shares of Legacy Airspan’s Series E Senior Preferred Stock (held by ICREATE Investments Limited) and 113,821 shares of Legacy Airspan’s Series G Senior Preferred Stock (held by Fii USA Inc.).

Qualcomm

Qualcomm, through one or more of its affiliated entities, is a supplier of products and services to our company. In the period from January 1, 2020 to June 30, 2021, we have paid Qualcomm approximately $4.1 million for purchases of products and services. In addition, certain of our suppliers purchase Qualcomm products for incorporation into products produced for our company.

Mr. Quinn Li, a director of Legacy Airspan prior to Closing, is affiliated with Qualcomm.

Legacy Airspan Investors’ Rights Agreement

Legacy Airspan entered into a second amended and restated investors’ rights agreement, dated December 14, 2020 (the “Investors’ Rights Agreement”), which granted rights to certain holders of Legacy Airspan’s stock, including Oak, with whom our current Board members Bandel Carano, Scot Jarvis and Thomas Huseby are affiliated, and Qualcomm, with whom Quinn Li, a member of Legacy Airspan’s board of directors, is affiliated (collectively, the “Agreement Parties”). The Investors’ Rights Agreement also provided the parties thereto with certain registration rights, information and inspection rights, drag-along rights and right of first offer rights, among other rights. The Investors’ Rights Agreement terminated upon the consummation of the Business Combination.

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New Beginnings

In September 2020, the Sponsor purchased 2,156,250 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.012 per share. On October 20, 2020, New Beginnings effected a stock dividend resulting in the Sponsor holding 2,875,000 Founder Shares, representing an adjusted purchase price of approximately $0.009 per share. The Founder Shares, after giving effect to the stock dividend, included an aggregate of up to 375,000 shares of Common Stock subject to forfeiture if the over-allotment option with respect to the IPO was not exercised by the underwriters in full. In connection with the underwriters’ full exercise of their over-allotment option in November 2020, the 375,000 shares were no longer subject to forfeiture.

The Sponsor has agreed not to transfer, assign or sell its Founder Shares until the earlier of (i) one year after the date of the consummation of the Business Combination or (ii) the date on which the closing price of our shares of Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the Business Combination, or earlier, in either case, if, subsequent to the Business Combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

In September 2020, New Beginnings issued an unsecured promissory note to the Sponsor, pursuant to which New Beginnings could borrow up to an aggregate principal amount of $200,000 to be used for a portion of the expenses of the IPO. This loan was non-interest bearing, unsecured and due at the earlier of December 31, 2020 or the closing of the IPO. The loan would be repaid upon the closing of the IPO out of the offering proceeds not held in the Trust Account. On November 2, 2020, New Beginnings repaid $120,000 to the Sponsor.

New Beginnings agreed to pay an affiliate of the Sponsor, commencing on the date of the IPO, a total of $10,000 per month for office space, utilities and secretarial and administrative support. For the period from October 29, 2020 to December 31, 2020, New Beginnings incurred $20,000 of administrative services under this arrangement. For the six months ended June 30, 2021, New Beginnings incurred $30,000 of administrative services under this arrangement. Upon completion of the initial business combination or New Beginnings’ liquidation, New Beginnings ceased paying these monthly fees.

Contemporaneously with the execution of the Business Combination Agreement, on March 8, 2021, the Sponsor entered into the Sponsor Support Agreement with Legacy Airspan and New Beginnings, pursuant to which the Sponsor agreed, among other things, subject to the terms and conditions of the Sponsor Support Agreement, (a) to forfeit 125,000 shares of our Common Stock held by the Sponsor immediately prior to the Closing, (b) to vote all shares of Common Stock held by the Sponsor at such time in favor of the approval and adoption of the Business Combination Agreement and approval of the Business Combination and the other related proposals, (c) to abstain from exercising any redemption rights with respect to any shares of Common Stock held by Sponsor and (d) that it would not transfer any of the shares of Common Stock held by the Sponsor or otherwise agree to transfer such shares, except pursuant to the Sponsor Support Agreement. The Sponsor Support Agreement terminated at the Closing.

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Related Party Transactions Policies

Our Code of Business Conduct and Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by our Board (or the audit committee). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he or she is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. We also expect to require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

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MANAGEMENT

Executive Officers and Directors

The following sets forth certain information, as of October 18, 2021, concerning our directors and executive officers. Except for Michael Liebowitz, all of our directors were elected to the Board at Closing.

Name	Age	Position
Thomas S. Huseby	74	Chairman of the Board of Directors
Eric D. Stonestrom	60	President and Chief Executive Officer, Director
David Brant	58	Senior Vice President and Chief Financial Officer
Henrik Smith-Petersen	57	President, Global Business Development
Uzi Shalev	63	Chief Operating Officer
Eli Leizerovitz	57	Head of Products
Bandel L. Carano	60	Director
Michael T. Flynn	72	Director
Scot B. Jarvis	61	Director
Michael Liebowitz	52	Director
Mathew Oommen	53	Director
Dominique Trempont	67	Director

Management

Eric D. Stonestrom joined us as Executive Vice President and Chief Operating Officer in January 1998. In May 1998, he was named President and Chief Executive Officer, as well as a member of the board of directors of Legacy Airspan. From 1995 to January 1998, Mr. Stonestrom was employed by DSC Communications Corporation (“DSC”), a provider of telecommunications equipment and services, as a Vice President of operating divisions, including our product line. From 1984 until 1995, Mr. Stonestrom worked at telecommunications corporations Bell Laboratories and AT&T in a variety of positions. He received B.S., M.S. and M. Eng. degrees in 1982, 1983 and 1984, respectively, from the College of Engineering at the University of California at Berkeley.

David Brant joined us in January 1998 as Finance Director. He became Senior Vice President and Chief Financial Officer in January 2007. Between July 2000 and December 2005 Mr. Brant served as Vice President Finance and Controller. In December 2005 we transferred our Finance function to the United States, and he assumed an operating role leading our AS.NET division, broadening his experience across the operational functions of our company. From 1990 to 1998, Mr. Brant was employed by DSC in various financial roles, the last post as Director of European Accounting. He received a B.A. in Mathematical Economics in 1984 from Essex University and is a Fellow of the Association of Chartered Certified Accountants.

Henrik Smith-Petersen is our Chief Sales and Marketing Officer. Mr. Smith-Petersen joined us in February 1998 as Senior Director in Sales. He became Regional Vice President for Asia Pacific in April 2000, in February 2001 became President, Asia Pacific, and in February 2009 became President, Global Business Development. Prior to joining us, from July 1997 he was with DSC as Director of Business Development. In DSC he gained extensive experience developing new business and partnerships worldwide in the wireless telecommunication market. Before joining DSC, he worked for four years for AT&T’s Network Systems Group in Italy, where he developed AT&T’s operation systems business and later became Key Account Manager for Italtel, AT&T’s local partner in Milan, developing the Telecom Italia business. He received his B.Sc. in Business Economics degree from Copenhagen School of Economics in Denmark in 1990, and an M.B.A. from SDA BOCCONI University in Milan in 1992.

Uzi Shalev is our Chief Operating Officer. Prior to being appointed Chief Operating Officer in August of 2008, Mr. Shalev was Vice President and General Manager of Airspan Israel. Mr. Shalev joined Marconi in January 2001 as Vice President of Engineering and was appointed as Vice President and General Manager of Airspan Israel at the acquisition in 2002. Prior to joining us, he served as Senior Vice President Engineering with RADVision, developing Voice and Video over IP products. From 1985 until 1993, Mr. Shalev worked in various projects in the Israel Aircraft Industries. He has 23 years of experience in telecommunications and wireless products, in managerial and technical roles. Mr. Shalev holds a BSc. degree in Mathematics and Computer Science from the Hebrew University of Jerusalem.

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Eli Leizerovitz joined us in July 2018 as Head of Products, responsible for leading our product innovation, strategy and technology. Mr. Leizerovitz has a wealth of experience in the telecommunication industry, most recently spending six years as Senior Director of Business Development at Qualcomm, heading business development for Qualcomm’s Cellular Infrastructure Products. Prior to joining Qualcomm, Mr. Leizerovitz spent a combined 11 years as Vice President of Sales at DesignArt Networks and Vice President of Sales and Business Development at Provigent. Mr. Leizerovitz has also held Sales, Business Development and Project Management positions at Nice Systems and Tadiran Spectralink. Mr. Leizerovitz holds a BSc degree in Electrical & Computer Engineering from the Technion and an MBA degree from Tel-Aviv University.

Non-employee Directors

Bandel L. Carano joined the Legacy Airspan board of directors in September 2006. Mr. Carano, who was a member of the Legacy Airspan board of directors from January 1998 to February 2001, has been a general partner of Oak Investment Partners, a multi-stage venture capital firm, since 1987. Mr. Carano also serves on the board of directors of Centric Software, NeoPhotonics, NextNav and nLight. Mr. Carano holds a B.S. and an M.S. in Electrical Engineering from Stanford University.

Michael T. Flynn joined the Legacy Airspan board of directors in July 2001. From 1994 to 2004, Mr. Flynn served as group president of ALLTEL Corporation, an integrated telecommunications provider of wireline and wireless telephony, Internet and high-speed data services. Prior to that, he was an officer with SBC Corp and the Bell System for 25 years. From September 2005 to June of 2018, he was a member of the board of CALIX Inc. (CALX:NYSE), a manufacturer of broadband access equipment, and participated in its successful IPO in 2010. Mr. Flynn also served as a director of Atlantic Tel-Networks (ATNI:NASDAQ) from June of 2010 to June of 2019. He has previously served as a board member of several companies resulting in successful mergers or acquisitions, including: Taqua sold to Tekelec in 2004; WebEx Communications (NASDAQ:WEBX) sold to Cisco for $3.2B in 2007; Bay Packets merged with GENBAND in 2006, where Mr. Flynn continued to serve until 2009; and iLinc (AMEX:ILC) sold to Broadsoft. Mr. Flynn earned his B.S. degree in Industrial Engineering from Texas A&M University in 1970. He attended the Dartmouth Institute in 1986 and the Harvard Advanced Management Program in 1988.

Thomas S. Huseby joined the Legacy Airspan board of directors in January 1998, serving as Chairman of the Board from 1998 until 2000 and starting a second term as Chairman in 2010. Since August 1997, Mr. Huseby has served as the Managing Partner of SeaPoint Ventures, a venture capital fund focused on communications infrastructure. Mr. Huseby has served as a Venture Partner at Oak Investment Partners since 1997. Prior to founding SeaPoint Ventures, Mr. Huseby was the Chairman and CEO of Metawave Communications and prior to that of Innova Corporation. Mr. Huseby has a B.A. and a B.S.I.E. from Columbia University and an M.B.A. from Stanford University.

Scot B. Jarvis joined the board of directors of Legacy Airspan in January 2011. He joined Oak Investment Partners in 1999 as a Venture Partner after a highly successful career in management and investment roles in the wireless communications industry. A graduate of the University of Washington, Scot founded and served as the first President of Nextlink Communications, served as a Regional President of Nextel, and served as a Senior Executive with McCaw Cellular (now AT&T Wireless). More recently, Scot was the Founder of Cedar Grove Investments, a private equity firm with a focus on wireless communications. He has served or currently serves on the boards of public and private companies, including Kratos Defense and Security Solutions, Vitesse Semiconductor, Spectrum Effect and Slingshot Sports. Scot focuses on Oak Investment Partners’ investments in the wireless communications market.

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Michael Liebowitz has been a director since the inception of New Beginnings Acquisition Corp. He is a seasoned business executive with extensive experience founding, acquiring, and monetizing businesses in the insurance and financial industries. Mr. Liebowitz served as President and Chief Executive Officer of Harbor Group Consulting LLC, an insurance and risk management consulting firm, from its formation in 1995 to 2018. Mr. Liebowitz currently serves as a Managing Director and Executive Vice President of Alliant Insurance Services, Inc., and President of the Harbor Group Division of Alliant Insurance Services Inc., which acquired Harbor Group Consulting in 2018. Mr. Liebowitz served as President and Chief Executive Officer of Innova Risk Management, a boutique real-estate insurance firm, which he acquired in 2006 in a joint venture with Douglas Elliman Real Estate and was subsequently sold in 2019. Innova is a leading provider of property and casualty insurance in the co-op and condominium markets in the New York area. In 2017, Mr. Liebowitz founded High Street Valuations, a firm that specializes in providing insurable value calculations for banks, capital market lenders, owners, and property management companies, for which he served as President since its founding. Mr. Liebowitz served on the board of Ladenburg Thalmann Financial Services Inc., the parent company of Ladenburg Thalmann, from January 2019 to February 2020 and the board of The Hilb Group, a leading middle market insurance agency headquartered in Richmond, Virginia, from 2011 to 2013. Since 2008, Mr. Liebowitz has served as President and Chief Executive Officer of Hallman & Lorber Associates, Inc., a firm that provides consultancy and actuarial services to qualified pension plans. In 1999, Mr. Liebowitz was a founding principal of National Financial Partners Corp. (NYSE: NFP), which was taken public in 2003 and was acquired by a controlled affiliate of Madison Dearborn Partners, LLC in 2013. Mr. Liebowitz has acted as an advisor to many of the largest companies around the globe including Goldman Sachs, JP Morgan, Morgan Stanley, Starwood, Apollo, UBS, HSBC, Deutsche Bank and many others on their complex insurance matters within their investment banking/M&A groups Mr. Liebowitz is the managing member of M2AFO, LLC a family office vehicle he created in 2018.

Mathew Oommen joined the board of directors of Legacy Airspan in June 2014. Mr. Oommen is President, Reliance Jio Infocomm Limited. In this role, Mr. Oommen is enabling India’s transformation to broader digital services adoption. Prior to Reliance, Mr. Oommen was Chief Technology Officer of Sprint, responsible for network and technology development, systems architecture, device development, including leading the M2M/Connected Car Service development. Prior to joining Sprint in 2008, Mr. Oommen was President of technology and services for the Reliance Industries Group in India. He has also served as Chief Technology and Product Officer at Flag Telecom (a Reliance Company) and has held executive positions at Williams Communications/Wiltel Group and MCI Worldcom/Verizon.

Dominique Trempont joined the board of directors of Legacy Airspan in May 2018. He also serves on the board of On24, a public cloud based SaaS company that provides a leading cloud-based digital experience platform that makes it easy to create, scale, and personalize engaging experiences to drive measurable business growth, as its Lead Director and chair of the Compensation and Nomination/Governance Committees, since February 2010. He serves as a board director of Daily Mail and General Trust plc, a producer of content, information analytics and events for businesses and consumers, since February 2011. He served on the board of Real Networks, a cloud based SaaS company focused on mobile applications, as its Lead director and Chair of the Risk and Audit Committee, since July 2010. He also served as a director, chair of the Audit Committee and of the Nomination and Governance Committee of Energy Recovery, Inc., a manufacturer of efficient energy recovery devices utilized in the water desalination industry, for 9 years, since July 2008. From 2005 to November 2011, Mr. Trempont served as a director of Finisar Corporation, a global company that develops and markets high-speed data communication systems and software for networking and storage. From 2006 to April 2010, Mr. Trempont served as a director and chair of the audit committee of 3Com Corporation, a network management company that was acquired by Hewlett Packard in April 2010. From 2003 to 2005, Mr. Trempont was CEO-in-Residence at Battery Ventures, a venture capital firm. Prior to joining Battery Ventures, Mr. Trempont was Chairman, President and Chief Executive Officer of Kanisa, Inc., a cloud service company focused on artificial intelligence and machine learning to enable enterprise self-service applications, from 1999 to 2002. Mr. Trempont was President and CEO of Gemplus Corporation, a smart card and Internet-of-Things focused company, from 1997 to 1999. Prior to Gemplus, Mr. Trempont worked closely with Steve Jobs on the turnaround of NeXT Software; he served as Chief Financial Officer and head of Operations of the company. Mr. Trempont began his career at Raychem Corporation, a materials science and technology company focused on telecommunications, electronics, automotive and other industries. He was an adjunct professor at INSEAD from 2010 to 2016. Mr. Trempont earned an undergraduate degree in Economics from College St. Louis (Belgium), a B.A. with high honors in Business Administration and Software Engineering (LSM) from the University of Louvain (Belgium) and a master’s degree in Business Administration from INSEAD (France/Singapore).

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Corporate Governance

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of this corporate governance include:

●	we have independent director representation on our audit, compensation and nominating and corporate governance committees, and our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors;

●	at least one of our directors qualifies as an “audit committee financial expert” as defined by the SEC; and

●	we have implemented a range of other corporate governance best practices, including a robust director education program.

Composition of the Board of Directors

Our business and affairs are managed under the direction of our Board. Our Board is staggered in three classes, with two directors in Class I (Mathew Oommen and Eric D. Stonestrom), three directors in Class II (Bandel L. Carano, Michael T. Flynn and Scot B. Jarvis), and three directors in Class III (Thomas S. Huseby, Michael S. Liebowitz and Dominique Trempont). See “Description of Securities — Certain Anti-Takeover Provisions of Delaware Law — Classified Board of Directors.” Currently, Messrs. Jarvis, Liebowitz, Trempont, Flynn and Huseby are independent under NYSE American listing standards and applicable SEC rules.

Board Committees

Our Board directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and standing committees. We have a standing audit committee, nominating and corporate governance committee and compensation committee. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.

Audit Committee

Our audit committee is responsible for, among other things:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

●	pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●	reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the FASB, the SEC or other regulatory authorities.

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Our audit committee consists of Messrs. Jarvis, Liebowitz and Trempont, with Mr. Trempont serving as chair. Under the NYSE American listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Our Board has affirmatively determined that Messrs. Jarvis, Liebowitz and Trempont each meet the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 of the Exchange Act and the NYSE American rules. Each member of our audit committee also meets the financial literacy requirements of NYSE American listing standards. In addition, our Board has determined that Mr. Trempont qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. Our Board has adopted a written charter for the audit committee, which is available on our corporate website. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Compensation Committee

Our compensation committee is responsible for, among other things:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;

●	reviewing and approving on an annual basis the compensation of all of our other officers;

●	reviewing on an annual basis our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

●	if required, producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Our compensation committee consists of Messrs. Flynn, Huseby and Jarvis, with Mr. Jarvis serving as chair. Our Board has affirmatively determined that Messrs. Flynn, Huseby and Jarvis each meet the definition of “independent director” for purposes of serving on the compensation committee under the NYSE American rules, including the heightened independence standards for members of a compensation committee, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. Our Board has adopted a written charter for the compensation committee, which is available on our corporate website. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for, among other things:

●	identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the Board;

●	developing and recommending to the Board and overseeing implementation of our corporate governance guidelines;

●	coordinating and overseeing the annual self-evaluation of our Board, its committees, individual directors and management in the governance of our company; and

●	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

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Our nominating and corporate governance committee consists of Messrs. Huseby, Liebowitz and Trempont, with Mr. Huseby serving as chair. Our Board has affirmatively determined that Messrs. Huseby, Liebowitz and Trempont each meet the definition of “independent director” under the NYSE American rules. Our Board has adopted a written charter for the nominating and corporate governance committee, which is available on our corporate website. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Risk Oversight

Our Board is responsible for overseeing our risk management process. Our Board focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our audit committee is also responsible for discussing our policies with respect to risk assessment and risk management. Our Board believes its administration of its risk oversight function has not negatively affected our Board’s leadership structure.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the Board or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or compensation committee.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is available on our corporate website. In addition, we have posted on our corporate website all disclosures that are required by law or the NYSE American listing standards concerning any amendments to, or waivers from, any provision of the code. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Compensation of Directors and Officers

Our executive compensation program reflects our compensation policies and philosophies, as they may be modified and updated from time to time.

Decisions with respect to the compensation of our executive officers, including our named executive officers, is made by the compensation committee of the Board. Our executive compensation programs for 2020 are further described below under “Executive Compensation.”

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EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. As an emerging growth company, we comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. These three officers are referred to as our named executive officers.

In 2020, our “named executive officers” and their positions were as follows:

●	Eric. D. Stonestrom, Chief Executive Officer and Director;

●	David Brant, Senior Vice President & Chief Financial Officer; and

●	Henrik Smith-Petersen, Chief Sales & Marketing Officer.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.

Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our named executive officers.

Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Eric D. Stonestrom,	2020		$500,000	$225,000	$609,128	$602,395	—	$11,400	$1,947,923
Chief Executive Officer and Director	2019		$500,000	$216,000	—	$830,804	—	$11,200	$1,558,004
David Brant,	2020	(5)	$340,369	$127,639	$304,564	$301,197	—	$25,530	$1,099,299
Senior Vice President & Chief Financial Officer	2019	(6)	$331,439	$119,318	—	$415,402	—	$24,873	$891,032
Henrik Smith-Petersen	2020	(5)	$307,678	—	$76,147	$677,205	$215,555	$23,249	$1,299,834
President, Chief Sales & Marketing Officer	2019	(6)	$307,070	—	—	$207,701	$403,742	$22,859	$941,372

(1)	The amounts in this column represent the aggregate grant date fair value of stock awards granted to each named executive officer, computed in accordance with FASB ASC Topic 718. See Note 15 to Legacy Airspan’s audited consolidated financial statements included elsewhere in this prospectus for a discussion of the assumptions used in determining the grant date fair value of our equity awards.

(2)	The amounts in this column represent the aggregate grant date fair value of option awards granted to each named executive officer, computed in accordance with FASB ASC Topic 718. See Note 15 to Legacy Airspan’s audited consolidated financial statements included elsewhere in this prospectus for a discussion of the assumptions used in determining the grant date fair value of our equity awards.

(3)	The amounts in this column represent amounts earned by Mr. Smith-Petersen under a sales compensation plan.

(4)	With respect to Mr. Stonestrom, represents our matching contributions under our 401(k) plan. With respect to Messrs. Brant and Smith-Petersen, represents our contributions under UK pension scheme.

(5)	Amounts have been converted from British pounds to U.S. dollars at a rate of £1 to $0.7774, which represents the average of the exchange rate on the last day of each month in 2020.

(6)	Amounts have been converted from British pounds to U.S. dollars at a rate of £1 to $0.7848, which represents the average of the exchange rate on the last day of each month in 2019.

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Narrative Disclosure to Summary Compensation Table

We have historically provided compensation for our named executive officers by way of base salary and bonus, both of which are provided under the named executive officer’s employment agreement, as well as equity awards.

Employment Agreements

All of our named executive officers are employed with employment agreements.

Eric Stonestrom, Chief Executive Officer

Mr. Stonestrom’s base salary under his employment agreement, dated January 12, 1998, has since been increased to its current level of $517,500 per year, subject to periodic review and adjustment by our Board. Additionally, Mr. Stonestrom is eligible to receive certain bonus compensation under our bonus plan at a target of 60% of his base salary and is eligible to receive grants of stock options and restricted stock under our equity compensation plan. Mr. Stonestrom’s employment agreement has no specified term. See the caption “Potential Payments upon Termination or Change in Control” for details regarding potential severance payments.

David Brant, Chief Financial Officer

Mr. Brant’s base salary under his employment agreement, effective as of January 1, 2007, has since been increased to its current level of £273,877 per year, subject to periodic review and adjustment. Additionally, Mr. Brant is eligible to receive certain bonus compensation under our bonus plan at a target of 50% of his base salary and is eligible to receive grants of stock options and restricted stock under our equity compensation plan. Mr. Brant’s employment agreement has no specified term. See the caption “Potential Payments upon Termination or Change in Control” for details regarding potential severance payments.

Henrik Smith-Petersen, Chief Sales and Marketing Officer

Mr. Smith Petersen’s base salary under his employment agreement, dated October 7, 2009, has since been increased to its current level of £254,999 per year, subject to periodic review and adjustment. Additionally, Mr. Smith-Petersen is eligible to receive certain bonus compensation under our sales compensation plan at a level of up to 70% of his base salary, plus certain spot bonuses for achieving specific sales goals. Mr. Smith-Petersen is also eligible to receive grants of stock options and restricted stock under our equity compensation plan. Mr. Smith-Petersen’s employment agreement has no specified term. See the caption “Potential Payments upon Termination or Change in Control” for details regarding potential severance payments.

Equity Awards

We have historically offered stock options and restricted stock awards to our named executive officers, as the long-term incentive component of our compensation program. Our stock options generally allow employees to purchase shares of common stock at a price equal to the fair market value of that common stock on the date of grant. Our restricted stock awards generally remain subject to forfeiture until the risks of forfeiture lapse according to their terms. Historically, restricted stock awards vested upon the earlier of either of the following events that occur on or prior to the 10th anniversary of the date of grant: (i) the date of a change in control; or (ii) the effective date of an initial public offering.

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The following table sets forth the options to purchase shares of Legacy Airspan common stock granted to our named executive officers during 2020.

Named Executive Officer	2020 Stock Options Granted(1)
Eric D. Stonestrom	47,138
David Brant	23,569
Henrik Smith-Petersen	55,992

(1)	Represent options to purchase shares of Legacy Airspan Common Stock. In connection with the Closing, the awards were exchanged for options to purchase shares of our Common Stock.

These stock options were granted on February 11, 2020 and vest as to 25% of the shares on the first anniversary of the date of grant, and shall vest monthly as to 1/48 of the shares for each of the 36 months following the first anniversary of the date of grant, such that the stock option is fully-vested in four years.

The following table sets forth the Legacy Airspan Restricted Stock awarded to our named executive officers during 2020, all of which were originally subject to the vesting restrictions described above. At Closing, the vesting restrictions with respect to these restricted stock awards were revised to provide that the restricted stock will vest in full on the earliest to occur of (i) the first anniversary of the Closing Date, (ii) the holder’s death, (iii) the holder’s disability and (iv) the holder’s qualifying separation, provided that the holder continues to be employed by us through such date or event.

Named Executive Officer	2020 Shares of Restricted Stock Awarded(1)
Eric D. Stonestrom	26,646
David Brant	13,323
Henrik Smith-Petersen	3,331

(1)	Represent Legacy Airspan Restricted Stock. In connection with the Closing, the awards were exchanged for restricted Common Stock.

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Outstanding Equity Awards at 2020 Fiscal Year-End

The following table provides information regarding outstanding Legacy Airspan equity awards for our named executive officers as of December 31, 2020.

			Option Awards(1)			Stock Awards(1)
	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Eric D. Stonestrom	2/11/20	(2)	—	47,138	$22.86	2/11/30
	2/11/20	(3)					26,646	$239,814	(5)
	1/29/19	(2)	24,087	26,181	$31.26	1/29/29
	4/27/17	(2)	37,301	3,391	$19.37	4/27/27
	2/3/16	(2)	19,340	—	$15.32	2/3/26
	1/29/15	(2)	14,446	—	$14.61	1/29/25
	11/4/14	(2)	18,021	—	$14.61	11/4/24
	6/9/14	(2)	33,769	—	$11.22	6/9/14

David Brant	2/11/20	(2)	—	23,569	$22.86	2/11/30
	2/11/20	(3)					13,323	$119,907	(5)
	1/29/19	(2)	12,043	13,091	$31.26	1/29/29
	4/27/17	(3)	18,651	1,695	$19.37	4/27/27
	2/3/16	(2)	9,670	—	$15.32	2/3/26
	1/29/15	(2)	7,223	—	$14.61	1/29/25
	11/4/14	(2)	9,010	—	$14.61	11/4/24
	6/9/14	(2)	16,885	—	$11.22	6/9/24

Henrik Smith-Petersen	2/11/20	(4)	—	52,992	$22.86	2/11/20
	2/11/20	(3)					3,331	$29,979	(5)
	1/29/19	(4)	6,022	6,545	$31.26	1/29/29
	4/27/17	(4)	9,325	848	$19.37	4/27/27
	2/3/16	(4)	4,386	—	$15.32	2/3/26
	1/29/15	(4)	3,611	—	$14.61	1/29/25
	11/4/14	(4)	4,504	—	$14.61	11/4/24
	6/9/14	(4)	12,495	—	$11.22	6/9/24

(1)	Awards are presented as at December 31, 2020 and represent securities in Legacy Airspan. In connection with the Closing, the awards were exchanged for options to purchase shares of our Common Stock or restricted Common Stock, as applicable.

(2)	Vests (subject to continued service) as to 25% on first anniversary of grant date, and in 36 equal monthly installments thereafter, with all remaining unvested options vesting upon a change in control.

(3)	Originally vested upon the earlier of either of the following events that occur on or prior to the 10th anniversary of the date of grant: (i) the date of a change in control; or (ii) the effective date of an initial public offering. At Closing, the vesting restrictions with respect to these restricted stock awards were revised to provide that the restricted stock will vest in full on the earliest to occur of (i) the first anniversary of the Closing Date, (ii) the holder’s death, (iii) the holder’s disability and (iv) the holder’s qualifying separation, provided that the holder continues to be employed by us through such date or event.

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(4)	Vests (subject to continued service) as to 25% on first anniversary of grant date, and in 36 equal monthly installments thereafter, with 50% of any remaining unvested options vesting upon a change in control.

(5)	Valued at $9.00 per share, the closing market price of one share of Legacy Airspan common stock on the OTC Pink Market on December 31, 2020.

Retirement Benefits

We maintain a 401(k) retirement savings plan for our U.S.-based employees, including Mr. Stonestrom. Mr. Stonestrom is eligible to participate in the 401(k) plan on the same terms as other full-time employees, including employer matching contributions.

With respect to our European-based employees, including named executive officers, Messrs. Brant and Smith-Petersen, we contribute an amount equivalent to 7.5 percent of base salary to a pension plan.

Potential Payments Upon Termination or Change in Control

Name	Amount Paid on Our Terminating the Employment Contract without Cause(4)
Eric Stonestrom(1)	$500,000 (equivalent to 12 months’ base salary)
David Brant(2)	$369,419 (equivalent to 12 months’ base salary)
Henrik Smith-Petersen(3)	$343,956 (equivalent to 12 months’ base salary)

(1)	On involuntary termination of Mr. Stonestrom’s contract he is entitled to receive severance of 12 months’ base salary.

(2)	Under Mr. Brant’s current employment agreement, which became effective January 1, 2007, in the event of termination of Mr. Brant other than for “cause” (as defined in his employment agreement) or if he terminates his employment with “good reason” (as defined in his employment agreement), Mr. Brant would be entitled to severance equal to 12 months’ base salary as of the termination date or approximately $369,419, payable bi-weekly. If Mr. Brant is terminated within one year of the effective date of a “change in control” (as defined in his employment agreement) or voluntarily terminates his employment because of a required relocation or a material change in his responsibilities, Mr. Brant would be entitled to receive severance of 12 months’ total cash compensation that would otherwise have been payable, including all bonuses. Assuming termination based on a change in control at December 31, 2020, Mr. Brant would have been entitled to compensation of approximately $369,419 (equivalent to 12 months’ base salary), plus bonuses and benefits, payable bi-weekly.

(3)	On termination without cause, Mr. Smith-Petersen would be entitled to severance equal to twelve months’ base pay or approximately $343,956, assuming termination on December 31, 2020, plus any accrued commissions Mr. Smith-Petersen had earned on Asia business.

(4)	The termination payment arrangements for the named executive officers were individually negotiated with each named executive officer at different time periods. We do not have a policy or set parameters for such arrangements and do not believe that such arrangements materially affected the other compensation elements for the named executive officers.

Upon the occurrence of a “change in control”, as defined in our stock option agreements under the Legacy Airspan Plan, the following provisions apply to option awards under the Legacy Airspan Plan:

Upon the occurrence of a “change in control” (as defined below), if we or any successor, assign, or purchaser thereof does not either: (A) continue the option (as adjusted, if necessary, to retain its pre-“change in control” economic value and aggregate “spread” between the option shares’ fair market value and exercise price) or (B) grant a new option of at least equivalent economic value, aggregate “spread,” and other terms and conditions as the pre-“change in control” option, then an additional 50 percent of any remaining unvested options will automatically vest. All such vested options may be exercised (together with any other previously or subsequently vested options) until the later of (i) the date related to termination of the employee, or (ii) one year from such “change in control”, but in no event longer than ten years from the original date of grant. In the case of certain options granted to Mr. Stonestrom and Mr. Brant, if they are employed by us or any of our subsidiaries or affiliates immediately prior to a “change in control,” they will be automatically vested in 100 percent of any such remaining unvested options.

A “change in control” as defined in the stock option agreements under the Legacy Airspan Plan means any consolidation or merger of us with or into another corporation or entity (after which our pre-existing stockholders do not own a majority of the outstanding shares of the surviving entity), an acquisition or sale of substantially all of our assets or a sale of stock in a single transaction (or several related transactions) to one person (or a group acting together) who, as a result of such transaction, shall own more than 50% voting control of us, or any voluntary or involuntary liquidation, dissolution or winding up of our affairs.

In addition, at the Closing, certain of our directors and named executive officers received, in full satisfaction of their rights under Legacy Airspan’s management incentive plan certain cash payments and restricted stock units.

Legacy Airspan 2009 Omnibus Equity Compensation Plan

At the Closing, we assumed the Legacy Airspan Plan and the options to purchase Legacy Airspan capital stock granted thereunder that were outstanding immediately prior to the Closing were converted into options to purchase an aggregate of 5,815,796 shares of Common Stock and the shares of Legacy Airspan Restricted Stock granted thereunder that were outstanding immediately prior to the Closing were converted into an aggregate of 345,471 shares of restricted Common Stock. We will not grant any future awards under the Legacy Airspan Plan.

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Airspan Networks Holdings Inc. 2021 Stock Incentive Plan

On August 11, 2021, at a special meeting in lieu of the 2021 annual meeting of stockholders of New Beginnings, the stockholders of New Beginnings considered and approved the 2021 Plan. The 2021 Plan authorizes the compensation committee of the Board to provide incentive compensation to eligible employees, officers, non-employee directors, consultants, independent contractors or advisors providing services to us, or any person to whom we extend an offer of employment or engagement, in the form of stock options, stock appreciation rights, restricted stock, RSUs, dividend equivalents and other stock-based awards. The 2021 Plan authorizes the issuance of up to 6,007,718 shares of Common Stock, plus any shares of our Common Stock subject to outstanding awards under the Legacy Airspan Plan that are forfeited or reacquired by us due to termination or cancellation. We expect that the compensation committee of the Board will make grants of awards under the Airspan Networks Inc. 2021 Stock Incentive Plan to eligible participants.

Director Compensation

We have historically paid certain of our directors’ annual fees, as well as meeting fees for participation on certain committees. The following table sets forth the current annual and meeting fees paid to our directors:

Director	Fee
Tom Huseby	$175,000 annual fee and $1,000 per meeting of the Compensation Committee or Audit Committee
Michael T. Flynn	$25,000 annual fee, $1,000 per meeting of the Audit Committee, $1,000 per meeting of the Compensation Committee and $750 per meeting of the Special Committee
Scot B. Jarvis	$2,000 per Board meeting, $1,500 per meeting of the Compensation Committee (Chair) and $1,000 per meeting of the Audit Committee
Dominique Trempont	$50,000 annual fee, $1,500 per meeting of the Audit Committee (Chair) and $750 per meeting of the Special Committee

In addition to annual fees and meeting fees, we have historically granted options to our non-management directors under the Legacy Airspan Plan. These options are granted at fair market value on the date of grant and are generally subject to vesting over a four year period, with 25% vesting on the first anniversary of grant date, and 1/48th of the shares vesting in 36 equal monthly installments thereafter. However, the options granted in 2020 are subject to vesting over a two year period, vesting in equal monthly installments. In the event of a change in control, all of the unvested options will vest automatically immediately prior the change in control, subject to the option holder’s continued service following the change in control. In 2020, we also granted shares of restricted stock to Tom Huseby and Michael T. Flynn, which were originally subject to the restrictions described above. At Closing, the vesting restrictions with respect to the restricted stock were revised to provide that the restricted stock will vest in full on the earliest to occur of (i) the first anniversary of the Closing Date, (ii) the holder’s death, (iii) the holder’s disability and (iv) the holder’s qualifying separation, provided that the holder continues to be a director through such date or event.

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The following table provides information on the compensation of our non-management directors in fiscal 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)(4)	Total ($)
Bandel L. Carano	—	—	—	—
Tom Huseby	$187,269	$152,270	$150,605	490,144
Michael T. Flynn	$40,249	$100,492	$65,034	205,775
Scot B. Jarvis	$5,500	—	$33,047	38,547
Quinn Li	—	—	—	—
Mathew Oommen	—	—	—	—
Dominique Trempont	$64,254	—	$33,047	97,301

(1)	The amounts in this column represent the aggregate grant date fair value of stock awards granted to Messrs. Huseby and Flynn, computed in accordance with FASB ASC Topic 718. See Note 15 to Legacy Airspan’s audited consolidated financial statements included elsewhere in this prospectus for a discussion of the assumptions used in determining the grant date fair value of our equity awards.

(2)	As of December 31, 2020, Mr. Huseby had 6,661 shares and Mr. Flynn had 4,396 shares of Legacy Airspan Restricted Stock awards outstanding

(3)	The amounts in this column represent the aggregate grant date fair value of option awards granted to certain directors, computed in accordance with FASB ASC Topic 718. See Note 15 to the Legacy Airspan’s audited consolidated financial statements included elsewhere in this prospectus for a discussion of the assumptions used in determining the grant date fair value of our equity awards.

(4)	As of December 31, 2020, the following Legacy Airspan stock options were outstanding and held by our directors: Tom Huseby, 55,119; Michael T. Flynn, 20,636, Scot B. Jarvis, 15,646; and Dominique Trempont, 15,646.

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DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read the Certificate of Incorporation and our Bylaws in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Capital Stock

The Certificate of Incorporation authorizes the issuance of 250,000,000 shares of Common Stock, $0.0001 par value per share and 10,000,000 shares of preferred stock, $0.0001 par value. The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable. As of October 18, 2021, there were 72,024,437 shares of Common Stock issued and outstanding and no shares of preferred stock issued or outstanding.

Voting Power

Except as otherwise required by law or as otherwise provided in any preferred stock designation, the holders of our Common Stock possess all voting power for the election of our directors and all other matters submitted to a vote of our stockholders. Holders of our Common Stock have one vote in respect of each share of stock held by such holder on matters to be voted on by stockholders. Except as otherwise required by law, holders of our Common Stock, as such, are not entitled to vote on any amendment to the Certificate of Incorporation (including any preferred stock designation) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of our preferred stock if the holders of such affected series of our preferred stock are entitled to vote on such amendment pursuant to the Certificate of Incorporation (including any preferred stock designation) or pursuant to the DGCL.

Dividends

Subject to applicable law and the rights and preferences of any holders of any outstanding series of our preferred stock, holders of our Common Stock are entitled to receive dividends when, as and if declared by the Board, payable either in cash, in property or in shares of capital stock.

Liquidation, Dissolution and Winding Up

Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to any holders of our preferred stock having liquidation preferences, if any, our remaining assets of whatever kind available for distribution will be distributed to the holders of our Common Stock ratably in proportion to the number of shares of our Common Stock held by them and to the holders of any outstanding series of our preferred stock entitled thereto. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of capital stock, securities or other consideration) of all or substantially all of our assets or a merger involving us and one or more other entities (whether or not we are the entity surviving such merger) will not be deemed to be us dissolving, liquidating or winding up our affairs.

Preemptive or Other Rights

Subject to the preferential rights of any other class or series of stock, all shares of our Common Stock have equal dividend, distribution, liquidation and other rights, and have no preference or appraisal rights, except for any appraisal rights provided by the DGCL. Furthermore, holders of our Common Stock have no preemptive rights and there are no conversion, sinking fund or redemption rights, or rights to subscribe for any of our securities. The rights, powers, preferences and privileges of holders of our Common Stock are subject to those of the holders of any shares of our preferred stock that the Board may authorize and issue in the future.

Election of Directors

The Board is divided into three classes, each of which generally serves for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

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Preferred Stock

The Certificate of Incorporation provides that shares of our preferred stock may be issued from time to time in one or more series. The Board is authorized to establish the voting rights, if any, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, applicable to the shares of each series of our preferred stock. The Board is able to, without stockholder approval, issue our preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our Common Stock and could have anti-takeover effects. The ability of the Board to issue our preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management.

We have no preferred stock outstanding at the date hereof.

Post-Combination Warrants

At Closing, we issued Post-Combination Warrants exercisable for 9,000,000 shares of our Common Stock. The Post-Combination Warrants issued pursuant to the Post-Combination Warrant Agreement include: (i) 3,000,000 Post-Combination $12.50 Warrants; (ii) 3,000,000 Post-Combination $15.00 Warrants; and (iii) 3,000,000 Post-Combination $17.50 Warrants. As of October 18, 2021, there were 3,000,000 Post-Combination $12.50 Warrants, 3,000,000 Post-Combination $15.00 Warrants, and 3,000,000 Post-Combination $17.50 Warrants outstanding. The Post-Combination Warrants may only be exercised during the period commencing on the Closing and terminating on the earlier of (i) August 13, 2023 and (ii) the redemption date, as further described below, for a price of $12.50 per Post-Combination $12.50 Warrant, $15.00 per Post-Combination $15.00 Warrants and $17.50 per Post-Combination $17.50 Warrant.

We, at our option, may redeem all, but not less than all, of our Post-Combination $12.50 Warrants, at the price of $0.01 per Post-Combination $12.50 Warrant if the last sales price of our Common Stock reported has been at least $12.50 per share, subject to adjustment per the terms of the Post-Combination $12.50 Warrant, on each of 20 trading days within the 30 trading day period commencing once the Post-Combination  $12.50 Warrants become exercisable and ending on the third trading day prior to the date on which notice of redemption is given. We may, at our option, redeem all, but not less than all, of our Post-Combination $15.00 Warrants, at the price of $0.01 per Post-Combination $15.00 Warrant if the last sales price of our Common Stock reported has been at least $15.00 per share, subject to adjustment per the terms of the Post-Combination $15.00 Warrant, on each of 20 trading days within the 30 trading day period commencing once the Post-Combination $15.00 Warrants become exercisable and ending on the third trading day prior to the date on which notice of redemption is given. We may, at our option, redeem all, but not less than all, of the Post-Combination $17.50 Warrants, at the price of $0.01 per Post-Combination $17.50 Warrant if the last sales price of our Common Stock reported has been at least $17.50 per share, subject to adjustment per the terms of the Post-Combination $17.50 Warrant, on each of 20 trading days within the 30 trading day period commencing once the Post-Combination $17.50 Warrants become exercisable and ending on the third trading day prior to the date on which notice of redemption is given. We must mail a notice of redemption to the holders of our Post-Combination Warrants being redeemed not less than 30 days prior to the redemption date. We may only exercise our option to redeem our Post-Combination Warrants if there is an effective registration statement covering the shares of our Common Stock issuable upon exercise of the Post-Combination Warrants, and a current prospectus relating thereto, during the 30-day redemption period. The Post-Combination Warrants may be exercised for cash, or on a cashless basis, at any time after the notice of redemption has been given by us prior to the redemption date.

The exercise price and number of shares of our Common Stock issuable on exercise of the Post-Combination Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. No fractional shares will be issued upon exercise of the Post-Combination Warrants.

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Dividends

We have not paid any cash dividends on our Common Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of the Board. Our ability to declare dividends may also be limited by restrictive covenants pursuant to any debt financing agreements.

Listing of Securities

Our Common Stock, our Post-Combination $12.50 Warrants, our Post-Combination $15.00 Warrants and our Post-Combination $17.50 Warrants are currently listed on the NYSE American under the symbols “MIMO”, “MIMO WSA”, “MIMO WSB” and “MIMO WSC”, respectively.

Transfer Agent, Registrar and Warrant Agent

The transfer agent and registrar for our Common Stock and the warrant agent for our Post-Combination Warrants is Continental Stock Transfer & Trust Company.

Certain Anti-Takeover Provisions of Delaware Law

Classified Board of Directors

The Certificate of Incorporation provides that the Board is divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three-year term. As a result, approximately one-third of the Board is elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of the Board.

Authorized but Unissued Shares

The authorized but unissued shares of our Common Stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE American. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of our authorized but unissued and unreserved Common Stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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Stockholder Action; Special Meetings of Stockholders

The Certificate of Incorporation provides that stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. As a result, a holder controlling a majority of our capital stock is not able to amend our Bylaws or remove directors without holding a meeting of stockholders called in accordance with our Bylaws. This restriction does not apply to actions taken by the holders of any series of our preferred stock to the extent expressly provided in the applicable preferred stock designation. Further, the Certificate of Incorporation provides that, subject to any special rights of the holders of our preferred stock, only the Board, the chairperson of the Board or our chief executive officer may call special meetings of stockholders, thus prohibiting a holder of our Common Stock from calling a special meeting. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice. To be timely, a stockholder’s notice will need to be delivered to, or mailed and received at, our principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting, except in the case of a special meeting to nominate candidates for election as directors, timely notice will mean not earlier than 120 days prior to the special meeting and not later than the later of 90 days prior to the special meeting or the 10th day following the day on which we first make public disclosure of the date of the special meeting. In the event that no annual meeting was held in the preceding year, to be timely, a stockholder’s notice must be so delivered, or mailed and received, not earlier than the close of business on 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if later, the 10th day following the day on which we first make public disclosure of the date of such annual meeting. In the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely, a stockholder’s notice must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which we first make public disclosure of the date of such annual meeting. Our Bylaws will also specify certain requirements as to the form and content of a stockholders’ notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors.

Amendment of Charter or Bylaws

Our Bylaws may be amended or repealed by the Board or by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares of our capital stock entitled to vote in the election of directors, voting as one class. The affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required to amend certain provisions of the Certificate of Incorporation.

Board Vacancies

Any vacancy on the Board may be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director, subject to any special rights of the holders of our preferred stock. Any director chosen to fill a vacancy will hold office until the expiration of the term of the class for which he or she was elected and until his or her successor is duly elected and qualified or until their earlier resignation, removal from office, death or incapacity. Except as otherwise provided by law, the Stockholders Agreement or our Bylaws, in the event of a vacancy in the Board, the remaining directors may exercise the powers of the full Board until the vacancy is filled.

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Exclusive Forum Selection

The Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action brought by on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or stockholders or to our stockholders, (iii) any action arising under the Certificate of Incorporation, our Bylaws or the DGCL or (iv) any action asserting a claim against us governed by the internal affairs doctrine. In addition, the Certificate of Incorporation designates the federal district courts of the United States of America as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and consented to the exclusive forum provisions in the Certificate of Incorporation.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision in the Certificate of Incorporation does not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a Delaware corporation that is listed on a national securities exchange or held of record by more than 2,000 stockholders from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, certain mergers, asset or stock sales or other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

●	at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Under certain circumstances, Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Section 203 of the DGCL also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

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Limitation on Liability and Indemnification of Directors and Officers

The Certificate of Incorporation provides that ours directors and officers will be indemnified and advanced expenses by us to the fullest extent authorized or permitted by the DGCL as it now exists or may in the future be amended. In addition, the Certificate of Incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breaches of their fiduciary duty as directors to the fullest extent permitted by the DGCL.

The Certificate of Incorporation also permits us to purchase and maintain insurance on behalf of any officer, director, employee or agent of us for any liability arising out of his or her status as such, regardless of whether the DGCL would permit indemnification.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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SHARES ELIGIBLE FOR FUTURE SALE

As of October 18, 2021, we had 250,000,000 shares of Common Stock authorized and 72,024,437 shares of Common Stock issued and outstanding. All of the shares of Common Stock issued in connection with the Business Combination are freely transferable by persons other than by our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of our Common Stock in the public market could adversely affect prevailing market prices of our Common Stock.

Lock-up Agreements and Registration Rights

In connection with the Business Combination, on August 13, 2021, we entered into the Registration Rights and Lock-Up Agreement with the Holders. Pursuant to the terms of the Registration Rights and Lock-Up Agreement, we are obligated to file a shelf registration statement to register the resale of certain of our securities held by the Holders. In addition, subject to certain requirements and customary conditions, the Holders may demand at any time or from time to time, to sell all or any portion of their registrable securities in an underwritten offering pursuant to the shelf registration statement so long as (i) the total offering price is reasonably expected to exceed $50 million or (ii) if such requesting Holder reasonably expects to sell all of the registerable securities held by such Holder in such underwritten offering pursuant to the shelf registration statement and the total offering price is reasonably expected to exceed $10 million. In the event the shelf registration statement is not effective, subject to certain requirements and limitations, including with regard to the number of demand rights that may be exercised, the Holders may demand that we file a registration statement. The Registration Rights and Lock-Up Agreement also provides the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Subject to certain exceptions, the Registration Rights and Lock-Up Agreement further provides for our securities held by certain Legacy Airspan stockholders to be locked-up for a period of six months following the Closing, while the Founder Shares will be locked-up for a period of one year following the Closing, in each case subject to earlier release upon (i) the date on which the last reported sale price of our Common Stock equals or exceeds $12.50 per share for any 20 trading days within any 30-day trading period or (ii) the date on which we complete a liquidation, merger, capital stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

The Registration Rights and Lock-Up Agreement also provides that the Private Placement Warrants and shares of Common Stock underlying the Private Placement Units, along with any shares of Common Stock underlying the Private Placement Warrants, were locked-up for a period of 30 days following the Closing so long as such securities were held by the initial purchasers of the Private Placement Units or their permitted transferees.

For more information about the Registration Rights and Lock-Up Agreement, see the section entitled “Certain Relationships and Related Person Transaction s— Airspan  — Registration Rights and Lock-Up Agreement.”

Rule 144

A person who has beneficially owned restricted shares of Common Stock or restricted Warrants for at least six months would, subject to the restrictions noted in the section below, be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days immediately before the sale. Persons who have beneficially owned restricted shares of Common Stock or restricted Warrants for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of securities that does not exceed the greater of either of the following:

●	1% of the then outstanding equity shares of the same class; or

●	the average weekly reported trading volume of Common Stock or Warrants of the same class, as applicable, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

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Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC, reflecting its status as an entity that is not a shell company.

Although we were formed as a shell company, since the completion of the Business Combination we are no longer a shell company. Accordingly, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases equity shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Form S-8 Registration Statement

On October 18, 2021, we filed a registration statement on Form S-8 under the Securities Act to register 4,257,718 shares of Common Stock issuable under the 2021 Plan. These shares can be sold in the public market upon issuance, subject to Rule 144 limitations applicable to affiliates and vesting restrictions.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of our Common Stock as of October 18, 2021, by:

●	each person who is the beneficial owner of more than 5% of issued and outstanding shares of our Common Stock;

●	each of our current named executive officers and directors; and

●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, which includes the power to dispose of or to direct the disposition of the security or the right to acquire such powers within 60 days. In computing the number of shares of our Common Stock beneficially owned by a person or entity and the percentage ownership, we deem outstanding shares of our Common Stock subject to options and Warrants held by that person or entity that are currently exercisable or exercisable within 60 days of October 18, 2021. We do not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

Unless otherwise indicated, and subject to applicable community property laws, we believe that the persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

The beneficial ownership of shares of our Common Stock is based on 72,024,437 shares of Common Stock issued and outstanding as of October 18, 2021.

Name and Address of Beneficial Owner(1)	Number of shares of common stock	%
Directors and Executive Officers(1)
Eric D. Stonestrom(2)	1,230,892	1.7%
David Brant(3)	607,951	*
Henrik Smith-Petersen(4)	416,152	*
Thomas S. Huseby(5)	303,029	*
Bandel L. Carano(6)	32,949,384	43.2%
Michael T. Flynn(7)	120,040	*
Scot B. Jarvis(8)	355,294	*
Mathew Oommen	—	—
Dominique Trempont(9)	68,797	*
Michael S. Liebowitz(10)	972,334	1.3%
All Directors and Executive Officers as a Group (12 individuals)	37,392,632	47.1%

Five Percent Holders:
Oak Investment Partners(6)	32,949,384	43.2%
SoftBank Group Capital Limited(11)	15,721,457	21.3%

*	Less than 1%

(1)	Unless otherwise noted, the address of each beneficial owner is c/o Airspan Networks Inc., 777 Yamato Road, Suite 310, Boca Raton, Florida 33431.

(2)	Common Stock consists of (i) 16,285 shares of Common Stock; (ii) 1,058,426 shares of Common Stock issuable on exercise of options that are exercisable within 60 days from October 18, 2021, (iii) 153,712 shares of restricted Common Stock and (iv) 2,469 shares of Common Stock issuable upon exercise of Post-Combination Warrants.

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(3)	Common Stock consists of (i) 1,633 shares of Common Stock, (ii) 529,213 shares of Common Stock issuable on exercise of options that are exercisable within 60 days from October 18, 2021, (iii) 76,856 shares of restricted Common Stock and (iv) 249 shares of Common Stock issuable upon exercise of Post-Combination Warrants.

(4)	Common Stock consists of (i) 396,937 shares of Common Stock issuable on exercise of options that are exercisable within 60 days from October 18, 2021, and (ii) 19,215 shares of restricted Common Stock.

(5)	Common Stock consists of (i) 264,604 shares of Common Stock issuable on exercise of options that are exercisable within 60 days from October 18, and (ii) 38,425 shares of restricted Common Stock.

(6)	Includes 4,310,325 shares of Common Stock issuable upon exercise of Post-Combination Warrants. Shares are held by Oak Investment Partners XI, Limited Partnership and Oak Investment Partners XIII, Limited Partnership (collectively, “Oak Investment Partners”). The address of the entities affiliated with Oak Investment Partners is 901 Main Avenue, Suite 600, Norwalk, Connecticut 06851. Mr. Carano has shared power to vote and dispose of the shares held by Oak Investment Partners. Mr. Carano disclaims beneficial ownership of the shares held by Oak Investment Partners, except to the extent of his pecuniary interest therein.

(7)	Common Stock consists of (i) 94,681 shares of Common Stock issuable on exercise of options that are exercisable within 60 days from October 18, 2021, and (ii) 25,359 shares of restricted Common Stock.

(8)	Common Stock consists of (i) 251,910 shares of Common Stock held by Connis Point Partners, LLC, of which Mr. Jarvis is the Managing Member, (ii) 38,181 shares of Common Stock issuable upon exercise of Post-Combination Warrants held by Connis Point Partners, LLC and (iii) 65,203 shares of Common Stock issuable on exercise of options that are exercisable within 60 days from October 18, 2021. The address of Connis Point Partners, LLC is 3825 Issaquah Pine Lake Rd. SE, Sammamish, Washington 98075.

(9)	Common Stock consists of 68,797 shares of Common Stock issuable on exercise of options that are exercisable within 60 days from October 18, 2021.

(10)	Common Stock consists of (i) 832,365 shares of Common Stock and (ii) 139,969 shares of Common Stock issuable upon exercise of Private Placement Warrants.

(11)	Includes 1,937,571 shares of Common Stock issuable upon exercise of Post-Combination Warrants. The address of SoftBank Group Capital Limited is 69 Grosvenor Street, London, W1K 3JP United Kingdom. Shares are subject to the irrevocable proxy and power of attorney dated March 8, 2021, as further described in the prospectus in the section entitled “Certain Relationships and Related Person Transactions — Legacy Airspan — SoftBank.”

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the exercise of our Warrants and the ownership and disposition of our shares of Common Stock. We refer to our Common Stock and Warrants as our securities. This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who are receiving our Common Stock in this offering.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the net investment income tax on certain investment income and the different consequences that may apply if you are subject to special tax rules that apply to certain types of investors, including, without limitation:

●	financial institutions or financial services entities;

●	broker-dealers;

●	governments or agencies or instrumentalities thereof;

●	regulated investment companies;

●	real estate investment trusts;

●	expatriates or former long-term residents of the U.S.;

●	persons that actually or constructively own five percent or more of our voting shares;

●	insurance companies;

●	dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

●	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

●	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

●	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

●	tax-exempt entities.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and will not seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You should consult your own tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

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This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for United States federal income tax purposes) is the beneficial owner of our securities, the United States federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding our securities, you should consult with your own tax advisors.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE EXERCISE OF OUR WARRANTS AND THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. EACH HOLDER OF OUR SECURITIES SHOULD CONSULT ITS OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our securities who or that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

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Exercise of a Warrant. Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder will not recognize gain or loss upon the exercise of a Warrant. The U.S. Holder’s tax basis in the shares of our Common Stock received upon exercise of the Warrant will generally be an amount equal to the sum of the U.S. Holder’s initial investment in the Warrant and the exercise price of such Warrant. It is unclear whether a U.S. Holder’s holding period for the Common Stock received upon exercise of the Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants.

The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the Common Stock received would generally equal the holder’s tax basis in the Warrant. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the Common Stock would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant. If, however, the cashless exercise were treated as a recapitalization, the holding period of the Common Stock would include the holding period of the Warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder would be deemed to have surrendered a number of Warrants having a fair market value equal to the exercise price. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Common Stock represented by the Warrants deemed surrendered and the U.S. Holder’s tax basis in the Warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the Common Stock received would equal the sum of the U.S. Holder’s initial investment in the Warrants exercised and the exercise price of such Warrants. It is unclear whether a U.S. Holder’s holding period for the Common Stock would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Common Stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their own tax advisors regarding the tax consequences of a cashless exercise.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. Upon a sale or other taxable disposition of our Common Stock, including Common Stock received upon the exercise of a Warrant, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Common Stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Common Stock so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. holder’s adjusted tax basis in its Common Stock generally will equal the U.S. holder’s acquisition cost for the Common Stock or less, in the case of a share of Common Stock, any prior distributions treated as a return of capital. In the case of any shares of Common Stock originally acquired as part of an investment unit, the acquisition cost for the share of Common Stock that were part of such unit would equal an allocable portion of the acquisition cost of the unit based on the relative fair market values of the components of the unit at the time of acquisition.

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Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate for long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at ordinary income tax rates instead of the long-term capital gains rate applicable to qualified dividend income.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of Common Stock unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our securities who or that is for U.S. federal income tax purposes:

●	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

●	a foreign corporation; or

●	an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult with your own tax advisors regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Exercise of a Warrant. A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax upon the exercise of a Warrant unless such Non-U.S. Holder engages in a cashless exercise of such Warrant, the cashless exercise is treated as a taxable exchange in which gain or loss is recognized and such Non-U.S. Holder is subject to U.S. federal income taxation due to the application of one or more of the bullet points listed in the following paragraph. Non-U.S. Holders who engage in a cashless exercise of their Warrants should consult their own tax advisors regarding the U.S. federal income tax consequences applicable to such Non-U.S. Holder as a result of such cashless exercise.

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Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock unless:

●	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder);

●	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

●	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Common Stock, and, in the case where shares of our Common Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Common Stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the third bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation. However there can be no assurance in this regard. Non-U.S. Holders should consult with their own tax advisors regarding the application of these rules.

Taxation of Distributions. In general, any distributions we make to a Non-U.S. holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes, and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below.

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to U.S. income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our shares of Common Stock and Warrants. A Non-U.S. holder may be required to certify that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder generally will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” imposes withholding of 30% on payments of dividends (including constructive dividends) on our Common Stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other Non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States regarding FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Holders of our Common Stock should consult their own tax advisors regarding the effects of FATCA on their ownership of our securities.

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LEGAL MATTERS

The validity of the securities offered by this prospectus was passed upon for us by Greenberg Traurig, P.A. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The audited financial statements of Airspan Networks Inc. included in this prospectus and elsewhere in this registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements of New Beginnings Acquisition Corp. as of December 31, 2020 and for the period from August 20, 2020 (inception) to December 31, 2020, included in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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CHANGE IN AUDITOR

On August 13, 2021, the audit committee of the Board approved the engagement of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm to audit our consolidated financial statements for the year ended December 31, 2021. Grant Thornton served as the independent registered public accounting firm of Legacy Airspan prior to the Business Combination. Accordingly, Marcum LLP (“Marcum”), New Beginnings’ independent registered public accounting firm prior to the Business Combination, was informed that it would be replaced by Grant Thornton as our independent registered public accounting firm following the consummation of the Business Combination on August 13, 2021.

Marcum’s report on New Beginnings’ financial statements as of December 31, 2020 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from August 20, 2020 (inception) through December 31, 2020 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, but the report was modified to contain an explanatory paragraph indicating correction of misstatements.

During the period from August 20, 2020 (inception) through December 31, 2020, and in the subsequent interim period through August 13, 2021 (the “Relevant Period”) there were no disagreements, as the term is defined in Item 304(a)(1)(iv) and the related instructions of Regulation S-K, promulgated by the SEC pursuant to the Exchange Act, with Marcum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Marcum’s satisfaction would have caused Marcum to make reference to the subject matter of the disagreement in connection with its report on New Beginnings’ financial statements.

During the Relevant Period, there were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act, except that in connection with New Beginnings’ internal control over financial reporting there was a material weakness. Management has identified a specific deficiency related to controls over proper classification of certain Warrants that New Beginnings issued with its Initial Public Offering and private placement that constituted a material weakness in New Beginnings’ internal controls over financial reporting as of December 31, 2020. We did not maintain effective internal controls related to the proper classification and accounting of Warrants that were a part of Initial Public Offering and private placement during the period from August 20, 2020 (inception) through December 31, 2020. This material weakness resulted in material misstatements and audit adjustments to warrant liability, common stock subject to possible redemption, common stock, additional paid-in capital, accumulated deficiency, warrant issuance costs and change in fair value of warrants to the consolidated financial statements for the period from August 20, 2020 (inception) through December 31, 2020.

During the Relevant Period, neither we, nor (to our knowledge) anyone acting on our behalf consulted with Grant Thornton with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us by Grant Thornton that Grant Thornton concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

We have provided Marcum with a copy of the foregoing disclosures and have requested that Marcum furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us in response to Item 304(a) of Regulation S-K under the Exchange Act and, if not, stating the respects in which it does not agree. A letter from Marcum is attached as Exhibit 16.1 to the registration statement of which this prospectus forms a part.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which forms a part of a registration statement we have filed with the SEC under the Securities Act with respect to the securities offered hereby, does not contain all of the information set forth in the registration statement. For further information with respect to us and our securities, reference is made to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits thereto, and which contains the annual, quarterly and current reports, proxy statements and other information that we file electronically with the SEC.

We also maintain a website at http://www.airspan.com. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. You may access, free of charge, our annual reports on Form 10-K, proxy statements for our annual and special stockholders meetings, quarterly reports on Form 10-Q, current reports on Form 8-K, Forms 3, 4 and 5 and Schedules 13D and 13G and amendments to those documents as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

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NEW BEGINNINGS ACQUISITION CORP.

CONDENSED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(unaudited)
Assets
Current asset - cash	$68,386	$1,184,215
Prepaid assets	283,063	315,219
Total current assets	351,449	1,499,434
Investment held in Trust Account	116,181,780	116,162,473
Total Assets	$116,533,229	$117,661,907

Liabilities and Stockholders’ Equity
Accounts payable	$1,591,223	$96,248
Due to related party	10,000	—
Total current liabilities	1,601,223	96,248
Warrant liability	14,400,570	12,372,000
Deferred underwriting discount	4,025,000	4,025,000
Total liabilities	20,026,793	16,493,248

Commitments
Common stock subject to possible redemption, 9,060,042 and 9,521,649 shares at redemption value at June 30, 2021 and December 31, 2020, respectively	91,506,431	96,168,654

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 5,859,958 and 5,398,351 shares issued and outstanding (excluding 9,060,042 and 9,521,649 shares subject to possible redemption) at June 30, 2021 and December 31, 2020, respectively	586	540
Additional paid-in capital	5,569,218	907,041
(Accumulated deficit) Retained earnings	(569,799)	4,092,424
Total stockholders’ equity	5,000,005	5,000,005

Total Liabilities and Stockholders’ Equity	$116,533,229	$117,661,907

The accompanying notes are an integral part of these unaudited condensed financial statements.

NEW BEGINNINGS ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENTS OF LOSS

	For the Three Months Ended June 30, 2021	For the Six Months Ended June 30, 2021
Formation and operating costs	$2,071,796	$2,652,960
Loss from operations	(2,071,796)	(2,652,960)

Other income (expense)
Interest Income	5,189	19,307
Unrealized loss on change in fair value of warrants	(5,638,820)	(2,028,570)
Total other expense	(5,633,631)	(2,009,263)

Net loss	$(7,705,427)	$(4,662,223)

Basic and diluted weighted average shares outstanding, common stock subject to redemption	9,822,956	9,673,135
Basic and diluted net loss per share	$0.00	$0.00

Basic and diluted weighted average shares outstanding, common stock	5,097,044	5,246,865
Basic and diluted net loss per share	$(1.51)	$(0.89)

The accompanying notes are an integral part of these unaudited condensed financial statements.

NEW BEGINNINGS ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE AND SIX MONTHS ENDED june 30, 2021

			Additional		Total
	Common Stock		Paid-In	Retained	Stockholders’
	Shares	Amount	Capital	Earnings	Equity

Balance as of December 31, 2020	5,398,351	$540	$907,041	$4,092,424	$5,000,005
Change in common stock subject to possible redemption	(301,307)	(30)	(3,043,174)	—	(3,043,204)
Net income	—	—	—	3,043,204	3,043,204
Balance as of March 31, 2021	5,097,044	510	(2,136,133)	7,135,628	5,000,005
Change in common stock subject to possible redemption	762,914	76	7,705,351	—	7,705,427
Net loss	—	—	—	(7,705,427)	(7,705,427)
Balance as of June 30, 2021	5,859,958	$586	$5,569,218	$(569,799)	$5,000,005

The accompanying notes are an integral part of these unaudited condensed financial statements.

NEW BEGINNINGS ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENT OF CASH FLOWS

For the Six Months Ended June 30, 2021
Cash Flows from Operating Activities:
Net loss	$(4,662,223)
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on investment held in Trust Account	(19,307)
Unrealized loss on change in fair value of warrants	2,028,570
Changes in current assets and current liabilities:
Prepaid assets	32,156
Accounts payable	1,494,975
Due to related party	10,000
Net cash used in operating activities	(1,115,829)

Cash Flows from Investing Activities:
Proceeds from sale of investment held in Trust Account	116,180,000
Investment held in Trust Account	(116,180,000)
Net cash provided by investing activities	-

Net Change in Cash	(1,115,829)
Cash - Beginning	1,184,215
Cash - Ending	$68,386

Supplemental Disclosure of Non-cash Financing Activities:
Change in value of common stock subject to possible redemption	$(4,662,223)

The accompanying notes are an integral part of these unaudited condensed financial statements.

NEW BEGINNINGS ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

AS OF JUNE 30, 2021 AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS

Organization and General

New Beginnings Acquisition Corp. (the “Company”) is a newly organized blank check company incorporated as a Delaware corporation on August 20, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). The Company is an “emerging growth company”, as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

As of June 30, 2021, the Company had not yet commenced any operations. All activity for the period from August 20, 2020 (inception) through June 30, 2021 relates to the Company’s formation and the Initial Public Offering (“IPO”) described below, and, since the closing of the IPO, a search for a Business Combination candidate. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO and will recognize changes in the fair value of warrant liability as other income (expense).

Financing

The registration statement for the Company’s IPO was declared effective on October 29, 2020 (the “Effective Date”) by the Securities and Exchange Commission (the “SEC”). On November 3, 2020, the Company consummated the IPO of 10,000,000 units (the “Units” and, with respect to the shares of common stock included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $100,000,000, which is discussed in Note 3.

Simultaneously with the closing of the IPO, the Company consummated the sale of 500,000 private units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to New Beginnings Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), generating gross proceeds of $5,000,000, which is described in Note 4.

The Company granted the underwriters in the IPO a 45-day option to purchase up to 1,500,000 additional Units to cover over-allotments, if any. On November 9, 2020, the underwriters partially exercised the over-allotment option to purchase 1,000,000 Units (the “Over-Allotment Units”), and on November 12, 2020, the underwriters fully exercised the over-allotment option to purchase the remaining 500,000 Over-Allotment Units, generating an aggregate of gross proceeds of $15,000,000, and incurred $300,000 in cash underwriting fees.

Simultaneously with the closing of the exercise of the overallotment option, the Company completed the private sale of an aggregate of 45,000 Private Units to the Sponsor, at a purchase price of $10 per Private Units, generating gross proceeds of $450,000.

Upon closing of the IPO, the Private Placement, and the sale of the Over-Allotment Units, a total of $116,150,000 ($10.10 per Unit) was placed in the Trust Account (as defined below).

Transaction costs amounted to $6,731,655 consisting of $2,300,000 of underwriting fee, $4,025,000 of deferred underwriting fee, and $406,655 of other offering costs.

Trust Account

Following the closing of the IPO on November 3, 2020 and the exercise of the over-allotment option, $116,150,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Units was placed in a trust account (the “Trust Account”), which can only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less or in money market funds meeting certain conditions of Rule 2a-7 promulgated under the Investment Company Act which invest only on direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations and up to $100,000 of interest for its dissolution expenses, the proceeds from the IPO and the sale of the Private Units will not be released from the Trust Account until the earliest to occur of (a) the completion of a Business Combination, (b) the redemption of any Public Shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation, and (c) the redemption of the Company’s Public Shares if the Company is unable to complete the initial Business Combination within 12 months (or up to 18 months if the Company extends the period of time to consummate a Business Combination) from November 3, 2020 (the “Combination Period”), the closing of the IPO.

Initial Business Combination

The Company’s Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (net of taxes payable) at the time of the signing an agreement to enter into a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its public stockholders with the opportunity to redeem all or a portion of their shares of common stock upon the completion of the initial Business Combination either (i) in connection with a stockholder meeting called to approve the initial Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed initial Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata share of the aggregate amount then on deposit in the Trust Account (initially approximately $10.10 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations).

If the Company is unable to complete a Business Combination within the Combination Period, the Company will redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and as further described in registration statement, and then seek to dissolve and liquidate.

The Sponsor, officers and directors have agreed to (i) waive their redemption rights with respect to their founder shares, any placement shares and any public shares held by them in connection with the completion of the initial Business Combination, (ii) waive their redemption rights with respect to their founder shares, any placement shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation, and (iii) waive their rights to liquidating distributions from the Trust Account with respect to their founder shares and placement shares if the Company fails to complete the initial Business Combination within the Combination Period.

On March 8, 2021, the Company, and Airspan Networks Inc., a Delaware corporation (“Airspan”), jointly issued a press release announcing the execution of a Business Combination agreement (the “Agreement”) among the Company, Airspan, and Artemis Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub will merge with and into Airspan, with Airspan surviving the Merger as a wholly-owned direct subsidiary of the Company.

The Agreement contains customary representations and warranties, covenants, closing conditions, termination fee provisions and other terms relating to the initial Business Combination and the other transactions contemplated thereby.

The initial Business Combination will become effective by the filing of a certificate of merger with the Secretary of State of the State of Delaware and will be effective immediately upon such filing or upon such later time as may be agreed by the parties and specified in such certificate of merger. The parties will hold the Closing (defined below) immediately prior to such filing of a certificate of merger, on the date to be specified by the Company and Airspan, following the satisfaction or waiver (to the extent such waiver is permitted by applicable law) of the conditions set forth in the Agreement (other than those conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of those conditions at such time), but in no event later than the third business day after the satisfaction or, if permissible, waiver, of each of the conditions to the completion of the Business Combination (or on such other date, time or place as the Company and Airspan may mutually agree).

Upon the closing of the initial Business Combination (the “Closing”), each share Airspan Common Stock, Airspan Class B Common Stock, Airspan Class C Common Stock and Airspan Preferred Stock (collectively, “Airspan Capital Stock”) issued and outstanding immediately prior to the Closing (including those issued pursuant to the net exercise of warrants to purchase such shares, but excluding shares of restricted Airspan Common Stock or Airspan Class B Common Stock (collectively, “Airspan Restricted Stock”) that are not restricted shares Airspan Class B Common Stock immediately prior to the Closing granted under the Airspan Networks Inc. 2009 Omnibus Equity Compensation Plan that are held by a person who is not a service provider to Airspan or any subsidiary of Airspan as of the date of the Agreement) will automatically be converted into and become the right to receive the number of shares of common stock of the post-combination company and warrants of the post-combination company as provided for in the Agreement.

The aggregate transaction consideration to be paid in the initial Business Combination will be (i) a number of shares of common stock of the Company (including shares of common stock of the Company underlying stock options, shares of restricted stock and restricted stock units) equal to $682,500,000, divided by $10.00, (ii) 3,000,000 warrants to purchase shares of common stock of the post-combination company, with each warrant exercisable for one share of common stock of the post-combination company at an exercise price of $12.50, (iii) 3,000,000 warrants to purchase shares of common stock of the post-combination company, with each warrant exercisable for one share of common stock of the post-combination company at an exercise price of $15.00, (iv) 3,000,000 warrants to purchase shares of common stock of the post-combination company, with each warrant exercisable for one share of common stock of the post-combination company at an exercise price of $17.50 and (v) $17,500,000 in cash. The aggregate transaction consideration will be allocated among the holders of shares of Airspan Capital Stock (including holders of shares of Airspan Capital Stock issued pursuant to the net exercise of warrants to purchase Airspan Capital Stock and holders of shares of Airspan Restricted Stock), holders of Airspan stock options and participants in Airspan’s management incentive plan.

Liquidity and Capital Resources

As of June 30, 2021, the Company had cash outside the Trust Account of $68,386 available for working capital needs. All remaining cash held in the Trust Account are generally unavailable for the Company’s use, prior to an initial Business Combination, and is restricted for use either in a Business Combination or to redeem common stock. As of June 30, 2021, none of the amount in the Trust Account was available to be withdrawn as described above.

Through June 30, 2021, the Company’s liquidity needs were satisfied through receipt of $25,000 from the sale of the founder shares, advances from the Sponsor in an aggregate amount of $120,000 which were repaid upon the IPO (as described in Note 5) and the remaining net proceeds from the IPO, the sale of the Over-allotment Units and the sale of Private Units (as described in Note 3 and 4).

The Company anticipates that the $68,386 outside of the Trust Account as of June 30, 2021, will not be sufficient to allow the Company to operate for at least the next 12 months, assuming that a Business Combination is not consummated during that time. Until consummation of its Business Combination, the Company will be using the funds not held in the Trust Account, and any additional Working Capital Loans (as defined in Note 5) from the initial stockholders (as defined in Note 4), the Company’s officers and directors, or their respective affiliates (which is described in Note 5), for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the Business Combination.

The Company believes it will need to raise additional funds in order to meet the expenditures required for operating its business. The Company will need to raise additional capital through loans from its Sponsor, officers, directors, or third parties. None of the Sponsor, officers or directors are under any obligation to advance funds to, or to invest in, the Company. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of its business plan, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

Going Concern Consideration

As of June 30, 2021, the Company had $68,386 in cash and a working capital deficiency of $1,249,774. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern one year from the issuance date of the condensed financial statements. Management plans to address this uncertainty through loans from its Sponsor, officers, directors, or third parties. None of the Sponsor, officers or directors are under any obligation to advance funds to, or to invest in, the Company. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful. The condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, the unaudited condensed financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the three and six months ended June 30, 2021 are not necessarily indicative of the results that may be expected through December 31, 2021.

The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Annual Report on Form 10-K filed with the SEC on March 31, 2021, as amended by the 10-K/A filed with the SEC on May 14, 2021, for the fiscal year ended December 31, 2020.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2021 and December 31, 2020, respectively.

Investment Held in Trust Account

At June 30, 2021, the assets held in the Trust Account were held in treasury funds.

At December 31, 2020, investment held in Trust Account consist of United States Treasury securities. The Company classifies its United States Treasury securities as held-to-maturity in accordance with FASB ASC Topic 320 “Investments - Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost and adjusted for the amortization or accretion of premiums or discounts.

A decline in the market value of held-to-maturity securities below cost that is deemed to be other than temporary, results in an impairment that reduces the carrying costs to such securities’ fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and the duration of the impairment, changes in value subsequent to year-end, forecasted performance of the investee, and the general market condition in the geographic area or industry the investee operates in.

Premiums and discounts are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the effective-interest method. Such amortization and accretion is included in the “interest income” line item in the statements of income. Interest income is recognized when earned.

Fair Value Measurements

FASB ASC Topic 820 “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the measurement date. In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value. ASC 820 establishes a fair value hierarchy for inputs, which represent the assumptions used by the buyer and seller in pricing the asset or liability. These inputs are further defined as observable and unobservable inputs. Observable inputs are those that buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs that the buyer and seller would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 — Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 — Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet. The fair values of cash, accounts payable and due to related party are estimated to approximate the carrying values as of June 30, 2021 and December 31, 2020 due to the short maturities of such instruments.

The fair value of Private Placement Warrants is based on a valuation model utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. Significant deviations from these estimates and inputs could result in a material change in fair value. The fair value of the Private Placement Warrants is classified as level 3. See Note 6 for additional information on assets and liabilities measured at fair value.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At June 30, 2021 and December 31, 2020, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of June 30, 2021 and December 31, 2020, 9,060,042 and 9,521,649 shares of common stock subject to possible redemption, respectively, are presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets.

Net Loss Per Share of Common Stock

Net loss per share of common stock is computed by dividing net loss by the weighted average number of common stock outstanding for each of the periods. The calculation of diluted loss per share of common stock does not consider the effect of the warrants issued in connection with the (i) IPO, (ii) exercise of overallotment option granted in connection with the IPO and (iii) Private Placement since the exercise of the warrants are contingent upon the occurrence of future events. The warrants are exercisable to purchase 12,045,000 shares of common stock in the aggregate.

The Company’s condensed statements of loss include a presentation of loss per share for common stock subject to possible redemption in a manner similar to the two-class method of income per share of common stock. Net loss per share of common stock, basic and diluted, for redeemable common stock is calculated by dividing the interest income earned on the Trust Account, by the weighted average number of redeemable common stock outstanding since original issuance. Net loss per share of common stock, basic and diluted, for non-redeemable common stock is calculated by dividing the net loss, adjusted for income attributable to redeemable common stock, by the weighted average number of non-redeemable common stock outstanding for the periods. Non-redeemable common stock includes the founder shares as these common stocks do not have any redemption features and do not participate in the income earned on the Trust Account.

	For the Three	For the Six
	Months Ended	Months Ended
	June 30, 2021	June 30, 2021
Common stock subject to possible redemption
Numerator: Net income allocable to common stock subject to possible redemption amortized interest income on marketable securities held in trust	$3,151	$11,723
Less: interest available to be withdrawn for payment of taxes	(3,151)	(11,723)
Net income allocable to common stock subject to possible redemption	$-	$-
Denominator: Weighted average redeemable common stock, basic and diluted	9,822,956	9,673,135
Basic and diluted net income per share, redeemable common stock	$0.00	$0.00

Non-redeemable common stock
Numerator: Net loss minus redeemable net earnings
Net loss	$(7,705,427)	$(4,662,223)
Redeemable net earnings	-	-
Non-redeemable net loss	$(7,705,427)	$(4,662,223)
Denominator: Weighted average non-redeemable common stock, basic and diluted	5,097,044	5,246,865
Basic and diluted net loss per share, common stock	$(1.51)	$(0.89)

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A - “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred that were related to the IPO. Offering costs were allocated to the separable financial instruments issued in the IPO based on a relative fair value basis compared to total proceeds received. Offering costs associated with warrant liabilities were expensed, and offering costs associated with the common stock were charged to the stockholders’ equity.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statement of income. Derivative assets and liabilities are classified on the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company has determined the warrants are a derivative instrument.

FASB ASC 470-20, Debt with Conversion and Other Options addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate IPO proceeds from the Units between common stock and warrants, using the residual method by allocating IPO proceeds first to fair value of the warrants and then the common stock.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statement and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction.

The Company may be subject to potential examination by federal and state taxing authorities in the areas of income taxes since inception. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The provision for income taxes was deemed immaterial for the three and six months ended June 30, 2021.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the Company’s financial statements and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for scope exception, and it simplifies the diluted earnings per share calculation in certain areas.  The Company adopted ASU 2020-06 on January 1, 2021.  Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the IPO on November 3, 2020, the Company sold 10,000,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one share of common stock and one warrant to purchase one share of common stock. Each warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment. Each warrant will become exercisable on the later of 30 days after the completion of the initial Business Combination or 12 months from the closing of the IPO and will expire five years after the completion of the initial Business Combination, or earlier upon redemption or liquidation.

On November 9, 2020, the underwriters partially exercised the over-allotment option to purchase 1,000,000 Units, and on November 12, 2020, the underwriters fully exercised the over-allotment option to purchase the remaining 500,000 Over-Allotment Units, generating an aggregate of gross proceeds of $15,000,000.

An aggregate of $10.10 per Unit sold in the IPO was held in the Trust Account and only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions of Rule 2a-7 promulgated under the Investment Company Act which invest only on direct U.S. government treasury obligations. As of December 31, 2020, $116,150,000 of the IPO proceeds was held in the Trust Account.

Warrants

Each warrant entitles the holder to purchase one share of the Company’s common stock at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s Sponsor or its affiliates, without taking into account any founder shares held by the Company’s Sponsor or its affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The warrants will become exercisable on the later of 12 months from the closing of the IPO or 30 days after the completion of its initial Business Combination, and will expire five years after the completion of the Company’s initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, or there is an applicable exemption therefrom. No warrant will be exercisable and the Company will not be obligated to issue shares of common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a Unit containing such warrant will have paid the full purchase price for the Unit solely for the share of common stock underlying such Unit.

Once the warrants become exercisable, the Company may call the warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable (the “30-day redemption period”) to each warrant holder; and

●	if, and only if, the reported last sale price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before we send the notice of redemption to the warrant-holders.

If the Company calls the warrants for redemption as described above, the management will have the option to require any holders that wishes to exercise its warrant to do so on a “cashless basis.” If the management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

NOTE 4 — PRIVATE PLACEMENT

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 500,000 Private Units at a price of $10.00 per Private Unit, for an aggregate purchase price of $5,000,000, in a private placement. The proceeds from the Private Units was added to the proceeds from the IPO held in the Trust Account.

Simultaneously with the closing of the exercise of the overallotment option, the Company completed the private sale of an aggregate of 45,000 Private Units to the Sponsor, at a purchase price of $10.00 per Private Units, generating gross proceeds of $450,000.

Each Private Unit is identical to the Units sold in the IPO, except as described below. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the placement shares or placement warrants, which will expire worthless if the Company does not consummate a Business Combination within the allotted 12-month period (or up to 18-month period).

The Company’s Sponsor has agreed to waive redemption rights with respect to the placement shares (i) in connection with the consummation of an initial Business Combination, (ii) in connection with a stockholder vote to amend its amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination, or amendments to its amended and restated certificate of incorporation prior thereto, to redeem 100% of the Public Shares if the Company does not complete its initial Business Combination within the Combination Period or with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity and (iii) if the Company fails to consummate an initial Business Combination within the Combination Period or if the Company liquidates prior to the expiration of the Combination Period. However, the Company’s Sponsor and any other holders of the founder shares and placement shares (the “initial stockholders”) will be entitled to redemption rights with respect to any Public Shares held by them if the Company fails to consummate an initial Business Combination or liquidate within the Combination Period.

NOTE 5 — RELATED PARTY TRANSACTIONS

Founder Shares

In September 2020, the Sponsor purchased 2,156,250 shares of common stock for an aggregate purchase price of $25,000, or approximately $0.012 per share (the “founder shares”). On October 20, 2020, the Company effected a stock dividend resulting in its Sponsor holding 2,875,000 founder shares, representing an adjusted purchase price of approximately $0.009 per share. The founder shares, after giving effect to the stock dividend, include an aggregate of up to 375,000 shares subject to forfeiture if the over-allotment option is not exercised by the underwriters in full. In connection with the underwriters’ full exercise of their over-allotment option in November 2020, the 375,000 shares were no longer subject to forfeiture.

The Sponsor has agreed not to transfer, assign or sell their founder shares until the earlier of (i) one year after the date of the consummation of the initial Business Combination or (ii) the date on which the closing price of the Company’s shares of common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the initial Business Combination, or earlier, in either case, if, subsequent to the initial Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note — Related Party

In September 2020, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $200,000 to be used for a portion of the expenses of the IPO. This loan is non-interest bearing, unsecured and due at the earlier of December 31, 2020 or the closing of the IPO. The loan would be repaid upon the closing of the IPO out of the offering proceeds not held in the Trust Account. On November 2, 2020, the Company repaid $120,000 to the Sponsor.

Due to Related Party

The balance of $10,000 represents the unpaid administrative service fees as of June 30, 2021.

Related Party Loans

In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, provide non-interest bearing loans to the Company as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into units at a price of $10.00 per unit at the option of the lender. Such units would be identical to the Private Units. At June 30, 2021 and December 31, 2020, no such Working Capital Loans were outstanding.

Related Party Extension Loans

The Company will have up to 12 months from the closing of the IPO to consummate an initial Business Combination. However, if the Company anticipates that it may not be able to consummate its initial Business Combination within 12 months, the Company may, by resolution of its board if requested by the Sponsor, extend the period of time to consummate a Business Combination up to two times, each by an additional three months (for a total of up to 18 months to complete a Business Combination), subject to the Sponsor depositing additional funds into the Trust Account. The Company’s stockholders will not be entitled to vote or redeem their shares in connection with any such extension. Pursuant to the terms of the Company’s amended and restated certificate of incorporation and the trust agreement entered into between the Company and Continental Stock Transfer & Trust Company, in order for the time available for the Company to consummate its initial Business Combination to be extended, the Company’s Sponsor or its affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the Trust Account $1,000,000, or $1,150,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per unit in either case, up to an aggregate of $2,000,000 or $2,300,000 if the underwriters’ over-allotment option is exercised in full) on or prior to the date of the applicable deadline, for each three month extension. Any such payments would be made in the form of a non-interest bearing loan. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete its initial Business Combination. If the Company is unable to consummate an initial Business Combination within such time period, it will redeem 100% of its issued and outstanding Public Shares for a pro rata portion of the funds held in the Trust Account, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, subject to applicable law, and then seek to dissolve and liquidate.

Administrative Service Fee

The Company has agreed to pay an affiliate of its Sponsor, commencing on the Effective Date of the registration statement, a total of $10,000 per month for office space, utilities and secretarial and administrative support. For the three and six months ended June 30, 2021, the Company incurred $30,000 and $60,000 of administrative services under this arrangement.

NOTE 6 — RECURRING FAIR VALUE MEASUREMENTS

Investment Held in Trust Account

As of June 30, 2021, investments in the Company’s Trust Account were held in treasury funds and are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest income in the accompanying statements of loss. The estimated fair values of investments held in Trust Account are determined using available market information.

	Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value as of June 30, 2021
U.S. Treasury Funds	$116,181,780	$-	$-	$116,181,780
	$116,181,780	$-	$-	$116,181,780

As of December 31, 2020, investment in the Company’s Trust Account consisted of $379 in U.S. Money Market and $116,162,094 in U.S. Treasury Securities. The Company classifies its United States Treasury securities as held-to-maturity in accordance with FASB ASC 320 “Investments — Debt and Equity Securities”. Held-to-maturity treasury securities are recorded at amortized cost and adjusted for the amortization or accretion of premiums or discounts. The Company considers all investments with original maturities of more than three months but less than one year to be short-term investments. The carrying value approximates the fair value due to its short-term maturity. The carrying value, excluding gross unrealized holding loss and fair value of held to maturity securities on December 31, 2020 are as follows:

	Carrying Value/ Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value as of December 31, 2020
U.S. Money Market	$379	$-	$-	$379
U.S. Treasury Securities	116,162,094	1,154	-	116,163,248
	$116,162,473	$1,154	$-	$116,163,627

The following table sets forth a summary of the changes in the carrying value of the investment held in Trust Account during the three months and six months ended June 30, 2021:

	Treasury Funds	U.S. Money Market	U.S. Treasury Securities
Carrying value as of January 1, 2021	$-	$379	$116,162,094
Amortization of interest income through the settlement date on February 4, 2021	-	-	7,906
Settlement on February 4, 2021	-	116,170,000	(116,170,000)
Investment in Treasury Securities	-	(116,169,721)	116,169,721
Amortization of interest income through March 31, 2021	-	-	6,212
Carrying value as of March 31, 2021	$-	$658	$116,175,933
Amortization of interest income through the settlement date on May 6, 2021	-	-	4,067
Settlement on May 6, 2021	-	116,180,000	(116,180,000)
Investment in Treasury Funds	116,180,658	(116,180,658)	-
Interest income earned on Treasury Funds through June 30, 2021	1,122	-	-
	$116,181,780	$-	$-

Warrant Liability

At June 30, 2021 and December 31, 2020, the Company’s warrants liability was valued at $14,400,570 and $12,372,000, respectively. Under the guidance in ASC 815-40 the warrants do not meet the criteria for equity treatment. As such, the warrants must be recorded on the balance sheet at fair value. This valuation is subject to re-measurement at each balance sheet date. With each re-measurement, the warrant valuation will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of income.

Recurring Fair Value Measurements

The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of June 30, 2021, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	June 30	Quoted Prices In Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
	2021	(Level 1)	(Level 2)	(Level 3)
Assets:
Investment held in Trust Account	$116,181,780	$116,181,780	$-	$-
	$116,181,780	$116,181,780	$-	$-
Liabilities:
Warrant Liability	$14,400,570	$13,340,000	$-	$1,060,570
	$14,400,570	$13,340,000	$-	$1,060,570

The following table sets forth a summary of the changes in the fair value of the warrant liability during the three and six months ended June 30, 2021:

Warrant Liability
Fair value as of January 1, 2021	$12,372,000
Revaluation of warrant liability included in other income within the statement of income for the three months ended March 31, 2021	(3,610,250)
Fair value as of March 31, 2021	$8,761,750
Revaluation of warrant liability included in other expense within the statement of loss for the three months ended June 30, 2021	5,638,820
Fair value as of June 30, 2021	$14,400,570

The subsequent measurement of the Public Warrants for the three and six months ended June 30, 2021 is classified as Level 1 beginning from November 16, 2020 due to the use of an observable market quote in an active market.

The estimated fair value of the Private Placement Warrants is determined using Level 3 inputs. Inherent in a Monte-Carlo simulation model are assumptions related to expected stock-price volatility (pre-merger and post-merger), expected term, dividend yield and risk-free interest rate. The Company estimates the volatility of its common stock based on management’s understanding of the volatility associated with instruments of other similar entities. The risk-free interest rate is based on the U.S. Treasury Constant Maturity similar to the expected remaining life of the warrants. The expected life of the warrants is simulated based on management assumptions regarding the timing and likelihood of completing a business combination. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero. The assumptions used in calculating the estimated fair values at the end of the reporting period represent the Company’s best estimate. However, inherent uncertainties are involved.

The key inputs into the Monte Carlo simulation model for the Private Placement Warrants were as follows at June 30, 2021 and December 31, 2020:

Input	June 30, 2021	December 31, 2020
Expected term (years)	5.19	5.59
Expected volatility	28.0%	29.0%
Risk-free interest rate	0.9%	0.44%
Annual dividends	$0.00	$0.00

The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of December 31, 2020, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	December 31,	Quoted Prices In Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
	2020	(Level 1)	(Level 2)	(Level 3)
Assets:
U.S. Money Market held in Trust Account	$379	$379	$-	$-
U.S. Treasury Securities held in Trust Account	116,162,094	116,162,094	-	-
	$116,162,473	$116,162,473	$-	$-
Liabilities:
Warrant Liability	$12,372,000	$11,500,000	$-	$872,000
	$12,372,000	$11,500,000	$-	$872,000

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the founder shares, Private Units, and Units that may be issued upon conversion of Working Capital Loans will have registration rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement signed on October 29, 2020. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company.

Underwriters Agreement

The underwriters had a 45-day option beginning October 29, 2020 to purchase up to an additional 1,500,000 Units to cover over-allotments, if any.

On November 3, 2020, the Company paid a fixed underwriting discount of $2,000,000. Additionally, the underwriters will be entitled to a deferred underwriting discount of 3.5% of the gross proceeds of the IPO held in the Trust Account, or $3,500,000, upon the completion of the Company’s initial Business Combination subject to the terms of the underwriting agreement.

On November 9, 2020, the underwriters partially exercised the over-allotment option to purchase 1,000,000 Units, and on November 12, 2020, the underwriters fully exercised the over-allotment option to purchase the remaining 500,000 Over-Allotment Units, and paid a fixed underwriting discount of $300,000. Additionally, the underwriters will be entitled to a deferred underwriting discount of 3.5% of the gross proceeds of the IPO held in the Trust Account, or $525,000, upon the completion of the Company’s initial Business Combination subject to the terms of the underwriting agreement.

NOTE 8 — STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue a total of 1,000,000 preferred shares at par value of $0.0001 each. At June 30, 2021 and December 31, 2020, there were no shares of preferred shares issued or outstanding.

Common Stock — The Company is authorized to issue a total of 100,000,000 shares of common stock at par value of $0.0001 each. As of June 30, 2021 and December 31, 2020, there were 5,859,958 and 5,398,351 shares of common stock issued and outstanding, excluding 9,060,042 and 9,521,649 shares of common stock subject to possible redemption, respectively.

The Company’s initial stockholders have agreed not to transfer, assign or sell their founder shares until the earlier of (i) one year after the date of the consummation of the initial Business Combination or (ii) the date on which the closing price of the Company’s shares of common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the initial Business Combination, or earlier, in either case, if, subsequent to the initial Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.

NOTE 9 — SUBSEQUENT EVENTS

The Company has evaluated events and transactions that occurred during the period from the balance sheet date through September 10, 2021, the date these consolidated financial statements were issued. Except as disclosed below, the Company is not aware of any other subsequent events which would require adjustment or disclosure in the consolidated financial statements.

On August 13, 2021, the Company consummated the previously announced SPAC Transaction with Airspan Networks Inc., following which Airspan Networks Inc. became a wholly owned subsidiary of the Company (which subsequently changed its name to Airspan Networks Holdings Inc.). Airspan Networks Holdings Inc.’s common stock is listed on the NYSE American and trades under the ticker symbol “MIMO.”

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

New Beginnings Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of New Beginnings Acquisition Corp. (the “Company”) as of December 31, 2020, the related statements of income, changes in stockholders’ equity and cash flows for the period from August 20, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from August 20, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Correction of Misstatements

As discussed in Note 2 to the financial statements, the accompanying financial statements as of December 31, 2020 and for the period from August 20, 2020 (inception) through December 31, 2020 have been restated.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2020.

San Francisco, CA
March 31, 2021, except for the effects of the restatement discussed in Note 2 as to which the date is May 14, 2021.

NEW BEGINNINGS ACQUISITION CORP.

BALANCE SHEET AS OF DECEMBER 31, 2020

(As Restated)

Assets
Current asset - cash	$1,184,215
Prepaid assets	315,219
Total current assets	1,499,434
Cash and securities held in Trust Account	116,162,473
Total Assets	$117,661,907

Liabilities and Stockholders’ Equity
Accounts payable	$96,248
Total current liabilities	96,248
Warrant liability	12,372,000
Deferred underwriting discount	4,025,000
Total liabilities	16,493,248

Commitments
Common stock subject to possible redemption, 9,521,649 shares at redemption value	96,168,654

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 5,398,351 shares issued and outstanding (excluding 9,521,649 shares subject to possible redemption)	540
Additional paid-in capital	907,041
Retained earnings	4,092,424
Total stockholders’ equity	5,000,005

Total Liabilities and Stockholders’ Equity	$117,661,907

The accompanying notes are an integral part of these financial statements.

NEW BEGINNINGS ACQUISITION CORP.

STATEMENT OF INCOME

FOR THE PERIOD FROM AUGUST 20, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

(As Restated)

Formation and operating costs	$215,159
Loss from operations	(215,159)

Other income (expense)
Interest Income	12,473
Warrant issuance costs	(973,090)
Unrealized gain on change in fair value of warrants	5,268,200
Total other income	4,307,583

Net income	$4,092,424

Basic and diluted weighted average shares outstanding, common stock subject to redemption	3,399,685
Basic and diluted net income per share	$0.00

Basic and diluted weighted average shares outstanding, common stock	4,646,706
Basic and diluted net income per share	$0.88

The accompanying notes are an integral part of the condensed financial statements.

NEW BEGINNINGS ACQUISITION CORP.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM AUGUST 20, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

(As Restated)

			Additional		Total
	Common Stock		Paid-In	Retained	Stockholders’
	Shares	Amount	Capital	Earnings	Equity
Balance as of August 20, 2020 (inception)	—	$—	$—	$—	$—
Common stock issued to Sponsor	2,875,000	288	24,712	—	25,000
Sale of 10,000,000 Units in Initial Public Offering	10,000,000	1,000	99,999,000	—	100,000,000
Sale of 500,000 Private Units to Sponsor in private placement	500,000	50	4,999,950	—	5,000,000
Sale of 1,500,000 Units through over-allotment	1,500,000	150	14,999,850	—	15,000,000
Sale of 45,000 Private Units to Sponsor in private placement	45,000	5	449,995	—	450,000
Underwriting fee	—	—	(2,300,000)	—	(2,300,000)
Deferred underwriting fee	—	—	(4,025,000)	—	(4,025,000)
Offering costs charged to the stockholders’ equity	—	—	(406,655)	—	(406,655)
Initial classification of warrant liability	—	—	(17,640,200)	—	(17,640,200)
Reclassification of offering costs related to warrants	—	—	973,090	—	973,090
Change in common stock subject to possible redemption	(9,521,649)	(953)	(96,167,701)	—	(96,168,654)
Net income	—	—	—	4,092,424	4,092,424
Balance as of December 31, 2020	5,398,351	540	$907,041	$4,092,424	$5,000,005

The accompanying notes are an integral part of the condensed financial statements.

NEW BEGINNINGS ACQUISITION CORP.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM AUGUST 20, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

(As Restated)

Cash Flows from Operating Activities:
Net income	$4,092,424
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on treasury securities held in Trust Account	(12,473)
Unrealized gain on change in fair value of warrants	(5,268,200)
Warrant issuance costs	973,090
Changes in current assets and current liabilities:
Prepaid assets	(315,219)
Accounts payable	96,248
Net cash used in operating activities	(434,130)

Cash Flows from Investing Activities:
Investment held in Trust Account	(116,150,000)
Net cash used in investing activities	(116,150,000)

Cash Flows from Financing Activities:
Proceeds from Initial Public Offering, net of underwriters’ fees	112,700,000
Proceeds from private placement	5,450,000
Proceeds from issuance of founder shares	25,000
Proceeds from issuance of promissory note to related party	120,000
Repayment of promissory note to related party	(120,000)
Payments of offering costs	(406,655)
Net cash provided by financing activities	117,768,345

Net Change in Cash	1,184,215
Cash - Beginning	-
Cash - Ending	$1,184,215

Supplemental Disclosure of Non-cash Financing Activities:
Value of common stock subject to possible redemption	$96,168,654
Deferred underwriting commissions charged to additional paid-in capital	$4,025,000
Initial classification of warrant liability	$17,640,200

The accompanying notes are an integral part of the condensed financial statements.

NEW BEGINNINGS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND FOR THE PERIOD FROM AUGUST 20, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS

Organization and General

New Beginnings Acquisition Corp. (the “Company”) is a newly organized blank check company incorporated as a Delaware corporation on August 20, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). The Company is an “emerging growth company”, as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic location.

The Company has selected December 31 as its fiscal year end.

As of December 31, 2020, the Company had not yet commenced any operations. All activity for the period from August 20, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the Initial Public Offering (“IPO”) described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO and will recognize changes in the fair value of warrant liability as other income (expense).

Financing

The registration statement for the Company’s IPO was declared effective on October 29, 2020 (the “Effective Date”). On November 3, 2020, the Company consummated the IPO of 10,000,000 units (the “Units” and, with respect to the shares of common stock included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $100,000,000, which is discussed in Note 4.

Simultaneously with the closing of the IPO, the Company consummated the sale of 500,000 private units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to New Beginnings Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), generating gross proceeds of $5,000,000, which is described in Note 5.

The Company granted the underwriters in the IPO a 45-day option to purchase up to 1,500,000 additional Units to cover over-allotments, if any. On November 9, 2020, the underwriters partially exercised the over-allotment option to purchase 1,000,000 Units (the “Over-Allotment Units”), and on November 12, 2020, the underwriters fully exercised the over-allotment option to purchase the remaining 500,000 Over-Allotment Units, generating an aggregate of gross proceeds of $15,000,000, and incurred $300,000 in cash underwriting fees.

Simultaneously with the closing of the exercise of the overallotment option, the Company completed the private sale of an aggregate of 45,000 Private Units to the Sponsor, at a purchase price of $10.00 per Private Units, generating gross proceeds of $450,000.

Upon closing of the IPO, the Private Placement, and the sale of the Over-Allotment Units, a total of $116,150,000 ($10.10 per Unit) was placed in the Trust Account (as defined below).

Transaction costs amounted to $6,731,655 consisting of $2,300,000 of underwriting fee, $4,025,000 of deferred underwriting fee, and $406,655 of other offering costs.

NEW BEGINNINGS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND FOR THE PERIOD FROM AUGUST 20, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Trust Account

Following the closing of the IPO on November 3, 2020 and the exercise of the over-allotment option, $116,150,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Units was placed in a Trust Account, which can only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions of Rule 2a-7 promulgated under the Investment Company Act which invest only on direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations and up to $100,000 of interest for its dissolution expenses, the proceeds from the IPO and the sale of the Private Units will not be released from the Trust Account until the earliest to occur of (a) the completion of a Business Combination, (b) the redemption of any Public Shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation, and (c) the redemption of the Company’s Public Shares if the Company is unable to complete the initial Business Combination within 12 months (or up to 18 months if the Company extends the period of time to consummate a Business Combination) from November 3, 2020 (the “Combination Period”), the closing of the IPO.

Initial Business Combination

The Company’s Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (net of taxes payable) at the time of the signing an agreement to enter into a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its public stockholders with the opportunity to redeem all or a portion of their shares of common stock upon the completion of the initial Business Combination either (i) in connection with a stockholder meeting called to approve the initial Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed initial Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata share of the aggregate amount then on deposit in the Trust Account (initially approximately $10.10 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations).

If the Company is unable to complete a Business Combination within the Combination Period, the Company will redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and as further described in registration statement, and then seek to dissolve and liquidate.

The Sponsor, officers and directors have agreed to (i) waive their redemption rights with respect to their founder shares, any placement shares and any public shares held by them in connection with the completion of the initial Business Combination, (ii) waive their redemption rights with respect to their founder shares, any placement shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation, and (iii) waive their rights to liquidating distributions from the Trust Account with respect to their founder shares and placement shares if the Company fails to complete the initial Business Combination within the Combination Period.

On March 8, 2021, the Company (“Parent”), and Airspan Networks Inc., a Delaware corporation (“Airspan”), jointly issued a press release announcing the execution of a Business Combination agreement (the “Agreement”) among the Company, Airspan, and Artemis Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub will merge with and into Airspan, with Airspan surviving the Merger as a wholly-owned direct subsidiary of the Company (the “Business Combination,” together with the other transactions related thereto, the “Proposed Transaction”).

Liquidity and Capital Resources

As of December 31, 2020, the Company had cash outside the Trust Account of $1,184,215 available for working capital needs. All remaining cash held in the Trust Account are generally unavailable for the Company’s use, prior to an initial Business Combination, and is restricted for use either in a Business Combination or to redeem common stock. As of December 31, 2020, none of the amount in the Trust Account was available to be withdrawn as described above.

Through December 31, 2020, the Company’s liquidity needs were satisfied through receipt of $25,000 from the sale of the founder shares, advances from the Sponsor in an aggregate amount of $120,000 which were repaid upon the IPO (as described in Note 6) and the remaining net proceeds from the IPO, the sale of the Over-allotment Units and the sale of Private Units (as described in Note 4 and 5).

The Company anticipates that the $1,184,215 outside of the Trust Account as of December 31, 2020, will be sufficient to allow the Company to operate for at least the next 12 months, assuming that a Business Combination is not consummated during that time. Until consummation of its Business Combination, the Company will be using the funds not held in the Trust Account, and any additional Working Capital Loans (as defined in Note 6) from the initial stockholders, the Company’s officers and directors, or their respective affiliates (which is described in Note 6), for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the Business Combination.

NEW BEGINNINGS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND FOR THE PERIOD FROM AUGUST 20, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company does not believe it will need to raise additional funds in order to meet the expenditures required for operating its business. However, if the Company’s estimates of the costs of undertaking in-depth due diligence and negotiating Business Combination is less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to the Business Combination. Moreover, the Company will need to raise additional capital through loans from its Sponsor, officers, directors, or third parties. None of the Sponsor, officers or directors are under any obligation to advance funds to, or to invest in, the Company. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of its business plan, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

NOTE 2 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

On April 12, 2021, the Staff of the Securities and Exchange Commission together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a Business Combination, which terms are similar to those contained in the warrant agreement, dated as of October 29, 2020, between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agreement”). As a result of the SEC Statement, the Company reevaluated the accounting treatment of (i) the 11,500,000 Public Warrants and (ii) the 545,000 Private Warrants (See Note 4 and Note 5). The Company previously accounted for the both Warrants as components of equity.

In further consideration of the guidance in Accounting Standards Codification (“ASC”) 815-40, Derivatives and Hedging; Contracts in Entity’s Own Equity, the Company concluded that a provision in the Warrant Agreement related to certain tender or exchange offers precludes the Warrants from being accounted for as components of equity. As the Warrants meet the definition of a derivative as contemplated in ASC 815, the Warrants should be recorded as derivative liabilities on the Balance Sheet and measured at fair value at inception (on the date of the IPO) and at each reporting date in accordance with ASC 820, Fair Value Measurement, with changes in fair value recognized in the Statement of Income in the period of change.

After consultation with the Company’s independent registered public accounting firm, the Company’s management and the audit committee of the Company’s Board of Directors concluded that it is appropriate to restate the Company’s previously issued audited financial statements as of December 31, 2020 and for the period from August 20, 2020 (inception) through December 31, 2020, as previously reported in its Form 10-K. The restated classification and reported values of the Warrants as accounted for under ASC 815-40 are included in the financial statements herein.

The following tables summarize the effect of the restatement on each financial statement line item as of the dates, and for the period, indicated:

	As Previously Reported	Adjustment	As Restated
Balance Sheet at November 3, 2020
Warrant Liability	$—	$15,380,000	$15,380,000
Common stock subject to possible redemption	94,117,880	(15,380,000)	78,737,880
Common stock	406	152	558
Additional paid-in capital	5,000,060	853,681	5,853,741
Accumulated deficit	$(461)	$(853,833)	$(854,294)

Balance Sheet at December 31, 2020
Warrant Liability	$—	$12,372,000	$12,372,000
Common stock subject to possible redemption,	108,540,654	(12,372,000)	96,168,654
Common stock	418	122	540
Additional paid-in capital	5,202,273	(4,295,232)	907,041
Retained earnings (accumulated deficit)	$(202,686)	$4,295,110	$4,092,424

Statement of Income for the period from August 20, 2020 (inception) through December 31, 2020
Warrant issuance costs	$—	$(973,090)	$(973,090)
Unrealized gain on change in fair value of warrants	—	5,268,200	5,268,200
Net (loss) income	$(202,686)	$4,295,110	$4,092,424
Basic and diluted weighted average shares outstanding, common stock subject to redemption	4,063,751	(664,066)	3,399,685
Basic and diluted net income per share	$0.00	(0.00)	0.00
Basic and diluted weighted average shares outstanding, common stock	3,982,640	664,066	4,646,706
Basic and diluted net (loss) income per share	$(0.05)	$0.93	$0.88

Statement of Cash Flows for the period from August 20, 2020 (inception) through December 31, 2020
Cash Flows from Operating Activities:
Net (loss) income	$(202,686)	$4,295,110	$4,092,424
Unrealized gain on change in fair value of warrants	—	(5,268,200)	(5,268,200)
Warrant issuance costs	—	973,090	973,090

NEW BEGINNINGS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND FOR THE PERIOD FROM AUGUST 20, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Company are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the SEC. In the opinion of management, all adjustments (consisting of normal recurring adjustments) have been made that are necessary to present fairly the financial position, and the results of its operations and its cash flows.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020.

NEW BEGINNINGS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND FOR THE PERIOD FROM AUGUST 20, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Investment Held in Trust Account

Investment held in Trust Account consist of United States Treasury securities. The Company classifies its United States Treasury securities as held-to-maturity in accordance with FASB ASC Topic 320 “Investments - Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost and adjusted for the amortization or accretion of premiums or discounts.

A decline in the market value of held-to-maturity securities below cost that is deemed to be other than temporary, results in an impairment that reduces the carrying costs to such securities’ fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and the duration of the impairment, changes in value subsequent to year-end, forecasted performance of the investee, and the general market condition in the geographic area or industry the investee operates in.

Premiums and discounts are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the effective-interest method. Such amortization and accretion is included in the “interest income” line item in the statements of income. Interest income is recognized when earned.

Fair Value Measurements

FASB ASC Topic 820 “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the measurement date. In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value. ASC 820 establishes a fair value hierarchy for inputs, which represent the assumptions used by the buyer and seller in pricing the asset or liability. These inputs are further defined as observable and unobservable inputs. Observable inputs are those that buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs that the buyer and seller would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 — Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 — Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet. The fair values of cash, prepaid assets, and accounts payable are estimated to approximate the carrying values as of December 31, 2020 due to the short maturities of such instruments.

The Company’s warrant liability is based on a valuation model utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. Significant deviations from these estimates and inputs could result in a material change in fair value. The fair value of the warrant liability is classified as level 3. See Note 7 for additional information on assets and liabilities measured at fair value.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At December 31, 2020, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

NEW BEGINNINGS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND FOR THE PERIOD FROM AUGUST 20, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified on the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company has determined the warrants are a derivative instrument.

FASB ASC 470-20, Debt with Conversion and Other Options addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate IPO proceeds from the Units between common stock and warrants, using the residual method by allocating IPO proceeds first to fair value of the warrants and then the common stock.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock feature certain redemption rights that is considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2020, 9,521,649 shares of common stock subject to possible redemption are presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Net Income Per Common Share

Net income per common stock is computed by dividing net income by the weighted average number of common stock outstanding for each of the periods. The calculation of diluted income per common stock does not consider the effect of the warrants issued in connection with the (i) IPO, (ii) exercise of overallotment and (iii) Private Placement since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive. The warrants are exercisable to purchase 12,045,000 shares of common stock in the aggregate.

The Company’s Statement of Income includes a presentation of income per share for common stock subject to possible redemption in a manner similar to the two-class method of income per common stock. Net income per common stock, basic and diluted, for redeemable common stock is calculated by dividing the interest income earned on the Trust Account, by the weighted average number of redeemable common stock outstanding since original issuance. Net income per common stock, basic and diluted, for non-redeemable common stock is calculated by dividing the net income, adjusted for income attributable to redeemable common stock, by the weighted average number of non-redeemable common stock outstanding for the periods. Non-redeemable common stock includes the founder shares as these common stocks do not have any redemption features and do not participate in the income earned on the Trust Account.

For the Period from
August 20, 2020 (Inception)
through December 31, 2020
Common stock subject to possible redemption
Numerator: Net income allocable to common stock subject to possible redemption Amortized Interest income on marketable securities held in trust	$7,960
Less: interest available to be withdrawn for payment of taxes	(7,960)
Net income allocable to common stock subject to possible redemption	$—
Denominator: Weighted Average Redeemable common stock Redeemable Common Stock, Basic and Diluted	3,399,685
Basic and Diluted net income per share, Redeemable Common Stock	$0.00

Non-Redeemable Common Stock
Numerator: Net Income minus Redeemable Net Earnings
Net Income	$4,092,424
Redeemable Net Earnings	—
Non-Redeemable Net Income	$4,092,424
Denominator: Weighted Average Non-Redeemable Common Stock Basic and diluted weighted average shares outstanding, common stock	4,646,706
Basic and diluted net income per share, common stock	$0.88

NEW BEGINNINGS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND FOR THE PERIOD FROM AUGUST 20, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Public Offering and that were charged to stockholders’ equity upon the completion of the IPO. Accordingly, as of December 31, 2020, offering costs totaling $6,731,655 have been charged to stockholders’ equity (consisting of $2,300,000 in underwriting fee, $4,025,000 in deferred underwriting fee, and approximately $406,655 of other cash expenses).

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statements of income. Derivative assets and liabilities are classified on the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company has determined the warrants are a derivative instrument.

FASB ASC 470-20, Debt with Conversion and Other Options addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate IPO proceeds from the Units between common stock and warrants, using the residual method by allocating IPO proceeds first to fair value of the warrants and then the common stock.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statement and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction.

The Company may be subject to potential examination by federal and state taxing authorities in the areas of income taxes since inception. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The provision for income taxes was deemed immaterial for the period ending December 31, 2020.

Risks and Uncertainties

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak on the Company’s financial position will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the COVID-19 outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s financial position may be materially adversely affected. Additionally, the Company’s ability to complete an initial Business Combination may be materially adversely affected due to significant governmental measures being implemented to contain the COVID-19 outbreak or treat its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, which may limit the Company’s ability to have meetings with potential investors or affect the ability of a potential target company’s personnel, vendors and service providers to negotiate and consummate an initial Business Combination in a timely manner. The Company’s ability to consummate an initial Business Combination may also be dependent on the ability to raise additional equity and debt financing, which may be impacted by the COVID-19 outbreak and the resulting market downturn.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NEW BEGINNINGS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND FOR THE PERIOD FROM AUGUST 20, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

NOTE 4 — INITIAL PUBLIC OFFERING

Pursuant to the IPO on November 3, 2020, the Company sold 10,000,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one share of common stock and one warrant to purchase one share of common stock. Each warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment. Each warrant will become exercisable on the later of 30 days after the completion of the initial Business Combination or 12 months from the closing of the IPO and will expire five years after the completion of the initial Business Combination, or earlier upon redemption or liquidation (see Note 4).

On November 9, 2020, the underwriters partially exercised the over-allotment option to purchase 1,000,000 Units, and on November 12, 2020, the underwriters fully exercised the over-allotment option to purchase the remaining 500,000 Over-Allotment Units, generating an aggregate of gross proceeds of $15,000,000.

An aggregate of $10.10 per Unit sold in the IPO was held in the Trust Account and only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions of Rule 2a-7 promulgated under the Investment Company Act which invest only on direct U.S. government treasury obligations. As of December 31, 2020, $116,150,000 of the IPO proceeds was held in the Trust Account.

Warrants

Each warrant entitles the holder to purchase one share of the Company’s common stock at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s Sponsor or its affiliates, without taking into account any founder shares held by the Company’s Sponsor or its affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The warrants will become exercisable on the later of 12 months from the closing of the IPO or 30 days after the completion of its initial Business Combination, and will expire five years after the completion of the Company’s initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current. No warrant will be exercisable and the Company will not be obligated to issue shares of common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.

Once the warrants become exercisable, the Company may call the warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable (the “30-day redemption period”) to each warrant holder; and

●	if, and only if, the reported last sale price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before we send the notice of redemption to the warrant-holders.

If the Company calls the warrants for redemption as described above, the management will have the option to require any holders that wishes to exercise its warrant to do so on a “cashless basis.” If the management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

NEW BEGINNINGS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND FOR THE PERIOD FROM AUGUST 20, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

NOTE 5 — PRIVATE PLACEMENT

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 500,000 Private Units at a price of $10.00 per Private Unit, for an aggregate purchase price of $5,000,000, in a private placement. The proceeds from the Private Units was added to the proceeds from the IPO held in the Trust Account.

Simultaneously with the closing of the exercise of the overallotment option, the Company completed the private sale of an aggregate of 45,000 Private Units to the Sponsor, at a purchase price of $10.00 per Private Units, generating gross proceeds of $450,000.

Each Private Unit is identical to the Units sold in the IPO, except as described below. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the placement shares or placement warrants, which will expire worthless if the Company does not consummate a Business Combination within the allotted 12-month period (or 18-month period).

The Company’s Sponsor has agreed to waive redemption rights with respect to the placement shares (i) in connection with the consummation of a Business Combination, (ii) in connection with a stockholder vote to amend its amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or amendments to its certificate of incorporation prior, to redeem 100% of the Public Shares if the Company does not complete its initial Business Combination within the Combination Period or with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity and (iii) if the Company fails to consummate a Business Combination within the Combination Period or if the Company liquidates prior to the expiration of the Combination Period. However, the initial stockholders will be entitled to redemption rights with respect to any Public Shares held by them if the Company fails to consummate a Business Combination or liquidate within the Combination Period.

NOTE 6 — RELATED PARTY TRANSACTIONS

Founder Shares

In September 2020, the Sponsor purchased 2,156,250 shares of common stock for an aggregate purchase price of $25,000, or approximately $0.012 per share. On October 20, 2020, the Company effected a stock dividend resulting in its Sponsor holding 2,875,000 founder shares, representing an adjusted purchase price of approximately $0.009 per share. The founder shares, after given effect to the stock dividend, include an aggregate of up to 375,000 shares subject to forfeiture if the over-allotment option is not exercised by the underwriters in full. In connection with the underwriters’ full exercise of their over-allotment option in November 2020, the 375,000 shares were no longer subject to forfeiture.

The Sponsor has agreed not to transfer, assign or sell their founder shares until the earlier of (i) one year after the date of the consummation of the initial Business Combination or (ii) the date on which the closing price of the Company’s shares of common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the initial Business Combination, or earlier, in either case, if, subsequent to the initial Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.

NEW BEGINNINGS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND FOR THE PERIOD FROM AUGUST 20, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

NOTE 6 — RELATED PARTY TRANSACTIONS (cont.)

Promissory Note — Related Party

In September 2020, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $200,000 to be used for a portion of the expenses of the IPO. This loan is non-interest bearing, unsecured and due at the earlier of December 31, 2020 or the closing of the IPO. The loan would be repaid upon the closing of the IPO out of the offering proceeds not held in the Trust Account. On November 2, 2020, the Company repaid $120,000 to the Sponsor. As of December 31, 2020, the Company had not borrowed any amount under the promissory note with the Sponsor.

Related Party Loans

In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, provide non-interest bearing loans to the Company as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into units at a price of $10.00 per unit at the option of the lender. The units would be identical to the Private Units. At December 31, 2020, no such Working Capital Loans were outstanding.

Related Party Extension Loans

The Company will have up to 12 months from the closing of the IPO to consummate an initial Business Combination. However, if the Company anticipates that it may not be able to consummate its initial Business Combination within 12 months, the Company may, by resolution of its board if requested by the Sponsor, extend the period of time to consummate a Business Combination up to two times, each by an additional three months (for a total of up to 18 months to complete a Business Combination), subject to the Sponsor depositing additional funds into the Trust Account. The Company’s stockholders will not be entitled to vote or redeem their shares in connection with any such extension. Pursuant to the terms of the Company’s amended and restated certificate of incorporation and the trust agreement entered into between the Company and Continental Stock Transfer & Trust Company, in order for the time available for the Company to consummate its initial Business Combination to be extended, the Company’s Sponsor or its affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the Trust Account $1,000,000, or $1,150,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per unit in either case, up to an aggregate of $2,000,000 or $2,300,000 if the underwriters’ over-allotment option is exercised in full) on or prior to the date of the applicable deadline, for each three month extension. Any such payments would be made in the form of a non-interest bearing loan. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete its initial Business Combination. If the Company is unable to consummate an initial Business Combination within such time period, it will redeem 100% of its issued and outstanding Public Shares for a pro rata portion of the funds held in the Trust Account, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, subject to applicable law, and then seek to dissolve and liquidate.

Administrative Service Fee

The Company has agreed to pay an affiliate of its Sponsor, commencing on the Effective Date of the registration statement, a total of $10,000 per month for office space, utilities and secretarial and administrative support. For the period from October 29, 2020 to December 31, 2020, the Company incurred $20,000 of administrative services under this arrangement. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees.

NEW BEGINNINGS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND FOR THE PERIOD FROM AUGUST 20, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

NOTE 7 — RECURRING FAIR VALUE MEASUREMENTS

Investment Held in Trust Account

As of December 31, 2020, investment in the Company’s Trust Account consisted of $379 in U.S. Money Market and $116,162,094 in U.S. Treasury Securities. The Company classifies its United States Treasury securities as held-to-maturity in accordance with FASB ASC 320 “Investments — Debt and Equity Securities”. Held-to-maturity treasury securities are recorded at amortized cost and adjusted for the amortization or accretion of premiums or discounts. The Company considers all investments with original maturities of more than three months but less than one year to be short-term investments. The carrying value approximates the fair value due to its short-term maturity. The carrying value, excluding gross unrealized holding loss and fair value of held to maturity securities on December 31, 2020 are as follows:

	Carrying Value/Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value as of December 31, 2020
U.S. Money Market	$379	$-	$-	$379
U.S. Treasury Securities	116,162,094	1,154	-	116,163,248
	$116,162,473	$1,154	$-	$116,163,627

Warrant Liability

At December 31, 2020, the Company’s warrants liability were valued at $12,372,000. Under the guidance in ASC 815-40 the warrants do not meet the criteria for equity treatment. As such, the warrants must be recorded on the balance sheet at fair value. This valuation is subject to re-measurement at each balance sheet date. With each re-measurement, the warrant valuation will be adjusted to fair value, with the change in fair value recognized in the Company’s Statement of Income.

Recurring Fair Value Measurements

The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of December 31, 2020, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	December 31,	Quoted Prices In Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
	2020	(Level 1)	(Level 2)	(Level 3)
Assets:
U.S. Money Market held in Trust Account	$379	$379	$—	$—
U.S. Treasury Securities held in Trust Account	116,162,094	116,162,094	—	—
	$116,162,473	$116,162,473	$—	$—
Liabilities:
Warrant Liability	$12,372,000	$—	$—	$12,372,000
	$12,372,000	$—	$—	$12,372,000

The following table sets forth a summary of the changes in the fair value of the warrant liability for the period from August 20,2020 (inception) through December 31, 2020:

Warrant Liability
Fair value as of August 20, 2020	$—
Initial fair value of warrant liability upon issuance at IPO	15,380,000
Initial fair value of warrant liability upon issuance at over-allotment	2,260,200
Revaluation of warrant liability included in other income within the statement of income for the period from August 20,2020 (inception) through December 31, 2020	(5,268,200)
Fair value as of December 31, 2020	$12,372,000

NEW BEGINNINGS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND FOR THE PERIOD FROM AUGUST 20, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

NOTE 7 — RECURRING FAIR VALUE MEASUREMENTS (cont.)

The estimated fair value of the warrants is determined using Level 3 inputs. Inherent in a Monte-Carlo simulation model are assumptions related to expected stock-price volatility (pre-merger and post-merger), expected term, dividend yield and risk-free interest rate. The Company estimates the volatility of its common stock based on management’s understanding of the volatility associated with instruments of other similar entities. The risk-free interest rate is based on the U.S. Treasury Constant Maturity similar to the expected remaining life of the warrants. The expected life of the warrants is simulated based on management assumptions regarding the timing and likelihood of completing a business combination. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero. Once the warrants become exercisable, the Company may redeem the outstanding warrants when the price per common stock equals or exceeds $18.00. The assumptions used in calculating the estimated fair values at the end of the reporting period represent the Company’s best estimate. However, inherent uncertainties are involved. If factors or assumptions change, the estimated fair values could be materially different.

NOTE 8 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the founder shares, Private Units, and Units that may be issued upon conversion of Working Capital Loans will have registration rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement signed on October 29, 2020. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company.

Underwriters Agreement

The underwriters had a 45-day option beginning October 29, 2020 to purchase up to an additional 1,500,000 units to cover over-allotments, if any.

On November 3, 2020, the Company paid a fixed underwriting discount of $2,000,000. Additionally, the underwriters will be entitled to a deferred underwriting discount of 3.5% of the gross proceeds of the IPO held in the Trust Account, or $3,500,000, upon the completion of the Company’s initial Business Combination subject to the terms of the underwriting agreement.

On November 9, 2020, the underwriters partially exercised the over-allotment option to purchase 1,000,000 Units, and on November 12, 2020, the underwriters fully exercised the over-allotment option to purchase the remaining 500,000 Over-Allotment Units, and paid a fixed underwriting discount of $300,000. Additionally, the underwriters will be entitled to a deferred underwriting discount of 3.5% of the gross proceeds of the IPO held in the Trust Account, or $525,000, upon the completion of the Company’s initial Business Combination subject to the terms of the underwriting agreement.

NOTE 9 — STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue a total of 1,000,000 preferred shares at par value of $0.0001 each. At December 31, 2020, there were no shares of preferred shares issued or outstanding.

Common Stock — The Company is authorized to issue a total of 100,000,000 shares of common stock at par value of $0.0001 each. As of December 31, 2020, there were 5,398,351 shares of common stock issued and outstanding, excluding 9,521,649 shares of common shares subject to possible redemption.

The Company’s initial stockholders have agreed not to transfer, assign or sell their founder shares until the earlier of (i) one year after the date of the consummation of the initial Business Combination or (ii) the date on which the closing price of the Company’s shares of common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the initial Business Combination, or earlier, in either case, if, subsequent to the initial Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.

NOTE 10 — INCOME TAX

The Company’s net deferred tax assets are as follows:

December 31, 2020
Deferred tax asset
Organizational costs/Startup expenses	$29,754
Federal Net Operating loss	12,810
Total deferred tax asset	42,564
Valuation allowance	(42,564)
Deferred tax asset, net of allowance	$—

NEW BEGINNINGS ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND FOR THE PERIOD FROM AUGUST 20, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

NOTE 10 — INCOME TAX (cont.)

The income tax provision consists of the following:

December 31, 2020
Federal
Current	$—
Deferred	(42,564)

State
Current	—
Deferred	—
Change in valuation allowance	42,564
Income tax provision	$—

As of December 31, 2020, the Company has $61,001 of U.S. federal net operating loss carryovers, which do not expire, and no state net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the period from August 20, 2020 (inception) through December 31, 2020, the change in the valuation allowance was $42,564.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2020 is as follows:

Statutory federal income tax rate	21.0%
State taxes, net of federal tax benefit	0.0%
Permanent Book/Tax Differences	(22.0)%
Change in valuation allowance	(1.0)%
Income tax provision	—%

The Company files income tax returns in the U.S. federal jurisdiction in Florida and is subject to examination by the various taxing authorities.

NOTE 11 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. The Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Airspan Networks Inc.

Opinion on the financial statements

We have audited the accompanying consolidated balance sheets of Airspan Networks Inc. (a Delaware corporation) and subsidiaries (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, changes in mezzanine equity and stockholders’ deficit, and cash flows for each of the three years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company’s Senior Term Loan requires the Company to achieve certain restrictive financial covenants. The Company’s business plan for 2021, which is also described in Note 1, contemplates increased revenue and reduced operating losses. The Company’s ability to achieve the foregoing elements of its business plan, which may be necessary to permit the satisfaction of the financial covenants, is uncertain and raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ GRANT THORNTON LLP

We have served as the Company’s auditor since 2005

Ft. Lauderdale, Florida

May 14, 2021

AIRSPAN NETWORKS INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except for share data)

	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$18,196	$2,877
Restricted cash	422	136
Accounts receivable, net of allowance of $374 and $2,032 at December 31, 2020 and 2019, respectively	71,621	40,281
Inventory	12,019	17,142
Prepaid expenses and other current assets	7,602	8,085
Total current assets	109,860	68,521
Property, plant and equipment, net	4,833	5,517
Goodwill	13,641	13,641
Intangible assets, net	7,629	9,362
Right-of-use assets, net	7,882	10,032
Other non-current assets	3,837	3,457
Total assets	$147,682	$110,530

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$36,849	$24,837
Deferred revenue	7,521	10,035
Other accrued expenses	22,538	17,434
Line of credit	—	32,822
Subordinated term loan, current portion - related party	—	31,762
Subordinated convertible debt	—	33,057
Subordinated debt	10,065	—
Current portion of long-term debt	298	272
Total current liabilities	77,271	150,219
Long-term debt	2,087	—
Subordinated term loan, long-term - related party	34,756	—
Senior term loan, long-term	36,834	—
Other long-term liabilities	17,147	11,282
Total liabilities	168,095	161,501

Commitments and contingencies (Note 13)

Mezzanine equity:
Convertible preferred stock, $0.0001 par value; 9,293,156 and 7,862,263 shares authorized at December 31, 2020 and 2019; 4,581,404 and 3,672,129 shares issued and outstanding at December 31, 2020 and 2019	363,481	309,923

Stockholders’ deficit
Common stock, $0.0003 par value; 10,000,000 shares authorized; 202,705 shares issued at December 31, 2020 and 2019, and 202,582 shares outstanding at December 31, 2020 and 2019	—	—
Class B Common stock, $0.0003 par value; 482,838 shares authorized; 466,952 shares issued and outstanding at December 31, 2020 and 2019	—	—
Class C Common stock, $0.0003 par value; 2,630,840 shares authorized; no shares issued and outstanding at December 31, 2020 and 2019	—	—
Additional paid-in capital	311,431	308,788
Accumulated deficit	(695,325)	(669,682)
Total stockholders’ deficit	(383,894)	(360,894)
Total liabilities, mezzanine equity and stockholders’ deficit	$147,682	$110,530

The accompanying notes are an integral part of these consolidated financial statements.

AIRSPAN NETWORKS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for share data)

	Year Ended December 31,
	2020	2019	2018
Revenues:
Products and software licenses	$134,338	$127,624	$187,511
Maintenance, warranty and services	38,617	38,407	23,240
Total revenues	172,955	166,031	210,751

Cost of revenues:
Products and software licenses	84,375	93,362	141,574
Maintenance, warranty and services	4,477	2,297	1,923
Total cost of revenues	88,852	95,659	143,497
Gross profit	84,103	70,372	67,254

Operating expenses:
Research and development	52,858	59,941	45,963
Sales and marketing	28,738	37,114	34,456
General and administrative	16,555	16,444	13,067
Amortization of intangibles	1,733	1,365	114
Loss on sale of assets	22	1,491	3,314
Total operating expenses	99,906	116,355	96,914

Loss from operations	(15,803)	(45,983)	(29,660)

Interest expense, net	(6,422)	(5,927)	(3,357)

Other income (expense), net	(4,200)	403	(2,527)

Loss before income taxes	(26,425)	(51,507)	(35,544)

Income tax benefit (expense)	782	(474)	252

Net loss	$(25,643)	$(51,981)	$(35,292)

Loss per share - basic and diluted	$(38.30)	$(77.64)	$(138.57)
Weighted average shares outstanding - basic and diluted	669,534	669,534	254,679

The accompanying notes are an integral part of these consolidated financial statements.

AIRSPAN NETWORKS INC.

CONSOLIDATED STATEMENT OF CHANGES IN MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT

(in thousands, except for share data)

	Convertible Preferred Stock
	Series B Shares	Series B-1 Shares	Series C Shares	Series C-1 Shares	Series D Shares	Series D-1 Shares	Series D-2 Shares	Series E Shares	Series E-1 Shares	Series F Shares	Series F-1 Shares	Series G Shares	Series H Shares	Total Shares	Total Mezzanine Equity
Balance at January 1, 2018	72,123	—	416,667	—	1,450,993	325,203	—	615,231	393,511	—	—	—	—	3,273,728	$267,267
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Issuance of preferred stock, net of issuance costs	—	—	—	—	—	—	—	—	—	277,955	46,325	—	—	324,280	34,876
Issuance of common stock in connection with acquisition	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Issuance of replacement stock options in connection with acquisition	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Share-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Balance at December 31, 2018	72,123	—	416,667	—	1,450,993	325,203	—	615,231	393,511	277,955	46,325	—	—	3,598,008	302,143
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Issuance of preferred stock, net of issuance costs	—	—	—	—	—	—	—	—	—	74,121	—	—	—	74,121	7,780
Share-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Balance at December 31, 2019	72,123	—	416,667	—	1,450,993	325,203	—	615,231	393,511	352,076	46,325	—	—	3,672,129	309,923
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Conversion of debt to preferred stock	—	—	—	—	—	—	—	—	—	—	—	383,266	—	383,266	23,571
Conversion of voting to non-voting shares	(72,123)	72,123	(416,667)	416,667	(370,000)	—	370,000	—	—	—	—	—	—	—	—
Issuance of preferred stock, net of issuance costs	—	—	—	—	—	—	—	—	—	—	—	357,721	168,288	526,009	29,987
Share-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Balance at December 31, 2020	—	72,123	—	416,667	1,080,993	325,203	370,000	615,231	393,511	352,076	46,325	740,987	168,288	4,581,404	$363,481

The accompanying notes are an integral part of these consolidated financial statements.

AIRSPAN NETWORKS INC.

CONSOLIDATED STATEMENTS OF CHANGES IN MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT (CONTINUED)

(in thousands, except for share data)

	Common Stock			Additional
	Common Shares	Common B Shares	Par Value	Paid-In Capital	Accumulated Deficit	Total
Balance at January 1, 2018	202,582	—	$—	$299,148	$(582,409)	$(283,261)
Net loss	—	—	—	—	(35,292)	(35,292)
Issuance of preferred stock, net of issuance costs	—	—	—	—	—	—
Issuance of common stock in connection with acquisition	—	466,952	—	6,663	—	6,663
Issuance of replacement stock options in connection with acquisition	—	—	—	227	—	227
Share-based compensation expense	—	—	—	871	—	871
Balance at December 31, 2018	202,582	466,952	—	306,909	(617,701)	(310,792)
Net loss	—	—	—	—	(51,981)	(51,981)
Issuance of preferred stock, net of issuance costs	—	—	—	—	—	—
Share-based compensation expense	—	—	—	1,879	—	1,879
Balance at December 31, 2019	202,582	466,952	—	308,788	(669,682)	(360,894)
Net loss	—	—	—	—	(25,643)	(25,643)
Conversion of debt to preferred stock	—	—	—	—	—	—
Conversion of voting to non-voting shares	—	—	—	—	—	—
Issuance of preferred stock, net of issuance costs	—	—	—	—	—	—
Share-based compensation expense	—	—	—	2,643	—	2,643
Balance at December 31, 2020	202,582	466,952	$—	$311,431	$(695,325)	$(383,894)

The accompanying notes are an integral part of these consolidated financial statements.

AIRSPAN NETWORKS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2020	2019	2018
Cash flows from operating activities:
Net loss	$(25,643)	$(51,981)	$(35,292)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,640	4,458	2,994
Foreign exchange loss (gain) on long-term debt	26	(4)	(15)
Share-based compensation expense	2,643	1,879	871
Loss on disposal of property, plant and equipment	3	17	—
Bad debt expense	5	62	752
Total adjustments	7,317	6,412	4,602
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(31,345)	(11,632)	748
Decrease in inventory	5,123	7,891	2,851
Decrease in prepaid expenses and other current assets	483	16,991	5,329
(Decrease) increase in accounts payable	12,012	(3,111)	895
(Decrease) increase in deferred revenue	(2,514)	5,253	(29,117)
(Decrease) increase in other accrued expenses	5,104	894	(1,289)
Decrease (increase) in other operating assets	(380)	(261)	377
(Decrease) increase in other long-term liabilities	5,889	(1,392)	1,759
Accrued interest on long-term debt	3,587	2,706	450
Net cash used in operating activities	(20,367)	(28,230)	(48,687)

Cash flows from investing activities:
Purchase of property, plant and equipment	(2,226)	(2,673)	(1,912)
Acquisition of business, net of cash acquired	—	—	(841)
Net cash used in investing activities	(2,226)	(2,673)	(2,753)

Cash flows from financing activities:
(Repayments of) borrowings under line of credit, net	(1,993)	(3,867)	9,310
Borrowings under (repayments of) subordinated convertible debt	—	23,000	(412)
Borrowings under senior term loan	6,005	—	—
Borrowings under other long-term debt	2,073	—	—
Proceeds from the sale of Series F and F-1 stock, net	—	7,780	34,876
Proceeds from the sale of Series G stock, net	21,913	—	—
Proceeds from the sale of Series H stock, net	8,074	—	—
Proceeds from the issuance of Series H warrants	2,126	—	—
Net cash provided by financing activities	38,198	26,913	43,774

Net increase (decrease) in cash, cash equivalents and restricted cash	15,605	(3,990)	(7,666)

Cash, cash equivalents and restricted cash, beginning of year	3,013	7,003	14,669

Cash, cash equivalents and restricted cash, end of year	$18,618	$3,013	$7,003

The accompanying notes are an integral part of these consolidated financial statements.

AIRSPAN NETWORKS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(in thousands)

	Year Ended December 31,
	2020	2019	2018
Supplemental disclosures of cash flow information
Cash paid for interest	$6,363	$5,761	$2,902
Cash received from R&D tax credit refunds, net of cash paid for income taxes	$241	$446	$127
Operating cash flows from operating leases	$2,857	$2,511	$—
Right-of-use assets obtained in exchange for operating lease obligations	$—	$2,775	$—

Supplemental disclosure of non-cash investing activities:
Payment of merger consideration by issuing Class B common stock with a fair value	$—	$—	$6,663
Payment of merger consideration utilizing line of credit	$—	$—	$15,000
Payment of merger consideration by issuing replacement stock options with a fair value	$—	$—	$227

Supplemental disclosure of non-cash financing activity:
Issuance of preferred stock upon conversion of debt	$23,571	$—	$—
Conversion of debt to preferred stock	$(23,571)
Issuance of Class B common stock at fair value in connection with the Mimosa acquisition	$—	$—	$6,663
Assignment of line of credit to new lender under Senior term loan	$32,940	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

1.	BUSINESS AND BASIS OF PRESENTATION

Business

Airspan Networks Inc. (“Airspan” or the “Company”) designs and produces wireless network equipment for 4G and 5G networks for both mainstream public telecommunications service providers and private network implementations. Airspan provides Radio Access Network (“RAN”) products based on Open Virtualized Cloud Native Architectures that support technologies including 5G new radio (“5G NR”) Long Term Evolution (“LTE”) and Fixed Wireless standards operating in licensed, lightly-licensed and unlicensed frequencies.

The market for the Company’s wireless systems includes mobile carriers, other public network operators and private and government network operators for command and control in industrial and public safety applications such as smart utilities, defense, transportation, mining and oil and gas. The Company’s strategy applies the same network technology across all addressable sectors.

The Company’s main operations are in Slough, United Kingdom (“U.K.”); Mumbai, India; Tokyo, Japan; Airport City, Israel; Santa Clara, California; and with corporate headquarters in the United States (“U.S.”) in Boca Raton, Florida.

Basis of Presentation and Principles of Consolidation

The accompanying financial statements include the accounts of the Company, its wholly-owned subsidiaries and Airspan IP Holdco LLC (“Holdco”) – 99.8% owned by Airspan. Non-controlling interest in the results of operations of consolidated subsidiaries represents the minority stockholders’ share of the profit or loss of Holdco. The non-controlling interest in net assets of this subsidiary, and the net income or loss attributable to the non-controlling interest, were not recorded by the Company as they are considered immaterial. All significant inter-company balances and transactions have been eliminated in consolidation. The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

The Company accounts for its investment in a wholly-owned subsidiary, Dense Air Ltd. (“Dense Air”), as an equity method investment. (See Note 21).

Liquidity

The Company has historically incurred losses from operations. In the past, these losses have been financed through cash on hand, or capital raising activities including borrowings or the sale of newly issued shares.

During 2020, the Company and five of its wholly owned subsidiaries had a loan facility with Pacific Western Bank (“PWB”) and Ally Bank (“Ally”) under the Second Amended and Restated Loan and Security Agreement (the “PWB Facility”). Under the PWB Facility, at the beginning of 2020, the Company could borrow up to $45 million (this amount was reduced by amendment during 2020 to $34.7 million), subject to compliance with certain covenants (See Note 7). In addition to the PWB Facility, the Company had subordinated debt facilities with two other lenders for $39 million in aggregate. (See Notes 8 and 9).

During 2020, the Company entered into several amendments to the PWB Facility. Among other things, these amendments modified the financial and funding covenants and extended the due date for the audited consolidated financial statements. The maturity of the PWB Facility was extended and the interests of PWB and Ally therein were subsequently assigned to Fortress (as defined below) and other new lenders.

The Company’s Subordinated Convertible Debt of $9.0 million plus interest matured on June 30, 2020. The Company was not able to agree to an extended maturity date and the debt remained outstanding as of December 31, 2020 and in default under the terms of the arrangement. Fortress granted a limited waiver, which waives each actual and prospective default and event of default existing directly as a result of the non-payment of the Subordinated Convertible Debt.

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

1.	BUSINESS AND BASIS OF PRESENTATION (cont.)

On December 30, 2020, PWB and Ally assigned their interests in the PWB Facility to certain new lenders pursuant to an Assignment Agreement (the “Assignment Agreement”) and PWB entered into a Resignation and Assignment Agreement (the “Agent Resignation Agreement”) pursuant to which PWB resigned in its capacity as agent under all of the transaction documents and DBFIP ANI LLC (“Fortress”) became the successor agent (as defined in the Agent Resignation Agreement), replacing PWB in such capacity under the PWB Facility. Also on December 30, 2020, Fortress, the new lenders, the Company, Airspan IP Holdco LLC, Airspan Networks (SG) Inc., Mimosa Networks, Inc., Mimosa Networks International, LLC, Airspan Communications Limited, Airspan Networks LTD, and Airspan Japan K.K. entered into a Reaffirmation Agreement and Omnibus Amendment Agreement (the “Reaffirmation and Omnibus Amendment”), pursuant to which the parties agreed to amend and restate the terms of the PWB Facility to read as set forth in the Credit Agreement (the “Fortress Credit Agreement”). The existing obligations under the PWB Credit Facility were converted to and reconstituted as term loans under the Fortress Credit Agreement and the obligations thereunder increased. The borrower subsidiaries under the PWB Facility, together with certain other borrower subsidiaries (not including Dense Air Limited or any of its subsidiaries), are guarantors and security parties under the Fortress Credit Agreement. (See Note 10).

During the years ended December 31, 2020, 2019 and 2018, the Company received cash through the issuance of Convertible Preferred Stock as follows:

Instrument Issued	Date	Amount

Series F and F-1 Preferred Stock	October 19, 2018	$30.0 million
Series F Preferred Stock	November 20, 2018	$5.0 million
Issued in 2018		$35.0 million

Series F Preferred Stock	September 20, 2019	$8.0 million
Issued in 2019		$8.0 million

Series G Preferred Stock	various	$22.0 million
Series H Preferred Stock	various	$10.4 million
Issued in 2020		$32.4 million

The Company had $109.9 million of current assets and $77.3 million of current liabilities at December 31, 2020. During the year ended December 31, 2020, the Company used $20.4 million in cash flow from operating activities. The Company is investing heavily in 5G research and development and the Company expects to continue to use cash from operations during 2021 and 2022. Cash on hand, equity of $32.4 million raised in 2020 and borrowing capacity under the Fortress Credit Agreement may not allow the Company to reasonably expect to meet the forecasted cash requirements.

Going concern

The accompanying consolidated financial statements have been prepared and are presented assuming the Company’s ability to continue as a going concern. As discussed in Note 10 to the financial statements, the Company’s Senior Term Loan requires certain prospective financial covenants to be met. The Company’s business plan for 2021 contemplates increased revenue and reduced operating losses to achieve satisfaction of the financial covenants. Given the continued uncertainty in the global markets, in the event that the Company’s was unable to achieve these prospective covenants the Company’s Senior Term Loan and the Subordinated Loan could become due prior to the maturity date.

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

1.	BUSINESS AND BASIS OF PRESENTATION (cont.)

In order to address the need to satisfy the Company’s continuing obligations and realize its long-term strategy, management has taken several steps and is considering additional actions to improve its operating and financial results, which the Company believes will be sufficient to meet the prospective covenants of the Company’s Senior Term Loan, including the following:

●	focusing the Company’s efforts to increase sales in additional geographic markets;

●	continuing to develop 5G product offerings that will expand the market for the Company’s products;

●	continuing to evaluate and implement cost reduction initiatives to reduce non-strategic costs in operations and expand the Company’s labor force in lower cost geographies; and

●	renegotiating and replacing debt facilities and raising additional funds for operations.

On March 8, 2021, the Company announced that it entered into a definitive business combination agreement with a Special Purpose Acquisition Company (“SPAC”), New Beginnings Acquisition Corporation, which, upon closing of the agreement expected in the third quarter of 2021 (“SPAC Transaction”) will provide additional access to capital and new funding sources that were not available previously to the Company. (See Note 22).

There can be no assurance that the above actions will be successful. If the Company is unable to successfully complete the SPAC Transaction, the Company’s current cash balance will be insufficient to satisfy repayment demands from its lenders if the Company does not meet the prospective financial covenants of the Senior Term Loan and the Senior Term Loan becomes due prior to maturity. There is no assurance that the SPAC transactions, or new or renegotiated financing will be available or that if available on satisfactory terms. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that these financial statements are issued. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

COVID-19 Update

On January 30, 2020, the World Health Organization declared the COVID-19 outbreak a “Public Health Emergency of International Concern” and on March 11, 2020, declared COVID-19 a pandemic. The spread of COVID-19, a novel strain of coronavirus, has and continues to alter the behavior of business and people in a manner that is having negative effects on local, regional and global economies. The COVID-19 pandemic had a significant impact on our supply chains, impacting product supply and delivery to our customers, in particular for the second and third quarter of 2020. Future pandemic induced lockdowns continue to be a risk to the supply chain. As a further consequence of the COVID-19 pandemic, component lead times are extending as demand begins to outstrip supply on certain components, including semiconductors. This has caused us to extend our forecast horizon with our contract manufacturing partners and has increased the risk of supply delays. The Company cannot at this time accurately predict what effects, or their extent, the coronavirus outbreak will have on its 2021 operating results, due to uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak, the length of voluntary business closures and governmental actions taken in response to the outbreak. More generally, a widespread health crisis could adversely affect the global economy, resulting in an economic downturn that could affect demand for its products and therefore impact the Company’s results.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cash and cash equivalents and restricted cash

The Company considers all highly liquid investments with an original maturity, or remaining maturity when acquired, of three months or less to be cash equivalents. Cash and cash equivalents are all maintained in bank accounts.

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported on the consolidated balance sheets that sum to the total of the same such amounts shown in the consolidated statements of cash flows (in thousands):

	December 31,
	2020	2019	2018
Cash and cash equivalents	$18,196	$2,877	$5,553
Restricted cash	422	136	1,450
Total cash, cash equivalents and restricted cash shown in the statement of cash flows	$18,618	$3,013	$7,003

Restricted cash consists of cash on deposit and cash pledged as collateral to secure the guarantees described in Note 10. The cash on deposit balance reflects the remaining balance available of the senior term loan (see Note 10) that is solely for the purpose of financing the manufacture of products for a specific customer’s network. Restricted cash balances were as follows (in thousands):

	December 31,
	2020	2019
Customer and supplier guarantees	$298	$13
Landlord guarantees	124	123
Total	$422	$136

Accounts receivable

Accounts receivable represent receivables from customers in the ordinary course of business. These are recorded at the invoiced amount and do not bear interest. Receivables are recorded net of the allowance for doubtful accounts in the accompanying consolidated balance sheets. The Company evaluates the collectability of its accounts receivable based on a combination of factors, such as historical experience, credit quality, country risk, current level of business, age of the accounts receivable and current economic conditions. The Company regularly analyzes its customer accounts overdue more than 90 days and when it becomes aware of a specific customer’s inability to meet its financial obligations, the Company records a specific allowance to reduce the related receivable to the amount it reasonably believes to be collectible. When collection efforts cease or collection is considered remote, the account and related allowance are written off.

During the years ended December 31, 2020, 2019 and 2018, the Company sold certain accounts receivable balances that had a carrying value of approximately $11.5 million, $73.0 million and $152.7 million, respectively, to an unrelated third party. The transfers were accounted for as sales and the Company has no continuing involvement with the transferred assets. During 2020, 2019 and 2018, the Company recorded a loss of $22 thousand, $1.5 million and $3.3 million, respectively, related to these sales transaction which represents the difference between the receivable carrying amount and cash received. This loss is included in loss on sale of assets in the accompanying consolidated statements of operations.

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Inventory

Inventory is stated at the lower of cost or net realizable value under the average cost method. Cost includes all costs incurred in bringing each product to its present location and condition. We record inventory write-downs to net realizable value through an allowance for obsolete and slow-moving items based on inventory turnover trends and historical experience.

Property, plant and equipment

Property, plant and equipment are stated at cost, less accumulated depreciation. The costs of additions and betterments that substantially extend the useful life of an asset are capitalized and the expenditures for ordinary repairs and maintenance are expensed in the period incurred as part of general and administrative expenses in the consolidated statements of operations. Depreciation is provided on all tangible fixed assets at rates calculated to write off the cost, less estimated residual value, based on prices prevailing at the date of acquisition of each asset evenly over its expected useful life, as follows:

●	Plant, machinery and equipment — over 2 to 5 years

●	Furniture and fixtures — over 4 to 5 years

●	Leasehold improvements — over lesser of the minimum lease term or the useful life

Goodwill

Goodwill is the result of a business combination that occurred in 2018 (See Note 5). Goodwill is recorded as the difference, if any, between the aggregate consideration paid for an acquisition and the fair value of the net tangible assets and other intangible assets acquired. Goodwill is not amortized, rather, an impairment test is conducted on an annual basis, or more frequently if indicators of impairment are present, which are determined through a qualitative assessment. A qualitative assessment includes consideration of the economic, industry and market conditions in addition to the overall financial performance of the Company and these assets. If our qualitative assessment does not conclude that it is more likely than not that the estimated fair value of the reporting unit is greater than the carrying value, we perform a quantitative analysis. In a quantitative test, the fair value of a reporting unit is determined based on a discounted cash flow analysis and further analyzed using other methods of valuation. A discounted cash flow analysis requires us to make various assumptions, including assumptions about future cash flows, growth rates and discount rates. The assumptions about future cash flows and growth rates are based on our long-term projections. Assumptions used in our impairment testing are consistent with our internal forecasts and operating plans. Our discount rate is based on our debt structure, adjusted for current market conditions. If the fair value of the reporting unit exceeds its carrying amount, there is no impairment. If not, we compare the fair value with its carrying amount. To the extent the carrying amount exceeds its fair value, an impairment charge of the reporting unit’s goodwill would be necessary. The Company’s annual assessment date is December 31.

Based on the results of the assessments performed, no indicators of impairment were noted. Accordingly, no further impairment testing was completed and no impairment charges related to goodwill were recognized during all periods presented in the consolidated financial statements.

Intangible assets, net

The Company’s intangible assets are primarily the result of business combinations and include acquired developed technology, customer relationships, trademarks and non-compete agreements. These are amortized utilizing a straight line method over their estimated useful lives. When establishing useful lives, the Company considers the period and the pattern in which the economic benefits of the intangible asset are consumed or otherwise used; or, if that pattern cannot be reliably determined, using a straight-line amortization method over a period that may be shorter than the ultimate life of such intangible asset. There is no residual value associated with the Company’s finite-lived intangible assets.

The Company reviews for impairment indicators of finite-lived intangibles and other long-lived assets as described below in “Impairment of long-lived assets.”

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Impairment of long-lived assets

The Company reviews its long-lived assets for impairment when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. This review consists of a comparison of the carrying value of the asset with the asset’s expected future undiscounted cash flows. Estimates of expected future cash flows represent management’s best estimate based on reasonable and supportable assumptions and projections. If the expected undiscounted future cash flows exceed the carrying value of the asset, no impairment is recognized. If the carrying value of the asset exceeds the expected undiscounted future cash flows, impairment exists and is determined by the excess of the carrying value over the fair value of the asset. Any impairment provisions recognized are permanent and may not be restored in the future. No impairment was recorded during the years ended December 31, 2020, 2019 and 2018.

Other non-current assets

Other non-current assets represent the value of funded employee severance benefit accounts and deposits issued to landlords. Eighteen employees are entitled to one month of the employee’s current salary, multiplied by the number of years of employment. The Company accrues a liability for this obligation and funds an employee severance benefit account monthly. The value of these funds is recorded in other non-current assets in the Company’s consolidated balance sheets and the liability is recorded in other long-term liabilities. The deposited funds include earnings accumulated up to the balance sheet date. The deposited funds may be withdrawn by the employee only upon the fulfillment of the obligation pursuant to labor law or agreements.

Right-of-use assets and Lease liabilities

The Company adopted Accounting Standards Update (“ASU”) No. 2016-02, “Leases (Topic 842),” as of the first day of the fiscal year 2019 using the modified retrospective approach and elected not to adjust comparative periods. In addition, the Company elected the package of practical expedients permitted under the transition guidance within the new standard, which permits us not to reassess under the new standard our prior conclusions about lease identification, lease classification and the initial direct costs. The Company elected the practical expedient to keep leases with an initial term of 12 months or less off the consolidated balance sheet and the practical expedient to account for non-lease components in a contract as part of a single lease component. Lease payments are recognized in the consolidated statements of operations on a straight-line basis over the lease term. Adoption of the new standard resulted in the recording of additional right-of-use lease assets and lease liabilities of $12.5 million as of the first day of fiscal year 2019. The standard did not materially impact the Company’s consolidated net earnings and had no impact on cash flows. Additionally, there was no cumulative effect of adoption on retained earnings in the statement of changes in stockholders’ deficit.

Revenue recognition

Effective January 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (Topic 606), using the modified retrospective method applied to those contracts that were not completed as of January 1, 2018. The adoption of ASC 606 did not result in a material difference in accounting compared to legacy revenue guidance and no transition adjustments were required.

The Company recognizes revenue by applying the following five-step approach: (1) identification of the contract with a customer; (2) identification of the performance obligations in the contract; (3) determination of the transaction price; (4) allocation of the transaction price to the performance obligations in the contract; and (5) recognition of revenue when, or as, the Company satisfies a performance obligation.

The Company derives the majority of its revenue from sales of its networking products and software licenses, with the remaining revenue generated from service fees relating to maintenance contracts, professional services and training for its products. The Company sells its products and services to end customers, distributors and resellers. Products and services may be sold separately or in bundled packages.

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company considers customer purchase orders, which in some cases are governed by master sales agreements, to be the contracts with a customer. For each contract, the Company considers the promise to transfer products and/or services, each of which are distinct, to be the identified performance obligations. In determining the transaction price, the Company evaluates whether the price is subject to refund or adjustment to determine the net consideration to which the Company expects to be entitled. The Company’s networking products have both software and non-software (i.e., hardware) components that function together to deliver the products’ essential functionality. Since the Company’s products cannot be used apart from the embedded software it is considered one distinct performance obligation.

A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. Certain of the Company’s contracts have multiple distinct performance obligations, as the promise to transfer individual goods or services is separately identifiable from other promises in the contracts and the customer can benefit from these individual goods or services either on their own or together with other resources that are readily available to the customer. For contracts with multiple performance obligations, the Company allocates the contract’s transaction price to each performance obligation based on its relative stand-alone selling price. The stand-alone selling prices are determined based on the prices at which the Company separately sells these products. For items that are not sold separately, the Company estimates the stand-alone selling prices using either an expected cost-plus margin or adjusted market assessment approach depending on the nature of the specific performance obligation.

The following is a summary of revenue by category (in thousands):

	Year Ended December 31,
	2020	2019	2018
Products sales	$131,105	$121,741	$185,092
Non-recurring engineering (“NRE”)	16,007	21,713	14,291
Product maintenance contracts	11,796	9,221	2,153
Professional service contracts	10,814	7,473	6,796
Software licenses	2,757	5,607	2,012
Other	476	276	407
Total revenues	$172,955	$166,031	$210,751

For all of the Company’s product sales, revenue is recognized when control of the product is transferred to the customer (i.e., when the Company’s performance obligation is satisfied), which typically occurs at shipment of the product. For product sales, the Company generally does not grant return privileges, except for defective products during the warranty period. Sales taxes collected from customers are excluded from revenues.

Revenue from non-recurring engineering is recognized at a point in time or over-time depending on if the customer controls the asset being created or enhanced. For new product design or software development services, the customer does not control the asset being created, the customer is not simultaneously receiving or consuming the benefits from the work performed and the work performed has alternative use to the Company. Therefore, revenue related to these projects is recognized at a point in time which is when the specified developed technology has been delivered and accepted by the customer. Revenue recognized at a point in time for these services amounted to $8.1 million, $17.2 million, and $10.7 million for the years ended December 31, 2020, 2019 and 2018, respectively. For services performed on a customer’s owned asset, since the customer controls the asset being enhanced, revenue is recognized over time as services are rendered. Revenue recognized over time for these services using a cost-based input method amounted to $8.0 million, $4.5 million, and $3.6 million for the years ended December 31, 2020, 2019 and 2018, respectively. The Company is allowed to bill for services performed under the contract in the event the contract is terminated.

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revenue from professional service contracts primarily relates to training and other consulting arrangements performed by the Company for its customers. Revenue from professional services contracts provided on a time and materials basis are recognized when the Company has the right to invoice under the practical expedient as amounts correspond directly with the value of the services rendered to date.

Revenue from product maintenance contracts is recognized over time as the Company’s performance obligations are satisfied. This is typically the contractual service period, which is generally one year. Maintenance and support services are a distinct performance obligation that includes the stand-ready obligation to provide telephone support, bug fixes and unspecified software upgrades and updates provided on a when-and-if-available basis and/or extended hardware warranty, which is considered a service type warranty.

Revenue from software licenses is primarily related to the sale of perpetual licenses to customers. The software delivered to the customer has stand-alone functionality and the customer can use the intellectual property as it exists at any time. Therefore, the Company recognizes revenue when the software license is delivered to the customer. There are no further performance obligations once the software license is delivered to the customer.

Payment terms to customers generally range from net 30 to 120 days from invoice, which are considered to be standard payment terms. The Company assesses its ability to collect from its customers based primarily on the creditworthiness and past payment history of the customer. The Company has elected to apply the practical expedient that allows an entity to not adjust the promised amount of consideration in customer contracts for the effect of a significant financing component when the period between the transfer of product and services and payment of the related consideration is less than one year. The estimated cost of any post-sale obligations, including basic product warranties, is accrued at the time revenue is recognized based on a number of factors, which include historical experience and known conditions that may impact future warranty costs.

The Company accounts for shipping and handling activities as a fulfilment cost rather than an additional promised service. Therefore, revenue related to shipping and handling activities is included in product revenues. Shipping and handling costs are accrued and recorded as cost of revenue when the related revenue is recognized. Billings to customers for reimbursement of out-of-pocket expenses, including travel, lodging and meals, are recorded as revenue, and the associated costs incurred by the Company for those items are recorded as cost of revenue. Revenue related to the reimbursement of out-of-pocket costs are accounted for as variable consideration.

Contract Balances

A contract asset is recorded when revenue is recognized in advance of our right to receive consideration (i.e., we must perform additional services in order to receive consideration). Amounts are recorded as receivables when our right to consideration is unconditional. When consideration is received, or we have an unconditional right to consideration in advance of delivery of goods or services, a contract liability is recorded. The transaction price can include non-refundable upfront fees, which are allocated to the identifiable performance obligations.

Contract assets are included within accounts receivables and contract liabilities are included in deferred revenue in our consolidated balance sheets. The opening and closing balances of our contract asset and liability balances from contracts with customers as of December 31, 2020 and 2019 were as follows:

	Contracts Assets	Contracts Liabilities
Balance as of December 31, 2019	$11,823	$10,035
Balance as of December 31, 2020	5,361	7,521
Change	$6,462	$2,514

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revenues for the years ended December 31, 2020 and 2019, include the following:

	Year Ended December 31,
	2020	2019
Amounts included in the beginning of year contract liability balance	$3,576	$2,407

Costs to Obtain or Fulfill a Contract

The Company capitalizes commission expenses paid to internal sales personnel and sales agent commissions that are incremental to obtaining customer contracts, for which the related revenue is recognized over a future period. These costs are incurred on initial sales of product, maintenance and professional services and maintenance and support contract renewals. The Company defers these costs and amortizes them over the period of benefit, which the Company generally considers to be the contract term or length of the longest delivery period as contract capitalization costs in the consolidated balance sheets. Commissions paid relating to contract renewals are deferred and amortized on a straight-line basis over the related renewal period as commissions paid on renewals are commensurate with commissions paid on initial sales transactions. Costs to obtain or fulfil contracts were not significant for the years ended December 31, 2020, 2019 and 2018. Costs to obtain a contract for development and engineering service contracts are expensed as incurred in accordance with the practical expedient as the contractual period of these contracts are generally one year or less.

Warranty liabilities

The Company provides a limited warranty for periods, usually ranging from 12 to 24 months, to all purchasers of its new products. Warranty expense is accrued on the sale of products and is recognized as a cost of revenue. The expense is estimated based on analysis of historic costs and other relevant factors.

Information regarding the changes in the Company’s product warranty liabilities for the years ended December 31, 2020 and 2019 is as follows (in thousands):

	December 31,
	2020	2019
Balance, beginning of period	$981	$1,609
Accruals	826	824
Settlements	(788)	(1,452)
Balance, end of period	$1,019	$981

Foreign currency

The U.S. dollar is the functional currency of all of the Company’s foreign subsidiaries. Foreign currency denominated monetary assets and liabilities of subsidiaries for which the U.S. dollar is the functional currency are remeasured based on exchange rates at the end of the period. Non-monetary assets and liabilities of these operations are remeasured at historical rates in effect when the asset was recognized or the liability was incurred. Revenues and expenses for foreign entities transacted in local currency are remeasured at average exchange rates in effect during each period. The resulting remeasurement gains and losses are recognized within other income (expense), net on the Company’s consolidated statements of operations.

The Company recorded foreign currency losses of $0.2 million and $0.6 million and a foreign currency gain of $0.1 million during the years ended December 31, 2020, 2019 and 2018, respectively, in other income (expense), net.

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Significant concentrations

Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of cash and cash equivalents, restricted cash and accounts receivable. The Company places its cash and cash equivalents in highly rated financial instruments. The Company maintains certain of its cash balances in various U.S. banks, which at times, may exceed federally insured limits. The amount that exceeded the federally insured limits totaled $15.1 million and $0.6 million as of December 31, 2020 and 2019, respectively. The Company has not experienced any losses on such accounts.

In addition, the Company maintains various bank accounts in various foreign countries, which are not insured. The Company has not incurred any losses on these uninsured foreign bank accounts, and management believes it is not exposed to any significant credit risk regarding these accounts. Cash and restricted cash balances were as follows (in thousands):

	December 31,
	2020	2019
Cash in U.S. dollars in U.S. banks	$15,997	$1,161
Cash in foreign banks and foreign currency	2,612	1,843
Petty cash	9	9
Total	$18,618	$3,013

The Company’s accounts receivable are derived from sales of its products, and approximately 75%, 27% and 13% of product sales were to non-U.S. customers for the years ended December 31, 2020, 2019 and 2018, respectively. Two customers accounted for $52.6 million or 73% of the net accounts receivable balance at December 31, 2020, three customers accounted for $31.3 million or 78% of the net accounts receivable balance at December 31, 2019, and three customers accounted for $34.3 million or 82% of the net accounts receivable balance at December 31, 2018. The Company requires payment in advance or payment security in the form of a letter of credit to be in place at the time of shipment, except in cases where credit risk is considered to be acceptable. The Company’s top three customers accounted for 69%, 73% and 91% of revenue in 2020, 2019 and 2018, respectively. For the year ended December 31, 2020, the Company had two customers whose revenue was greater than 10% of the year’s total. For the years ended December 31, 2019 and 2018, the Company had one customer each year whose revenue was greater than 10% of the year’s total.

The Company received 61%, 64% and 75% of goods for resale from five suppliers in 2020, 2019 and 2018, respectively. The Company outsources the manufacturing of its base station products to contract manufacturers and obtains subscriber terminals from vendors in the Asia Pacific region. In the event of a disruption to supply, the Company would be able to transfer the manufacturing of base stations to alternate contract manufacturers and has alternate suppliers for the majority of subscriber terminals.

Preferred stock warrants

The Company accounts for preferred stock warrants at fair value and are classified as liabilities in accordance with ASC 480, Accounting for Redeemable Equity Instruments as the warrants are exercisable into contingently redeemable preferred stock described in Note 14. All preferred stock warrants are recognized at fair value and re-measured at each balance sheet date. At the end of each reporting period, changes in fair value during the period are recognized as a component of other income (expense), net.

The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the warrants and the completion of a liquidity event, at which time all convertible preferred stock warrants will be converted into warrants to purchase common stock and, accordingly, the liability will be reclassified to additional paid-in capital.

The Company had not previously accreted the convertible preferred stock to its redemption value since the shares were not currently redeemable and redemption was not deemed to be probable.

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Share-based compensation

The Company estimates the fair value of share-based awards on the date of grant using the Black-Scholes option pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the consolidated statements of operations over the requisite service periods. Share-based compensation expense recognized in the consolidated statements of operations includes compensation expense for share-based awards granted based on the estimated grant date fair value. Compensation expense for all share-based awards is recognized using the straight-line single-option method. Because share-based compensation expense is based on awards that are ultimately expected to vest, share-based compensation expense has been reduced to account for estimated forfeitures. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. (See Note 15).

Segment reporting

The Company operates as a single segment, the development and supply of broadband wireless products and technologies. This is based on the objectives of the business and how our chief operating decision maker, the President and Chief Executive Officer, monitors operating performance and allocates resources.

Income taxes

The Company accounts for income taxes in accordance with ASC 740, Accounting for Income Taxes, as clarified by ASC 740-10, Accounting for Uncertainty in Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which the Company operates, estimates of future taxable income and available tax planning strategies. If tax regulations, operating results or the ability to implement tax planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances related to deferred tax assets are recorded based on the “more likely than not” criteria of ASC 740.

ASC 740-10 requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authorities. The Company does not have any other material uncertain tax positions.

The Company recognizes accrued interest related to unrecognized tax benefits, if any in interest expense and penalties in operating expenses. As of December 31, 2020 and 2019, the Company did not have any amounts accrued for interest and penalties or recorded for uncertain tax positions.

Other taxes

Taxes on the sale of products and services to U.S. customers are collected by the Company as an agent and recorded as a liability until remitted to the respective taxing authority. For sales in applicable countries outside the U.S., the Company is subject to value added tax (VAT). These taxes have been presented on a net basis in the consolidated financial statements.

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair value measurements

We carry certain assets and liabilities at fair value. Fair value is defined as the price that would be received for an asset or the exit price that would be paid to transfer a liability in an orderly transaction between market participants on the measurement date. The three-tier hierarchy for inputs used in measuring fair value, which prioritizes the inputs based on the observability as of the measurement date, is as follows:

Level 1	Quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2	Observable inputs other than the quoted prices in active markets for identical assets and liabilities; and

Level 3	Unobservable inputs for which there is little or no market data, which require us to develop assumptions of what market participants would use in pricing the asset or liability.

Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the placement of assets and liabilities being measured within the fair value hierarchy. (See Note 12).

Earnings (loss) per share

Earnings (loss) per share is calculated and reported under the “two-class” method. The “two-class” method is an earnings allocation method under which earnings per share is calculated for each class of common stock and participating security considering both dividends declared or accumulated and participation rights in undistributed earnings as if all such earnings had been distributed during the period. The Company has convertible preferred stock which have a right to participate in dividends; these are deemed to be participating securities. During periods of loss, there is no allocation required under the two-class method since the participating securities do not have a contractual obligation to fund the losses of the Company. (See Note 17).

When applicable, basic earnings (loss) per share is calculated by dividing net income, after deducting dividends on convertible preferred stock and participating securities as well as undistributed earnings allocated to participating securities, by the average number of common shares outstanding during the period. Diluted earnings (loss) per share is calculated in a similar manner after consideration of the potential dilutive effect of common stock equivalents on the average number of common shares outstanding during the period. Common stock equivalents include warrants, stock options and restricted stock awards. Common stock equivalents are calculated based upon the treasury stock method using an average market price of common shares during the period. Dilution is not considered when a net loss is reported. Common stock equivalents that have an antidilutive effect are excluded from the computation of diluted earnings per share.

Advertising expense

Advertising is expensed as incurred. Advertising expense is included in sales and marketing in the consolidated statements of operations and amounted to $1.0 million, $1.2 million and $0.4 million for the years ended December 31, 2020, 2019 and 2018, respectively.

Recent accounting pronouncements

In January 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2017-04 (amended by ASU 2019-10), “Intangibles — Goodwill and other (Topic 350): Simplifying the Test for Goodwill Impairment.” which simplifies the test for goodwill impairment by removing the second step of the test. There is a one-step qualitative test and does not amend the optional qualitative assessment of goodwill impairment. The new standard is effective January 1, 2021 and is not expected to have a material impact on the Company’s consolidated financial statements.

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In August 2018, the FASB issued ASU No. 2018-15, “Intangibles — Goodwill and Other — Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract.” which requires implementation costs incurred by customers in cloud computing arrangements to be deferred and recognized over the term of the arrangement, if those costs would be capitalized by the customers in a software licensing arrangement. The new standard is effective January 1, 2021 and is not expected to have a material impact on the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, “Income taxes (Topic 740): Simplifying the Accounting for Income Taxes.” which simplifies the accounting for income taxes by removing certain exceptions to the general principles in Topic 740 and clarifies and amends the existing guidance. The new standard is effective January 1, 2021 and is not expected to have a material impact on the Company’s consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, “Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40)”. The ASU simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. The FASB reduced the number of accounting models for convertible debt and convertible preferred stock instruments and made certain disclosure amendments to improve the information provided to users. The new standard is effective January 1, 2022 (early adoption is permitted, but not earlier than January 1, 2021). The new standard is not expected to have a material impact on the Company’s consolidated financial statements.

In March 2020, the FASB issued ASU No. 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting” which provides optional expedient and exceptions for applying generally accepted accounting principles to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. In response to the concerns about structural risks of interbank offered rates (“IBORs”) and, particularly, the risk of cessation of the LIBOR, regulators in several jurisdictions around the world have undertaken reference rate reform initiatives to identify alternative reference rates that are more observable or transaction based and less susceptible to manipulation. This accounting standards update provides companies with optional guidance to ease the potential accounting burden associated with transitioning away from reference rates that are expected to be discontinued. This new guidance may be adopted by the Company no later than December 1, 2022, with early adoption permitted. The potential adoption of this guidance is not expected to have a material impact on the consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13 (amended by ASU 2019-10), “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, regarding the measurement of credit losses for certain financial instruments.” which replaces the incurred loss model with a current expected credit loss (“CECL”) model. The CECL model is based on historical experience, adjusted for current conditions and reasonable and supportable forecasts. The Company is required to adopt the new guidance on January 1, 2023. The Company is currently evaluating the impact this guidance will have on the consolidated financial statements.

Reclassifications

Certain reclassifications have been made to prior-year amounts to conform with current-year presentation. These reclassifications had no effect on the Company’s net loss or cash flows from operations.

3.	INVENTORY

Inventory consists of the following (in thousands):

	December 31,
	2020	2019
Purchased parts and materials	$4,476	$4,848
Work in progress	442	515
Finished goods and consumables	7,101	11,779
	$12,019	$17,142

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

4.	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consists of the following (in thousands):

	December 31,
	2020	2019
Plant, machinery and equipment	$30,159	$28,474
Furnitures and fixtures	705	702
Leasehold improvements	2,469	3,124
	33,333	32,300
Accumulated depreciation	(28,500)	(26,783)
	$4,833	$5,517

Depreciation expense totaled approximately $2.9 million, $3.1 million and $2.9 million for the years ended December 31, 2020, 2019 and 2018, respectively.

5.	GOODWILL AND INTANGIBLE ASSETS, NET

The Company has goodwill of $13.6 million resulting from its acquisition of Mimosa in November 2018.

Intangible assets, net consists of the following (in thousands):

	Weighted	December 31, 2020
	Average Useful Life (in years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Internally developed technology	10	$7,810	$(1,627)	$6,183
Customer relationships	6	2,130	(739)	1,391
Trademarks	2	720	(720)	—
Non-compete	3	180	(125)	55
Total acquired intangible assets		$10,840	$(3,211)	$7,629

	Weighted	December 31, 2020
	Average Useful Life (in years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Internally developed technology	10	$7,810	$(846)	$6,964
Customer relationships	6	2,130	(177)	1,953
Trademarks	2	720	(390)	330
Non-compete	3	180	(65)	115
Total acquired intangible assets		$10,840	$(1,478)	$9,362

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

5.	GOODWILL AND INTANGIBLE ASSETS, NET (cont.)

The Company’s intangible assets include internally developed technology, customer relationships, trademarks and non-compete agreements.

●	The internally developed software fair value was calculated by multiplying the core technology license revenue by an estimated fair royalty rate less income taxes and taking the present value of the annual cash flows of the estimated 10-year economic lives of the assets.

●	The customer relationships fair value acquired at the time of the business combination was calculated by multiplying the expected existing customer revenue, after attrition less expenses, and taking the present value of the excess earnings.

●	The trademarks fair value was calculated by multiplying the trademark revenue by an estimated fair royalty rate less income taxes and taking the present value of the annual cash flows of the estimated two year lives of the tax benefit.

●	The non-compete fair value was calculated by the difference between the forecasted revenue with and without the non-compete agreements and taking the present value of the annual cash flows of the estimated three year lives of the benefit of the non-compete agreements.

Amortization expense related to the Company’s intangible assets amounted to $1.7 million, $1.4 million and $0.1 million for the years ended December 31, 2020, 2019 and 2018, respectively.

Estimated amortization expense for the next five years and thereafter related to the Company’s intangible assets is as follows (in thousands):

2021	$1,191
2022	1,136
2023	1,136
2024	1,107
2025	781
Thereafter	2,278
Total	$7,629

6.	OTHER ACCRUED EXPENSES

Other accrued expenses consist of the following (in thousands):

	December 31,
	2020	2019
Accrued payroll and related benefits and taxes	$6,812	$6,192
Accrued royalties	3,401	1,557
Agent and sales commissions	2,501	1,078
Right-of-use lease liability, current portion	2,671	3,397
Tax liabilities	1,967	696
Product warranty liabilities	1,019	981
Accrued 5G small cell costs	—	1,367
Manufacturing accruals	1,243	98
Other	2,924	2,068
Other accrued expenses	$22,538	$17,434

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

7.	LINE OF CREDIT

The Company, Airspan Communications Limited, Airspan Networks (SG) Inc., Airspan Networks Ltd, Mimosa Networks, Inc. and Mimosa Networks International LLC were parties to a Second Amended and Restated Loan and Security Agreement with PWB and Ally. To secure its obligations under the PWB Facility, the Company and certain subsidiaries had granted PWB, as agent, a security interest in all of the Company’s and such subsidiaries’ assets, subject to certain exclusions.

There were several modifications and amendments to the PWB Facility during 2020 and 2019, including adding Airspan Networks Ltd and Mimosa Networks, Inc. as additional borrowers, and extending the maturity date to December 31, 2020. On November 20, 2018, in conjunction with the acquisition of Mimosa, the maximum limit was raised to $45.0 million and the PWB Facility was expanded to include a $15.0 million term loan. These amendments provided necessary waivers and modified the financial and funding covenants, as well as extension of its maturity dates. As of December 31, 2019, the maturity date of the PWB Facility was May 31, 2020, and during 2020, the maturity date was extended on various occasions to December 31, 2020.

To secure its obligations under the PWB Facility, the Company had granted PWB a security interest in all of the Company’s assets provided that the collateral did not include outstanding capital stock of any foreign subsidiary in excess of 65% of the voting power that each foreign subsidiary is entitled to vote. The Company established a lockbox account for the collection of its receivables at PWB which required the Company to classify the PWB Facility as a current liability. As of December 31, 2019, the Company was not in compliance with all debt covenant requirements.

At December 31, 2019, $32.8 million of indebtedness was outstanding under the PWB Facility. At December 31, 2019, the interest rate charged was 6.5% on the revolving part of the PWB Facility, which was the prime rate plus 1.0% and not less than 6%. As of December 31, 2019, there was no availability for use by the Company under PWB Facility. Interest during 2019 accrued at the PWB Prime Rate plus 2.75%, provided PWB Prime Rate is no lower than 7.75%, and was paid monthly. Repayments under the term loan began on December 1, 2019 at $417 thousand per month. In January 2020, the revolving part of the PWB Facility interest rate was modified to prime rate plus 1.0% and not less than 6%. In May 2020, the revolving part of the PWB Facility interest rate was modified to prime rate plus 2.0% and not less than 7%.

On December 30, 2020, PWB and Ally assigned their interests in the PWB Facility to new lenders pursuant to the Assignment Agreement and PWB entered into the Agent Resignation Agreement pursuant to which PWB resigned in its capacity as agent under all of the transaction documents and Fortress became the successor agent (as defined in the Agent Resignation Agreement), replacing PWB in such capacity under the PWB Facility. Also on December 30, 2020, Fortress, the lenders party thereto, the Company, Airspan IP Holdco LLC, Airspan Networks (SG) Inc., Mimosa Networks, Inc., Mimosa Networks International, LLC, Airspan Communications Limited, Airspan Networks LTD, and Airspan Japan K.K. entered into the Reaffirmation and Omnibus Amendment, pursuant to which the parties agreed to amend and restate the terms of the PWB Credit Facility to read as set forth in the Fortress Credit Agreement. The existing obligations under the PWB Facility were converted to and reconstituted as term loans under the Fortress Credit Agreement and the obligations thereunder increased. The borrower subsidiaries under the PWB Facility, together with certain other borrower subsidiaries, became guarantors and security parties under the Fortress Credit Agreement. See Note 10 for information regarding the Fortress Credit Agreement.

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

8.	SUBORDINATED CONVERTIBLE DEBT AND SUBORDINATED DEBT

On August 6, 2015, the Company issued Golden Wayford Limited a $10.0 million subordinated Convertible Note Promissory Note (the “Golden Wayford Note”) pursuant to the subordinated Convertible Purchase Agreement dated such date. The Golden Wayford Note was amended and restated on November 28, 2017, to reduce the interest rate thereon and to reflect the application of the payment of $1.0 million of principal on such note. The Golden Wayford Note had an original maturity date of February 16, 2016, which through subsequent amendments was extended to June 30, 2020. The conversion rights related to this agreement expired on its maturity date, June 30, 2020, and there the loan was reclassified from Subordinated Convertible Debt to Subordinated Debt. The Golden Wayford Note was subordinate to the PWB Facility and, after giving effect to the Assignment Agreement, the Resignation Agreement and the Reaffirmation and Omnibus Amendment, is now subordinate to the obligations under the Fortress Credit Agreement. A limited waiver under the Fortress Credit Agreement waives each actual and prospective default and event of default existing under the Fortress Credit Agreement directly as a result of the non-payment of the Golden Wayford Note.

The principal and accrued interest under the Golden Wayford Note would have been automatically converted into common shares at the time of the next equity financing and consummated prior to, on or after the maturity date (June 30, 2020). Such conversion right expired in accordance with its term. Interest accrues at 5.0% per annum and is payable quarterly, however, because such payment is prohibited by the terms of the subordination, interest is (in accordance with the terms of the related promissory note) paid in kind.

During 2019, the Company entered into four loans with an aggregate principal of $23.0 million in the form of Subordinated Convertible Note Purchase Agreements with Oak Investment Partners “(Oak)” that were due to mature on December 31, 2020. Interest accrued on each of these notes at the rate of 6% per annum. Each note was subordinate to the PWB line of credit. The principal and accrued interest would automatically be converted into common shares at the time of the next equity financing. The number of common shares to be issued upon such conversion shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest on the note, as of the date of conversion, by the price paid per share for common shares by the investors in the next equity financing. At December 31, 2019, the Company had $23.5 million of subordinated convertible debt related to this agreement.

On February 3, 2020, the Company approved the issuance and sale of 383,266 shares of the Company’s Series G Senior Convertible Preferred Stock, par value $0.0001 per share to Oak pursuant to an Exchange Agreement, dated as of February 3, 2020 between the Company and Oak, in exchange for the $23.5 million aggregate principal amount of the Company’s Subordinated Convertible Promissory Notes held by Oak, plus accrued but unpaid interest thereon.

The Company had subordinated debt of $9.0 million, plus accrued interest as of December 31, 2020 and subordinated convertible debt of $33.1 million as of December 31, 2019.

9.	SUBORDINATED TERM LOAN

On February 9, 2016, the Company entered into a $15.0 million subordinated Term Loan Agreement with a related party (the “Subordinated Loan Agreement”) that was due to mature on February 9, 2018. On July 12, 2016, the Company entered into an additional $15.0 million Amendment No. 1 to Subordinated Term Loan Agreement that was due to mature on February 9, 2018. On July 3, 2017, the Company entered into Amendment No. 2 to the Subordinated Term Loan Agreement that extended the maturity date to June 30, 2019. On May 23, 2019, the Company entered into Amendment No. 3 to the Subordinated Term Loan Agreement that extended the maturity date to December 31, 2020. On March 30, 2020, the Company entered into Amendment No. 4 to the Subordinated Term Loan Agreement that extended the maturity date to December 31, 2021. On December 30, 2020, the Company entered into Amendment No. 5 to the Subordinated Term Loan Agreement that extended the maturity date of the later of (a) December 30, 2024 and (b) 365 days after the maturity date of the Fortress Agreement (as in effect on December 30, 2020). The Subordinated Term Loan Agreement was subordinate to the PWB Facility and on December 30, 2020, the interests of PWB and Ally in the PWB Facility were assigned to new lenders pursuant to an Assignment Agreement (the “Assignment Agreement”) and PWB entered into a Resignation and Assignment Agreement (the “Agent Resignation Agreement”) pursuant to which PWB resigned in its capacity as agent under all of the transaction documents and Fortress became the successor agent (as defined in the Agent Resignation Agreement), replacing PWB in such capacity under the PWB Facility. The Subordinated Loan Agreement remained subordinate to the PWB Facility after the assignment to the new lenders.

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

9.	SUBORDINATED TERM LOAN (cont.)

Prior to May 23, 2019, interest accrued at 2.475% per annum and was payable quarterly. In accordance with the amendments below, the interest rate changed as follows:

(a)	Amendment Number 3, on May 23, 2019, the interest rate changed to 9.0% per annum to be accrued;

(b)	Amendment Number 4, on March 30, 2020, the interest rate changed to 9.0% per annum through December 31, 2020 and from and after January 1, 2021, at a rate of 12.0% per annum to be accrued; and

(c)	Amendment Number 5, on December 30, 2020, the interest rate from January 1, 2021 and thereafter changed to 9.0% per annum to be accrued, subject to reversion to 12.0% if a condition subsequent is not satisfied. The subsequent condition was satisfied.

The principal and accrued interest may be repaid early.

10.	SENIOR TERM LOAN

On December 30, 2020, the Company, together with Airspan IP Holdco LLC, Airspan Networks (SG) Inc., Mimosa Networks, Inc., Mimosa Networks International, LLC, Airspan Communications Limited, Airspan Networks LTD, and Airspan Japan K.K. as guarantors, (collectively the “Loan Parties”), together with the other parties thereto, entered into the Assignment Agreement, the Resignation and Assignment Agreement, and the Reaffirmation and Omnibus Amendment, the result of which was the amendment and restatement of the terms of the PWB Facility under the Fortress Credit Agreement with the new lenders as the lenders thereunder. Fortress in its capacity became the administrative agent, collateral agent and trustee for the lenders and other secured parties.

The Fortress Credit Agreement initial term loan (“Tranche 1”) total commitment of $34.0 million and a term loan (“PIK” or “Paid in Kind”) commitment of $10.0 million (“Tranche 2”) were both funded to the Company on December 30, 2020. Pursuant to the Fortress Credit Agreement, the Company may expand the term loan commitment by $20.0 million subject to the terms and conditions of the agreement. The maturity date of the total loan commitment is December 30, 2024. The Fortress Credit Agreement contains a prepayment premium of 5.0% if the prepayment occurs during the period from December 30, 2021 through December 29, 2022, and 3.0% if the prepayment occurs during the period from December 30, 2022 through December 29, 2023. The Fortress Credit Agreement also contains a prohibition on prepayment during the period from December 30, 2020 through December 29, 2021 and a related fee in the amount of the make-whole amount of interest that would have been payable had such prepayment not been made.

To secure its obligations under the Fortress Credit Agreement, Fortress was assigned PWB’s security interest under the PWB Facility and the Company granted Fortress as security for the obligations a security interest in (a) all of the real, personal and mixed property in which liens are granted or purported to be granted pursuant to any of the collateral documents as security for the obligations (b) all products, proceeds, rents and profits of such property, (c) all of each loan party’s book and records (d) all of the foregoing whether now owned or existing, in each case excluding certain excluded assets.

The Fortress Agreement contains representations and warranties, events of default and affirmative and negative covenants, which include, among other things, certain restrictions on the ability to pay dividends, create liens, incur additional indebtedness, make investments, dispose of assets, consummate business combinations (except for permitted investment, as defined in the Fortress Credit Agreement), and make distributions. In addition, financial covenants apply, including, (a) minimum liquidity of $4.0 million as of December 31, 2020 and $5.0 million thereafter, (b) minimum last twelve-month revenue and (c) minimum last twelve-month Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”). Revenue and EBITDA financial covenants which are tested quarterly. As of December 31, 2020, the Company was in compliance with all applicable covenants.

In connection with the Fortress Credit Agreement, the Company granted Fortress entities party to the Fortress Credit Agreement a warrant to purchase 55,284 shares of the Company’s Series H Senior Convertible Preferred Stock at a purchase price of $61.50. See Note 14 for additional information about the Series H Senior Convertible Preferred Stock. These warrants were recorded at fair value and recorded as a discount to the debt and will be amortized over the term of the debt instrument.

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

10.	SENIOR TERM LOAN (cont.)

The interest rate for Tranche 1 is based on the level of the Company’s Net EBITDA Leverage Ratio. The initial applicable rate for Tranche 1 is set at Level V (see table below). After the initial applicable rate period, the relevant rate is as follows for Tranche 1:

Level	Net EBITDA Leverage Ratio	Base Rate Loan	LIBOR Loan
Level I	Less than or equal to 2.00:1.00	The applicable rate is the Base Rate plus 6.00% per annum, of which the Margin Cash Component is 5.50% and the Margin PIK Component is 0.50%	The applicable rate is LIBOR plus 7.00% per annum, of which the Margin Cash Component is 5.50% and the Margin PIK Component is 1.50%

Level II	Less than or equal to 3.00:1.00 but greater than 2.00:1.00	The applicable rate is the Base Rate plus 7.00% per annum, of which the Margin Cash Component is 5.50% and the Margin PIK Component is 1.50%	The applicable rate is LIBOR plus 8.00% per annum, of which the Margin Cash Component is 5.50% and the Margin PIK Component is 2.50%

Level III	Less than or equal to 4.00:1.00 but greater than 3.00:1.00	The applicable rate is the Base Rate plus 8.00% per annum, of which the Margin Cash Component is 5.50% and the Margin PIK Component is 2.50%	The applicable rate is LIBOR plus 9.00% per annum, of which the Margin Cash Component is 5.50% and the Margin PIK Component is 3.50%

Level IV	Less than or equal to 5.00:1.00 but greater than 4.00:1.00	The applicable rate is the Base Rate plus 9.00% per annum, of which the Margin Cash Component is 5.50% and the Margin PIK Component is 3.50%	The applicable rate is LIBOR plus 10.00% per annum, of which the Margin Cash Component is 5.50% and the Margin PIK Component is 4.50%

Level V	Greater than 5.00:1.00	The applicable rate is the Base Rate plus 10.00% per annum, of which the Margin Cash Component is 5.50% and the Margin PIK Component is 4.50%	The applicable rate is LIBOR plus 11.00% per annum, of which the Margin Cash Component is 5.50% and the Margin PIK Component is 5.50%

Interest with respect to Tranche 1 is payable monthly in accordance with the Cash Component/PIK Component split described in the foregoing table.

With respect to Tranche 2, the relevant applicable rate is five percent (5.00%) and is payable monthly as interest paid in kind.

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

11.	LONG-TERM DEBT

Long-term debt consists of:

	December 31,
	2020	2019
PPP Loan	$2,087	$—
Finnish Funding Agency for Technology and Innovation (“Tekes”)	458	410
	2,545	410
Less current portion – product development loan	(298)	(272)
Less accrued interest on product development loan – current	(160)	(138)
Total long-term debt	$2,087	$—

On April 27, 2020, under the Paycheck Protection Program (“PPP”) established by the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act, administered by the Small Business Administration (“SBA”), the Company entered into a promissory note of approximately $2.1 million with First Home Bank (“PPP Loan”). The promissory note bears interest at a rate of 1% and is payable in monthly installments of principal and interest over 18 months beginning seven months from the date of this promissory note and continuing on the 5th day of each month thereafter. A final payment of the entire unpaid balance of principal and interest will be due on April 27, 2022, the maturity date. On March 8, 2021, the Company applied for the promissory note to be forgiven by the SBA in whole or in part. Any remaining balance following forgiveness by the SBA will be fully amortized over the remaining term of the promissory note. The purpose of this promissory note is to retain workers, maintain payroll and for the use of other eligible expenditures pursuant to the terms of the CARES Act.

At both December 31, 2020 and 2019, there were two capital loans amounting to $0.3 million with Tekes, the main public funding organization for research and development in Finland.

The table below sets forth the contractual maturities of the Company’s debt for each of the five years subsequent to December 31, 2020 and thereafter (in thousands):

	Senior	Subordinated	Subordinated	Long-Term
	Term Loan	Debt	Term Loan	Debt	Total
2021	$—	$10,065	$—	$298	$10,363
2022	—	—	—	2,087	2,087
2023	—	—	—	—	—
2024	44,025	—	—	—	44,025
2025	—	—	34,756	—	34,756
Thereafter	—	—	—	—	—
Total	$44,025	$10,065	$34,756	$2,385	$91,231
Unamortized debt issuance costs	(5,794)	—	—	—	(5,794)
Unamortized purchase discount	(1,397)	—	—	—	(1,397)
Total Debt	$36,834	$10,065	$34,756	$2,385	$84,040

The contractual payments set forth in the table above may differ from actual payments due to the timing of principal payments required upon the planned Special Purpose Acquisition Corporation (“SPAC”) transaction in the third quarter of 2021 (see Note 22).

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

12.	FAIR VALUE MEASUREMENTS

The Company’s assets and liabilities recorded at fair value are categorized based upon a fair value hierarchy that ranks the quality and reliability of the information used to determine fair value.

The Company has certain non-financial assets that are measured at fair value on a non-recurring basis when there is an indicator of impairment, and they are recorded at fair value only when impairment is recognized. These assets include property, plant and equipment, goodwill and intangible assets, net. The Company did not record impairment to any non-financial assets in the year ended December 31, 2020 and 2019. The Company does not have any non-financial liabilities measured and recorded at fair value on a non-recurring basis.

Financial Disclosures about Fair Value of Financial Instruments

The tables below set forth information related to the Company’s consolidated financial instruments (in thousands):

	Level in	December 31, 2020		December 31, 2019
	Fair Value	Carrying	Fair	Carrying	Fair
	Hierarchy	Amount	Value	Amount	Value
Assets:
Cash and cash equivalents	1	$18,196	$18,196	$2,877	$2,877
Restricted cash	1	422	422	136	136
Cash and investment in severance benefit accounts	1	3,567	3,567	3,296	3,296

Liabilities:
Line of credit	2	—	—	32,822	32,822
Subordinated term loan	2	34,756	24,327	31,762	31,917
Subordinated convertible debt	2	—	—	33,057	32,901
Subordinated debt	2	10,065	6,624	—	—
Senior term loan (a)	2	36,834	37,948	—	—
Long-term debt	2	2,087	2,087	—	—
Warrants (b)	3	7,632	7,632	787	787

(a)	As of December 31, 2020, the carrying amount of the senior term loan is net of $5.8 million in fees amortized over the loan period, and net of $1.4 million in connection with 55,284 warrants issued to lenders under the Fortress Credit Agreement (see Note 10). The warrants issued in connection with the Fortress Agreement were recorded at fair value as a discount to the debt and is being amortized to interest expense over the contractual term of the debt.

(b)	As of December 31, 2020 and 2019, warrants are included in other long-term liabilities in the Company’s consolidated balance sheets.

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

12.	FAIR VALUE MEASUREMENTS (cont.)

The fair value of the Company’s cash and cash equivalents and restricted cash approximate the carrying value because of their short-term nature of these accounts.

As of December 31, 2020, the fair value of the subordinated term loan, subordinated debt and senior term loan considered the senior status of the senior term loan (Fortress Credit Agreement), followed by the junior status of the subordinated term loan and subordinated debt. The senior term loan face value was adjusted for $4.7 million of original issue discounts and $1.4 million of fair value of Series H warrants issued to lenders pursuant to the Fortress Credit Agreement, resulting in the fair value of the senior term loan totaling $37.9 million, with a 12.80% implied yield. The fair values of the subordinated term loan and subordinated debt were $24.3 million (70.0% of face value) and $6.6 million (65.8% of face value), respectively. The implied yields of the subordinated term loan and subordinated debt were 17.05% and 16.57%, respectively.

As of December 31, 2019, the fair value of the subordinated term loan, subordinated convertible debt and line of credit considered the senior status of the line of credit with PWB, followed by the junior status of the subordinated term loan and subordinated convertible debt. Given the implied yield and expected recovery rate of the line of credit with PWB, the annual default probability was calibrated at 10.39%. The fair values of the subordinated term loan and subordinated convertible debt were $31.9 million (100.5% of face value) and $32.9 million (99.5% of face value), respectively. The implied yields of the subordinated term loan and subordinated convertible debt were 8.44% and 8.43%, respectively. Included in subordinated convertible debt was the carrying amount of $23.0 million which approximated its fair value. The subordinated convertible debt was exchanged for shares of the Company’s Series G Senior Convertible Preferred Stock on February 3, 2020.

The estimated fair value of long-term debt approximated its carrying amount because based on the arrangement of the financing of the debt and pursuant to the terms of the CARES ACT, the Company applied for this debt to be forgiven by the SBA in whole or in part.

The estimated Company warrant liability was recorded at fair value. (See Note 14).

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

13.	COMMITMENTS AND CONTINGENCIES

The Company had commitments with its main subcontract manufacturers under various purchase orders and forecast arrangements of $55.6 million at December 31, 2020, all of which have expected delivery dates of during the year ended December 31, 2021.

The Company’s operating leases consist of various office facilities. The Company uses a portfolio approach to account for such leases due to the similarities in characteristics and apply an incremental borrowing rate equal to the average interest rate of the Company’s existing debt facilities. The Company’s office leases with an initial term of 12 months or less are not recorded on the consolidated balance sheet. The Company accounts for lease components (e.g. fixed payments including rent, real estate taxes and common area maintenance costs) as a single lease component. Some of our leases include one or more options to renew the lease term at our sole discretion. The Company has included in the calculation of the Company’s lease liability or right-of-use lease assets options to renew that are reasonably certain of exercise.

The presentation of right-of-use assets and lease liabilities in the Company’s consolidated balance sheets is as follows (in thousands):

		December 31,
Leases	Classification	2020	2019
Assets
Operating lease assets	Right-of-use lease asset, net (1)	$7,882	$10,032
Total leased assets		$7,882	$10,032

Liabilities
Current
Operating	Other accrued expenses	$2,671	$3,397
Noncurrent
Operating	Other long-term liabilities	5,424	6,900
Total lease liabilities		$8,095	$10,297

(1)	Operating right of-use lease assets are recorded net of accumulated amortization of $2,842 and $2,775 as of December 31, 2020 and 2019, respectively.

The Company has classified the lease components as follows (in thousands):

		Year Ended December 31,
Lease Cost	Classification	2020	2019
Operating lease cost	General and administrative	$3,412	$3,047
Amortization of right of use assets	General and administrative	2,842	2,775
Interest on lease liabilities	General and administrative	555	722
Total lease cost		$6,809	$6,544

Short-term lease costs amounted to $0.2 million for both years ended December 31, 2020 and 2019, and is included in general and administrative expenses in the consolidated statements of operations.

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

13.	COMMITMENTS AND CONTINGENCIES (cont.)

Future minimum lease payments for assets under non-cancelable operating lease agreements with original terms of more than one year as of December 31, 2020 are as follows (in thousands):

2021	$2,695
2022	2,194
2023	1,920
2024	1,935
2025	342
Thereafter	—
Total lease payments	9,086
Less: Interest	(991)
Present value of lease liabilities	$8,095

The weighted average remaining lease term at December 31, 2020 is as follows:

Weighted Average Remaining Lease Term (Years)	December 31, 2020
Operating leases	3.61 years

Average Discount Rate
Operating leases	6.53%

The Company had bank guarantees with its landlords and customers totaling $0.6 million and $0.3 million at December 31, 2020 and 2019, respectively. The guarantees secure payment or performance obligations of the Company under contracts. At December 31, 2020, the Company had pledged cash to the banks as collateral for guarantees aggregating $0.6 million, of which $0.4 million is recorded as restricted cash in current assets and $0.2 million is recorded as other non-current assets.

In addition to the guarantees mentioned above, the Company has issued a guarantee to Tekes, the main public funding organization for research and development in Finland, for the repayment of loans taken out by its fully consolidated subsidiary, Airspan Finland Oy. These uncollateralized loans totaled $0.5 million at December 31, 2020, which includes $0.2 million of accrued interest.

Certain officers of the Company have change in control payments that they would be entitled to receive in the event of a change in control.

Contingencies and Legal Proceedings

From time to time, the Company receives and reviews correspondence from third parties with respect to licensing their patents and other intellectual property in connection with the sale of the Company’s products. Disputes may arise with such third parties if an agreement cannot be reached regarding the licensing of such patents or intellectual property.

On October 14, 2019, Barkan Wireless IP Holdings, L.P. (“Barkan”) filed a complaint for patent infringement in the United States District Court for the Eastern District of Texas against Sprint Corporation and other entities alleging infringement of U.S. Patent Nos. 8,559,312, and 9,392,638 based in part on two of the Company’s products, Airave 4 and Magic Box Gold. See Barkan Wireless IP Holdings, L.P. v. Sprint Corporation et al, Case No. 2:19-cv-00336-JRG (E.D. Tex.). On December 5, 2019, Barkan filed an amended complaint further alleging infringement of U.S. Patent No. 8,014,284 based in part on the Company’s Airave 4 and Magic Box Gold products. The Company is not a named defendant in this case. On March 8, 2021, Barkan and Sprint notified the Court that they had reached a settlement in principle. On that date, Sprint demanded that the Company indemnify Sprint $3,870,000 for a portion of the amounts Sprint paid to defend and settle the case.  On March 26, 2021, the Court granted an agreed motion to dismiss and the case was closed.  The Company is currently evaluating Sprint’s indemnity demand and the extent of the Company’s indemnity obligation, if any.

Except as set forth above, the Company is not currently subject to any other material legal proceedings. The Company may from time to time become a party to various other legal proceedings arising in the ordinary course of its business. While the results of such claims and litigation cannot be predicted with certainty, the Company currently believes that it is not a party to any litigation the final outcome of which is likely to have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

14.	COMMON STOCK AND CONVERTIBLE PREFERRED STOCK

Convertible preferred stock consists of the following shares at $0.0001 par value:

Series	Shares Authorized 12/31/2020	Shares issued and outstanding 12/31/2020	Shares issued and outstanding 12/31/2019
Convertible Preferred Stock
Series B	72,123	—	72,123
Series B-1	72,123	72,123	—
Series C	416,667	—	416,667
Series C-1	416,667	416,667	—
Series D	2,142,050	1,080,993	1,450,993
Series D-1	487,805	325,203	325,203
Series D-2	2,142,050	370,000	—

Senior Convertible Preferred Stock
Series E	1,008,742	615,231	615,231
Series E-1	659,310	393,511	393,511
Series F	398,401	352,076	352,076
Series F-1	46,325	46,325	46,325
Series G	740,987	740,987	—
Series G-1	202,100	—	—
Series H	487,806	168,288	—
	9,293,156	4,581,404	3,672,129

Issuances of Convertible Preferred Stock as of December 31, 2020:

Description	Shares Issued	Issuance Price per share	Conversion Rate (1)		Voting Rate (2)	Liquidation Preference (in thousands)
Convertible Preferred Stock
Series B-1	72,123	$807.00	1.0		—	$58,203
Series C-1	416,667	$24.00	1.0		—	$10,000
Series D	1,080,993	$61.50	1.0		1.00	$66,481
Series D-1	325,203	$61.50	1.0		—	$20,000
Series D-2	370,000	$61.50	1.0		—	$22,755

Senior Convertible Preferred Stock
Series E	615,231	$91.00	1.04		1.04	$55,989
Series E-1	393,511	$91.00	1.04		—	$35,811
Series F	352,076	$107.93	1.755		1.755	$38,000
Series F-1	46,325	$107.93	1.755		—	$5,000
Series G	740,987	$61.50	1.0	*	1.00	$113,927
Series H	168,288	$61.50	1.0		1.00	$10,350

*	The Series G and G-1 Convertible Preferred Stock have special conversion rights in connection with an IPO or a SPAC merger whereby the Series G Convertible Preferred Stock shall receive shares to at least 2.5 times the amount paid for each preferred share.

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

14.	COMMON STOCK AND CONVERTIBLE PREFERRED STOCK (cont.)

(1) Conversion Rate

The conversion rate (“Conversion Rate”) represents the number of shares of common stock or Class C common stock, as applicable, to be received in exchange for each share of convertible preferred stock. The Conversion Rate will be adjusted upon the occurrence of any of the following events: (i) the Company’s payment of common stock dividends or distributions, (ii) common stock or Class C common stock splits, subdivisions or combinations; (iii) reclassification, reorganization, change or conversion of the common stock or Class C common stock; and (iv) the merger or consolidation of the Company with or into another entity. The Conversion Rate is subject to further anti-dilution adjustments pursuant to a broad-based weighted average formula for certain issuances of equity securities by the Company below the conversion price to common stock or Class C common stock, as applicable, of each preferred share. In connection with the issuance of the Series G Senior Preferred Stock in February 2020, the conversion price of the Series E Senior Preferred Stock and Series E-1 Senior Preferred Stock (volume weighted average price adjustment) and Series F Senior Preferred Stock and Series F-1 Senior Preferred Stock (full ratchet adjustment) were adjusted down to $87.8463 and $61.50, respectively. In connection with the issuance of the Series H Preferred Stock and Series H Warrants in December 2020, the conversion price of the Series E Senior Preferred Stock and Series E-1 Senior Preferred Stock was adjusted down (volume weighted average price adjustment) to $87.

(2) Voting Rate

The voting rate will adjust upon (i) the Company’s payment of common stock dividends and distributions, (ii) common stock or Class C common stock splits, subdivisions or combinations, (iii) reclassification, reorganization, change or conversion of the common stock or Class C common stock, and (iv) the merger or consolidation of the Company with or into another entity. The voting rate will not adjust due to the issuance of equity securities by the Company below the Conversion Price to common stock or Class C common stock, as applicable, of each preferred share.

Series B and Series B-1 Convertible Preferred Stock

The Series B Convertible Preferred Stock ranks pari passu with the Series B-1 Convertible Preferred Stock and ranks below the Series H Senior Convertible Preferred Stock, Series G Senior Convertible Preferred Stock and Series G-1 Senior Convertible Preferred Stock, Series F Senior Convertible Preferred Stock and Series F-1 Senior Convertible Preferred Stock, Series E Senior Convertible Preferred Stock and Series E-1 Senior Convertible Preferred Stock, ranks equally with the Series C, Series C-1, Series D, Series D-1 and Series D-2 Convertible Preferred Stock and senior and prior to the common stock, Class B common stock and Class C common stock with respect to payments of any dividends, the conversion rights and any payment upon a liquidation of the Company, or certain mergers, asset sales or change of control transactions involving the Company. Series B-1 Convertible Preferred Stock has all of the same terms as Series B Convertible Preferred Stock except that the Series B-1 Convertible Preferred Stock is non-voting and converts into Class C common stock.

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

14.	COMMON STOCK AND CONVERTIBLE PREFERRED STOCK (cont.)

Upon any liquidation of the Company, or certain mergers, asset sales or change of control transactions involving the Company, subject to the Common Stock Distribution (as defined below), holders of Series B Convertible Preferred Stock and the Series B-1 Convertible Preferred Stock will be entitled to receive, prior and in preference to any distribution to holders of common stock, Class B common stock and Class C common stock, $807.00 (as appropriately adjusted for any combinations, divisions, or similar recapitalizations) per share of Series B Convertible Preferred Stock and Series B-1 Convertible Preferred Stock, plus all accumulated or accrued and unpaid dividends thereon.

The holders of the Series B Convertible Preferred Stock and the Series B-1 Convertible Preferred Stock are entitled to participate in cash dividends declared with respect to the common stock as if the Series B Convertible Preferred Stock and the Series B-1 Convertible Preferred Stock was converted into common stock or Class C common stock, as applicable.

Series C and Series C-1 Convertible Preferred Stock

The Series C Convertible Preferred Stock ranks pari passu with the Series C-1 Convertible Preferred Stock and ranks below the Series H Senior Convertible Preferred Stock, Series G Senior Convertible Preferred Stock and Series G-1 Senior Convertible Preferred Stock, Series F Senior Convertible Preferred Stock and Series F-1 Senior Convertible Preferred Stock, Series E Senior Convertible Preferred Stock and Series E-1 Senior Convertible Preferred Stock, ranks equally with the Series B, Series B-1, Series D, Series D-1 and Series D-2 Convertible Preferred Stock and senior and prior to the common stock, Class B common stock and Class C common stock with respect to payments of any dividends, the conversion rights and any payment upon a liquidation of the Company, or certain mergers, asset sales or change of control transactions involving the Company. Series C-1 Convertible Preferred Stock has all of the same terms as Series C Convertible Preferred Stock except that the Series C-1 Convertible Preferred Stock is non-voting and converts into Class C common stock.

Upon any liquidation of the Company, or certain mergers, asset sales or change of control transactions involving the Company, subject to the Common Stock Distribution (as defined below), holders of Series C Convertible Preferred Stock and the Series C-1 Convertible Preferred Stock will be entitled to receive, prior and in preference to any distribution to holders of common stock, Class B common stock and Class C common stock, $24.00 (as appropriately adjusted for any combinations, divisions, or similar recapitalizations) per share of Series C Convertible Preferred Stock and Series C-1 Convertible Preferred Stock, plus all accumulated or accrued and unpaid dividends thereon.

The holders of the Series C Convertible Preferred Stock and the Series C-1 Convertible Preferred Stock are entitled to participate in cash dividends declared with respect to the common stock as if the Series C Convertible Preferred Stock and the Series C-1 Convertible Preferred Stock was converted into common stock or Class C common stock, as applicable.

Series D, Series D-1 and Series D-2 Convertible Preferred Stock

The Series D Convertible Preferred Stock ranks pari passu the Series D-1 Convertible Preferred Stock and the Series D-2 Convertible Preferred Stock and ranks below the Series H Senior Convertible Preferred Stock, Series G Convertible Senior Convertible Preferred Stock and Series G-1 Senior Convertible Preferred Stock, Series F Senior Convertible Preferred Stock and Series F-1 Senior Convertible Preferred Stock, Series E Senior Convertible Preferred Stock and Series E-1 Senior Convertible Preferred Stock, ranks equally with the Series B, Series B-1, Series C and Series C-1 Convertible Preferred Stock and senior and prior to the common stock, Class B common stock and Class C common stock with respect to payments of any dividends, the conversion rights and any payment upon a liquidation of the Company, or certain mergers, asset sales or change of control transactions involving the Company. Series D-1 and D-2 Convertible Preferred Stock has all of the same terms as Series D Convertible Preferred Stock except that the Series D-1 and D-2 Convertible Preferred Stock is non-voting and the Series D-2 Convertible Preferred Stock converts into Class C common stock.

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

14.	COMMON STOCK AND CONVERTIBLE PREFERRED STOCK (cont.)

Upon any liquidation of the Company, or certain mergers, asset sales or change of control transactions involving the Company, subject to the Common Stock Distribution (as defined below), holders of Series D Convertible Preferred Stock, the Series D-1 Convertible Preferred Stock and the Series D-2 Convertible Preferred Stock will be entitled to receive, prior and in preference to any distribution to holders of common stock, Class B common stock and Class C common stock, $61.50 (as appropriately adjusted for any combinations, divisions, or similar recapitalizations) per share of Series D Convertible Preferred Stock, Series D-1 Convertible Preferred Stock and Series D-2 Convertible Preferred Stock, plus all accumulated or accrued and unpaid dividends thereon.

The holders of the Series D Convertible Preferred Stock, the Series D-1 Convertible Preferred Stock and the Series D-2 Convertible Preferred Stock are entitled to participate in cash dividends declared with respect to the common stock as if the Series D Convertible Preferred Stock, the Series D-1 Convertible Preferred Stock and the Series D-2 Convertible Preferred Stock was converted into common stock or Class C common stock, as applicable.

Series E and Series E-1 Senior Convertible Preferred Stock

The Series E Senior Convertible Preferred Stock ranks pari passu with the Series E-1 Senior Convertible Preferred Stock and ranks below the Series H Senior Convertible Preferred Stock, the Series G Senior Convertible Preferred Stock and Series G-1 Senior Convertible Preferred Stock, the Series F Senior Convertible Preferred Stock and Series F-1 Senior Convertible Preferred Stock, and senior and prior to the Series B and Series B-1 Preferred Stock, the Series C and Series C-1 Preferred Stock, the Series D, Series D-1 and Series D-2 Preferred Stock and the common stock, Class B common stock and Class C common stock of the Company with respect to payments of any dividends, the conversion rights and any payment upon a liquidation of the Company, or certain mergers, asset sales or change of control transactions involving the Company. Series E-1 Senior Convertible Preferred Stock has all of the same terms as Series E Senior Convertible Preferred Stock except that the Series E-1 Senior Convertible Preferred Stock is non-voting.

Upon any liquidation of the Company, or certain mergers, asset sales or change of control transactions involving the Company, subject to the Common Stock Distribution (as defined below), holders of Series E Senior Convertible Preferred Stock and the Series E-1 Senior Convertible Preferred Stock will be entitled to receive, prior and in preference to any distribution to holders of Series B, Series B-1, Series C, Series C-1, Series D, Series D-1 and Series D-2 Preferred Stock and common stock, Class B common stock and Class C common stock, $91.0043 (as appropriately adjusted for any combinations, divisions, or similar recapitalizations) per share of the Series E Senior Convertible Preferred Stock and Series E-1 Senior Convertible Preferred Stock, plus all accumulated or accrued and unpaid dividends thereon.

In connection with the issuance of the Series G Senior Convertible Preferred Stock in February 2020, the conversion price of the Series E Senior Convertible Preferred Stock and Series E-1 Senior Convertible Preferred Stock (volume weighted average price adjustment) was adjusted down to $87.8463. In connection with the issuance of the Series H Senior Convertible Preferred Stock and Series H Warrants in December 2020, the conversion price was adjusted down (volume weighted average price adjustment) to $87.48.

The holders of the Series E Senior Convertible Preferred Stock and the Series E-1 Senior Convertible Preferred Stock are entitled to participate in cash dividends declared with respect to the common stock as if the Series E Senior Convertible Preferred Stock and the Series E-1 Senior Convertible Preferred Stock was converted into common stock.

Series F and Series F-1 Senior Convertible Preferred Stock

The Series F Senior Convertible Preferred Stock ranks pari passu with the Series F-1 Senior Convertible Preferred Stock and ranks below the Series H Senior Convertible Preferred Stock, the Series G Senior Convertible Preferred Stock and Series G-1 Senior Convertible Preferred Stock, and ranks senior and prior to the Series B and Series B-1 Preferred Stock, the Series C and Series C-1 Preferred Stock, the Series D, Series D-1 and Series D-2 Preferred Stock, the Series E and Series E-1 Senior Convertible Preferred Stock and the common stock, Class B common stock and Class C common stock of the Company with respect to the payment of any dividends, the conversion rights and any payment upon a liquidation of the Company, or certain mergers, asset sales or change of control transactions involving the Company. Series F-1 Senior Convertible Preferred Stock has all of the same terms as Series F Senior Convertible Preferred Stock except that the Series F-1 Senior Convertible Preferred Stock is non-voting.

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

14.	COMMON STOCK AND CONVERTIBLE PREFERRED STOCK (cont.)

Upon any liquidation of the Company, or certain mergers, asset sales or change of control transactions involving the Company, subject to the Common Stock Distribution (as defined below), holders of Series F Senior Convertible Preferred Stock and the Series F-1 Senior Convertible Preferred Stock will be entitled to receive, prior and in preference to any distribution to holders of Series B, Series B-1, Series C, Series C-1, Series D, Series D-1 and Series D-2 Preferred Stock, Series E and Series E-1 Senior Convertible Preferred Stock and common stock, Class B common stock and Class C common stock, $107.9317 (as appropriately adjusted for any combinations, divisions, or similar recapitalizations) per share of Series F Senior Convertible Preferred Stock and Series F-1 Senior Convertible Preferred Stock, plus all accumulated or accrued and unpaid dividends thereon.

In connection with the issuance of the Series G Senior Preferred in February 2020, the conversion price of the Series F Senior Convertible Preferred Stock and Series F-1 Senior Convertible Preferred Stock (full ratchet adjustment) was adjusted down to $61.50.

The holders of the Series F Senior Convertible Preferred Stock and the Series F-1 Senior Convertible Preferred Stock are entitled to participate in cash dividends declared with respect to the common stock as if the Series F Senior Convertible Preferred Stock and the Series F-1 Senior Convertible Preferred Stock was converted into common stock.

Series G and Series G-1 Senior Convertible Preferred Stock

On February 3, 2020, the Company issued 65,040 shares of the Company’s Series G Senior Convertible Preferred Stock, par value $0.0001 per share, for $4.0 million in cash and also issued 383,266 shares of the Company’s Series G Senior Convertible Preferred Stock, par value $0.0001 per share, to Oak in exchange for the $23.0 million aggregate principal amount of the Company’s Subordinated Convertible Promissory Notes held by Oak, plus accrued but unpaid interest thereon, in each case, pursuant to a Preferred Stock Purchase and Exchange Agreement, dated as of February 3, 2020. Each of the following were issued pursuant to individual purchase agreements. On February 18, 2020, the Company issued an additional 16,260 shares of the Company’s Series G Senior Convertible Preferred Stock, par value $0.0001 per share, for $1.0 million in cash. On May 8, 2020, the Company issued an additional 113,821 shares of the Company’s Series G Senior Convertible Preferred Stock, par value $0.0001 per share, for $7.0 million in cash. On July 22, 2020, the Company issued an additional 162,600 shares of the Company’s Series G Senior Convertible Preferred Stock, par value $0.0001 per share, for $10.0 million in cash.

In connection with the initial Series G Senior Convertible Preferred Stock issuance, the Company amended its certificate of incorporation primarily to increase the authorized shares of common stock to 10 million, increase the authorized shares of convertible preferred stock to 8,714,769 and designate 650,406 shares as Series G Senior Convertible Preferred Stock and 202,100 shares as Series G-1 Senior Convertible Preferred Stock. In connection with the Series G Senior Convertible Preferred Stock issuance on July 22, 2020, the Company amended its certificate of incorporation to increase the authorized shares of convertible preferred stock to 8,805,350 and increase the authorized shares of Series G Senior Convertible Preferred Stock to 740,987.

The Series G Senior Convertible Preferred Stock ranks pari passu with the Series G-1 Senior Convertible Preferred Stock and ranks below the Series H Senior Convertible Preferred Stock and ranks senior and prior to the Series B and Series B-1 Preferred Stock, the Series C and Series C-1 Preferred Stock, the Series D, Series D-1 and Series D-2 Preferred Stock, the Series E and Series E-1 Senior Convertible Preferred Stock, the Series F Senior Convertible Preferred Stock and Series F-1 Senior Convertible Preferred Stock, and the common stock, Class B common stock and Class C common stock of the Company with respect to the payment of any dividends, the conversion rights and any payment upon a liquidation of the Company, or certain mergers, asset sales or change of control transactions involving the Company. Series G-1 Senior Convertible Preferred Stock has all of the same terms as Series G Senior Convertible Preferred Stock except that the Series G-1 Senior Convertible Preferred Stock is non-voting.

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

14.	COMMON STOCK AND CONVERTIBLE PREFERRED STOCK (cont.)

Upon any liquidation of the Company, or certain mergers, asset sales or change of control transactions involving the Company, subject to the Common Stock Distribution (as defined below), holders of Series G Senior Convertible Preferred Stock and the Series G-1 Senior Convertible Preferred Stock will be entitled to receive, prior and in preference to any distribution to holders of Series B, Series B-1, Series C, Series C-1, Series D, Series D-1 and Series D-2 Preferred Stock, Series E, Series E-1, Series F and Series F-1 Senior Convertible Preferred Stock and common stock, Class B common stock and Class C common stock, $61.50 (as appropriately adjusted for any combinations, divisions, or similar recapitalizations) per share of Series G Senior Convertible Preferred Stock and Series G-1 Senior Convertible Preferred Stock, multiplied by 2.5, plus all accumulated or accrued and unpaid dividends thereon.

The holders of the Series G Senior Convertible Preferred Stock and the Series G-1 Senior Convertible Preferred Stock are entitled to participate in cash dividends declared with respect to the common stock as if the Series G Senior Convertible Preferred Stock and the Series G-1 Senior Convertible Preferred Stock was converted into common stock.

Series H Senior Convertible Preferred Stock

In December 2020, the Company amended its certificate of incorporation to, among other things, increase the authorized shares of convertible preferred stock to 9,293,156 and designate 487,806 shares as Series H Senior Convertible Preferred Stock.

At various dates in December 2020, the Company issued an aggregate of 168,288 shares of the Company’s Series H Senior Convertible Preferred Stock, par value $0.0001 per share, for $10.4 million in cash. For every two shares of Series H Senior Convertible Preferred Stock purchased, holders received one warrant to purchase a share of Series H Senior Convertible Preferred Stock at a price of $61.50 per share. These warrants were recorded at their fair value.

The Series H Senior Convertible Preferred Stock ranks senior and prior to the Series B and Series B-1 Preferred Stock, the Series C and Series C-1 Preferred Stock, the Series D, Series D-1 and Series D-2 Preferred Stock, the Series E and Series E-1 Senior Convertible Preferred Stock, the Series F Senior Convertible Preferred Stock and Series F-1 Senior Convertible Preferred Stock, the Series G Senior Convertible Preferred Stock and Series G-1 Senior Convertible Preferred Stock and the common stock, Class B common stock and Class C common stock of the Company with respect to the payment of any dividends, the conversion rights and any payment upon a liquidation of the Company, or certain mergers, asset sales or change of control transactions involving the Company.

Upon any liquidation of the Company, or certain mergers, asset sales or change of control transactions involving the Company, subject to the Common Stock Distribution (as defined below), holders of Series H Senior Convertible Preferred Stock will be entitled to receive, prior and in preference to any distribution to holders of common stock, Class B common stock and Class C common stock and all other Convertible Preferred Stock, $61.50 (as appropriately adjusted for any combinations, divisions, or similar recapitalizations) per share of Series H Senior Convertible Preferred Stock, plus all accumulated or accrued and unpaid dividends thereon.

The holders of the Series H Senior Convertible Preferred Stock are entitled to participate in cash dividends declared with respect to the common stock as if the Series H Senior Convertible Preferred Stock was converted into common stock.

Distributions on Liquidation and Certain Change of Control Transactions

In the event of a liquidation of the Company, or certain mergers, asset sales or change of control transactions involving the Company (a “liquidation event”), the holders of common stock and Class C common stock will be entitled to receive cash, securities or other property in an amount equal to 10.0% of the aggregate net proceeds of such liquidation event (assuming that 10.0% of such aggregate net proceeds are paid pursuant to the Company’s management incentive plan (the “MIP”), as discussed below) until all of the convertible preferred stock preferences have been paid, which amount will be paid on a pro rata basis based on the number of shares of common stock and Class C common stock held by each holder thereof (“Common Stock Distribution”).

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

14.	COMMON STOCK AND CONVERTIBLE PREFERRED STOCK (cont.)

In December 2020, the Company amended its certificate of incorporation to include as a liquidation event, any reorganization, merger or consolidation or similar transaction, share exchange, asset acquisition or other business transaction between the Company and a publicly-traded special purpose acquisition company or blank check company that is listed on a national securities exchange registered with the Securities Exchange Commission (a “Stock Exchange”) in which the Company stockholders receive securities that are, or are convertible into securities that, are listed on a Stock Exchange (a “SPAC Merger”).

In addition to the Common Stock Distribution, in a transaction involving a change of control of the Company, with net proceeds to the Company’s stockholders in excess of $20 million, an additional amount equal to 10% of such net proceeds will be paid pursuant to the MIP to certain key employees and consultants of the Company, less any payments in exchange for shares of common stock of the Company held by, and any payments in consideration of the cancellation of any stock rights, such as stock options, stock appreciation rights or stock units, granted to, such employees and consultants in connection with such transaction. Similarly, in addition to the Common Stock Distribution, in the event of a SPAC Merger that does not result in a change of control of the Company, with net proceeds to the Company’s stockholders in excess of $20 million, an additional amount equal to 5% of such net proceeds will be paid in cash pursuant to the MIP to certain key employees and consultants of the Company, less any payments in exchange for shares of common stock of the Company held by, and any payments in consideration of the cancellation of any stock rights, such as stock options, stock appreciation rights or stock units, granted to, such employees and consultants in connection with such SPAC Merger.

The aggregate liquidation preferences of all series of the Company’s convertible preferred stock are paid in the following order of priority:

●	First, subject to the Common Stock Distribution and the MIP, to payment of the liquidation preference amount per share to holders of Series H Senior Convertible Preferred Stock; and

●	Second, subject to the Common Stock Distribution and the MIP, to payment of the liquidation preference amount per share to holders of Series G Senior Convertible Preferred Stock and Series G-1 Senior Convertible Preferred Stock; and

●	Third, subject to the Common Stock Distribution and the MIP, to payment of the liquidation preference amount per share to holders of Series F Senior Convertible Preferred Stock and Series F-1 Senior Convertible Preferred Stock; and

●	Fourth, subject to the Common Stock Distribution and the MIP, to payment of the liquidation preference amount per share to holders of Series E Senior Convertible Preferred Stock and Series E-1 Senior Convertible Preferred Stock; and

●	Fifth, subject to the Common Stock Distribution and the MIP, to payment of the liquidation preference amount per share to holders of Series B Convertible Preferred Stock and Series B-1 Convertible Preferred Stock, Series C Convertible Preferred Stock and Series C-1 Convertible Preferred Stock, Series D Convertible Preferred Stock, Series D-1 Convertible Preferred Stock and Series D-2 Convertible Preferred Stock on a pari passu basis; and

●	Sixth, subject to the MIP, to payment of the remaining proceeds to holders of common stock, Class B common stock, Class C common stock, Series C Preferred Stock and Series C-1 Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock and Series D-2 Preferred Stock, Series E Senior Convertible Preferred Stock and Series E-1 Senior Convertible Preferred Stock, Series F Senior Convertible Preferred Stock and Series F-1 Senior Convertible Preferred Stock, and Series H Senior Convertible Preferred Stock on a pari passu as-converted basis, except that holders of Series H Senior Convertible Preferred Stock, Series F Senior Convertible Preferred Stock and Series F-1 Senior Convertible Preferred Stock, and Series E Senior Convertible Preferred Stock and Series E-1 Senior Convertible Preferred Stock are prohibited from receiving a total amount of proceeds (including the liquidation preference amounts described above) exceeding two times the Series H Senior Convertible Preferred Stock, Series F Senior Convertible Preferred Stock and Series F-1 Senior Convertible Preferred Stock, and Series E Senior Convertible Preferred Stock and Series E-1 Senior Convertible Preferred Stock original purchase price, as applicable.

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

14.	COMMON STOCK AND CONVERTIBLE PREFERRED STOCK (cont.)

The Board and Control

On April 9, 2020, the Company and Oak decreased Oak’s combined voting power to below 50% by converting its Series B Convertible Preferred Stock into non-voting Series B-1 Convertible Preferred Stock, its Series C Convertible Preferred Stock into non-voting Series C-1 Convertible Preferred Stock and 370,000 shares of its Series D Convertible Preferred Stock into non-voting Series D-2 Convertible Preferred Stock.

At December 31, 2020, Series B, B-1, C, C-1, D, D-1 and D-2 Convertible Preferred Stock and E, E-1, F, F-1, G, G-1 and H Senior Convertible Preferred Stock combined would convert into a total of approximately 94.5% of the Company’s outstanding common stock, Class B common stock and Class C common stock and represents approximately 92.2% of the Company’s outstanding voting power. At December 31, 2020, Oak held all of the Series B-1, C-1 and D-2 Convertible Preferred Stock, 66.8% of the Series D Convertible Preferred Stock, 52.6% of the Series F Senior Convertible Preferred Stock, 56.7% of the Series G Senior Convertible Preferred Stock and 33.8% of the Series H Senior Convertible Preferred Stock.

At December 31, 2020, pursuant to the Company’s certificate of incorporation, for as long as Oak is the holder of at least a majority of the issued and outstanding shares of Series B, Series C and D Convertible Preferred Stock and the number of shares of common stock into which the then outstanding shares of Series B, C and D Convertible Preferred Stock, taken together, are convertible represents at least 15% of the total issued and outstanding shares of common stock and Class B common stock, Oak will be entitled to elect three members of the Company’s Board of Directors. In 2014, two other directors were appointed to the Company’s Board of Directors pursuant to the purchase of Series D and E Convertible Preferred Stock.

Dividends

At December 31, 2020 and 2019, the Company has no accumulated or accrued and unpaid dividends on the convertible preferred stock.

Warrants

The Company accounts for outstanding convertible preferred stock warrants that have been earned and are exercisable into shares of the Company’s convertible preferred stock as liabilities pursuant to ASC 480 as the warrants are exercisable into shares of convertible preferred stock that are contingently redeemable upon events outside the control of the Company. The warrant liability is included in other long-term liabilities. The warrants are measured and recognized at fair value at each balance sheet date. At the end of each reporting period, changes in fair value during the period are recognized as a component of other income (expense), net.

On December 30, 2020, the Company issued warrants to purchase 55,284 shares of Series H Senior Convertible Preferred Stock in connection with Senior Term Loan (See Note 10) with an exercise price of $61.50 per share and a 7-year term. These warrants were recorded at their fair value as a discount to the Senior Term Loan and as a corresponding warrant liability that is remeasured each reporting period.

In December 2020, the Company issued warrants to purchase 84,144 shares of Series H Senior Convertible Preferred Stock to holders of its Series H Senior Convertible Preferred Stock (one warrant for every two shares of Series H Senior Convertible Preferred Stock purchased) with an exercise price of $61.50 per share and a 5-year term. These warrants were recorded at their fair value as a discount on the Series H Senior Convertible Preferred Stock issuance and as a corresponding warrant liability that is remeasured each reporting period.

In October 2015, the Company issued warrants to purchase 487,805 shares of Series D Convertible Preferred Stock to holders of its Series D Convertible Preferred Stock with an exercise price of $61.50 per share, subject to certain performance requirements (“D-1 Warrants”). In 2016, 325,203 of these warrants were exercised to purchase Series D Convertible Preferred Stock for cash, which immediately converted to Series D-1 Convertible Preferred Stock. The D-1 Warrants will expire on October 1, 2022. These warrants were recorded at their fair value as a discount on the Series D Senior Convertible Preferred Stock issuance and as a corresponding warrant liability that is remeasured each reporting period. As of December 31, 2020 and 2019, the remaining 162,601 Series D-1 warrants have met the performance criteria.

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

14.	COMMON STOCK AND CONVERTIBLE PREFERRED STOCK (cont.)

In June 2014, the Company issued warrants to purchase 203,252 shares of Series D Convertible Preferred Stock (originally 12,500 taking effect for 16.26 to 1 stock split) to holders of its Series D Convertible Preferred Stock with an exercise price of $61.50 per share, subject to certain performance requirements (the “D Warrants”). These warrants were unvested at December 31, 2020 and 2019 as the performance criteria had not been met and therefore, no liability has been recorded with respect to these instruments. The D warrants expired (unearned/unexercised) on January 31, 2021.

Warrants issued and outstanding as of December 31, 2020 and 2019:

	Warrants Outstanding
	Series D	Series D-1	Series H
Outstanding as of December 31, 2018	203,252	162,601	—
Issuance of warrants	—	—	—
Outstanding as of December 31, 2019	203,252	162,601	—
Issuance of warrants	—	—	139,428
Outstanding as of December 31, 2020	203,252	162,601	139,428

The fair value of the warrant liability, recorded in other long-term liabilities in accompanying consolidated balance sheets, as of December 31, 2020 and 2019 was:

	Warrant Liability
(in thousands)	Series D-1	Series H	Total
As of December 31, 2018	$2,272	$—	$2,272
(Decrease) in fair value	(1,508)	—	(1,508)
As of December 31, 2019	764	—	764
Fair value of warrants at issuance	—	3,523	3,523
(Decrease) increase in fair value	3,345	—	3,345
As of December 31, 2020	$4,109	$3,523	$7,632

The recorded fair value of the Series H warrants consists of $1.4 million and $2.1 million in connection with the issuance of warrants related to the Fortress Credit Agreement and Series H Convertible Preferred Stock, respectively.

As of December 31, 2020, the Series D-1 and Series H warrants fair value were determined using a hybrid scenario approach, including a Monte Carlo simulation.

As of December 31, 2019, the fair value of the Series D-1 Warrants were determined using a probability-weighted expected return method, which consisted of: (i) estimating the number of warrants to be earned based upon the likelihood of attaining each of the respective performance criteria; (ii) determining a relative fair value of the enterprise; and (iii) estimating the value per warrant based on a weighted allocation of each warrant (as converted) to the total common stock enterprise value.

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

14.	COMMON STOCK AND CONVERTIBLE PREFERRED STOCK (cont.)

Costs associated with Issuance of Shares

The Company incurred $0.2 million in legal costs related to the issuance of the Company’s Series G and Series H Senior Convertible Preferred Stock, $0.2 million in legal costs related to the issuance of the Company’s Series F Senior Convertible Preferred Stock, and $0.1 million in legal costs related to the issuance of the Company’s Series F and Series F-1 Senior Convertible Preferred Stock during 2020, 2019 and 2018, respectively.

Common Stock:

The Company has three classes of common stock: common stock, Class B common stock and Class C common stock. Both common stock and Class B common stock are eligible to vote. The Class C common stock is non-voting. Each of the common stock, Class B common stock and Class C common stock receive dividends when and if declared. The Class B common stock does not participate in the Common Stock Distribution described above.

At December 31, 2020, the Company had reserved shares of common stock for future issuance as follows:

Shares reserved for	Shares
Future grants	2,660,533
Convertible preferred stock	4,918,446
Warrants	505,282
Options under employee stock plans	1,246,080
Total common stock reserved for future issuance	9,330,341

15.	SHARE-BASED COMPENSATION

On October 7, 2009, the Board of Directors authorized the establishment of the 2009 Omnibus Equity Compensation Plan (the “2009 Plan”). The 2009 plan was designed for the benefit of the directors, executives and key employees of the Company (i) to attract and retain for the Company personnel of exceptional ability; (ii) to motivate such personnel through added incentives to make a maximum contribution to greater profitability; (iii) to develop and maintain a highly competent management team; and (iv) to be competitive with other companies with respect to executive compensation. Awards under the 2009 Plan may be made to participants in the form of (i) Incentive Stock Options; (ii) Nonqualified Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock; (v) Deferred Stock; (vi) Stock Awards; (vii) Performance Shares; (viii) Other Share-Based Awards; and (ix) other forms of equity-based compensation as may be provided and are permissible under the 2009 Plan and the law. The 2009 plan was amended in November 2018 to allow for the granting of Class B common stock options and to adjust the shares available for grant under the 2009 Plan. The number of shares reserved under this plan was 1,230,196 shares of common stock and 15,884 shares of Class B common stock at December 31, 2020.

Share-based compensation is recognized as an expense on a straight-line basis over the requisite service period, which is generally the vesting period. Employee stock options granted under the plan generally vest ratably over a four-year period and expire on the tenth anniversary of their issuance. Restricted stock is common stock that is subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified performance conditions and/or the passage of time. Awards of restricted stock that vest only by the passage of time will generally vest ratably over four years from the date of grant.

Under the 2009 Plan, the Compensation Committee of the Board of Directors was authorized to establish the terms of stock options. Under the 2009 Plan, the exercise price of each option may not be less than 100% of the fair market value of the Company’s common stock on the date of the grant. There were 156,082 and 194,905 options granted to employees under the 2009 plan in 2020 and 2019, respectively.

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

15.	SHARE-BASED COMPENSATION (cont.)

Under the 2009 plan described above, the Company may grant non-qualified common stock options to directors under various discrete option agreements. There were 22,046 and 23,577 non-qualified options granted to directors during 2020 and 2019, respectively.

In connection with the Mimosa acquisition in 2018, the Company granted options to acquire 15,884 shares of Class B common stock to replace options held by Mimosa employees upon closing of the transaction. These options have a 1-year vesting period and contractual life of 10 years.

The following table sets forth the activity for all common stock options:

	Number of Shares	Weighted Average Exercise Price

Outstanding, January 1, 2019	693,307	$18.29
Granted	218,482	31.26
Forfeited	(23,168)	23.33
Outstanding, December 31, 2019	888,621	$21.35
Granted	178,128	22.86
Exercised(a)	(275)	5.60
Forfeited	(107,692)	10.30
Outstanding, December 31, 2020	958,782	$22.88
Exercisable, December 31, 2020(b)	581,233	$20.21

(a)	The aggregate intrinsic value of stock options exercised during the year ended December 31, 2020 was $6.9 thousand.

(b)	The aggregate intrinsic value of all vested/exercisable options outstanding as of December 31, 2020 was $10.5 million.

The following table sets forth common stock options outstanding at December 31, 2020:

	Outstanding Options			Options Exercisable
Exercise Price Ranges	Number of Outstanding Options	Weighted Average Exercise Price	Remaining Contractual Life in Years	Number of Exercisable Options	Weighted Average Exercise Price

$4.01 – $14.61	226,098	$12.96	3.85	226,098	$12.96
$15.32 – $16.24	65,873	$15.40	4.65	65,873	$15.40
$19.37	108,343	$19.37	6.32	99,314	$19.37
$22.86	175,542	$22.86	9.13	—	$—
$29.85	66,469	$29.85	7.35	43,283	$29.85
$31.26	316,457	$31.26	8.09	146,665	$31.26
	958,782	$22.88	6.79	581,233	$20.21

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

15.	SHARE-BASED COMPENSATION (cont.)

As of December 31, 2020, the weighted average remaining contractual life of options exercisable was 5.67 years. Because the Company maintained a full valuation allowance on its U.S. deferred tax assets, it did not recognize any tax benefit related to share-based compensation expense for the year ended December 31, 2020. As of December 31, 2020, there was $4.5 million of unrecognized compensation expense related to stock options to be recognized over a weighted average period of 2.52 years and $1.1 million of unrecognized compensation expense related to restricted stock awards to be recognized over a weighted average period of 7.58 years.

The following table summarizes the number of authorized, unissued shares of common stock, under all employee stock plans, to be issued upon exercise as of December 31, 2020:

Number of Shares
Total options available to be granted	287,298
Total options outstanding	958,782
Total common stock reserved for future issuance under employee stock plans	1,246,080

The following table summarizes share-based compensation expense for the years ended December 31, 2020, 2019 and 2018 (in thousands):

	2020	2019	2018
Research and development	$854	$759	$211
Sales and marketing	561	374	208
General and administrative	1,172	697	414
Cost of sales	56	49	38
Total share-based compensation	$2,643	$1,879	$871

To calculate share-based compensation, the Black-Scholes option pricing model was used. The determination of fair value of share-based awards on the date of grant using the Black-Scholes option pricing model is affected by the fair value of the Company’s stock, as well as assumptions regarding a number of subjective variables. These variables include, but are not limited to, the expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors.

The total fair value of shares vested during 2020 and 2019 was $0.2 million and $0.1 million, respectively.

The weighted average grant date fair value of options to purchase common stock granted during 2020 was $12.78. The weighted average grant date fair value of options to purchase common stock granted during 2019 was $16.53. There were no options granted to purchase Class B common stock during 2019 or 2020. The fair value of each option award was estimated on the date of grant using the Black-Scholes option pricing model, using the following weighted average assumptions for 2020, 2019 and 2018:

	Years ended December 31,
	2020	2019	2018

Risk-free interest rate	0.55%	1.96%	2.75%
Expected average years until exercised	5	5	5
Expected dividend yield	—	—	—
Expected volatility	68.00%	61.00%	61.00%

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

15.	SHARE-BASED COMPENSATION (cont.)

Since the Company has limited historical basis for determining its own volatility, the expected volatility assumption was based on the average historical volatility of a representative peer group, which includes the consideration of the peer company’s industry, market capitalization, state of life cycle, and capital structure.

The risk-free interest rate assumption is based upon observed interest rates appropriate for the term of the Company’s stock options. The expected term of options is estimated based on the Company’s prior five years of historical data regarding expired, forfeited or is applicable, exercise behavior. The dividend yield assumption is based on the Company’s history and expectation of no dividend payouts.

As share-based compensation expense recognized in the consolidated statements of operations is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. Forfeitures were estimated based on the Company’s historical experience.

16.	DEFINED CONTRIBUTION PLANS EXPENSE

The Company contributes to defined contribution plans for all eligible employees. The Company recorded expenses of approximately $5.0 million, $5.1 million and $4.9 million for the years ended December 31, 2020, 2019 and 2018, respectively. Employer contributions are accrued as earned by the employees.

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

17.	NET LOSS PER SHARE

Net loss per share is computed using the weighted average number of shares of common stock outstanding less the number of shares subject to repurchase.

The following table sets forth the computation of basic and diluted net loss per share for the periods indicated (in thousands, except for share data):

	Years Ended December 31,
	2020	2019	2018
Numerator:
Net loss	$(25,643)	$(51,981)	$(35,292)

Denominator – basic and diluted:
Weighted average common shares outstanding	669,534	669,534	254,679

Net loss per share – basic and diluted	$(38.30)	$(77.64)	$(138.57)

The following table sets forth the amounts excluded from the computation of diluted net loss per share as their effect was anti-dilutive:

	Years Ended December 31,
	2020	2019
Stock options outstanding (a)	958,782	888,621
Non-vested shares of restricted stock	68,557	14,200
Preferred stock and warrants (b):
Convertible Preferred Stock
Series B	—	72,123
Series B-1	72,123	—
Series C	—	416,667
Series C-1	416,667	—
Series D	1,080,993	1,450,993
Series D-1	325,203	325,203
Series D-2	370,000	—
Senior Convertible Preferred Stock
Series E	615,231	615,231
Series E-1	393,511	393,511
Series F	352,076	352,076
Series F-1	46,325	46,325
Series G	740,987	—
Series H	168,288	—
Warrants
Series D and D-1 warrants	365,854	365,854
Series H warrants	139,428	—

(a)	If the Company had reported net income, the calculation of these per share amounts would have included the dilutive effect of these common stock equivalents using the treasury stock method for stock options.

(b)	The convertible preferred stock and warrants referred to in Note 14 were also excluded on an as converted basis because their effect would have been anti-dilutive.

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

18.	INCOME TAXES

The Company is subject to federal and various state income taxes in the U.S. as well as income taxes in various foreign jurisdictions. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations. The Company is no longer subject to U.S. federal tax examinations for years through 2017, nor to corporate tax examination for years through 2018 in the U.K. In addition, the statute of limitations for years through 2016 in Israel has expired.

The income tax credit of $0.8 million in the year ended December 31, 2020 is comprised primarily of a $1.8 million claim of tax credits for 2019 and 2020 under the Research and Development Expenditure Credit (“RDEC”) regime, offset by an income tax charge of $0.8 million mainly incurred in Japan, a tax charge of $0.1 incurred in India due to Indian transfer pricing controls and a $0.1 million charge related to various foreign jurisdictions. The income tax charge of $0.5 million in the year ended December 31, 2019 is primarily comprised of $0.3 million mainly incurred in India due to Indian transfer pricing controls and $0.2 million related to various foreign jurisdictions. The income tax credit of $0.3 million in the year ended December 31, 2018 is comprised of a $0.8 million claim of tax credits for 2017 and 2018 under the RDEC regime, offset by an income tax charge of $0.5 million mainly incurred in India due to Indian transfer pricing controls and $0.1 million charge related to various foreign jurisdictions.

The loss before tax was $26.4 million, $51.5 million and $35.5 million which includes $12.2 million, $4.5 million and $8.0 million loss before tax attributable to domestic U.S. operations for the years ended December 31, 2020, 2019 and 2018, respectively. The Company did not record a material income tax benefit for the tax losses generated in any of the territories in which it operates because it has experienced operating losses since inception. At December 31, 2020, the Company had the following net operating loss (“NOL”) carry-forwards (gross, in thousands):

Country	NOL Carryforwards	Expiry Terms
U.K.	$256,666	Does not expire
U.S.	182,531	Expires in up to 17 years
U.S.	15,425	Does not expire
Australia	5,220	Does not expire
Israel	254,288	Does not expire
Finland	858	Expires in up to 7 years
Other	1,999	Expires in up to 5 years

Significant components of the Company’s deferred tax assets are as follows (in thousands):

	Years Ended December 31,
	2020	2019	2018
Net operating loss carryforwards	$145,355	$143,439	$128,823
Fixed assets	2,539	2,830	2,507
R&D Amortization	6,393	7,296	6,348
Accruals and reserves	8,238	1,096	1,094
R&D and Other Credits	4,191	—	—
Share-based compensation	2,306	1,742	1,678
Total deferred tax assets	169,022	156,403	140,450
Intangible assets	(1,395)	(2,158)	(2,600)
Total deferred tax liabilities	(1,395)	(2,158)	(2,600)
Valuation allowance	(167,627)	(154,245)	(137,850)
Total deferred tax assets, net	$—	$—	$—

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

18.	INCOME TAXES (cont.)

The following is a reconciliation of income taxes, calculated at the effective U.S. federal income tax rate, to the income tax benefit (expense) included in the accompanying consolidated statements of operations for each of the years (in thousands):

	Years Ended December 31,
	2020	2019	2018
Expected income tax benefit at U.S. rates	$5,549	$12,361	$8,695
Difference between U.S. rate and rates applicable to subsidiaries in other jurisdictions	(301)	(930)	(549)
Expenditures not deductible for tax purposes	(43)	(136)	(761)
Acquired net operating losses (a)	—	—	25,028
Tax rate changes outside the U.S.	—	5,368	—
Expiry of foreign taxable losses	6,218	—	(363)
Other	502	(742)	(2,072)
Valuation allowance on tax benefits	(13,385)	(16,395)	(30,422)
UK R&D tax credits	2,242	—	696
Income tax benefit (expense)	$782	$(474)	$252

(a)	Utilization of the U.S. net operating loss and research and development credit carryforwards may be subject to a substantial annual limitation under Section 382 of the Internal Revenue Code of 1986, and similar state provisions, due to ownership change limitations that have occurred previously or that could occur in the future. These ownership changes may limit the amount of net operating loss and research and development credit carryforwards that can be utilized annually to offset future taxable income and tax, respectively. As of December 31, 2020, the Company has not completed a 382 study to assess whether a change of ownership has occurred in connection with certain of its U.S. net operating losses and credit carryforwards, mainly in connection with the Mimosa Networks, Inc. acquisition.

Since the Company’s utilization of these deferred tax assets is dependent on future profits, a valuation allowance equal to the net deferred tax assets has been provided as it is considered more likely than not that such assets will not be realized. The valuation allowance includes a reduction in deferred tax assets through tax rate reductions in non-US jurisdictions. Through December 31, 2020, the Company has historically concluded that a full valuation allowance is required to offset the net deferred tax assets.

Tax Cuts and Jobs Act

On December 22, 2017, the U.S. enacted tax reform legislation commonly known as the Tax Cuts and Jobs Act (the “Act”), resulting in significant modifications to existing law. Under ASC 740, Income Taxes, an entity is required to recognize the effect of tax law changes during the period of enactment. As such, the Company has reflected the impact of this law within its December 31, 2018 consolidated financial statements. The Company’s consolidated financial statements for the year ended December 31, 2018 reflect certain effects of the Act which includes a reduction in the corporate tax rate from 34% to 21% which reduced the U.S. deferred tax assets with an offsetting reduction to the valuation allowance. The impact of the one-time transition tax on certain foreign earnings and profits was minimal as the Company utilized existing net operating losses to substantially offset the income inclusion.

19.	GEOGRAPHICAL INFORMATION

As a developer and supplier of broadband wireless products and other technologies, the Company has one reportable segment. The revenue of this single segment is comprised primarily of revenue from products and, to a lesser extent, services.

Revenues are attributed to countries based on the destination of the products and services supplied.

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

 19. GEOGRAPHICAL INFORMATION (Cont.)

An analysis of revenue by geographical market is given below (in thousands):

	Years Ended December 31,
	2020	2019	2018
United States	$41,338	105,316	182,550
Other North America and Canada	1,361	222	1,321
Total United States and Canada	$42,699	$105,538	$183,871
India	41,467	16,588	6,978
Japan	64,228	16,695	3,246
Other Asia	1,961	5,057	16,137
Total Asia	107,656	38,340	16,137
Europe	8,054	9,676	8,510
Africa and the Middle East	7,105	7,295	1,646
Latin America and the Caribbean	7,441	5,182	587
Total revenue	$172,955	$166,031	$210,751

An analysis of the loss before income tax and the net loss by U.S. and foreign operations is below (in thousands):

	Years Ended December 31,
	2020	2019	2018

Loss before income tax related to U.S. operations	$(15,581)	$(3,885)	$(7,973)
Loss before income tax related to foreign operations	(10,844)	(47,622)	(27,571)
Loss before income tax	$(26,425)	$(51,507)	$(35,544)

Net loss related to U.S. operations	$(15,553)	$(3,857)	$(8,024)
Net loss related to foreign operations	(10,090)	(48,124)	(27,268)
Net loss	$(25,643)	$(51,981)	$(35,292)

The long-lived assets and total assets by geographic region are shown below (in thousands):

	As of December 31,
	2020	2019
Property, plant and equipment, net:
United States	$773	$1,246
Asia	581	482
Europe	2,818	3,094
Middle East	642	646
Other	19	49
	$4,833	$5,517
Other non-current assets:
United States	113	11
Europe	152	147
Middle East	3,572	3,299
	3,837	3,457
Total long-lived assets	$8,670	$8,974

Total assets, net:
United States	$79,622	$60,285
Asia	6,482	7,452
Europe	21,927	25,495
Middle East	39,530	17,092
Other	121	206
	$147,682	$110,530

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

20.	RELATED PARTY TRANSACTIONS

As of both December 31, 2020 and 2019, there was an outstanding note receivable amounting to $87 thousand due from the Company’s President and Chief Executive Officer in connection with the purchase of 500,000 shares of the Company’s common stock. The note was originally entered into in 1999 in the amount of $130 thousand of which $43 thousand had been repaid at December 31, 2020 and 2019. No interest is due on the debt. The debt is collateralized by Airspan stock.

As disclosed in Note 9, as of December 31, 2020 and 2019 the Company has a Subordinated Term Loan with a related party who is a shareholder of the Company.

21.	EQUITY METHOD INVESTMENT

The Company accounts for its investment in a wholly-owned subsidiary, Dense Air, as an equity method investment. Dense Air has been solely funded by its primary lender through convertible debt with various restrictions and requirements including a conversion option on substantially all of the ownership interest in Dense Air. Dense Air was designed to acquire and hold specific assets and the fixed price conversion option is economically similar to a call option on the assets of Dense Air. Therefore, the Company concluded consolidation is not required. The Company did determine it has significant influence in the operations of Dense Air and therefore, has applied the equity method of accounting. Given Dense Air has operated at a loss since its inception, and the Company has not guaranteed the obligations of Dense Air or otherwise committed to provide further financial support, equity method accounting has been discontinued. The equity method investment has no value at December 31, 2020 and 2019.

There have been no dividends received from Dense Air for the years ended December 31, 2020, 2019 and 2018.

The summarized unaudited financial information below represents the combined accounts of the Company’s unconsolidated subsidiary (in thousands):

	2020	2019	2018
Income statement data – year ended December 31,
Revenues	$1,008	$—	$—
Gross profit	1,008	—	—
Loss from operations	(5,925)	(26,137)	(11,503)
Net loss	(6,031)	(25,136)	(10,051)

	2020	2019
Balance sheet data – as of December 31,
Current assets	$23,172	$39,588
Noncurrent assets	51,872	52,121
Current liabilities	2,391	10,485
Noncurrent liabilities	117,150	119,690

The Company receives reimbursement of its expenses for providing certain management support functions to Dense Air, a related party, which are considered not material. In addition, the Company is entitled to receive certain fees upon the successful acquisition of spectrum rights by Dense Air, which are recorded as revenue when earned.

AIRSPAN NETWORKS INC.

NOTES TO FINANCIAL STATEMENTS

22.	SUBSEQUENT EVENTS

The Company has evaluated events and transactions that occurred during the period from the balance sheet date through May 14, 2021, the date these consolidated financial statements were issued. Except as disclosed below, the Company is not aware of any other subsequent events which would require adjustment or disclosure in the consolidated financial statements.

On March 3, 2021, Airspan reduced the exercise price of the D-1 warrants discussed in Note 14 to $45.9875.

On March 8, 2021, the Company announced that it entered into a definitive business combination agreement with New Beginnings Acquisition Corp. (“NBA”) (NYSE American: NBA), a SPAC. Upon closing of the transactions contemplated by this agreement, expected in the third quarter of 2021, the post-combination Company’s common stock will continue to be listed on the NYSE American and trade under the ticker symbol “MIMO.”

On March 22, 2021, an investor acquired the primary beneficiary’s rights and obligations under a convertible loan agreement relating to Dense Air. Subsequently, the Company received a notice of conversion from the investor to convert the outstanding amount of the loan into shares equating to 95% of the share capital of Dense Air. The conversion is contingent on regulatory consent in Australia, which is expected in the third quarter of 2021.

23.	VALUATION AND QUALIFYING ACCOUNTS

The following summarizes changes to valuation and qualifying accounts for 2020, 2019 and 2018 (in thousands):

Year	Description	Balance at Beginning of Period	Additions Charged to Cost and Expenses	Write-offs/ Other(1)	Balance at End of Period

2020	Allowance for doubtful accounts	$2,032	$5	$(1,663)	$374
	Reserve for inventory valuation	$13,640	$1,996	$(2,432)	$13,204
2019	Allowance for doubtful accounts	$2,329	$62	$(359)	$2,032
	Reserve for inventory valuation	$11,861	$2,537	$(758)	$13,640
2018	Allowance for doubtful accounts	$1,960	$752	$(383)	$2,329
	Reserve for inventory valuation	$9,075	$1,895	$891	$11,861

(1)	The 2018 year includes $1,372 of reserves for inventory valuation acquired in connection with the Mimosa Acquisition.

AIRSPAN NETWORKS INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except for share data)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$12,208	$18,196
Restricted cash	187	422
Accounts receivable, net of allowance of $256 and $374 at June 30, 2021 and December 31, 2020, respectively	40,671	71,621
Inventory	13,048	12,019
Prepaid expenses and other current assets	9,062	7,602
Total current assets	75,176	109,860
Property, plant and equipment, net	6,425	4,833
Goodwill	13,641	13,641
Intangible assets, net	7,031	7,629
Right-of-use assets, net	7,750	7,882
Other non-current assets	3,781	3,837
Total assets	$113,804	$147,682

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$17,890	$36,849
Deferred revenue	4,729	7,521
Other accrued expenses	26,251	22,538
Subordinated debt	10,316	10,065
Current portion of long-term debt	288	298
Total current liabilities	59,474	77,271
Long-term debt	–	2,087
Subordinated term loan - related party	36,325	34,756
Senior term loan	38,895	36,834
Other long-term liabilities	21,285	17,147
Total liabilities	155,979	168,095

Commitments and contingencies (Note 11)
Mezzanine equity:
Convertible preferred stock, $0.0001 par value; 9,293,156 shares authorized at June 30, 2021 and December 31, 2020; 4,594,410 and 4,581,404 shares issued and outstanding at June 30, 2021 and December 31, 2020	364,128	363,481

Stockholders’ deficit:
Common stock, $0.0003 par value; 10,000,000 shares authorized; 205,057 and 202,705 shares issued at June 30, 2021 and December 31, 2020, and 205,057 and 202,582 shares outstanding at June 30, 2021 and December 31, 2020	-	-
Class B Common stock, $0.0003 par value; 482,838 shares authorized; 466,952 shares issued and outstanding at June 30, 2021 and December 31, 2020	-	-
Class C Common stock, $0.0003 par value; 2,630,840 shares authorized; no shares issued and outstanding at June 30, 2021 and December 31, 2020	-	-
Additional paid-in capital	312,989	311,431
Accumulated deficit	(719,292)	(695,325)
Total stockholders’ deficit	(406,303)	(383,894)
Total liabilities, mezzanine equity and stockholders’ deficit	$113,804	$147,682

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

AIRSPAN NETWORKS INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and for share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Revenues:
Products and software licenses	$35,041	$16,565	$74,040	$35,293
Maintenance, warranty and services	7,007	11,228	13,943	20,078
Total revenues	42,048	27,793	87,983	55,371

Cost of revenues:
Products and software licenses	21,727	11,846	45,615	23,835
Maintenance, warranty and services	1,093	1,240	2,196	2,097
Total cost of revenues	22,820	13,086	47,811	25,932
Gross profit	19,228	14,707	40,172	29,439

Operating expenses:
Research and development	15,524	12,497	29,898	25,713
Sales and marketing	7,482	6,490	14,842	14,413
General and administrative	4,445	3,915	8,900	7,947
Amortization of intangibles	299	389	598	778
Loss on sale of assets	–	–	–	22
Total operating expenses	27,750	23,291	54,238	48,873

Loss from operations	(8,522)	(8,584)	(14,066)	(19,434)

Interest expense, net	(2,512)	(1,606)	(4,950)	(3,196)
Gain on extinguishment of debt	2,096	-	2,096	-
Other expense, net	(1,388)	(770)	(6,880)	(1,240)

Loss before income taxes	(10,326)	(10,960)	(23,800)	(23,870)

Income tax expense	(92)	(93)	(167)	(198)

Net loss	$(10,418)	$(11,053)	$(23,967)	$(24,068)

Loss per share - basic and diluted	$(15.55)	$(16.51)	$(35.78)	$(35.95)
Weighted average shares outstanding - basic and diluted	670,043	669,534	669,839	669,534

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

AIRSPAN NETWORKS INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT

(in thousands, except for share data)

Three Months Ended June 30, 2021
Convertible Preferred Stock
	Series B Shares	Series B-1 Shares	Series C Shares	Series C-1 Shares	Series D Shares	Series D-1 Shares	Series D-2 Shares	Series E Shares	Series E-1 Shares	Series F Shares	Series F-1 Shares	Series G Shares	Series H Shares	Total Shares	Total Mezzanine Equity
Balance at March 31, 2021	-	72,123	-	416,667	1,080,993	325,203	370,000	615,231	393,511	352,076	46,325	740,987	181,294	4,594,410	$364,128
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Conversion of debt to preferred stock	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Issuance of preferred stock, net of issuance costs	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Share-based compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Balance at June 30, 2021	-	72,123	-	416,667	1,080,993	325,203	370,000	615,231	393,511	352,076	46,325	740,987	181,294	4,594,410	$364,128

	Six Months Ended June 30, 2021
	Convertible Preferred Stock
	Series B Shares	Series B-1 Shares	Series C Shares	Series C-1 Shares	Series D Shares	Series D-1 Shares	Series D-2 Shares	Series E Shares	Series E-1 Shares	Series F Shares	Series F-1 Shares	Series G Shares	Series H Shares	Total Shares	Total Mezzanine Equity
Balance at December 31, 2020	-	72,123	-	416,667	1,080,993	325,203	370,000	615,231	393,511	352,076	46,325	740,987	168,288	4,581,404	$363,481
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Conversion of debt to preferred stock	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Issuance of preferred stock, net of issuance costs	-	-	-	-	-	-	-	-	-	-	-	-	13,006	13,006	647
Share-based compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Balance at June 30, 2021	-	72,123	-	416,667	1,080,993	325,203	370,000	615,231	393,511	352,076	46,325	740,987	181,294	4,594,410	$364,128

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

AIRSPAN NETWORKS INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT

(in thousands, except for share data)

	Three Months Ended June 30, 2020
	Convertible Preferred Stock
	Series B Shares	Series B-1 Shares	Series C Shares	Series C-1 Shares	Series D Shares	Series D-1 Shares	Series D-2 Shares	Series E Shares	Series E-1 Shares	Series F Shares	Series F-1 Shares	Series G Shares	Series H Shares	Total Shares	Total Mezzanine Equity
Balance at March 31, 2020	72,123	-	416,667	-	1,450,993	325,203	-	615,231	393,511	352,076	46,325	464,566	-	4,136,695	$338,431
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Conversion of debt to preferred stock	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Issuance of preferred stock, net of issuance costs	-	-	-	-	-	-	-	-	-	-	-	113,281	-	113,281	6,975
Share-based compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Balance at June 30, 2020	72,123	-	416,667	-	1,450,993	325,203	-	615,231	393,511	352,076	46,325	578,387	-	4,250,516	$345,406

	Six Months Ended June 30, 2020
	Convertible Preferred Stock
	Series B Shares	Series B-1 Shares	Series C Shares	Series C-1 Shares	Series D Shares	Series D-1 Shares	Series D-2 Shares	Series E Shares	Series E-1 Shares	Series F Shares	Series F-1 Shares	Series G Shares	Series H Shares	Total Shares	Total Mezzanine Equity
Balance at December 31, 2019	72,123	-	416,667	-	1,450,993	325,203	-	615,231	393,511	352,076	46,325	-	-	3,672,129	$309,923
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Conversion of debt to preferred stock	-	-	-	-	-	-	-	-	-	-	-	383,266	-	383,266	23,517
Issuance of preferred stock, net of issuance Costs	-	-	-	-	-	-	-	-	-	-	-	195,121	-	195,121	11,966
Share-based compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Balance at June 30, 2020	72,123	-	416,667	-	1,450,993	325,203	-	615,231	393,511	352,076	46,325	578,387	-	4,250,516	$345,406

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

AIRSPAN NETWORKS INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT (CONTINUED)

(in thousands, except for share data)

	Three Months Ended June 30, 2021
	Common Stock			Additional
	Common Shares	Common B Shares	Par Value	Paid-In Capital	Accumulated Deficit	Total
Balance at March 31, 2021	202,582	466,952	$-	$312,092	$(708,874)	$(396,782)
Net loss	-	-	-	-	(10,418)	(10,418)
Conversion of debt to preferred stock	-	-	-	-	-	-
Issuance of preferred stock, net of issuance costs	-	-	-	-	-	-
Exercise of common stock options	2,475	-	-	69	-	69
Share-based compensation expense	-	-	-	828	-	828
Balance at June 30, 2021	205,057	466,952	$-	$312,989	$(719,292)	$(406,303)

	Six Months Ended June 30, 2021
	Common Stock			Additional
	Common Shares	Common B Shares	Par Value	Paid-In Capital	Accumulated Deficit	Total
Balance at December 31, 2020	202,582	466,952	$-	$311,431	$(695,325)	$(383,894)
Net loss	-	-	-	-	(23,967)	(23,967)
Conversion of debt to preferred stock	-	-	-	-	-	-
Issuance of preferred stock, net of issuance costs	-	-	-	-	-	-
Exercise of common stock options	2,475	-	-	69	-	69
Share-based compensation expense	-	-	-	1,489	-	1,489
Balance at June 30, 2021	205,057	466,952	$-	$312,989	$(719,292)	$(406,303)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

AIRSPAN NETWORKS INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT (CONTINUED)

(in thousands, except for share data)

	Three Months Ended June 30, 2020
	Common Stock			Additional
	Common Shares	Common B Shares	Par Value	Paid-In Capital	Accumulated Deficit	Total
Balance at March 31, 2020	202,582	466,952	$-	$309,280	$(682,697)	$(373,417)
Net loss	-	-	-	-	(11,053)	(11,053)
Conversion of debt to preferred stock	-	-	-	-	-	-
Issuance of preferred stock, net of issuance costs	-	-	-	-	-	-
Share-based compensation expense	-	-	-	495	-	495
Balance at June 30, 2020	202,582	466,952	$-	$309,775	$(693,750)	$(383,975)

	Six Months Ended June 30, 2020
	Common Stock			Additional
	Common Shares	Common B Shares	Par Value	Paid-In Capital	Accumulated Deficit	Total
Balance at December 31, 2019	202,582	466,952	$-	$308,788	$(669,682)	$(360,894)
Net loss	-	-	-	-	(24,068)	(24,068)
Conversion of debt to preferred stock	-	-	-	-	-	-
Issuance of preferred stock, net of issuance costs	-	-	-	-	-	-
Share-based compensation expense	-	-	-	987	-	987
Balance at June 30, 2020	202,582	466,952	$-	$309,775	$(693,750)	$(383,975)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

AIRSPAN NETWORKS INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,
	2021	2020

Cash flows from operating activities:
Net loss	$(23,967)	$(24,068)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,129	2,346
Foreign exchange gain on long-term debt	(1)	(12)
Bad debt expense	138	–
Gain on extinguishment of debt	(2,096)	-
Share-based compensation	1,489	987
Total adjustments	1,659	3,321
Changes in operating assets and liabilities:
Decrease in accounts receivable	30,812	3,016
(Increase) decrease in inventory	(1,029)	2,886
(Increase) decrease in prepaid expenses and other current assets	(1,460)	977
Decrease (increase) in other operating assets	56	(15)
(Decrease) in accounts payable	(18,959)	(5,566)
(Decrease) increase in deferred revenue	(2,792)	391
Increase (decrease) in other accrued expenses	3,713	(368)
Increase in other long-term liabilities	4,270	1,797
Increase in accrued interest on long-term debt	3,881	1,800
Net cash used in operating activities	(3,816)	(15,829)

Cash flows from investing activities:
Purchase of property, plant and equipment	(3,123)	(404)
Net cash used in investing activities	(3,123)	(404)

Cash flows from financing activities:
Borrowings under line of credit, net	–	1,790
Borrowings under other long-term debt	–	2,073
Proceeds from the exercise of stock options	69	–
Proceeds from the sale of Series G stock, net	–	11,913
Proceeds from the sale of Series H stock, net	505	–
Proceeds from the issuance of Series H warrants	142	–
Net cash provided by financing activities	716	15,776

Net decrease in cash, cash equivalents and restricted cash	(6,223)	(457)

Cash, cash equivalents and restricted cash, beginning of year	18,618	3,013

Cash, cash equivalents and restricted cash, end of period	$12,395	$2,556

AIRSPAN NETWORKS INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(in thousands)

	Six Months Ended June 30,
	2021	2020

Supplemental disclosures of cash flow information
Cash paid for interest	$4,938	$3,144
Cash paid for income taxes	$976	$448

Supplemental disclosure of non-cash financing activities:
Issuance of preferred stock upon conversion of debt	$-	$23,571
Conversion of debt to preferred stock	$-	$(23,571)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

AIRSPAN NETWORKS INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	BUSINESS AND BASIS OF PRESENTATION

Business

Airspan Networks Inc. (“Airspan” or the “Company”) designs and produces wireless network equipment for 4G and 5G networks for both mainstream public telecommunications service providers and private network implementations. Airspan provides Radio Access Network (“RAN”) products based on Open Virtualized Cloud Native Architectures that support technologies including 5G new radio (“5G NR”) Long Term Evolution (“LTE”) and Fixed Wireless standards operating in licensed, lightly-licensed and unlicensed frequencies.

The market for the Company’s wireless systems includes mobile carriers, other public network operators and private and government network operators for command and control in industrial and public safety applications such as smart utilities, defense, transportation, mining and oil and gas. The Company’s strategy applies the same network technology across all addressable sectors.

The Company’s main operations are in Slough, United Kingdom (“U.K.”); Mumbai, India; Tokyo, Japan; Airport City, Israel; Santa Clara, California; and with corporate headquarters in the United States (“U.S.”) in Boca Raton, Florida.

Basis of Presentation and Principles of Consolidation

The accompanying condensed financial statements include the accounts of the Company, its wholly-owned subsidiaries and Airspan IP Holdco LLC (“Holdco”) – 99.8% owned by Airspan. Non-controlling interest in the results of operations of consolidated subsidiaries represents the minority stockholders’ share of the profit or loss of Holdco. The non-controlling interest in net assets of this subsidiary, and the net income or loss attributable to the non-controlling interest, were not recorded by the Company as they are considered immaterial. All significant inter-company balances and transactions have been eliminated in consolidation. The accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

The Company’s interim condensed consolidated financial statements and related notes are unaudited. In the opinion of management, all adjustments (including normal recurring adjustments) and disclosures necessary for a fair presentation of these interim financial statements have been included. The results reported in these interim financial statements are not necessarily indicative of the results that may be reported for the entire year. Certain information and footnote disclosures required by GAAP have been condensed or omitted. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes thereto included in the Company’s financial statements as of and for the year ended December 31, 2020, included in New Beginnings Acquisition Corporation’s (“NBA”) S-4 registration statement (File No. 333-256137) (“NBA’s S-4”). The Edgar file can be found at: https://www.sec.gov/Archives/edgar/data/1823882/000182912621006591/newbeginnings_s4a.htm.

Liquidity

The Company has historically incurred losses from operations. In the past, these losses have been financed through cash on hand or capital raising activities including borrowings or the sale of newly issued shares.

The Company had $75.2 million of current assets and $59.5 million of current liabilities at June 30, 2021. During the six months ended June 30, 2021, the Company used $3.8 million in cash flow from operating activities. The Company is investing heavily in 5G research and development and the Company expects to continue to use cash from operations during 2021 and through the first half of 2022. Cash on hand and borrowing capacity under the Fortress Credit Agreement (see Note [8]) may not allow the Company to reasonably expect to meet its forecasted cash requirements.

Going concern

The accompanying condensed consolidated financial statements have been prepared and are presented assuming the Company’s ability to continue as a going concern. As discussed in Note 8 to the financial statements, the Company’s Senior Term Loan requires certain prospective financial covenants to be met. The Company’s business plan for 2021 and first half of 2022 contemplates increased revenue and reduced operating losses to achieve satisfaction of the financial covenants. Given the continued uncertainty in the global markets, in the event that the Company was unable to achieve these prospective covenants, the Company’s Senior Term Loan (see Note 8) and the Subordinated Loan (see Note 7) could become due prior to the maturity date.

AIRSPAN NETWORKS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

In order to address the need to satisfy the Company’s continuing obligations and realize its long-term strategy, management has taken several steps and is considering additional actions to improve its operating and financial results, which the Company expects will be sufficient to meet the prospective covenants of the Company’s Senior Term Loan and provide the ability to continue as a going concern, including the following:

•	focusing the Company’s efforts to increase sales in additional geographic markets;

•	continuing to develop 5G product offerings that will expand the market for the Company’s products;

•	continuing to evaluate and implement cost reduction initiatives to reduce non-strategic costs in operations and expand the Company’s labor force in lower cost geographies; and

•	renegotiating and replacing debt facilities and raising additional funds for operations.

On March 8, 2021, the Company announced that it entered into a definitive business combination agreement with NBA (NYSE American: NBA), a special purpose acquisition company (“SPAC”). Upon closing of the transactions contemplated by this agreement (“SPAC Transaction”), expected in the third quarter of 2021, the post-combination Company’s common stock will continue to be listed on the NYSE American and trade under the ticker symbol “MIMO.” The Company expects that the SPAC Transaction will provide additional access to capital and new funding sources that were not available previously to the Company.

There can be no assurance that the above actions will be successful. If the Company is unable to successfully complete the SPAC Transaction, the Company’s current cash balance will be insufficient to satisfy repayment demands from its lenders if the Company does not meet the prospective financial covenants of the Senior Term Loan and the Senior Term Loan becomes due prior to maturity. There is no assurance that the SPAC Transaction will be completed, or that new or renegotiated financing will be available or that if available, will be on satisfactory terms. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that these financial statements are issued. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

COVID-19 Update

The spread of COVID-19, a novel strain of coronavirus, has and continues to alter the behavior of business and people in a manner that is having negative effects on local, regional and global economies. The COVID-19 pandemic continues to have an impact with short-term disruptions on our supply chains, as governments take robust actions to minimize the spread of localized COVID-19 outbreaks. As a further consequence of the COVID-19 pandemic, component lead times have extended as demand outstrips supply on certain components, including semiconductors. These extended lead times have caused us to extend our forecast horizon with our contract manufacturing partners and has increased the risk of supply delays. The Company cannot at this time accurately predict what effects, or their extent, the coronavirus outbreak will have on the remainder of its 2021 operating results, due to uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak, the length of voluntary business closures and governmental actions taken in response to the outbreak. More generally, a widespread health crisis could adversely affect the global economy, resulting in an economic downturn that could affect demand for its products and therefore impact the Company’s results.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

There have been no changes to the Company’s significant accounting policies described in our audited consolidated financial statements as of and for the year ended December 31, 2020 that have had a material impact on our condensed consolidated financial statements and related notes.

Significant Concentrations

Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of cash and cash equivalents, restricted cash and accounts receivable. The Company places its cash and cash equivalents in highly rated financial instruments. The Company maintains certain of its cash balances in various U.S. banks, which at times, may exceed federally insured limits. The Company has not experienced any losses on such accounts.

AIRSPAN NETWORKS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

The Company’s accounts receivable are derived from sales of its products and approximately and 58.1% and 60.4% of product sales were to non-U.S. customers for the three months ended June 30, 2021 and 2020, respectively and approximately and 63.3% and 62.7% of product sales were to non-U.S. customers for the six months ended June 30, 2021 and 2020, respectively. Three customers accounted for $23.7 million or 58.2% of the net accounts receivable balance at June 30, 2021 and two customers accounted for $52.6 million or 73% of the net accounts receivable balance at December 31, 2020. The Company requires payment in advance or payment security in the form of a letter of credit to be in place at the time of shipment, except in cases where credit risk is considered to be acceptable. The Company’s top 3 customers accounted for 59.0% and 68.8% of revenue for the three months ended June 30, 2021 and 2020, respectively, and 59.3% and 64.1% of revenue for the six months ended June 30, 2021 and 2020, respectively. For the three and six months ended June 30, 2021, the Company had two customers whose revenue was greater than 10% of the three and six month period’s total revenue. For the three and six months ended June 30, 2020, the Company had three customers whose revenue was greater than 10% of the three and six month period’s total revenue.

The Company received 89.8% and 83.4% of goods for resale from five suppliers in the three months ended June 30, 2021 and 2020, respectively. The Company received 92.5% and 78.1% of goods for resale from five suppliers in the six months ended June 30, 2021 and 2020, respectively. The Company outsources the manufacturing of its base station products to contract manufacturers and obtains subscriber terminals from vendors in the Asia Pacific region. In the event of a disruption to supply, the Company would be able to transfer the manufacturing of base stations to alternate contract manufacturers and has alternate suppliers for the majority of subscriber terminals.

Recent Accounting Pronouncements

In January 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2017-04 (amended by ASU 2019-10), “Intangibles – Goodwill and other (Topic 350): Simplifying the Test for Goodwill Impairment.” which simplifies the test for goodwill impairment by removing the second step of the test. There is a one-step qualitative test and does not amend the optional qualitative assessment of goodwill impairment. The new standard was adopted by the Company on January 1, 2021, and it did not have a material impact on the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-15, “Intangibles — Goodwill and Other — Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract.” which requires implementation costs incurred by customers in cloud computing arrangements to be deferred and recognized over the term of the arrangement, if those costs would be capitalized by the customers in a software licensing arrangement. The new standard was adopted by the Company on January 1, 2021, and it did not have a material impact on the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, “Income taxes (Topic 740): Simplifying the Accounting for Income Taxes.” which simplifies the accounting for income taxes by removing certain exceptions to the general principles in Topic 740 and clarifies and amends the existing guidance. The new standard was adopted by the Company on January 1, 2021, and it did not have a material impact on the Company’s consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, “Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40)”. The ASU simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. The FASB reduced the number of accounting models for convertible debt and convertible preferred stock instruments and made certain disclosure amendments to improve the information provided to users. The new standard will be adopted by the Company on January 1, 2022. The new standard is not expected to have a material impact on the Company’s consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, “Earnings Per Share (Topic 260), Debt — Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options”. This ASU provides guidance for a modification or an exchange of a freestanding equity-classified written call option that is not within the scope of another Topic The new standard will be adopted by the Company on January 1, 2022. The new standard is not expected to have a material impact on the Company’s consolidated financial statements.

In March 2020, the FASB issued ASU No. 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting” which provides optional expedient and exceptions for applying generally accepted accounting principles to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. In response to the concerns about structural risks of interbank offered rates (“IBORs”) and, particularly, the risk of cessation of the LIBOR, regulators in several jurisdictions around the world have undertaken reference rate reform initiatives to identify alternative reference rates that are more observable or transaction based and less susceptible to manipulation. This accounting standards update provides companies with optional guidance to ease the potential accounting burden associated with transitioning away from reference rates that are expected to be discontinued. This new guidance may be adopted by the Company no later than December 1, 2022, with early adoption permitted. The potential adoption of this guidance is not expected to have a material impact on the consolidated financial statements.

AIRSPAN NETWORKS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

In June 2016, the FASB issued ASU No. 2016-13 (amended by ASU 2019-10), “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, regarding the measurement of credit losses for certain financial instruments.” which replaces the incurred loss model with a current expected credit loss (“CECL”) model. The CECL model is based on historical experience, adjusted for current conditions and reasonable and supportable forecasts. The Company is required to adopt the new guidance on January 1, 2023. The Company is currently evaluating the impact this guidance will have on the consolidated financial statements.

3.	REVENUE RECOGNITION

The following is a summary of revenue by category (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Products sales	$34,458	$15,633	$72,512	$33,892
Non-recurring engineering (“NRE”)	4,771	5,387	6,896	8,652
Product maintenance contracts	327	2,901	3,252	5,797
Professional service contracts	1,909	2,940	3,795	5,629
Software licenses	527	728	1,114	949
Other	56	204	414	452
Total revenue	$42,048	$27,793	$87,983	$55,371

For all of the Company’s product sales, revenue is recognized when control of the product is transferred to the customer (i.e., when the Company’s performance obligation is satisfied), which typically occurs at shipment of the product. For product sales, the Company generally does not grant return privileges, except for defective products during the warranty period. Sales taxes collected from customers are excluded from revenues.

Revenue from non-recurring engineering is recognized at a point in time or over-time depending on if the customer controls the asset being created or enhanced. For new product design or software development services, the customer does not control the asset being created, the customer is not simultaneously receiving or consuming the benefits from the work performed and the work performed has alternative use to the Company. Therefore, revenue related to these projects is recognized at a point in time which is when the specified developed technology has been delivered and accepted by the customer. Revenue recognized at a point in time for these services amounted to $1.4 million and $3.2 million for the three months ended June 30, 2021 and 2020, respectively and $3.5 million and $4.6 million for the six months ended June 30, 2021 and 2020, respectively. For services performed on a customer’s owned asset, since the customer controls the asset being enhanced, revenue is recognized over time as services are rendered. Revenue recognized over time for these services using a cost-based input method amounted to $3.4 million and $2.2 million for the three months ended June 30, 2021 and 2020, respectively, and $3.4 million and $4.0 million for the six months ended June 30, 2021 and 2020, respectively. The Company is allowed to bill for services performed under the contract in the event the contract is terminated.

Revenue from professional service contracts primarily relates to training and other consulting arrangements performed by the Company for its customers. Revenues from professional services contracts provided on a time and materials basis are recognized when the Company has the right to invoice under the practical expedient as amounts correspond directly with the value of the services rendered to date.

Revenue from product maintenance contracts is recognized over time as the Company’s performance obligations are satisfied. This is typically the contractual service period, which is generally one year. Maintenance and support services are a distinct performance obligation that includes the stand-ready obligation to provide telephone support, bug fixes and unspecified software upgrades and updates provided on a when-and-if-available basis and/or extended hardware warranty, which is considered a service type warranty.

Revenue from software licenses is primarily related to the sale of perpetual licenses to customers. The software delivered to the customer has stand-alone functionality and the customer can use the intellectual property as it exists at any time. Therefore, the Company recognizes revenue when the software license is delivered to the customer. There are no further performance obligations once the software license is delivered to the customer.

AIRSPAN NETWORKS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Payment terms to customers generally range from net 30 to 120 days from invoice, which are considered to be standard payment terms. The Company assesses its ability to collect from its customers based primarily on the creditworthiness and past payment history of the customer. The Company has elected to apply the practical expedient that allows an entity to not adjust the promised amount of consideration in customer contracts for the effect of a significant financing component when the period between the transfer of product and services and payment of the related consideration is less than one year. The estimated cost of any post-sale obligations, including basic product warranties, is accrued at the time revenue is recognized based on a number of factors, which include historical experience and known conditions that may impact future warranty costs.

The Company accounts for shipping and handling activities as a fulfilment cost rather than an additional promised service. Therefore, revenue related to shipping and handling activities is included in product revenues. Shipping and handling costs are accrued and recorded as cost of revenue when the related revenue is recognized. Billings to customers for reimbursement of out-of-pocket expenses, including travel, lodging and meals, are recorded as revenue, and the associated costs incurred by the Company for those items are recorded as cost of revenue. Revenue related to the reimbursement of out-of-pocket costs are accounted for as variable consideration.

Contract Balances

A contract asset is recorded when revenue is recognized in advance of our right to receive consideration (i.e., we must perform additional services in order to receive consideration). Amounts are recorded as receivables when our right to consideration is unconditional. When consideration is received, or we have an unconditional right to consideration in advance of delivery of goods or services, a contract liability is recorded. The transaction price can include non-refundable upfront fees, which are allocated to the identifiable performance obligations.

Contract assets are included within accounts receivables and contract liabilities are included in deferred revenue in our condensed consolidated balance sheets. The opening and closing balances of our contract asset and liability balances from contracts with customers as of December 31, 2020 and June 30, 2021 were as follows:

	Contracts Assets	Contracts Liabilities

Balance as of December 31, 2020	$5,361	$7,521
Balance as of June 30, 2021	11,917	4,729
Change	$6,556	$(2,792)

Revenues for the three and six months ended June 30, 2021 and 2020, include the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Amounts included in the beginning of year contract liability balance	$877	$422	$4,427	$1,814

Costs to Obtain or Fulfill a Contract

The Company capitalizes commission expenses paid to internal sales personnel and sales agent commissions that are incremental to obtaining customer contracts, for which the related revenue is recognized over a future period. These costs are incurred on initial sales of product, maintenance and professional services and maintenance and support contract renewals. The Company defers these costs and amortizes them over the period of benefit, which the Company generally considers to be the contract term or length of the longest delivery period as contract capitalization costs in the condensed consolidated balance sheets. Commissions paid relating to contract renewals are deferred and amortized on a straight-line basis over the related renewal period as commissions paid on renewals are commensurate with commissions paid on initial sales transactions. Costs to obtain or fulfil contracts were not significant for the three months ended June 30, 2021 and 2020. Costs to obtain a contract for development and engineering service contracts are expensed as incurred in accordance with the practical expedient as the contractual period of these contracts are generally one year or less.

AIRSPAN NETWORKS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Warranty Liabilities

The Company provides a limited warranty for periods, usually ranging from 12 to 24 months, to all purchasers of its new products. Warranty expense is accrued on the sale of products and is recognized as a cost of revenue. The expense is estimated based on analysis of historic costs and other relevant factors.

Information regarding the changes in the Company’s product warranty liabilities for the three and six months ended June 30, 2021 and 2020 is as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Balance, beginning of period	$1,019	$986	$1,019	$981
Accruals	168	150	260	181
Settlements	(88)	(169)	(180)	(195)
Balance, end of period	$1,099	$967	$1,099	$967

4.	GOODWILL AND INTANGIBLE ASSETS, NET

The Company has goodwill of $13.6 million at June 30, 2021 and December 31, 2020 resulting from a prior acquisition.

Intangible assets, net consists of the following (in thousands):

	Weighted	June 30, 2021
	Average Useful Life (in years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Internally developed technology	10	$7,810	$(2,017)	$5,793
Customer relationships	6	2,130	(917)	1,213
Trademarks	2	720	(720)	-
Non-compete	3	180	(155)	25
Total acquired intangible assets		$10,840	$(3,809)	$7,031

	Weighted	December 31, 2020
	Average Useful Life (in years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Internally developed technology	10	$7,810	$(1,627)	$6,183
Customer relationships	6	2,130	(739)	1,391
Trademarks	2	720	(720)	-
Non-compete	3	180	(125)	55
Total acquired intangible assets		$10,840	$(3,211)	$7,629

AIRSPAN NETWORKS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Amortization expense related to the Company’s intangible assets amounted to $0.3 million and $0.4 million for the three months ended June 30, 2021 and 2020, respectively, and $0.6 million and $0.8 million for the six months ended June 30, 2021 and 2020, respectively.

Estimated amortization expense for the remainder of 2021 and thereafter related to the Company’s intangible assets is as follows (in thousands):

2021	$593
2022	1,136
2023	1,136
2024	1,107
2025	781
Thereafter	2,278
Total	$7,031

5.	OTHER ACCRUED EXPENSES

Other accrued expenses consist of the following (in thousands):

	June 30, 2021	December 31, 2020
Accrued payroll and related benefits and taxes	$6,875	$6,812
Accrued royalties	4,350	3,401
Agent and sales commissions	3,659	2,501
Right-of-use lease liability, current portion	2,945	2,671
Tax liabilities	613	1,967
Product warranty liabilities	1,099	1,019
Marketing accruals	1,092	869
Manufacturing accruals	2,592	1,243
Other	3,026	2,055
Other accrued expenses	$26,251	$22,538

6.	SUBORDINATED DEBT

On August 6, 2015, the Company issued Golden Wayford Limited a $10.0 million subordinated Convertible Note Promissory Note (the “Golden Wayford Note”) pursuant to the subordinated Convertible Purchase Agreement dated such date. The Golden Wayford Note was amended and restated on November 28, 2017, to reduce the interest rate thereon and to reflect the application of the payment of $1.0 million of principal on such note. The Golden Wayford Note had an original maturity date of February 16, 2016, which through subsequent amendments was extended to June 30, 2020. The conversion rights related to this agreement expired on its maturity date, June 30, 2020, and on this date the loan was reclassified from Subordinated Convertible Debt to Subordinated Debt.

The principal and accrued interest under the Golden Wayford Note would have been automatically converted into common shares at the time of the next equity financing and consummated prior to, on or after the maturity date (June 30, 2020). Such conversion right expired in accordance with its term. Interest accrues at 5.0% per annum and is payable quarterly, however, because such payment is prohibited by the terms of the subordination, interest is (in accordance with the terms of the related promissory note) paid in kind.

On December 30, 2020, Pacific Western Bank (“PWB”) and Ally Bank (“Ally”) assigned their interests in a loan facility under the Second Amended and Restated Loan and Security Agreement (the “PWB Facility”) to certain new lenders pursuant to an assignment agreement (the “Assignment Agreement”) and PWB entered into a resignation and assignment agreement (the “Agent Resignation Agreement”) pursuant to which PWB resigned in its capacity as agent under all of the transaction documents and DBFIP ANI LLC (“Fortress”) became the successor agent (as defined in the Agent Resignation Agreement), replacing PWB in such capacity under the PWB Facility.

AIRSPAN NETWORKS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

The Golden Wayford Note was subordinate to the PWB Facility and, after giving effect to the Assignment Agreement, the Resignation Agreement and the Reaffirmation and Omnibus Amendment, is now subordinate to the obligations under the Fortress Credit Agreement (see Note 8). A limited waiver under the Fortress Credit Agreement waives each actual and prospective default and event of default existing under the Fortress Credit Agreement directly as a result of the non-payment of the Golden Wayford Note.

The Company had subordinated debt outstanding of $9.0 million, plus $1.3 million and $1.1 million of accrued interest as of June 30, 2021 and December 31, 2020, respectively.

7.	SUBORDINATED TERM LOAN – RELATED PARTY

On February 9, 2016, the Company entered into a $15.0 million subordinated term loan agreement with a related party (the “Subordinated Loan Agreement”) that was due to mature on February 9, 2018. On July 12, 2016, the Company entered into an additional $15.0 million Amendment No. 1 to Subordinated Term Loan Agreement that was due to mature on February 9, 2018. On July 3, 2017, the Company entered into Amendment No. 2 to the Subordinated Term Loan Agreement that extended the maturity date to June 30, 2019. On May 23, 2019, the Company entered into Amendment No. 3 to the Subordinated Term Loan Agreement that extended the maturity date to December 31, 2020. On March 30, 2020, the Company entered into Amendment No. 4 to the Subordinated Term Loan Agreement that extended the maturity date to December 31, 2021. On December 30, 2020, the Company entered into Amendment No. 5 to the Subordinated Term Loan Agreement that extended the maturity date of the later of (a) December 30, 2024 and (b) 365 days after the maturity date of the Fortress Credit Agreement (as in effect on December 30, 2020) (see Note 8). The note was subordinate to the PWB Facility and on December 30, 2020, the interests of PWB and Ally in the PWB Facility were assigned to new lenders pursuant to an Assignment Agreement (the “Assignment Agreement”) and PWB entered into a Resignation and Assignment Agreement (the “Agent Resignation Agreement”) pursuant to which PWB resigned in its capacity as agent under all of the transaction documents and Fortress became the successor agent (as defined in the Agent Resignation Agreement), replacing PWB in such capacity under the PWB Facility.

Prior to May 23, 2019, interest accrued at 2.475% per annum and was payable quarterly. In accordance with the amendments below, the interest rate changed as follows:

(a)	Amendment Number 3, on May 23, 2019, the interest rate changed to 9.0% per annum to be accrued;

(b)	Amendment Number 4, on March 30, 2020, the interest rate changed to 9.0% per annum through December 31, 2020 and from and after January 1, 2021, at a rate of 12.0% per annum to be accrued; and

(c)	Amendment Number 5, on December 30, 2020, the interest rate from January 1, 2021 and thereafter changed to 9.0% per annum to be accrued, subject to reversion to 12.0% if a condition subsequent is not satisfied. The subsequent condition was satisfied.

The principal and accrued interest may be repaid early without penalty.

The Company had a subordinated term loan outstanding of $30.0 million, plus $6.3 million and $4.8 million of accrued interest as of June 30, 2021 and December 31, 2020, respectively.

8.	SENIOR TERM LOAN

On December 30, 2020, the Company, together with Airspan IP Holdco LLC, Airspan Networks (SG) Inc., Mimosa Networks, Inc., Mimosa Networks International, LLC, Airspan Communications Limited, Airspan Networks LTD, and Airspan Japan K.K. as guarantors, (collectively the “Loan Parties”), together with the other parties thereto, entered into the Assignment Agreement, the Resignation and Assignment Agreement, and the Reaffirmation and Omnibus Amendment, the result of which was the amendment and restatement of the terms of the PWB Facility under the Fortress Credit Agreement with the new lenders as the lenders thereunder. Fortress in its capacity became the administrative agent, collateral agent and trustee for the lenders and other secured parties.

The Fortress Credit Agreement initial term loan total commitment of $34.0 million and a term loan commitment of $10.0 million were both funded to the Company on December 30, 2020. Pursuant to the Fortress Credit Agreement, the Company may expand the term loan commitment by $20.0 million subject to the terms and conditions of the agreement. The maturity date of the total loan commitment is December 30, 2024. The Fortress Credit Agreement contains a prepayment premium of 5.0% if the prepayment occurs during the period from December 30, 2021 through December 29, 2022, and 3.0% if the prepayment occurs during the period from December 30, 2022 through December 29, 2023. The Fortress Credit Agreement also contains a prohibition on prepayment during the period from December 30, 2020 through December 29, 2021. Subsequent to December 29, 2021, the Company may prepay this loan but will incur a related fee in the amount of a make-whole amount of interest that would have been payable had such prepayment not been made.

AIRSPAN NETWORKS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

As of June 30, 2021, the Company was in compliance with all applicable covenants under the Fortress Credit Agreement.

The Company had a senior term loan outstanding of $44.0 million, plus $1.2 million and $25.0 thousand of accrued interest as of June 30, 2021 and December 31, 2020, respectively.

9.	LONG-TERM DEBT

Long-term debt consists of:

	June 30, 2021	December 31, 2020
PPP Loan	$-	$2,087
Finnish Funding Agency for Technology and Innovation (“Tekes”)	443	458
	443	2,545
Less current portion – product development loan	(288)	(298)
Less accrued interest on product development loan – current	(155)	(160)
Total long-term debt	$-	$2,087

On April 27, 2020, under the Paycheck Protection Program (“PPP”) established by the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act, administered by the Small Business Administration (“SBA”), the Company entered into a promissory note of approximately $2.1 million with First Home Bank (“PPP Loan”). The promissory note bears interest at a rate of 1% and is payable in monthly installments of principal and interest over 18 months beginning seven months from the date of this promissory note and continuing on the 5th day of each month thereafter. A final payment of the entire unpaid balance of principal and interest will be due on April 27, 2022, the maturity date. On March 8, 2021, the Company applied for the promissory note to be forgiven by the SBA in whole or in part and was notified on June 10, 2021 that the SBA has approved our application to forgive the entire loan and accrued interest. For the three and six months ended June 30, 2021, the Company recorded a gain on extinguishment of debt for the PPP Loan of $2.1 million and the accrued interest of $23 thousand, respectively for the PPP Loan.

At both June 30, 2021 and December 31, 2020, there were two capital loans amounting to $0.3 million with Tekes, the main public funding organization for research and development in Finland.

10.	FAIR VALUE MEASUREMENTS

The Company’s assets and liabilities recorded at fair value are categorized based upon a fair value hierarchy that ranks the quality and reliability of the information used to determine fair value.

The Company has certain non-financial assets that are measured at fair value on a non-recurring basis when there is an indicator of impairment, and they are recorded at fair value only when impairment is recognized. These assets include property, plant and equipment, goodwill and intangible assets, net. The Company did not record impairment to any non-financial assets in the three months ended June 30, 2021 and 2020. The Company does not have any non-financial liabilities measured and recorded at fair value on a non-recurring basis.

AIRSPAN NETWORKS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Financial Disclosures about Fair Value of Financial Instruments

The tables below set forth information related to the Company’s condensed consolidated financial instruments (in thousands):

	Level in	June 30, 2021		December 31, 2020
	Fair Value	Carrying	Fair	Carrying	Fair
	Hierarchy	Amount	Value	Amount	Value
Assets:
Cash and cash equivalents	1	12,208	12,208	18,196	18,196
Restricted cash	1	187	187	422	422
Cash and investment in severance benefit accounts	1	3,516	3,516	3,567	3,567

Liabilities:
Subordinated term loan	2	36,325		34,756	24,327
Subordinated debt	2	10,316		10,065	6,624
Senior term loan	2	38,895		36,834	37,948
Long-term debt	2	-	-	2,087	2,087
Warrants(a)	3	12,291	12,291	7,632	7,632

(a)	As of June 30, 2021 and December 31, 2020, the fair value of warrants outstanding that are classified as liabilities are included in other long-term liabilities in the Company’s condensed consolidated balance sheets.

The fair value of the Company’s cash and cash equivalents and restricted cash approximate the carrying value because of their short-term nature of these accounts.

As of June 30, 2021, the fair value of the subordinated term loan, subordinated debt and senior term loan considered the senior status of the senior term loan (Fortress Credit Agreement), followed by the junior status of the subordinated term loan and subordinated debt. The implied yields of the senior term loan, subordinated term loan and subordinated debt were 10.92%, 15.51% and 14.62%, respectively.

As of December 31, 2020, the fair value of the subordinated term loan, subordinated debt and senior term loan considered the senior status of the senior term loan (Fortress Credit Agreement), followed by the junior status of the subordinated term loan and subordinated debt. The senior term loan face value was adjusted for $4.7 million of original issue discounts and $1.4 million of fair value of Series H warrants issued to lenders pursuant to the Fortress Credit Agreement, resulting in the fair value of the senior term loan totaling $37.9 million, with a 12.80% implied yield. The implied yields of the subordinated term loan and subordinated debt were 17.05% and 16.57%, respectively.

The estimated fair value of long-term debt approximated its carrying amount because based on the arrangement of the financing of the debt and pursuant to the terms of the CARES ACT, the Company applied for this debt to be forgiven by the SBA in whole or in part.

11.	COMMITMENTS AND CONTINGENCY

The Company had commitments with its main subcontract manufacturers under various purchase orders and forecast arrangements of $76.6 million at June 30, 2021, the majority of which have expected delivery dates during the year ended December 31, 2021.

Certain officers of the Company have change in control payments that they would be entitled to receive in the event of a change in control.

Contingencies and Legal Proceedings

From time to time, the Company receives and reviews correspondence from third parties with respect to licensing their patents and other intellectual property in connection with the sale of the Company’s products. Disputes may arise with such third parties if an agreement cannot be reached regarding the licensing of such patents or intellectual property.

AIRSPAN NETWORKS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

On October 14, 2019, Barkan Wireless IP Holdings, L.P. (“Barkan”) filed a suit against Sprint Corporation and related entities (“Sprint”) alleging patent infringement based in part on two of the Company’s products, Airave 4 and Magic Box Gold. See Barkan Wireless IP Holdings, L.P. v. Sprint Corporation et al, Case No. 2:19-cv-00336-JRG (E.D. Tex.). On March 26, 2021, after a settlement between Barkan and Sprint, the Court granted an agreed motion to dismiss and the case was closed. Sprint has demanded that the Company indemnify Sprint $3,870,000 for a portion of the amounts Sprint paid to defend and settle the case. On April 27, 2021, Sprint gave notice that it intends to set-off amounts it owes the Company until Sprint’s indemnity demand is satisfied. The Company is currently evaluating Sprint’s indemnity demand and the extent of the Company’s indemnity obligation, if any.  On July 6, 2021 Airspan invoked its rights under the dispute resolution clause in its agreement with Sprint to call for a meeting with Sprint to discuss the unresolved dispute.  The parties are in negotiations on the matter in question.

On April 27, 2021, Magnacross LLC filed a complaint for patent infringement against the Company in the United States District Court for the District of Delaware.  The Complaint alleges infringement of United States Patent No. 6,917,304 (“the ’304 Patent”).  The ’304 Patent is titled “Wireless Multiplex [sic] Data Transmission System.”    On June 16, 2021 plaintiff filed a Notice of Voluntary Dismissal Without Prejudice, which the District Court approved by Order dated June 16, 2021.

Except as set forth above, the Company is not currently subject to any other material legal proceedings. The Company may from time to time become a party to various other legal proceedings arising in the ordinary course of its business. While the results of such claims and litigation cannot be predicted with certainty, the Company currently believes that it is not a party to any litigation the final outcome of which is likely to have a material adverse effect on the Company’s condensed consolidated financial position, results of operations or cash flows.

12.	COMMON STOCK AND CONVERTIBLE PREFERRED STOCK

Convertible preferred stock consists of the following shares at $0.0001 par value:

Series	Shares Authorized 6/30/2021	Shares issued and outstanding 6/30/2021	Shares issued and outstanding 12/31/2020
Convertible Preferred Stock
Series B	72,123	-	-
Series B-1	72,123	72,123	72,123
Series C	416,667	-	-
Series C-1	416,667	416,667	416,667
Series D	2,142,050	1,080,993	1,080,993
Series D-1	487,805	325,203	325,203
Series D-2	2,142,050	370,000	370,000

Senior Convertible Preferred Stock
Series E	1,008,742	615,231	615,231
Series E-1	659,310	393,511	393,511
Series F	398,401	352,076	352,076
Series F-1	46,325	46,325	46,325
Series G	740,987	740,987	740,987
Series G-1	202,100	-	-
Series H	487,806	181,294	168,288
	9,293,156	4,594,410	4,581,404

AIRSPAN NETWORKS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Issuances of Convertible Preferred Stock as of June 30, 2021:

Description	Shares Issued	Issuance Price per share	Conversion Rate		Voting Rate	Liquidation Preference (in thousands)
Convertible Preferred Stock
Series B-1	72,123	$807.00	1.0		-	$58,203
Series C-1	416,667	$24.00	1.0		-	$10,000
Series D	1,080,993	$61.50	1.0		1.00	$66,481
Series D-1	325,203	$61.50	1.0		-	$20,000
Series D-2	370,000	$61.50	1.0		-	$22,755

Senior Convertible Preferred Stock
Series E	615,231	$91.00	1.04		1.04	$55,989
Series E-1	393,511	$91.00	1.04		-	$35,811
Series F	352,076	$107.93	1.755		1.755	$38,000
Series F-1	46,325	$107.93	1.755		-	$5,000
Series G	740,987	$61.50	1.0	*	1.00	$113,927
Series H	181,294	$61.50	1.0		1.00	$11,150

*	The Series G and G-1 Convertible Preferred Stock have special conversion rights in connection with an initial public offering or a SPAC merger whereby the Series G Convertible Preferred Stock shall receive shares to at least 2.5 times the amount paid for each preferred share.

Voting and Control

At June 30, 2021, Series B, B-1, C, C-1, D, D-1 and D-2 Convertible Preferred Stock and E, E-1, F, F-1, G, G-1 and H Senior Convertible Preferred Stock combined would convert into a total of approximately 94.5% of the Company’s outstanding common stock, Class B common stock and Class C common stock and represents approximately 92.2% of the Company’s outstanding voting power. At June 30, 2021, Oak Investment Partners held all of the Series B-1, C-1 and D-2 Convertible Preferred Stock, 66.8% of the Series D Convertible Preferred Stock, 52.6% of the Series F Senior Convertible Preferred Stock, 56.7% of the Series G Senior Convertible Preferred Stock and 31.4% of the Series H Senior Convertible Preferred Stock.

Dividends

At June 30, 2021 and December 31, 2020, the Company has no accumulated or accrued and unpaid dividends on the convertible preferred stock. There are no established dividends on any convertible preferred stock.

Warrants

The Company accounts for outstanding convertible preferred stock warrants that have been earned and are exercisable into shares of the Company’s convertible preferred stock as liabilities pursuant to Accounting Standards Codification 480, “Distinguishing Liabilities from Equity” as the warrants are exercisable into shares of convertible preferred stock that are contingently redeemable upon events outside the control of the Company. The warrant liability is included in Other Long-term Liabilities on the accompanying condensed consolidated balance sheets. The warrants are remeasured and recognized at fair value at each balance sheet date. At the end of each reporting period, changes in fair value during the period are recognized as a component of Other expense, net on the accompanying condensed consolidated statements of operations.

In January 2021 and February 2021, the Company issued warrants for the purchase of 6,097 and 406, respectively, shares of Series H Convertible Preferred Stock to certain holders of its Series H Senior Convertible Preferred Stock (one warrant for every two shares of Series H Senior Convertible Preferred Stock purchased in January and February 2021, respectively) with an exercise price of $61.50 per share and a 5-year term (“Series H warrants”). The Company accounted for the initial fair value of the Series H warrants as a discount on the Series H Senior Convertible Preferred Stock issuance and recorded a corresponding warrant liability.

In June 2014, the Company issued warrants to purchase 203,252 shares of Series D Convertible Preferred Stock (originally 12,500 taking effect for 16.26 to 1 stock split) to holders of its Series D Convertible Preferred Stock with an exercise price of $61.50 per share, subject to certain performance requirements (the “D Warrants”). These warrants were unvested at December 31, 2020 and 2019 as the performance criteria had not been met and therefore, no liability has been recorded with respect to these instruments. The D warrants expired (unearned/unexercised) on January 31, 2021.

AIRSPAN NETWORKS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Warrants issued and outstanding as of June 30, 2021 and December 31, 2020:

	Warrants Outstanding
	Series D	Series D-1	Series H
Outstanding as of December 31, 2020	203,252	162,601	139,428
Issuance of warrants	-	-	6,503
Warrants expired	(203,252)	-	-
Outstanding as of June 30, 2021	-	162,601	145,931

The change in fair value of the warrant liability as of June 30, 2021 and December 31, 2020 was:

	Warrant Liability
(in thousands)	Series D-1	Series H	Total
As of December 31, 2020	$4,109	$3,523	$7,632
Fair value of warrants at issuance	-	142	142
Increase in fair value	3,541	976	4,517
As of June 30, 2021	$7,650	$4,641	$12,291

As of June 30, 2021 and December 31, 2020, the Series D-1 and Series H warrants fair value were determined using a hybrid scenario approach, including a Monte Carlo simulation. On March 3, 2021, Airspan reduced the exercise price of the D-1 warrants to $45.9875.

13.	SHARE-BASED COMPENSATION

The following table sets forth the activity for all common stock options:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)

Outstanding, December 31, 2020	958,782	$22.88	6.79
Granted(a)	77,256	36.30	-
Exercised	(2,200)	(31.26)	-
Forfeited	(15,713)	(20.67)	-
Outstanding, June 30, 2021(b)	1,018,125	$23.91	6.52
Exercisable, June 30, 2021(c)	680,409	$21.17	5.62

(a)	The weighted average grant-date fair value of options granted during the six months ending June 30, 2021 was $24.27 per share.

(b)	The aggregate intrinsic value of all options outstanding as of June 30, 2021 was $14.3 million.

(c)	The aggregate intrinsic value of all vested/exercisable options as of June 30, 2021 was $11.5 million.

Because the Company maintained a full valuation allowance on its U.S. deferred tax assets, it did not recognize any tax benefit related to share-based compensation expense for the three and six months ended June 30, 2021 and 2020. As of June 30, 2021, there was $4.8 million of unrecognized compensation expense related to stock options to be recognized over a weighted average period of 2.42 years and $1.1 million of unrecognized compensation expense related to restricted stock awards to be recognized over a weighted average period of 7.39 years.

AIRSPAN NETWORKS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

The following table summarizes the number of authorized, unissued shares of common stock, under all employee stock plans, to be issued upon exercise as of June 30, 2021:

Plans	Number of Shares
Total options available to be granted	221,323
Total options outstanding	1,018,125
Total common stock reserved for future issuance under employee stock plans	1,239,448

The following table summarizes share-based compensation expense for the three and six months ended June 30, 2021 and 2020 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Research and development	$254	$200	$468	$399
Sales and marketing	196	104	336	206
General and administrative	363	179	656	358
Cost of sales	14	12	28	24
Total share-based compensation	$827	$495	$1,488	$987

14.	NET LOSS PER SHARE

Net loss per share is computed using the weighted average number of shares of common stock outstanding less the number of shares subject to repurchase.

The following table sets forth the computation of basic and diluted net loss per share for the periods indicated (in thousands, except share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Numerator:
Net loss	$(10,418)	$(11,053)	$(23,967)	$(24,068)

Denominator - basic and diluted:
Weighted average common shares outstanding	670,043	669,534	669,839	669,534

Net loss per share - basic and diluted	$(15.55)	$(16.51)	$(35.78)	$(35.95)

AIRSPAN NETWORKS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

The following table sets forth the amounts excluded from the computation of diluted net loss per share as their effect was anti-dilutive:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Stock options outstanding (a)	1,018,125	980,946	1,018,125	980,946
Non-vested shares of restricted stock	72,989	68,557	72,989	68,557
Preferred stock and warrants (b):
Convertible Preferred Stock
Series B	—	72,123	—	72,123
Series B-1	72,123	—	72,123	—
Series C	—	416,667	—	416,667
Series C-1	416,667	—	416,667	—
Series D	1,080,993	1,450,993	1,080,993	1,450,993
Series D-1	325,203	325,203	325,203	325,203
Series D-2	370,000	—	370,000	—
Senior Convertible Preferred Stock
Series E	615,231	615,231	615,231	615,231
Series E-1	393,511	393,511	393,511	393,511
Series F	352,076	352,076	352,076	352,076
Series F-1	46,325	46,325	46,325	46,325
Series G	740,987	464,566	740,987	464,566
Series H	181,294	—	181,294	—
Warrants
Series D and D-1 warrants	162,602	585,624	162,602	585,624
Series H warrants	145,931	—	145,931	—

(a)	If the Company had reported net income, the calculation of these per share amounts would have included the dilutive effect of these common stock equivalents using the treasury stock method for stock options.

(b)	The convertible preferred stock and warrants referred to in Note [11] were also excluded on an as converted basis because their effect would have been anti-dilutive.

15.	RELATED PARTY TRANSACTIONS

As of both June 30, 2021 and December 31, 2020, there was an outstanding note receivable amounting to $87 thousand due from the Company’s President and Chief Executive Officer in connection with the purchase of 500,000 shares of the Company’s common stock. The note was originally entered into in 1999 in the amount of $130 thousand of which $43 thousand had been repaid at June 30, 2021. No interest is due on the debt. The debt is collateralized by Airspan stock.

As disclosed in Note [7], as of June 30, 2021 and December 31, 2020, the Company has a Subordinated Term Loan with a related party.

16.	EQUITY METHOD INVESTMENTS

The Company accounts for its investment in a wholly-owned subsidiary, Dense Air, as an equity method investment. Dense Air has been funded by its sole lender through convertible debt with various restrictions and requirements including a conversion option on substantially all of the ownership interest in Dense Air. Dense Air was designed to acquire and hold specific assets and the fixed price conversion option is economically similar to a call option on the assets of Dense Air. Therefore, the Company concluded consolidation is not required. The Company did determine it has significant influence in the operations of Dense Air and therefore, has applied the equity method of accounting. Given Dense Air has operated at a loss since its inception, and the Company has not guaranteed the obligations of Dense Air or otherwise committed to provide further financial support, equity method accounting has been discontinued. The equity method investment has no value at June 30, 2021 and December 31, 2020.

AIRSPAN NETWORKS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

There have been no dividends received from Dense Air for the three and six months ended June 30, 2021 and 2020.

On March 22, 2021, an investor acquired the sole lender to Dense Air’s rights and obligations under a convertible loan agreement. Concurrently, the Company received a notice of conversion from the investor to convert the outstanding amount of the loan into shares equating to 95% of the share capital of Dense Air. The conversion is contingent on regulatory consent in Australia, which is expected in the third quarter of 2021.

The Company receives reimbursement of its expenses for providing certain management support functions to Dense Air, a related party, which are not material.

17.	SUBSEQUENT EVENT

The Company has evaluated events and transactions that occurred during the period from the balance sheet date through August 19, 2021, the date these consolidated financial statements were issued. Except as disclosed below, the Company is not aware of any other subsequent events which would require adjustment or disclosure in the consolidated financial statements.

On August 13, 2021, the Company consummated the previously announced SPAC Transaction with NBA, following which the Company became a wholly owned subsidiary of NBA (which subsequently changed its name to Airspan Networks Holdings Inc.).  Airspan Networks Holdings Inc.’s common stock is listed on the NYSE American and trades under the ticker symbol “MIMO.”

9,000,000 Shares of Common Stock

Underlying 9,000,000 Warrants

PRELIMINARY PROSPECTUS

                 , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses that will be paid by us in connection with the issuance and distribution of the securities being registered.

All amounts are estimates, except for the SEC registration fee.

	Amount
SEC registration fee	$9,789.54	*
Accounting fees and expenses	24,400
Legal fees and expenses	20,000
Miscellaneous fees and expenses	2,500

Total expenses	$56,689.54

*	Previously paid in connection with the filing of the registrant’s registration statement on Form S-4 (File No. 333-256137), which is amended hereby.

ITEM 14.	Indemnification of Directors and Officers

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery of the State of Delaware or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Our Certificate of Incorporation, which became effective upon completion of the Business Combination, provides that, to the fullest extent permitted by the DGCL, no director of ours shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director. In addition, our Certificate of Incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of ours shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Our Certificate of Incorporation further provides that any repeal or modification of the foregoing provisions by our stockholders will not adversely affect any right or protection of a director of ours with respect to any acts or omissions occurring prior to the time of such repeal or modification.

Our Certificate of Incorporation provides that each person who is or was our director or officer or is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise (including the heirs, executors, administrators or estate of such person) will be indemnified and advanced expenses by us, in accordance with our Bylaws, to the fullest extent authorized or permitted by the DGCL, as it may be amended (but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights than said law permitted us to provide prior to such amendment), or any other applicable laws.

Our Bylaws provide that we will indemnify and hold harmless each person who is or was serving as our director or officer or who, serving as our director or officer, is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which the person is a party or is threatened to be made a party because of such service, and that we will make advances of expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding, to the fullest extent permitted by law. However, our Bylaws also provide that no such indemnity will be made in respect of any matter as to which a director or officer has been adjudged to be liable to us, unless and only to the extent that the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

Our Bylaws further provide that if the DGCL is amended to authorize further indemnification of directors or officers, then our directors and officers will be indemnified to the fullest extent permitted by the DGCL.

In connection with the Business Combination, we entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and our Certificate of Incorporation and our Bylaws.

We will also maintain a general liability insurance policy, which will cover certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

ITEM 15.	Recent Sales of Unregistered Securities.

Set forth below is information regarding securities sold by us within the past three years which were not registered under the Securities Act. Also included is the consideration received by us for such securities and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

On November 3, 2020, New Beginnings consummated its IPO of 10,000,000 New Beginnings units at an offering price of $10.00 per unit, with each New Beginnings unit consisting of one share of Common Stock and one Public Warrant, resulting in gross proceeds of $100.0 million (before underwriting discounts and commissions and offering expenses).

Prior to the consummation of the IPO, the Sponsor subscribed for 2,156,250 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.012 per share. On October 20, 2020, New Beginnings effected a stock dividend resulting in the Sponsor holding an aggregate of 2,875,000 Founder Shares, representing an adjusted purchase price of approximately $0.009 per share. Simultaneously with the consummation of the IPO, New Beginnings sold 500,000 Private Placement Units in a private placement transaction at a purchase price of $10.00 per unit to the Sponsor. As a result of this transaction and after giving effect to the exercise of the underwriters’ over-allotment option discussed below, New Beginnings sold a total of 545,000 Private Placement Units to the Sponsor, resulting in gross proceeds to New Beginnings of approximately $5,450,000. Each Private Placement Unit sold in the private placement was identical to the New Beginnings units sold in the IPO, except that the Warrants included in the Private Placement Units sold to the Sponsor were Private Placement Warrants that: (i) are not redeemable by us and (ii) may be exercised for cash or on a cashless basis, so long as they are held by the initial purchasers or any of their permitted transferees.

On November 9, 2020, the underwriters partially exercised the over-allotment option to purchase 1,000,000 additional New Beginnings units, and on November 12, 2020, the underwriters fully exercised the over-allotment option to purchase an additional 500,000 New Beginnings units, generating an aggregate of gross proceeds of $15,000,000.

On March 5, 2021, Legacy Airspan entered into the Customer Agreement with the Customer, which became effective on the Closing Date. The Customer Agreement provides for the issuance of the Customer Warrants to purchase up to 100,000 shares of Common Stock at price of $10.00 per share subject to customary adjustments. The Customer Warrants will vest during the 36 months following the date that the Customer or its affiliates order certain eligible products under its commercial agreement with us, with the Customer Warrants vesting for one share of Common Stock for every $200 in gross purchase orders placed by the Customer or its affiliates. A vested Customer Warrant may be exercised only during the period commencing on the date of the Customer Agreement and terminating on the fifth anniversary of the issuance of such Customer Warrant, at 5:00 p.m., New York City time, subject to extension in certain limited circumstances. As of September 30, 2021, no Customer Warrants had vested or were exercisable.

Contemporaneously with the execution of the Business Combination Agreement, the PIPE Investors entered into certain subscription agreements, pursuant to which such investors agreed to subscribe for and purchase an aggregate of 7,500,000 PIPE Shares at a purchase price of $10.00 per PIPE Share for an aggregate purchase price of $75,000,000. At the Closing, we consummated the sale of the PIPE Shares.

On July 30, 2021, we entered into the Convertible Note Purchase Agreement, pursuant to which, on August 13, 2021, in connection with the Closing, we issued $50,000,000 aggregate principal amount of Convertible Notes, which are convertible into shares of our Common Stock.

Except for the registered transactions, we issued the securities in the foregoing transactions under Section 4(a)(2) of the Securities Act, and/or Rule 506 of Regulation D promulgated under the Securities Act, as a transaction not requiring registration under Section 5 of the Securities Act. The parties receiving the securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends were affixed to the certificates representing the securities (or reflected in restricted book entry with our transfer agent). The parties also had adequate access, through business or other relationships, to information about us.

ITEM 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Index

		Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Filing Date
2.1†	Business Combination Agreement, dated as of March 8, 2021, by and among New Beginnings, Merger Sub and Legacy Airspan	S-4	2.1	5/14/2021
3.1	Second Amended and Restated Certificate of Incorporation	8-K	3.1	8/19/2021
3.2	Amended and Restated Bylaws	8-K	3.2	8/19/2021
4.1	Specimen Common Stock Certificate	8-K	4.1	8/19/2021
4.2	Warrant Agreement dated August 13, 2021 by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent	8-K	4.4	8/19/2021
4.3	Specimen Post-Combination Warrant Certificate	S-4	4.6	6/21/2021
5.1	Opinion of Greenberg Traurig, P.A.	S-4	5.1	6/21/2021
10.1	Amended and Restated Registration Rights and Lock-Up Agreement, dated as of August 13, 2021 by and among the Company, certain equityholders of the Company named therein and certain equityholders of Legacy Airspan named therein	8-K	10.1	8/19/2021
10.2†^	Stockholders Agreement, dated as of August 13, 2021, by and among the Company and certain stockholders of the Company named therein	8-K	10.2	8/19/2021
10.3†^	Waiver and Consent, Second Amendment, Restatement, Joinder and Omnibus Amendment to Credit Agreement and Other Loan Documents, dated as of August 13, 2021, by and among the Company, Airspan Networks Inc., certain of its subsidiaries, as guarantors, DBFIP ANI LLC, as administrative and collateral agent, and the holders of the Convertible Notes party thereto	8-K	10.3	8/19/2021
10.4	Sponsor Support Agreement, dated as of March 8, 2021, by and among the Company, Legacy Airspan and the Sponsor	S-4	10.1	5/14/2021
10.5†	Stockholder Support Agreement, dated as of March 8, 2021, by and among the Company and certain stockholders of Legacy Airspan party thereto	S-4	10.2	5/14/2021
10.6	Form of Subscription Agreement	S-4	10.3	5/14/2021
10.7	Letter Agreement by and among the Company and each of the Company’s initial stockholders, officers and directors	S-1	10.1	10/22/2020
10.8#	Airspan Networks Inc. 2009 Omnibus Equity Plan, including the amendments thereto	S-4	10.10	5/14/2021
10.9#	2021 Stock Incentive Plan	S-4	10.11	5/14/2021
10.10#	Form of Stock Option Award under 2021 Stock Incentive Plan for Chief Executive Officer and Chief Financial Officer	S-4	10.12	5/14/2021
10.11#	Form of Stock Option Award under 2021 Stock Incentive Plan for Other Employees	S-4	10.13	5/14/2021
10.12#	Form of Stock Option Award under 2021 Stock Incentive Plan for Non-Employee Directors	S-4	10.14	5/14/2021
10.13#	Form of MIP RSU	S-4	10.15	5/14/2021
10.14#	Form of Exchanged Restricted Stock Award	S-4	10.16	5/14/2021
10.15#	Form of RSU for Exchanged Restricted Stock	S-4	10.17	5/14/2021
10.16#	Employment Letter Agreement dated October 7, 2009 between Airspan Networks Inc. and Eric Stonestrom	S-4	10.19	5/14/2021
10.17#	Employment Letter Agreement dated October 7, 2009 between Airspan Networks Inc. and David Brant	S-4	10.20	5/14/2021
10.18#	Employment Offer Letter dated February 8, 2001, as amended, between Airspan Networks Inc. and Henrik Smith-Petersen	S-4	10.21	5/14/2021

		Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Filing Date
10.19†	Convertible Note Purchase Agreement, dated August 6, 2015, by and between Airspan Networks Inc. and Golden Wayford Limited	S-4	10.23	5/14/2021
10.20†^	Amendment No. 1 to Convertible Note Purchase Agreement, dated August 19, 2016, by and between Airspan Networks Inc. and Golden Wayford Limited	S-4	10.24	05/14/2021
10.21†	Amendment No. 2 to Convertible Note Purchase Agreement, dated November 28, 2017, by and between Airspan Networks Inc. and Golden Wayford Limited	S-4	10.25	5/14/2021
10.22	Term Loan Agreement, dated February 9, 2016, by and between SoftBank Group Capital Limited and Airspan Networks Inc.	S-4	10.26	5/14/2021
10.23	Amendment No. 1 to Term Loan Agreement, dated July 12, 2016, by and between SoftBank Group Capital Limited and Airspan Networks Inc.	S-4	10.27	5/14/2021
10.24	Amendment No. 2 to Term Loan Agreement, dated July 3, 2017, by and between SoftBank Group Capital Limited and Airspan Networks Inc.	S-4	10.28	5/14/2021
10.25	Amendment No. 3 to Term Loan Agreement, dated May 23, 2019, by and between SoftBank Group Capital Limited and Airspan Networks Inc.	S-4	10.29	5/14/2021
10.26	Amendment No. 4 to Term Loan Agreement, dated March 30, 2020, by and between SoftBank Group Capital Limited and Airspan Networks Inc.	S-4	10.30	5/14/2021
10.27	Amendment No. 5 to Term Loan Agreement, dated December 30, 2020, by and between SoftBank Group Capital Limited and Airspan Networks Inc.	S-4	10.31	5/14/2021
10.28	Amendment to Amendment No. 5 to Loan Agreement, dated as of February 12, 2021, by and between SoftBank Group Capital Limited and Airspan Networks Inc.	S-4	10.32	5/14/2021
10.29	Irrevocable Proxy and Power of Attorney, dated March 8, 2021, by and among SoftBank Group Capital Limited and the Registrant	S-4	10.33	5/14/2021
10.30*	Master Services Agreement, dated November 25, 2019, by and between Gogo Business Aviation LLC and Airspan Networks Inc.	S-4	10.34	5/14/2021
10.31*	Supply and Product Support Agreement, dated November 25, 2019, by and between Gogo Business Aviation LLC and Airspan Networks Inc.	S-4	10.35	5/14/2021
10.32*	OFDMA Smallcell License Agreement, dated August 25, 2014, by and between QUALCOMM Incorporated and Airspan Networks Inc.	S-4	10.35	6/21/2021
10.33*	Amendment to OFDMA Smallcell License Agreement, dated July 1, 2015, by and between QUALCOMM Incorporated and Airspan Networks Inc.	S-4	10.36	6/21/2021
10.34*	Components Supply Agreement, dated November 14, 2015, by and between QUALCOMM CDMA Technologies Asia-Pacific Pte. Ltd. and Airspan Networks Inc.	S-4	10.37	6/21/2021
10.35†*	Supply Agreement between Airspan Networks Inc. and Hon Hai Ind. Co., Ltd., effective April 1, 2016	S-4	10.38	6/21/2021
10.36*	Manufacturing Supply Agreement made and entered into as of May 31, 2019 by Airspan Communications Limited and Cape EMS Manufacturing (M) Sdn. Bhd. & Cap Manufacturing (M) Sdn. Bhd.	S-4	10.39	6/21/2021
10.37*	Amendment to Components Supply Agreement, dated January 19, 2017, by and between QUALCOMM CDMA Technologies Asia-Pacific Pte. Ltd. and Airspan Networks Inc.	S-4	10.40	6/21/2021

		Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Filing Date
10.38*	Amendment to Components Supply Agreement, dated January 23, 2018, by and between QUALCOMM CDMA Technologies Asia-Pacific Pte. Ltd. and Airspan Networks Inc.	S-4	10.41	6/21/2021
10.39*	Amendment to Components Supply Agreement, dated October 23, 2019, by and between QUALCOMM CDMA Technologies Asia-Pacific Pte. Ltd. and Airspan Networks Inc.	S-4	10.42	6/21/2021
10.40	Amendment One to Supply Agreement, dated as of January 1, 2018, between Airspan Networks Inc., Cloud Network Technology Singapore Pte. Ltd. and Hon Hai Ind. Co., Ltd.	S-4	10.43	6/21/2021
10.41	Amendment Two to Supply Agreement, dated effective as of February 21, 2020, between Airspan Networks Inc. and Hon Hai Ind. Co., Ltd.	S-4	10.44	6/21/2021
10.42†^	Assignment of Loan dated December 30, 2020 by Pacific Western Bank, as existing agent and lender, Ally Bank, as existing lender, and DBFIP ANI LLC and Pendrell Corporation, as buyers	S-4	10.45	6/21/2021
10.43^	Resignation and Assignment Agreement, entered into as of December 30, 2020, by and among Pacific Western Bank, as agent, DBFIP ANI LLC, as successor agent, Airspan Networks Inc. and each of the other borrowers and guarantors party thereto	S-4	10.46	6/21/2021
10.44	First Amendment to Credit Agreement, dated as of June 14, 2021, by and among Airspan Networks Inc., certain of its subsidiaries, as guarantors, and DBFIP ANI LLC, as administrative and collateral agent	S-4	10.47	6/21/2021
10.45†	Limited Consent, dated March 8, 2021, among Airspan Networks Inc., as borrower, certain subsidiaries of Airspan Networks Inc., as guarantors, DBFIP ANI LLC, as administrative agent and collateral agent, and the lenders from time to time party to the Fortress Credit Agreement.	S-4	10.48	6/21/2021
10.46	Form of Director and Officer Indemnification Agreement.	S-4	10.50	6/21/2021
10.47	Senior Secured Convertible Note Purchase and Guarantee Agreement, dated July 30, 2021, by and among the Company, Artemis Merger Sub Corp., DBFIP ANI LLC, as agent, collateral agent and trustee and the purchasers party thereto.	8-K	10.1	8/02/2021
10.48†^	Joinder Agreement, dated as of August 13, 2021, by Airspan Networks Holdings Inc. and the guarantors party thereto to DBFIP ANI LLC, in its capacities as administrative agent, collateral agent and trustee for the holders of the Convertible Notes	8-K	10.48	8/19/2021
10.49	Warrant Agreement, dated October 29, 2020, by and between New Beginnings and Continental Stock Transfer & Trust Company, as warrant agent	8-K	4.1	11/02/2020
16.1	Letter from Marcum LLP to the U.S. Securities and Exchange Commission, dated August 16, 2021	8-K	16.1	8/19/2021
21.1	Subsidiaries of the Company	8-K	21.1	8/19/2021
23.1	Consent of Grant Thornton LLP
23.2	Consent of Marcum LLP
23.3	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1)	S-4	23.3	6/21/2021
24.1	Power of Attorney (included on the signature page hereto)
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

#	Indicates management contract or compensatory plan or arrangement.
†

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5).

The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

^	Certain provisions of this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(6)
*	Certain provisions of this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(10)(iv).

ITEM 17.	Undertakings.

The undersigned registrant hereby undertakes:

A.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

B.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

E.	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

F.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida, on October 18, 2021.

AIRSPAN NETWORKS HOLDINGS INC.

By:	/s/ Eric Stonestrom
Name:	Eric Stonestrom
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Eric Stonestrom and David Brant, acting alone or together with another attorney-in-fact, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act, (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

/s/ Eric Stonestrom
Eric Stonestrom	President, Chief Executive Officer and Director (Principal Executive Officer)	October 18, 2021

/s/ David Brant
David Brant	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 18, 2021

Thomas S. Huseby	Director

/s/ Bandel L. Carano
Bandel L. Carano	Director	October 18, 2021

/s/ Michael T. Flynn
Michael T. Flynn	Director	October 18, 2021

/s/ Scot B. Jarvis
Scot B. Jarvis	Director	October 18, 2021

/s/ Michael Liebowitz
Michael Liebowitz	Director	October 18, 2021

Mathew Oommen	Director

/s/ Dominique Trempont
Dominique Trempont	Director	October 18, 2021